EXHIBIT 10.6
CREDIT AGREEMENT
Dated as of October 6, 2006
as Amended as of August 5, 2009
by and among
MORGANS GROUP LLC,
as Borrower,
BEACH HOTEL ASSOCIATES LLC,
as Florida Borrower,
MORGANS HOLDINGS LLC,
as NY Morgans Borrower,
ROYALTON LLC,
as NY Royalton Borrower,
MORGANS HOTEL GROUP CO.,
Holdings,
WELLS FARGO SECURITIES, LLC,
(successor in interest to Wachovia Capital Markets, LLC)
and
CITIGROUP GLOBAL MARKETS INC.,
as Joint Lead Arrangers
and
Joint Book Runners,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
CITIGROUP GLOBAL MARKETS INC.,
as Syndication Agent,
and
THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO
AND THEIR ASSIGNEES PURSUANT TO SECTION 13.5,
as Lenders

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

-v-

ANNEX 1	Additional Provisions Applicable to NY Properties

SCHEDULE 1.1(A)	Formation and Structuring Transactions
SCHEDULE 1.1(B)	List of Loan Parties
SCHEDULE 2.1	Tranche A Loan Commitments and Applicable Percentages
SCHEDULE 2.3	Tranche B Loan Commitments and Applicable Percentages
SCHEDULE 4.1	Initial Collateral Properties
SCHEDULE 7.1(b)	Ownership Structure
SCHEDULE 7.1(d)	Governmental Approvals
SCHEDULE 7.1(f)	Title to Properties; Liens
SCHEDULE 7.1(g)	Indebtedness as of Fifth Amendment Effective Date
SCHEDULE 7.1(h)	Material Contracts
SCHEDULE 7.1(i)	Litigation
SCHEDULE 7.1(y)	Secured Existing Swap Agreements
SCHEDULE 10.1(a)	Indebtedness as of Effective Date
SCHEDULE 10.2(xiii)	Certain Permitted Liens
SCHEDULE 10.4	Existing Investments
SCHEDULE 10.4(n)	Certain Permitted Investments
SCHEDULE 10.9	Restrictive Agreements

EXHIBIT A	Form of Assignment and Assumption
EXHIBIT B	Form of Notice of Tranche A Borrowing
EXHIBIT C	Form of Notice of Continuation
EXHIBIT D	Form of Notice of Conversion
EXHIBIT E	Form of Notice of Tranche B Borrowing
EXHIBIT F-1	Form of Tranche A Borrower Note
EXHIBIT F-2	Form of Tranche A Florida Borrower Note
EXHIBIT G	Form of Tranche B Note
EXHIBIT H	Form of Opinion of Counsel
EXHIBIT I	Form of Compliance Certificate
EXHIBIT J	Form of Guaranty
EXHIBIT K	Form of Security Deed
EXHIBIT L	Form of Assignment of Leases and Rents
EXHIBIT M	Form of Environmental Indemnity Agreement
EXHIBIT N	Form of Assignment of Contracts, Documents and Rights
EXHIBIT O	Form of Property Management Contract Assignment
EXHIBIT P	Form of Pledge Agreement
EXHIBIT Q	Form of Security Agreement
EXHIBIT R	Form of Borrowing Base Certificate
EXHIBIT S	Form of Account Control Agreement
EXHIBIT T	Form of Endorsement to Title Insurance

-vi-

THIS CREDIT AGREEMENT (this “Agreement”) dated as of October 6, 2006 by and among MORGANS GROUP LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), BEACH HOTEL ASSOCIATES LLC, a limited liability company formed under the laws of the State of Delaware (the “Florida Borrower”), MORGANS HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (the “NY Morgans Borrower”), ROYALTON LLC, a limited liability company formed under the laws of the State of Delaware (the “NY Royalton Borrower”), MORGANS HOTEL GROUP CO., a corporation formed under the laws of the State of Delaware (“Holdings”), WACHOVIA CAPITAL MARKETS, LLC and CITIGROUP GLOBAL MARKETS INC., as Joint Lead Arrangers and Joint Book Runners (the “Arrangers”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent, CITIGROUP GLOBAL MARKETS INC., as Syndication Agent (the “Syndication Agent”), and each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 13.5.(b).
WHEREAS, on October 6, 2006, the Agent and the Lenders made available to the Borrower and the Florida Borrower a revolving credit facility in the amount of up to $225,000,000, which amount was subsequently reduced to $220,000,000 in 2009 (the “Revolving Credit Facility”), and
WHEREAS, Borrowers, the Agent and the Lenders, desire among other things (a) to divide part of the Revolving Credit Facility into two credit facilities consisting of (i) a credit facility (the “Tranche B”) in an amount equal to $90 million (the “NY Secured Amount”), which shall be secured by a mortgage on the NY Properties (the “NY Mortgage”) and the other existing Collateral, and (ii) a credit facility (the “Tranche A”) in an amount equal to $35 million, secured by a mortgage on the Florida Property and the other existing Collateral, excluding the NY Properties, and (b) to reduce on a permanent basis the Commitments to $125,000,000, in each case on the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:
ARTICLE. I Definitions
Section 1.1 Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.
“Additional Costs” has the meaning given that term in Section 5.1.
“Additional Mortgage Indebtedness” means Indebtedness incurred after the Effective Date to finance any real property or interest therein and/or the improvements thereto, or to finance the acquisition of any real property or interest therein by the Borrower or any Subsidiary and, in either case, secured by a mortgage on such property or a pledge of the Equity Interests of the entity that directly or indirectly owns or acquires such property or interest, provided that such entity is not a Loan Party.

“Adjusted LIBOR” means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America). Any change in such maximum rate shall result in a change in Adjusted LIBOR on the date on which such change in such maximum rate becomes effective.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 10.8., the term “Affiliate” shall also include any Person that directly, or indirectly through one or more intermediaries, owns 5% or more of any class of Equity Interests of the Person specified or that is an officer or director of the Person specified.
“Agent” means Wachovia, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means October 6, 2006.
“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.
“Applicable Margin” means 3.75% per annum for LIBOR Loans and 2.75% per annum for Base Rate Loans.
“Appraisal” means, in respect of any Property, an appraisal prepared by an M.A.I. designated member of the Appraisal Institute commissioned by and addressed to the Agent (acceptable to the Agent as to form, substance and appraisal date), prepared by a professional appraiser acceptable to the Agent, having at least the minimum qualifications required under Applicable Law governing the Agent and the Lenders, including FIRREA, and determining the “as is” market value of such Property as between a willing buyer and a willing seller.
“Appraised Value” means, with respect to any Property, the “as is” market value of such Property as reflected in the then most recent Appraisal of such Property as the same may have been reasonably adjusted by the Agent based upon its internal review of such Appraisal which is based on criteria and factors then generally used and considered by the Agent in determining the value of similar properties, which review shall be conducted prior to acceptance of such Appraisal by the Agent.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.
“Arrangers” means each of Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., together with their respective successors and permitted assigns.
“Assignee” has the meaning given that term in Section 13.5.(b).
“Assignment and Assumption” means an Assignment and Assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.5.), and accepted by the Agent, substantially in the form of Exhibit A or any other form approved by the Agent.
“Assignment of Contracts, Documents and Rights” means an Assignment of Interest in Contracts, Documents and Rights executed by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit N or otherwise in form and substance satisfactory to the Agent.
“Assignment of Leases and Rents” means an Assignment of Leases and Rents executed by a Loan Party in favor of the Agent for the benefit of the Lenders, substantially in the form of Exhibit L or otherwise in form and substance satisfactory to the Agent.
“Base Rate” means the per annum rate of interest equal to the greatest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.5%) and (c) one-month LIBOR, which shall be determined on a daily basis, plus one percent (1.00%). Any change in the Base Rate resulting from a change in the Prime Rate, the Federal Funds Rate or the one-month LIBOR shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor. One-month LIBOR, for purposes of determining the Base Rate, shall never be less than one percent (1.00%) per annum.
“Base Rate Loan” means a Loan bearing interest at a rate based on the Base Rate.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Borrower” has the meaning set forth in the introductory paragraph hereof when used in the phrase “the Borrower” and shall include the Borrower’s successors and permitted assigns.
“Borrowers” means the Borrower, the Florida Borrower, the NY Morgans Borrower and the NY Royalton Borrower, collectively, and “a Borrower”, “such Borrower” or “any Borrower” means any of the foregoing.

“Borrowing Base” means the aggregate amount of the Borrowing Base Values of all Collateral Properties. Notwithstanding the foregoing, a Collateral Property shall be excluded from calculations of the Borrowing Base if (x) at any time such Property shall cease to be an Eligible Property, (y) the Agent shall cease to hold a valid and perfected first priority Lien in such Collateral Property (except for prior Liens expressly permitted hereunder), or (z) there shall have occurred and be continuing an event of default under the Security Deed or any other Security Document relating to such Collateral Property.
“Borrowing Base Certificate” means a report certified by the chief financial officer of the Borrower, setting forth the calculations required to establish the Borrowing Base for all Collateral Properties as of a specified date, substantially in the form of Exhibit R or otherwise in form and detail satisfactory to the Agent.
“Borrowing Base Value” means (a) with respect to a NY Property, an amount equal to the lesser of (i) 60.0% of the Appraised Value of such Collateral Property and (ii) the Implied Debt Service Coverage Value of such Collateral Property (but, in the case of a NY Property, no less than 35.0% of the Appraised Value of such NY Property), and (b) with respect to the Florida Property, an amount equal to the lesser of (i) 60.0% of the Appraised Value of such Collateral Property and (ii) the Implied Debt Service Coverage Value of such Collateral Property.”
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Charlotte, North Carolina or New York, New York are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) 4.0% of the gross revenue of such Property for such period, times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365.
“Change in Control” means (a)(i) the cessation of Holdings being the sole managing member of the Borrower or (ii) the gaining by any member of the Borrower (other than Holdings) of the right to exercise control or management power over the business and affairs of the Borrower, except as otherwise expressly permitted in the LLC Agreement and as required by Applicable Law, (b)(i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder), of Equity Interests representing more than 40% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings, and (ii) the ownership, directly or indirectly, beneficially or of record, by the Permitted Investors of Equity Interests in Holdings representing in the aggregate a lesser percentage of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in Holdings than such Person or group, (c) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by individuals who were neither (i) nominated by the board of directors of Holdings or the Permitted Investors nor (ii) appointed by directors so nominated or (d) the acquisition of direct or indirect Control of Holdings by any Person or group other than the Permitted Investors.

“Co-Borrowers” means the Florida Borrower, the NY Morgans Borrower and the NY Royalton Borrower, collectively, and “Co-Borrower” means any of the foregoing.
“Collateral” means any real or personal property directly or indirectly securing any of the Obligations or any other obligation of a Person under or in respect of any Loan Document to which it is a party, and includes, without limitation, all “Collateral” under and as defined in any Security Deed, all “Contract Documents” as defined in any Assignment of Contracts, Documents and Rights, any “Management Agreement” as defined in any Property Management Contract Assignment, all “Leases and Rents” as defined in any Assignment of Leases and Rents, all “Collateral” as defined in the Pledge Agreement, all “Collateral” as defined in the Security Agreement, and all other property subject to a Lien created by a Security Document.
“Collateral Account” means a special non-interest bearing deposit account or securities account maintained by, or on behalf of, the Agent and under its sole dominion and control.
“Collateral Properties” means the NY Properties and the Florida Property, collectively, and “Collateral Property” means any of the foregoing.
“Commitment” means a Tranche A Commitment or a Tranche B Commitment, as the context may require. The aggregate Commitments means, collectively, the aggregate Tranche A Commitments and Tranche B Commitments.
“Commitment Percentage” means, as to each Lender with respect to Tranche A, Tranche B or both, as the context may require, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment to (b) the aggregate amount of the Commitments of all Lenders; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Commitment Percentage” of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.
“Compliance Certificate” has the meaning given that term in Section 9.3.(a).
“Communications” has the meaning given that term in Section 9.5.(d).

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period and excluding depreciation expense of minority interests in consolidated joint ventures), (iv) other non-operating expense or loss, including restructuring, development and disposal costs and impairment losses (or, if applicable, minus non-operating income or gain) (in each case as defined in the Combined Statement of Operations and Comprehensive Loss of Holdings) for such period, (v) non-cash expenses resulting from the grant of stock options or other equity-related incentives to any director, officer or employee of Holdings, the Borrower or any Subsidiary pursuant to a written plan or agreement approved by the board of directors of Holdings, (vi) non-cash exchange, translation or performance losses relating to any foreign currency hedging transactions or currency fluctuations and (vii) all amounts attributable to equity in income/loss of Unconsolidated Affiliates; provided that Consolidated EBITDA for the four fiscal quarter periods ended September 30, 2006 and December 31, 2006 shall be determined on a pro forma basis giving effect to the Formation and Structuring Transactions as if they occurred on the first day of each such four consecutive fiscal quarter period (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act, as interpreted by the Staff of the SEC, and as certified by a Financial Officer).
“Consolidated Net Income” means, for any period, the net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP provided that there shall be excluded (a) the income of any Subsidiary to the extent that the declaration or payment of dividends or other distributions by such Subsidiary of that income is not at the time permitted by Applicable Law or any agreement or instrument applicable to such Subsidiary, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any Subsidiary during such period to the extent such dividends or distribution are attributable to the operating income of such Subsidiary, (b) the income of any Unconsolidated Affiliate, except to the extent of the amount of cash dividends or other cash distributions actually paid to the Borrower or any Subsidiary during such period to the extent such dividends or distribution are attributable to the operating income of such Unconsolidated Affiliate, and (c) the income of the Excluded Subsidiary.
“Consulting Agreement” means the consulting agreement, dated as of June 24, 2005, by and between Morgans Hotel Group LLC and Ian Schrager.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.9.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.10.
“Convertible Notes” means Holdings’ Convertible Senior Subordinated Unsecured Notes due October 2014 issued by Holdings during the month of October, 2007.

“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, (b) the Continuation of a LIBOR Loan, (c) the Conversion of a Base Rate Loan into a LIBOR Loan, and (d) the issuance of a Letter of Credit.
“Default” means any of the events specified in Section 11.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” has the meaning given that term in Section 3.13.
“Defaulting Subsidiary” has the meaning given that term in Section 11.1.
“Disqualified Equity Interests” means Equity Interests that (a) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in each case in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation on a fixed date or otherwise, prior to the date that is 180 days after the Termination Date (other than (i) upon payment in full of the Obligations and termination of the Commitments or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is contractually subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Agent and such requirement is applicable only in circumstances that are market on the date of issuance of such Equity Interests), (b) except in the case of the Trust Preferred Securities, require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specific actions, or provide remedies to holders thereof (other than voting and management rights and increases in pay-in-kind dividends) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness (other than Indebtedness permitted under Section 10.1.), Equity Interests or other assets other than Qualified Equity Interests or Trust Preferred Securities otherwise permitted hereunder.
“Dollars” or “$” means the lawful currency of the United States of America.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 6.1. shall have been fulfilled or waived in writing by the Requisite Lenders.
“Eligible Assignee” means (a) a Lender, (b) an affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by (i) the Agent and (ii) unless a Default or Event of Default shall exist, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“Eligible Property” means a Property which satisfies all of the following requirements: (a) such Property is a full service lodging Property; (b) all material occupancy and operating permits and licenses relating to the use, occupancy, operation, maintenance, enjoyment or ownership of such Property have been obtained with respect to such Property; (c) at the time the Borrower is requesting that such Property be included as a Collateral Property, such Property is open for business to the public and has been continuously operating for the immediately preceding twelve month period; (d) such Property is either managed by (i) the Borrower, any of its Subsidiaries or any Affiliate or (ii) a nationally recognized third-party property management company approved by the Agent and Requisite Lenders; (e) at the time the Borrower is requesting that such Property be included as a Collateral Property, such Property is free of title defects that materially affect the marketability of such Property (excluding Liens securing any Indebtedness to be repaid by the time such Property is included as a Collateral Property); (f) the Property is owned in fee simple, or, with the consent of the Agent, leased under a Ground Lease; (g) such Property is free of all structural defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property.

“Environmental Indemnity Agreement” means an Environmental Indemnity Agreement executed by a Loan Party in favor of the Agent and the Lenders and substantially in the form of Exhibit M.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Event of Default” means any of the events specified in Section 11.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Subsidiary” means (a) Clift Holdings LLC (“Clift”), a Delaware limited liability company and (b) solely for purposes of compliance with the financial covenant in Section 10.11.(a) of this Agreement, for the period ended June 30, 2009 and the period ending September 30, 2009, Mondrian Scottsdale Mezz Holding Company LLC and MHG Scottsdale Holdings LLC.

“Exempt Subsidiary” means any Subsidiary (a) holding title to or beneficially owning assets in which Liens have been or are intended to be granted as security for Indebtedness of such Subsidiary, or that is a beneficial owner of a Subsidiary holding title to or beneficially owning such assets (but having no material assets other than such beneficial ownership interests) and (b) which (i) is, or is expected to be, prohibited from Guaranteeing the Indebtedness of any other Person pursuant to any document, instrument or agreement evidencing such Indebtedness or (ii) is prohibited from Guaranteeing the Indebtedness of any other Person pursuant to a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition or anticipated condition to the extension of such Indebtedness.
“Existing Credit Agreement” means that certain Credit Agreement dated as of October 6, 2006 by and among the Borrower, the Florida Borrower, Holdings, the lenders party thereto, the Agent, and the other parties thereto as amended and in effect immediately prior to the Fifth Amendment Effective Date.
“Federal Funds Rate” means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent by federal funds dealers selected by the Agent on such day on such transaction as determined by the Agent.
“Fees” means the fees and commissions provided for or referred to in Section 3.8. and any other fees payable by the Borrower hereunder or under any other Loan Document.
“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement and Certain Ancillary Documents dated as of August 5, 2009, by and among the Borrower, the Florida Borrower, the NY Morgans Borrower, the NY Royalton Borrower, Holdings, the Lenders signatory thereto and the Agent.
“Fifth Amendment Effective Date” means August 5, 2009.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings and for purposes of Section 9.4.(e), shall include the chief executive officer of Holdings.
“FIRREA” means the Financial Institution Recovery, Reform and Enforcement Act of 1989, as amended.

“Fixed Charges” means, for any period, the sum of (a) total interest expense of Holdings, the Borrower and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, in each case determined on a consolidated basis (but excluding the Excluded Subsidiary and interest expense allocable to the minority interest share of Indebtedness of any Subsidiary) in accordance with GAAP for such period, (b) all regularly scheduled principal payments made with respect to Indebtedness of Holdings, the Borrower and its Subsidiaries (other than the Excluded Subsidiary and such principal payments to the extent allocable to the minority interest share of Indebtedness of any Subsidiary) during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period; provided that Fixed Charges shall not include (1) any noncash amortization of deferred financing costs or (2) noncash interest and dividends. Fixed Charges for the four consecutive fiscal quarter periods ended September 30, 2006 and December 31, 2006 shall be determined on a pro forma basis giving effect to the Formation and Structuring Transactions as if they occurred on the first day of each such four consecutive fiscal quarter period (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act, as interpreted by the Staff of the SEC, and as certified by a Financial Officer).
“Florida Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the Florida Borrower’s successors and permitted assigns.
“Florida Property” means the Delano Hotel located in Miami Beach, Florida.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means a Subsidiary that is not incorporated or organized under the laws of any state of the United States or the District of Columbia.
“Formation and Structuring Transactions” means the formation and structuring transactions described on Schedule 1.1.(A).
“Full Payment” has the meaning given that term in Section 12.6.(e).
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of activities.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.
“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of 40 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor” and in any event shall include Holdings, the Management Company and each Material Subsidiary (unless an Exempt Subsidiary or a Foreign Subsidiary).
“Guaranty” means the Guaranty to which the Guarantors are parties substantially in the form of Exhibit J.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“Holdings” has the meaning set forth in the introductory paragraph hereof and shall include Holding’s successors and permitted assigns.
“Implied Debt Service Coverage Value” means, as of any date of determination and with respect to any Collateral Property, an amount equal to (a) the Net Operating Income of such Collateral Property for the most recently ending period of four consecutive fiscal quarters of the Borrower divided by (b) 1.35, divided by (c) the mortgage constant for a 30-year loan bearing interest at a per annum rate equal to the greater of (i) the yield on a 10-year United States Treasury Note plus 1.75% and (ii) 7.00%.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in connection with any Permitted Acquisition, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such Permitted Acquisition may become entitled.
“Indemnified Cost” has the meaning given that term in Section 13.9.(a).
“Indemnified Party” has the meaning given that term in Section 13.9.(a).
“Indemnity Proceeding” has the meaning given that term in Section 13.9.(a).
“Information” has the meaning given that term in Section 9.5.(a).
“Intellectual Property” has the meaning given that term in Section 7.1.(t).

“Interest Period” means with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending 1, 2, 3 or 6 months or, if available from all of the Lenders, 9 months or 1 year thereafter, as the Borrower may select in a Notice of Tranche A Borrowing, Notice of Tranche B Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month, or on a date for which there is no corresponding date in the appropriate subsequent calendar month, shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“L/C Commitment Amount” equals $25,000,000.
“Lender” means each financial institution from time to time party hereto as a “Lender,” together with its respective successors and permitted assigns.
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption, or such other office of such Lender of which such Lender may notify the Agent in writing from time to time.
“Letter of Credit” has the meaning given that term in Section 2.4.(a).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender acting as the Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.4.(i), and the Lender acting as the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Agent of their participation interests under such Section.

“LIBOR” means, for any LIBOR Loan and any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term “LIBOR” shall mean, for any LIBOR Loan and any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, LIBOR shall be, for any LIBOR Loan and any Interest Period therefor, the rate per annum reasonably determined by the Agent as the rate of interest at which Dollar deposits in the approximate amount of the LIBOR Loan comprising part of such borrowing would be offered by the Agent to major banks in the London interbank Eurodollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. Notwithstanding the foregoing, LIBOR, for any LIBOR Loan and any Interest Period therefor, shall never be less than one percent (1.00%) per annum.
“LIBOR Loan” means a Loan bearing interest at a rate based on LIBOR.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“LLC Agreement” means the amended and restated limited liability agreement of the Borrower dated as of February 17, 2006 as amended from time to time to the extent not prohibited by Section 10.10.
“Loan” means a Tranche A Loan or a Tranche B Loan.
“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty, each Security Document and each other document or instrument (other than a Swap Agreement) now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement.
“Loan Party” means Holdings, the Borrower, the Florida Borrower, the NY Morgans Borrower, the NY Royalton Borrower or any other Guarantor. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrowers and Holdings as of the Fifth Amendment Effective Date.
“Lockbox Account” has the meaning given that term in Section 3.5.
“Madison Bar Company” means Madison Bar Company LLC, a limited liability company formed under the laws of the State of Delaware.

“Management Company” means Morgans Hotel Group Management LLC, a limited liability company formed under the laws of the State of Delaware, and its successors and permitted assigns.
“Material Adverse Effect” means a materially adverse effect on (a) the business, assets, liabilities, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower or any other Loan Party to perform its obligations under any Loan Document to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agent under any of the Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or the timely payment of all Reimbursement Obligations.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any Subsidiary or any other Loan Party is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the Subsidiaries that are Loan Parties in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any Subsidiary that is a Loan Party in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Subsidiary” means any Subsidiary (a) that owns or leases a Property developed as a hotel or other lodging facility; (b) that operates or provides management services to any Person that owns or operates a Property developed as a hotel or other lodging facility; or (c) that owns, operates, leases or has an interest in, any portion of a Property developed as a bar or a restaurant.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) room rents and other revenues received in the ordinary course from such Property (including proceeds of business interruption insurance) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) the greater of (i) the actual property management fee paid during such period and (ii) an imputed management fee in the amount of 4.0% of the gross revenues for such Property for such period.
“Note” means a Tranche A Borrower Note, a Tranche A Florida Borrower Note or a Tranche B Note, as applicable.
“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.9. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Notice of Tranche A Borrowing” means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.1.(b) evidencing the Borrower’s request for a borrowing of Tranche A Loans.
“Notice of Tranche B Borrowing” means a notice in the form of Exhibit E to be delivered to the Agent pursuant to Section 2.3.(b) evidencing the Borrower’s request for a borrowing of Tranche B Loans.
“NY Borrowers” means collectively, the NY Royalton Borrower and the NY Morgans Borrower.
“NY Morgans Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the NY Morgans Borrower’s successors and assigns.
“NY Mortgage” has the meaning set forth in the recitals hereto.
“NY Properties” means the Morgans Hotel located in New York, New York and the Royalton Hotel located in New York, New York, and “NY Property” means either of them.
“NY Royalton Borrower” has the meaning set forth in the introductory paragraph hereof and shall include the NY Royalton Borrower’s successors and assigns.
“NY Secured Amount” has the meaning set forth in the recitals hereto.

“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any affiliate of any Lender) of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents or any Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note; provided, however, that (y) no Swap Agreement (other than a Secured Swap Agreement and any extension, renewal or replacement thereof permitted by Section 10.6.) shall be secured by any Collateral; and (z) to the extent any Guarantee of any Obligations is secured by any Collateral, such security shall not apply to the portion of such Obligations that consist of Swap Agreements (other than Secured Swap Agreements and any extensions, renewals or replacements thereof permitted to be secured by Collateral pursuant to Section 10.6.).
“OFAC” means U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor Governmental Authority.
“Original Indebtedness” has the meaning given that term in 10.1.(xiv).
“Participant” has the meaning given that term in Section 13.5.(d).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Acquisition” means any acquisition by the Borrower or a Wholly Owned Subsidiary of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) such acquisition and all transactions related thereto are consummated in accordance with applicable laws, (c) the Borrower is in compliance, on a Pro Forma Basis after giving effect to such acquisition as of the last day of the most-recently ended fiscal quarter of the Borrower, with the covenants contained in Section 10.11., (d) the business of such Person or such assets, as the case may be, constitutes a business permitted by Section 10.3.(b), and (e) the Borrower has delivered to the Agent a certificate of a Financial Officer to the effect set forth in clauses (a), (b), (c), and (d) above, together with all relevant financial information for the Person or assets to be acquired and setting forth reasonably detailed calculations demonstrating compliance with clause (c) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Agent the financial statements and certificate of a Financial Officer required to be periodically delivered by Sections 9.1. and 9.2. and Section 9.3.(a), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Fixed Charges for the relevant period).

“Permitted Investments” means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s; (c) investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above.
“Permitted Investors” means NCIC MHG Subsidiary LLC, North Star Partnership, L.P., W. Edward Scheetz, David T. Hamamoto and Marc Gordon.
“Permitted Liens” means (a) Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 8.5.; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 8.5.; (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 11.1.(k); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; (g) Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”; and (h) any cash collateral or other credit support provided to the Agent in respect of a Defaulting Lender pursuant to Section 2.4.(c) or Section 3.13.(b)(y).
“Person” means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Platform” has the meaning given that term in Section 9.5.(a).
“Pledge Agreement” means the Pledge Agreement to which various Loan Parties are parties substantially in the form of Exhibit P.
“Post-Default Rate” means a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans plus four percent (4.0%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by Holdings, the Borrower or a Subsidiary. Preferred Dividends shall not include dividends or distributions (a) to the extent paid solely in Equity Interests payable to holders of such class of Equity Interests; (b) paid or payable to Holdings, the Borrower or a Subsidiary; or (c) constituting or resulting in the redemption or repurchase of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full. Payments made with respect to the Trust Preferred Securities (other than repurchases pursuant to Section 10.4.(n)) will be considered Preferred Dividends.
“Preferred Equity Interest” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both, and in the case of the Borrower, shall include the Trust Preferred Securities. Preferred Equity Interests include Equity Interests in the form of preferred stock, trust preferred securities and other similar securities with regularly scheduled cash or payment-in-kind dividend payments and other “debt-like” characteristics, but do not include customary real estate joint venture and other similar equity ownership arrangements, even if such arrangements involve some disproportionate sharing of cash flows of the applicable entity.
“Prime Rate” means the rate of interest per annum announced publicly by the Lender then acting as the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Lender acting as the Agent or any other Lender.
“Principal Office” means the address of the Agent specified in Section 13.1., or any subsequent office which the Agent shall have specified by written notice to the Borrower and Lenders as the Principal Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
“Pro Forma Basis” means, with respect to the calculation of the financial covenants contained in Section 10.11. and the negative covenant contained in Section 10.1.(a)(iii) as of any date, that such calculation shall give pro forma effect to all acquisitions and other investments, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized during the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any material assets outside the ordinary course of business (including all permanent repayments of Indebtedness associated with such transfer or disposition) that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition, any Additional Mortgage Indebtedness may be incurred, since the beginning of) the four consecutive fiscal quarter period of the Borrower most-recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including cost savings to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act, as interpreted by the Staff of the SEC, and as certified by a Financial Officer).

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Borrower or any Subsidiary.
“Property Debt” has the meaning specified in Section 11.1.
“Property Management Agreement” means, collectively, all agreements entered into by a Loan Party pursuant to which such Loan Party engages a Person to advise it with respect to the management of a Collateral Property.
“Property Management Contract Assignment” means a an Assignment of Management Agreement and Subordination of Management Fees executed by a Loan Party in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit O or otherwise in form and substance reasonably satisfactory to the Agent. Such document may, at the Agent’s election, constitute a subordination of the relevant Property Management Agreement, rather than an assignment thereof.
“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.
“Real Estate Security Document” has the meaning given that term in Section 11.1.(c).
“Receipt” has the meaning given that term in Section 3.5.
“Register” has the meaning given that term in Section 13.5.(c).
“Regulatory Change” means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy.
“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.
“Requisite Lenders” means, as of any date, Lenders having more than 50.0% of the aggregate amount of the Commitments (not held by Defaulting Lenders, who are not entitled to vote), or, if the Commitments have been terminated or reduced to zero, Lenders holding more than 50.0% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders, who are not entitled to vote). Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders. For purposes of this definition, a Lender shall be deemed to hold a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any Subsidiary, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing.
“Revolving Credit Facility” has the meaning defined in the recitals hereto.
“Revolving Credit Loan” means a loan made under the Revolving Credit Facility.
“Revolving Loan” means a Tranche A Loan for purposes of Section 3.2.
“Sanctioned Entity” means (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a Person resident in, in each case, a country that is subject to a sanctions program identified on the list maintained by the OFAC and published from time to time, as such program may be applicable to such agency, organization or Person.
“Sanctioned Person” means a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by the OFAC as published from time to time.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Swap Agreement” means any of the following Swap Agreements: (a) those certain Amended Transaction Confirmations dated as of May 30, 2006 each between the Holdings and Citibank, N.A., New York, and transferred by novation pursuant to a letter agreement, dated as of August 4, 2009, from Holdings to the Borrower and (b) that certain Swap Confirmation, dated as of October 6, 2006 between the Borrower and the Agent.
“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Security Agreement” means the Security Agreement to which various Loan Parties are parties substantially in the form of Exhibit Q.

“Security Deed” means a deed to secure debt, deed of trust or other mortgage executed by a Loan Party in favor of the Agent and substantially in the form of Exhibit K or otherwise in form and substance satisfactory to the Agent.
“Security Document” means any Security Deed, any Assignment of Contracts, Documents and Rights, any Assignment of Leases and Rents, any Property Management Contract Assignment, the Pledge Agreement, the Security Agreement and any other security agreement, financing statement, or other document, instrument or agreement creating, evidencing or perfecting any of the Agent’s Liens in any of the Collateral or any Lien of the Borrower in any Collateral that has been collaterally assigned to the Agent for the benefit of the Lenders under any Security Document.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.
“Subject Property” has the meaning specified in Section 11.1.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP.
“Swap Agreement” means any agreement with respect to any cap, swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or the Subsidiaries shall be a Swap Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” has the meaning given that term in the Existing Credit Agreement.
“Swingline Lender” has the meaning given that term in the Existing Credit Agreement.
“Swingline Loan” has the meaning given that term in the Existing Credit Agreement.
“Swingline Note” has the meaning given that term in the Existing Credit Agreement.
“Taxes” has the meaning given that term in Section 3.14.
“Termination Date” means October 5, 2011.
“Tie-In Jurisdiction” means a jurisdiction in which a “tie-in” endorsement may be obtained for a title insurance policy covering property located in such jurisdiction which endorsement effectively ties coverage to other title insurance policies covering properties located in other jurisdictions.
“Titled Agents” means each of the Arrangers, the Syndication Agent, any documentation agent, any other Person awarded a similar honorific title in connection with the Agreement, and their respective successors and permitted assigns.
“Total Assets” means, as of any date, the total assets (without deducting accumulated depreciation) of Holdings, the Borrower and the Subsidiaries (other than the Excluded Subsidiary) determined on a consolidated basis in accordance with GAAP.
“Tranche A” has the meaning set forth in the recitals hereof.
“Tranche A Borrower Note” has the meaning given that term in Section 2.11.(a).
“Tranche A Borrowers” means collectively, the Borrower and the Florida Borrower.
“Tranche A Commitment” means, as to each Lender, such Lender’s obligation (a) to make Tranche A Loans pursuant to Section 2.1. and (b) to issue (in the case of the Lender then acting as Agent) or participate in (in the case of the other Lenders) Tranche A Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), in each case, in an amount up to, but not exceeding, the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Tranche A Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche A Florida Borrower Note” has the meaning given that term in Section 2.11.(b).
“Tranche A Letter of Credit” means a Letter of Credit allocated to Tranche A.
“Tranche A Letter of Credit Liabilities” means the Letter of Credit Liabilities in respect of the Tranche A Letters of Credit.
“Tranche A Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.1.(a)(i) or to the Florida Borrower pursuant to Section 2.1.(a)(ii).
“Tranche B” has the meaning set forth in the recitals hereto.
“Tranche B Borrowers” means collectively, the Borrower and the NY Borrowers.
“Tranche B Commitment” means, as to each Lender, such Lender’s obligation (a) to make Tranche B Loans pursuant to Section 2.3. and (b) to issue (in the case of the Lender then acting as Agent) or participate in (in the case of the other Lenders) Tranche B Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of the Lender acting as the Agent excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders), in each case, in an amount up to, but not exceeding, the amount set forth opposite such Lender’s name on Schedule 2.3. under the caption “Tranche B Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Tranche B Letter of Credit” means a Letter of Credit allocated to Tranche B.
“Tranche B Letter of Credit Liabilities” means the Letter of Credit Liabilities in respect of the Tranche B Letters of Credit.
“Tranche B Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.3.(a)(i) or to the NY Borrowers pursuant to Section 2.3.(a)(ii).
“Tranche B Note” has the meaning given in 2.11.(c).
“Treasury Management Services Agreement” means any cash management, controlled disbursement services, or related services including the automatic clearing house transfer of funds of the account of the Borrower or any Subsidiary.
“Trust Preferred Securities” means (a) the $50,000,000 in trust preferred securities issued by MHG Capital Trust I, a Subsidiary of the Borrower, the proceeds of which were used by such Subsidiary to acquire the Borrower’s Junior Subordinated Notes due October 30, 2036 and (b) any other trust preferred securities issued by any Subsidiary of the Borrower on then applicable market terms and otherwise substantially similar thereto, the proceeds of which are used to acquire notes from the Borrower that are subordinated to the Loans and other Obligations on terms no less favorable to the Lenders than the Junior Subordinated Notes referred to in the immediately preceding clause (a) and none of which securities or notes mature prior to the date 10 years after the Termination Date and cannot be required to be repurchased, repaid or otherwise retired at the option of the holders thereof prior to the date 10 years after the Termination Date.

“Type” with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“Wachovia” means Wachovia Bank, National Association, together with its successors and assigns.
“Wachovia Account Control Agreement” means the Account Control Agreement between Wachovia Bank and the Agent substantially in the form of Exhibit S.
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.
Section 1.2 General; References to Times.
Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP as in effect from time to time; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”,

“Articles”, “Exhibits”, “Schedules” and “Annexes” are to sections, articles, exhibits, schedules and annexes herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Borrower or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of Holdings. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Charlotte, North Carolina time.
Section 1.3 Financial Attributes of Non-Wholly Owned Subsidiaries.
When determining the Borrower’s compliance with any financial covenant contained in any of the Loan Documents, only the Borrower’s pro rata share of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.
Section 1.4 Pro Forma Calculations.
With respect to any period during which any Permitted Acquisition or any sale, transfer or other disposition of any material assets occurs, for purposes of determining compliance with the covenants contained in Section 10.11., or for purposes of determining the Consolidated EBITDA or Fixed Charges, calculations with respect to such period shall be made on a Pro Forma Basis.
Section 1.5 Co-Borrowers Representative.
Each of the Co-Borrowers hereby appoints the Borrower to act as such Co-Borrower’s exclusive agent for all purposes under this Agreement and the other Loan Documents (including, without limitation, with respect to all matters related to the borrowing, repayment and administration of Loans as described in Article II. and III.). Each of the Co-Borrowers acknowledges and agrees that (a) the Borrower may execute such documents on behalf of such Co-Borrower as the Borrower deems appropriate in its sole discretion and such Co-Borrower shall be bound by and obligated by all of the terms of any such document executed by the Borrower on behalf of such Co-Borrower, (b) any notice or other communication delivered by the Agent or any Lender hereunder to the Borrower shall be deemed to have been delivered to such Co-Borrower and (c) the Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower on behalf of such Co-Borrower. Each of the Co-Borrowers must act through the Borrower for all purposes under this Agreement and the other Loan Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Agreement requires any of the Co-Borrowers to interact in any manner with the Agent or the Lenders, such Co-Borrower shall do so through the Borrower.

Section 1.6 Joint and Several Obligations.
THE BORROWER SHALL BE JOINTLY AND SEVERALLY OBLIGATED IN RESPECT OF THE OBLIGATIONS OF EACH OF THE CO-BORROWERS, AND ACCORDINGLY, THE BORROWER CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “OBLIGATIONS” AND ALL OF THE OTHER OBLIGATIONS AND LIABILITIES OF EACH OF THE CO-BORROWERS HEREUNDER AND UNDER THE OTHER LOAN DOCUEMNTS.
ARTICLE. II Credit Facility
Section 2.1 Tranche A Loans.
(a) Generally.
(i) Tranche A Loans to Borrower. Subject to the terms and conditions hereof, including without limitation, Section 2.14., during the period from the Fifth Amendment Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Tranche A Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the amount of such Lender’s Tranche A Commitment and (y) such Lender’s Commitment Percentage of the Borrowing Base.
(ii) Tranche A Loans to Florida Borrower. Subject to the terms and conditions hereof, including without limitation, Section 2.14., during the period from the Fifth Amendment Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Tranche A Loans to the Florida Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the amount of such Lender’s Tranche A Commitment and (y) such Lender’s Commitment Percentage of the Borrowing Base.
(iii) Continuation of Part of Revolving Credit Facility. Tranche A is a conversion and continuation of a portion (but not all) of the Revolving Credit Facility as of the Fifth Amendment Effective Date. Tranche A is not a novation. $23,933,103 principal amount of Revolving Credit Loans outstanding on the Fifth Amendment Effective Date shall be automatically converted to outstanding Tranche A Loans on such date, such Tranche A Loans to have the same Interest Period upon conversion as they had immediately prior to such conversion. The Loans so converted from Revolving Credit Loans to Tranche A Loans shall be allocated among the Lenders on a pro rata basis according to their respective Commitment Percentages.
(iv) Revolving Nature of Loans. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Tranche A Borrowers may borrow, repay and reborrow Tranche A Loans hereunder.

(b) Requesting Tranche A Loans. The Borrower shall give the Agent notice pursuant to a Notice of Tranche A Borrowing or telephonic notice of each borrowing of Tranche A Loans, identifying the respective Tranche A Borrower that will borrow such Tranche A Loans. Each Notice of Tranche A Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Tranche A Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Tranche A Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Tranche A Borrowing (or the information contained in such Notice of Tranche A Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Tranche A Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower or the Florida Borrower, as applicable.
(c) Disbursements of Tranche A Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Tranche A Borrowing, each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Tranche A Loan to be made by such Lender. Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Tranche A Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Tranche A Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Tranche A Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower or the Florida Borrower (as applicable) the amount of such Tranche A Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower or the Florida Borrower, as applicable, no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Tranche A Borrowing.
Section 2.2 INTENTIONALLY OMITTED.
Section 2.3 Tranche B Loans.
(a) Generally.
(i) Tranche B Loans to Borrower. Subject to the terms and conditions hereof, during the period from the Fifth Amendment Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Tranche B Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the amount of such Lender’s Tranche B Commitment and (y) such Lender’s Commitment Percentage of the Borrowing Base.
(ii) Tranche B Loans to NY Borrowers. Subject to the terms and conditions hereof, during the period from the Fifth Amendment Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Tranche B Loans to either NY Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (x) the amount of such Lender’s Tranche B Commitment and (y) such Lender’s Commitment Percentage of the Borrowing Base.

(iii) Continuation of Part of Revolving Credit Facility. Tranche B is a conversion and continuation of a portion (but not all) of the Revolving Credit Facility as of the Fifth Amendment Effective Date. Tranche B is not a novation.
(iv) Nature of Loans. Subject to the terms and conditions of this Agreement (including without limitation conditions set forth in Article VI.), during the period from the Effective Date to but excluding the Termination Date, each of the Tranche B Borrowers may borrow, repay and reborrow Tranche B Loans hereunder; provided, however, that as an additional condition to the making of Tranche B Loans, no Tranche B Loan shall be made if, after giving effect to such Tranche B Loan, the sum of (I) the aggregate principal amount of all Tranche B Loans that have been advanced (including without limitation such Tranche B Loan proposed to be advanced, and any Tranche B Loans advanced pursuant to Section 2.4.(e) to reimburse demands for payment under Letters of Credit) plus (II) the aggregate amount of all Tranche B Letters of Credit that have been issued, in each case regardless of any Tranche B Loan repayments, any reductions or cancellations of Tranche B Letters of Credit and any payment of Reimbursement Obligations, would exceed the NY Secured Amount, unless and until the NY Borrowers (1) execute and record such amendments to the NY Mortgage or such additional mortgage(s) on the NY Properties, (2) pay such additional mortgage recording or other applicable tax, (3) furnish such title insurance endorsements or policies and (4) take such other action including but not limited to the execution and delivery of such documents, instruments, affidavits, declarations and agreements, in each case as the Agent may require in order for all outstanding Tranche B Loans and all outstanding Tranche B Letter of Credit Liabilities to be and remain fully secured by the NY Mortgage and such additional mortgages.
(b) Requesting Tranche B Loans. The Borrower shall give the Agent notice pursuant to a Notice of Tranche B Borrowing or telephonic notice of each borrowing of Tranche B Loans, identifying the respective Tranche B Borrower that will borrow such Tranche B Loan. Each Notice of Tranche B Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing; provided that, in the event of any Tranche B Loan that requires any additional action pursuant to clause (1), (2), (3) or (4) of Section 2.3.(a)(iv), no Notice of Tranche B Borrowing shall be considered delivered or effective until the requirements of Section 2.3.(a)(iv) have been satisfied. Any such telephonic notice shall include all information to be specified in a written Notice of Tranche B Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Tranche B Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Tranche B Borrowing (or the information contained in such Notice of Tranche B Borrowing) to each Lender promptly upon receipt by the Agent. Each Notice of Tranche B Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower or the NY Borrowers, as applicable.

(c) Disbursements of Tranche B Loan Proceeds. No later than 1:00 p.m. on the date specified in the Notice of Tranche B Borrowing (which, in the case of any Tranche B Borrowing that requires any additional action pursuant to clause (1), (2), (3) or (4) of Section 2.3.(a)(iv), shall be deemed to be the date applicable as if the Notice of Tranche B Borrowing had been given on the date on which the requirements of Section 2.3.(a)(iv) are satisfied), each Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Tranche B Loan to be made by such Lender. Unless the Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Agent the Tranche B Loan to be made by such Lender on such date, the Agent may assume that such Lender will make the proceeds of such Tranche B Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Tranche B Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower or a NY Borrower (as applicable) the amount of such Tranche B Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Section 2.3.(a)(iv) and Article VI. for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower or a NY Borrower, as applicable, no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Tranche B Borrowing.
Section 2.4 Letters of Credit.
(a) Letters of Credit. Subject to the terms and conditions of this Agreement, including without limitation Section 2.14, the Agent, on behalf of the Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount. Each Letter of Credit shall be allocated to either Tranche A or Tranche B as provided in Section 2.4.(c). All Letters of Credit outstanding on the Fifth Amendment Effective Date shall be allocated to Tranche A.
(b) Terms of Letters of Credit. At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the Termination Date; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Termination Date.

(c) Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, (iii) expiration date and (iv) whether such Letter of Credit will be allocated to Tranche A or Tranche B. If the notice fails to specify a tranche, the Borrower shall be deemed to have specified that the Letter of Credit will be allocated to Tranche A if the allocation of such Letter of Credit to Tranche A would not cause the sum of the outstanding principal amount of Tranche A Loans and the outstanding principal amount of Tranche A Letter of Credit Liabilities to exceed the Tranche A Commitments. . No Letter of Credit may be used to support or pay any obligations (including contingent obligations) with respect to any Indebtedness. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection, and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article VI. and delivery to the Agent of all items required to be delivered in connection with the issuance of such Letter of Credit (including, without limitation the requirements of clauses (1) — (4) of this Section 2.4.(c), if applicable), the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. The Agent shall not at any time be obligated to issue any Letter of Credit if (x) such Letter of Credit would cause the aggregate outstanding amount of Loans under the tranche to which it is allocated plus the aggregate Letter of Credit Liabilities allocated to such tranche to exceed the aggregate Commitments under such tranche, (y) such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any Applicable Law or (z) such Letter of Credit will be used to pay or support any obligations with respect to any Indebtedness. In addition, the Agent shall not at any time be obligated to issue any Letter of Credit if any Lender is then in default of its obligations to fund under Section 2.4.(e) or Section 2.4.(j) or is otherwise a Defaulting Lender, unless cash collateral or other credit support satisfactory to the Agent has been pledged or otherwise provided to the Agent in respect of such Defaulting Lender’s participation in such requested Letter of Credit or the Agent has otherwise entered into arrangements satisfactory to the Agent to eliminate the Agent’s risk with respect to such Defaulting Lender. Notwithstanding anything to the contrary contained in this Agreement, and as an additional condition to the issuance of Tranche B Letters of Credit, no Tranche B Letter of Credit shall be issued if, after giving effect to such Tranche B Letter of Credit, the sum of (I) the aggregate principal amount of all Tranche B Loans that have been advanced (including without limitation any Tranche B Loan advanced pursuant to Section 2.4.(e) to reimburse demands for payment under Letters of Credit) plus (II) the aggregate amount of all Tranche B Letters of Credit that have been issued (including without limitation such Tranche B Letter of Credit proposed to be issued), in each case regardless of any Tranche B Loan repayments, any reductions or cancellations of Tranche B Letters of Credit and any payments of Reimbursement Obligations, would exceed the NY Secured Amount, unless and until the NY Borrowers (1) execute and record such amendments to the NY Mortgage or such additional mortgage(s) on the NY Properties, (2) pay such additional mortgage recording or other applicable tax, (3) furnish such title insurance endorsements or policies and (4) take such other action including but not limited to the execution and delivery of such documents, instruments, affidavits, declarations and agreements, in each case as the Agent may require in order for all outstanding Tranche B Loans and all outstanding Letter of Credit Liabilities allocated to Tranche B to be and remain fully secured by the NY Mortgage and such additional mortgage(s). References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d) Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Lender that has acquired a participation therein under the second sentence of Section 2.4.(i) such Lender’s Commitment Percentage of such payment.
(e) Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing of Tranche A Loans or Tranche B Loans (as designated in the Borrower’s notice of borrowing) as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Section 2.3.(a)(iv) and Article VI. with respect to Loans made under the tranche to which such Letter of Credit has been allocated would permit the making of Loans under such tranche, the Borrower shall be deemed to have requested a borrowing of Loans under such tranche (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Lender prompt notice of the amount of the Loan under such tranche to be made available to the Agent not later than the applicable time specified in Section 2.4.(j) and (ii) if such conditions would not permit the making of Loans under such tranche, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.7.(a) shall not apply to any borrowing of Base Rate Loans under this subsection.
(f) Effect of Letters of Credit on Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender (under the applicable tranche of such Letter of Credit) shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g) Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Agent or any Lender any liability to the Borrower or any Lender. In this regard, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit, and to repay a Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 13.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay a Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.

(h) Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Lenders (or all of the Lenders if required by Section 13.6.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.8.(b).
(i) Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of the Agent with respect to such Letter of Credit, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Lender’s Commitment Percentage of the Agent’s liability under such Letter of Credit. In addition, upon the making of each payment by a Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of the Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to the Agent pursuant to the third and last sentences of Section 3.8.(b)). The Reimbursement Obligations of the Borrower with respect to any Letter of Credit shall be a Letter of Credit Liability under the tranche to which such Letter of Credit is allocated.
(j) Payment Obligation of Lenders. Each Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Lender shall be required to fund, whether as a Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing. If the notice referenced in the second sentence of Section 2.4.(e) is received by a Lender not later than 11:00 a.m., then such Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day. Each Lender’s obligation to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 11.1.(h) or 11.1.(i) or (iv) the termination of the Commitments. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.

(k) Information to Lenders. The Agent shall periodically deliver to the Lenders information setting forth the Stated Amount of all outstanding Letters of Credit. Other than as set forth in this subsection, the Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Lender from its obligations under Section 2.4.(j).
Section 2.5 Rates and Payment of Interest on Loans.
(a) Rates. (i) The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Tranche A Loan made by such Lender to or for the benefit of the Borrower; (ii) the Tranche A Borrowers, jointly and severally, promise to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Tranche A Loan made by such Lender to or for the benefit of the Florida Borrower; and (iii) the Tranche B Borrowers, jointly and severally, promise to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Tranche B Loan made by such Lender, in each case, for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
A. during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin; and
B. during such periods as such Loan is a LIBOR Loan, at Adjusted LIBOR for such Loan for the Interest Period therefor plus the Applicable Margin.
Notwithstanding the foregoing, while an Event of Default exists, (I) the Borrower shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of each Tranche A Loan made by such Lender to or for the benefit of the Borrower, (II) the Borrower shall pay to the Agent for the account of the Agent (or any other applicable recipient) interest at the Post-Default Rate on all outstanding Reimbursement Obligations with respect to Tranche A Letters of Credit, and on any other Obligations payable by the Borrower (including, without limitation, accrued but unpaid interest to the extent permitted under Applicable Law); (III) the Tranche A Borrowers, jointly and severally, shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of each Tranche A Loan made by such Lender to or for the benefit of the Florida Borrower, and on any other Obligations of the Florida Borrower (including, without limitation, accrued but unpaid interest to the extent permitted under Applicable Law); (IV) the Tranche B Borrowers, jointly and severally, shall pay to the Agent for the account of each Lender interest at the Post-Default Rate on the outstanding principal amount of each Tranche B Loan made by such Lender; and (V) the Tranche B Borrowers, jointly and severally, shall pay to the Agent for the account of the Agent (or any other applicable recipient) interest at the Post-Default Rate on all outstanding Reimbursement Obligations with respect to Tranche B Letters of Credit, and on any other Obligations with respect to Tranche B (including, without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).

(b) Payment of Interest. Accrued and unpaid interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly in arrears on the first day of each calendar month, (ii) in the case of a LIBOR Loan, in arrears on the last day of each Interest Period therefor, and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, and (iii) in the case of any Loan, in arrears upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Continued or Converted). Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.
Section 2.6 Number of Interest Periods.
There may be no more than 12 different Interest Periods for LIBOR Loans outstanding at the same time.
Section 2.7 Repayment of Loans.
On the Termination Date, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche A Loans, made to or for the benefit of the Borrower. On the Termination Date, the Borrower and the Florida Borrower, jointly and severally, agree to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche A Loans made to or for the benefit of the Florida Borrower. On the Termination Date, the Tranche B Borrowers, jointly and severally, agree to repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Tranche B Loans.
Section 2.8 Prepayments.
(a) Optional. Subject to Section 5.4., the Borrower and each of the Co-Borrowers may prepay any Loan owing by it at any time without premium or penalty. The Borrower shall give the Agent at least one Business Day’s prior written notice of the prepayment of any Loan identifying the Loan to be prepaid and whether it is a Tranche A Loan or a Tranche B Loan. If any prepayment notice is delivered to the Agent pursuant to this Section, but such notice fails to specify the tranche, the Borrower will be deemed to have specified that the prepayment be applied, first to prepay any Tranche A Loans, and second, to the extent of any unapplied balance after application pursuant to clause first, to prepay any Tranche B Loans.

(b) Mandatory.
(i) If at any time the aggregate principal amount of all outstanding Loans plus the aggregate amount of all Letter of Credit Liabilities exceeds the lesser of (A) the aggregate amount of the Commitments in effect at such time or (B) the Borrowing Base at such time, then (subject to Section 4.3.) the Borrower shall immediately prepay Loans and (after all Loans have been prepaid) cash collateralize the Letter of Credit Liabilities in an aggregate amount equal to such excess, in each case specifying whether any Loan so repaid is a Tranche A Loan or Tranche B Loan, and whether any Letter of Credit so collateralized is a Tranche A Letter of Credit or a Tranche B Letter of Credit.
(ii) If at any time the aggregate principal amount of all outstanding Tranche A Loans plus the aggregate amount of all Tranche A Letter of Credit Liabilities exceeds the aggregate Tranche A Commitments, then the Borrower shall immediately prepay Tranche A Loans and (after all Tranche A Loans have been prepaid) cash collateralize Tranche A Letter of Credit Liabilities in an aggregate amount equal to such excess.
(iii) If at any time the aggregate principal amount of all outstanding Tranche B Loans plus the aggregate amount of all Tranche B Letter of Credit Liabilities exceeds the aggregate Tranche B Commitments, then the Tranche B Borrowers, jointly and severally, shall immediately prepay Tranche B Loans and (after all Tranche B Loans have been prepaid) cash collateralize Tranche B Letter of Credit Liabilities in an aggregate amount equal to such excess.
(c) Application of Prepayments.
(i) All payments under the immediately preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the Loans and any Reimbursement Obligations pro rata within the respective tranche or tranches specified by the Borrower pursuant to subsection (b)(i) (or if the Borrower makes such a payment but fails to specify the tranche, in accordance with the order of application set forth in the following sentence of this Section 2.8.(c)), such pro rata application to be made in accordance with Section 3.2. or 3.3., as applicable, and if any Letters of Credit are outstanding at such time the remainder, if any, shall be deposited into the Collateral Account for application to any Reimbursement Obligations allocated to the tranche or tranches specified by the Borrower. If the Borrower makes a payment pursuant to subsection (b)(i) but fails to specify the tranche of the Loan being repaid, the Borrower will be deemed to have specified that the prepayment be applied, first to prepay any Tranche A Loans, then second, to prepay any Tranche B Loans; and if the Borrower has failed to specify the tranche of Letter of Credit Liabilities to which any remainder is to be applied (after all Loans have been prepaid), then the Borrower will be deemed to have specified that the remainder be applied, third, to any outstanding Reimbursement Obligations with respect to Tranche A Letters of Credit at such time, then fourth, to any outstanding Reimbursement Obligations with respect to Tranche B Letters of Credit at such time, then fifth, to cash collateralize the undrawn amounts of any outstanding Tranche A Letter of Credit, then sixth, to cash collateralize the undrawn amount of any outstanding Tranche B Letters of Credit.

(ii) All payments under subsection (b)(ii) shall be applied to pay all amounts of principal outstanding on the Tranche A Loans owing by the Tranche A Borrowers pro rata in accordance with Section 3.2., and if any Tranche A Letter of Credit Liabilities are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to Reimbursement Obligations with respect to Tranche A Letters of Credit.
(iii) All payments under subsection (b)(iii) shall be applied to pay all amounts of principal outstanding on the Tranche B Loans owing by the Tranche B Borrowers pro rata in accordance with Section 3.3., and if any Tranche B Letter of Credit Liabilities are outstanding at such time, the remainder, if any, shall be deposited into the Collateral Account for application to Reimbursement Obligations with respect to Tranche B Letters of Credit.
(iv) If as a result of this Section any outstanding LIBOR Loan is prepaid prior to the end of the applicable Interest Period therefor, the Borrower or the applicable Co-Borrower, as the case may be, shall pay all amounts due under Section 5.4.
(d) Swap Agreements. No repayment or prepayment pursuant to this Section shall affect any of the obligations of the Borrower or any Co-Borrower under any Swap Agreement between the Borrower or any Co-Borrower, as applicable, and any Lender (or any affiliate of any Lender).
Section 2.9 Continuation.
So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed promptly in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans and portions thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the Borrowers once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.10. or the Borrower’s failure to comply with any of the terms of such Section.

Section 2.10 Conversion.
The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed promptly in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the Borrowers once given.
Section 2.11 Notes.
(a) Tranche A Borrower Note. The Tranche A Loans made by each Lender to or for the benefit of the Borrower shall, in addition to this Agreement, also be evidenced by a promissory note executed by the Borrower substantially in the form of Exhibit F-1, payable to the order of such Lender in a principal amount equal to the amount of such Lender’s Tranche A Commitment, as in effect on the Fifth Amendment Effective Date (or the date such Lender receives an assignment of such Commitment) and otherwise duly completed. Each promissory note described in this subsection is referred to as a “Tranche A Borrower Note.”
(b) Tranche A Florida Borrower Note. The Tranche A Loans made by each Lender to or for the benefit of Florida Borrower shall, in addition to this Agreement, also be evidenced by a promissory note executed by the Florida Borrower substantially in the form of Exhibit F-2, payable to the order of such Lender in a principal amount equal to the amount of such Lender’s Tranche A Commitment, as in effect on the Fifth Amendment Effective Date (or the date such Lender receives an assignment of such Commitment) and otherwise duly completed. Each promissory note described in this subsection is referred to as a “Tranche A Florida Borrower Note.”
(c) Tranche B Note. The Tranche B Loans made by each Lender to or for the benefit of any Tranche B Borrower shall, in addition to this Agreement, also be evidenced by a promissory note executed by the Tranche B Borrowers substantially in the form of Exhibit G, payable to the order of such Lender in a principal amount equal to the amount of such Lender’s Tranche B Commitment as in effect on the Fifth Amendment Effective Date (or the date such Lender receives an assignment of such Commitment) and otherwise duly completed. Each promissory note described in this subsection is referred to as a “Tranche B Note.”

(d) Records. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrowers, absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrowers under any of the Loan Documents.
(e) Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense cause to be executed and delivered to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.12 Voluntary Reductions of the Commitment.
The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Commitments of either tranche (for which purpose use of the Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities allocated to such tranche) at any time and from time to time without penalty or premium upon not less than 5 Business Days’ prior written notice to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall (other than in connection with a termination of all Commitments relating to the anticipated closing of a refinancing) be irrevocable once given and effective only upon receipt by the Agent; provided, however, the Borrower shall compensate the Lenders (in accordance with Section 5.4.) for any losses attributable to a permitted revocation of such notice; and provided, further, if the Borrower seeks to reduce the aggregate amount of all Commitments below $50,000,000, then the Commitments shall all automatically and permanently be reduced to zero. The Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced, may not be increased or reinstated.
Section 2.13 Expiration or Maturity Date of Letters of Credit Past Termination Date.
If on the date the Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding hereunder, the Borrower shall, on such date, pay to the Agent an amount of money sufficient to cause the balance of available funds on deposit in the Collateral Account to equal the Stated Amount of such Letter(s) of Credit for deposit into the Collateral Account.

Section 2.14 Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document:
(a) No Lender shall be required to make a Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or such reduction in the Commitments, the aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the lesser of (i) the aggregate amount of the Commitments at such time and (ii) the Borrowing Base at such time.
(b) No Lender shall be required to make a Tranche A Loan, the Agent shall not be required to issue a Tranche A Letter of Credit and no reduction of the Tranche A Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or reduction of such Commitment, the aggregate principal amount of all outstanding Tranche A Loans, together with the aggregate principal amount of all Tranche A Letter of Credit Liabilities, would exceed the aggregate Tranche A Commitments.
(c) No Lender shall be required to make a Tranche B Loan, the Agent shall not be required to issue a Tranche B Letter of Credit and no reduction of the Tranche B Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance of such Letter of Credit or reduction of such Commitment, the aggregate principal amount of all outstanding Tranche B Loans, together with the aggregate principal amount of all Tranche B Letter of Credit Liabilities, would exceed the aggregate Tranche B Commitments.
ARTICLE. III Payments, Fees and Other General Provisions
Section 3.1 Payments.
Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 11.4., the Borrower may, at the time of making each payment under this Agreement or any Note, specify to the Agent the amounts payable by the Borrowers hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Agent fails to pay such amount to a Lender as provided in the previous sentence, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

Section 3.2 Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1.(a) 2.2.(a) and 2.4.(e) shall be made from the Lenders, each payment of the Fees under Section 3.8.(a) and the first sentence of Section 3.8.(b) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.12. shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Revolving Loans by the Borrower or the Florida Borrower shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them and owing by the Borrower or the Florida Borrower, as applicable, provided that if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding principal amount of the Revolving Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Revolving Loans by the Borrower or the Florida Borrower shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; (d) the making, Conversion and Continuation of Revolving Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Revolving Loans) or their respective Revolving Loans (in the case of Conversions and Continuations of Revolving Loans) and the then current Interest Period for each Lender’s portion of each Revolving Loan of such Type shall be coterminous; and (e) the Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.4., shall be pro rata in accordance with their respective Commitments.
Section 3.3 Pro Rata Treatment of Tranche B.
Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.3.(a) shall be made from the Lenders, and each termination or reduction of the amount of the Tranche B Commitments under Section 2.12. shall be applied to the respective Tranche B Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Tranche B Loans by any of the Tranche B Borrowers shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Tranche B Loans held by them and owing by the Tranche B Borrowers, provided that if immediately prior to giving effect to any such payment in respect of any Tranche B Loans the outstanding principal amount of the Tranche B Loans shall not be held by the Lenders pro rata in accordance with their respective Tranche B Commitments in effect at the time such Loans were made, then such payment shall be applied to the Tranche B Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Tranche B Loans being held by the Lenders pro rata in accordance with their respective Tranche B Commitments; (c) each payment of interest on Tranche B Loans by any of the Tranche B Borrowers shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Tranche B Loans of a particular Type (other than Conversions provided for by Section 5.5.) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Tranche B Loans) or their respective Tranche B Loans (in the case of Conversions and Continuations of Tranche B Loans) and the then current Interest Period for each Lender’s portion of each Tranche B Loan of such Type shall be coterminous.

Section 3.4 Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan, or shall obtain payment on any other Obligation owing by the Borrower or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by a Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2., Section 3.3. or Section 11.4., as applicable, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2., Section 3.3. or Section 11.4., as applicable. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Borrowers agrees that any Lender so purchasing a participation (or direct interest) in the Loans or other Obligations owed by such Borrower to such other Lenders may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower, and the provisions of this Section 3.4. shall not be construed to apply to (i) any cash collateral or other credit support provided to the Agent in respect of a Defaulting Lender pursuant to Section 2.4.(c) or Section 3.13.(b)(y) or (ii) any payment made by the Borrower pursuant to Section 3.13.(b).
Section 3.5 Lockbox Account.
On and after August 5, 2009, all cash produced by, and all other cash proceeds of, including without limitation cash proceeds produced from the operation of, any of the Collateral Properties which proceeds are received by Holdings, the Borrower, or any of its Subsidiaries (collectively, “Receipts”) shall be managed as provided in this Section 3.5; provided that fee and reimbursement payments under management contracts received by Morgans Hotel Group Management LLC shall not be deemed to be “Receipts” for purposes of this Section 3.5.
(a) A non-interest bearing deposit account shall be maintained with the Agent by (i) each of the Florida Borrower, the NY Morgans Borrower, the NY Royalton Borrower, Madison Bar Company and 43rd Restaurant LLC at each such Person’s own expense (the “Initial Lockbox Accounts”) and (ii) by the Borrower at the Borrower’s expense (the “Borrower Lockbox Account” and together with the Initial Lockbox Accounts, the “Lockbox Accounts”); provided, however, that Madison Bar Company shall not be required to maintain an Initial Lockbox Account (A) so long as Madison Bar Company does not own or hold any Receipts and is not reasonably expected to receive any Receipts in the future, or (B) the Agent (in its sole discretion) permits the termination of such Initial Lockbox Account. Each of Holdings and the Borrower shall, and shall cause each Subsidiary (other than any joint venture which would not be a Subsidiary but for the effect of FIN 46R) to, ensure that all Receipts are either (x) paid directly into a Lockbox Account or (y) within one (1) Business Day after receipt by Holdings, the Borrower or any such Subsidiary, deposited into a Lockbox Account, in each case in accordance with procedures and arrangements acceptable to the Agent and subject only to such changes as may be approved in advance by the Agent; provided, that if the Lockbox Account into which the Receipts are either paid or deposited pursuant to clause (x) or (y) above is an Initial Lockbox Account, such Receipts shall be swept into the Borrower Lockbox Account within one (1) Business Day after being either paid or deposited into such Initial Lockbox Account.

(b) Each of Holdings and the Borrower acknowledges that it waives and shall have no right to object to or seek to delay or to cause any application of any Receipts deposited and/or paid into the Lockbox Account or any transfer of funds in accordance with the provisions of this Section 3.5.
(c) Each of Holdings and the Borrower acknowledges that the Lockbox Account will be subject to the control of the Agent and, upon the occurrence of an Event of Default, the Agent may direct the disposition of funds in the Lockbox Account without further consent of the Borrower.
(d) At all times after the Lockbox Account has been established when there are no unpaid fees and expenses then due and owing to the Agent, no unreimbursed drawings under Letters of Credit and no Event of Default is continuing, the Agent shall automatically cause all of the available balance in the Lockbox Account to be released to the Borrower, such release to be made as promptly as practicable to such deposit account as the Borrower may designate. Funds are not available if, in the determination of the Agent, they are subject to a hold, dispute or legal process preventing their withdrawal, are not “collected funds” or, if funds are made available by the Agent in its sole discretion prior to such funds being “collected funds”, are subject to a reserve established by the Agent for settlement of funds and returned items. Each of Holdings and the Borrower acknowledges and agrees that the Agent may debit the Lockbox Account for any entries, whether credit or debit, that are subsequently returned for any reason. Notwithstanding the foregoing or anything else in this Section 3.5. to the contrary, the Agent shall be permitted to comply with any writ, levy order or other similar judicial or regulatory order or process concerning the Lockbox Account or any check or other payment instruction and shall not be in violation of this Section 3.5. for so doing.
(e) To the extent that any Receipts are not sent directly to the Lockbox Account but are received by Holdings, the Borrower or any Subsidiary after the Lockbox Account has been established, such Receipts shall be held in trust for the benefit of the Agent and remitted as promptly as practicable (and in any event, no later than one (1) Business Day after receipt thereof) in the form received, to the Lockbox Account. Each of Holdings and the Borrower acknowledges and agrees that its compliance with the terms of this Section 3.5. is essential.
(f) Each of Holdings and the Borrower hereby irrevocably appoints and makes each of the officers of the Agent the true and lawful attorney for each of Holdings and the Borrower (without requiring any of them to act as such) with full power of substitution to endorse the name of Holdings or the Borrower upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Holdings or the Borrower. In addition, if Holdings or the Borrower breaches its obligation hereunder to direct Receipts to the Lockbox Account, the Agent, as the true and lawful attorney for Holdings or the Borrower, may, by the signature or other act of any of the Agent’s officers (without requiring any of them to do so), direct any account debtor or other applicable Person to make payments of or with respect to Receipts to the Lockbox Account.

Section 3.6 Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.7 Minimum Amounts.
(a) Borrowings and Conversions. Except as otherwise provided in Section 2.4.(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing, Conversion and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.
(b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).
(c) Reductions of Commitments. Each reduction of the Commitments under Section 2.12. shall be in an aggregate minimum amount of $10,000,000 and integral multiples of $5,000,000 in excess thereof.
(d) Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $750,000.
Section 3.8 Fees.
(a) Unused Fee. During the period from the Effective Date to but excluding the Termination Date, the Borrower agrees to pay to the Agent for the account of the Lenders an unused facility fee with respect to the average daily difference between the (i) aggregate amount of the Commitments and (ii) the aggregate principal amount of all outstanding Loans plus the aggregate amount of all Letter of Credit Liabilities (the “Unused Amount”). Such fee shall be computed by multiplying the Unused Amount with respect to the applicable quarter (x) for all times prior to the Fifth Amendment Effective Date, by one quarter of one-percent (0.25%) and (y) for all times on or after the Fifth Amendment Effective Date, by one-half of one-percent (0.50%). Such fee shall be payable in arrears on the last day of each March, June, September or December of each calendar year. Any such accrued and unpaid fee shall also be payable on the Termination Date or any earlier date of termination of the Commitments or reduction of the Commitments to zero.

(b) Letter of Credit Fees. The Borrower agrees to pay to the Agent for the account of each Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for LIBOR Loans (or while an Event of Default exists, at a per annum rate equal to 4.0%) times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date, (iii) the date the Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrower shall pay to the Agent for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit equal to the greater of (i) $1,000 or (ii) one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date). The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.
(c) [INTENTIONALLY OMITTED.]
(d) Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent as may be agreed to in writing by the Borrower and the Agent from time to time.
Section 3.9 Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed; provided, however, interest on LIBOR Loans shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

Section 3.10 Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by any Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.
Section 3.11 Agreement Regarding Interest and Charges.
The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Sections 2.5.(a)(i) and (ii). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.12 Statements of Account.
The Agent will account to the Borrowers monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive and binding on the Lenders and the Borrowers absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrowers from any of their respective obligations hereunder.

Section 3.13 Defaulting Lenders.
(a) Generally. If for any reason any Lender (a “Defaulting Lender”) (i) has given notice to the Agent or Borrower that it will not make, or that it has disaffirmed or repudiated any obligation to make any Loan or fund any participation in Letter of Credit Liabilities (unless such notice is given by all Lenders) and has not revoked such notice or reaffirmed its obligations to make any Loan and fund any participations in Letter of Credit Liabilities, (ii) fails, within three (3) Business Days after request by the Agent, and continues to fail to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans or any participation in Letter of Credit Liabilities, (iii) has (X) become and remains insolvent or has a parent company that has become and remains insolvent, (Y) become and continues to be the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become and continues to be the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, or (Z) been taken over by the FDIC or any other state or federal regulator or Governmental Authority, or (iv) shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Agent, then, in addition to the rights and remedies that may be available to the Agent or the Borrowers under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender pursuant to clause (i), (ii) or (iii) or because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrowers may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (w) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (x) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document, (y) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest and (z) to request the Borrower to deliver, and the Borrower shall deliver, to the Agent cash collateral in an amount equal to such Defaulting Lender’s pro rata share of the Letter of Credit Liabilities then outstanding (to be held by Administrative Agent as set forth in this Agreement). If the Borrower provides an amount of cash collateral pursuant to Section 2.4.(c) or Section 3.13.(b)(y), such amount shall be returned to the Borrower from time to time to the extent, as applicable, the amount deposited as cash collateral shall exceed the Defaulting Lender’s Letter of Credit Liabilities or if such Lender ceases to be a Defaulting Lender and continues as a Lender hereunder. No Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 3.13., performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of the operation of this Section 3.13. The rights and remedies against a Defaulting Lender under this Section 3.13. are in addition to other such rights and remedies which the Borrower may have against such Defaulting Lender and which the Agent or any Lender may have against such Defaulting Lender. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon such Defaulting Lender’s curing of its default.

(b) Purchase or Cancellation of Defaulting Lender’s Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 13.5.(b) for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender (for all purposes other than the calculation of the sharing of payments pursuant to Sections 3.2., 3.3. and 11.4., and the determination whether outstanding Loans and Letter of Credit Liabilities would exceed the aggregate Commitments or the Commitments under any tranche), whereupon (1) such Defaulting Lender (a “Terminated Lender”) shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents other than the right to be paid any outstanding Obligations owing to such Defaulting Lender and any expense reimbursement and indemnification, in each case in accordance with to the terms of this Agreement and (2) the Commitments shall be reduced by the amount of such Terminated Lender’s Commitment (for all purposes other than the calculation of the sharing of payments pursuant to Sections 3.2., 3.3. and 11.4., and the determination whether outstanding Loans and Letter of Credit Liabilities would exceed the aggregate Commitments or the Commitments under any tranche) provided, however, that (y) no such termination of a Terminated Lender may occur if (A) any Letter of Credit Liabilities (including unreimbursed amounts and undrawn availability under outstanding Letters of Credit) remain outstanding as of such date of termination as requested by the Borrower (the “Termination Date”), unless cash collateral or other credit support satisfactory to the Agent has been pledged or otherwise provided to the Agent in respect of such Terminated Lender’s participation in such Letter of Credit Liability or the Agent has otherwise entered into arrangements satisfactory to the Agent to eliminate the Agent’s risk with respect to such Terminated Lender, or (B) such Terminated Lender is also the Agent hereunder, or (C) on the Termination Date, after giving effect to the reduction in Commitments by the amount of such Terminated Lender’s Commitment and any payments made by the Borrower simultaneously therewith, the aggregate principal amount of all outstanding Loans, together with the aggregate amount of Letter of Credit Liabilities, would exceed the lesser of (Y) the aggregate amount of the Commitments at such time or (z) the Borrowing Base at such time. The Agent and the Lenders shall not have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrowers to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrowers under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrowers. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

Section 3.14 Taxes.
(a) Taxes Generally. All payments by the Borrowers of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes, (ii) any taxes imposed on or measured by any Lender’s assets, net income, receipts or branch profits, (iii) any taxes (other than withholding taxes) with respect to the Agent or a Lender that would not be imposed but for a connection between the Agent or such Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), and (iv) any taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges to the extent imposed as a result of the failure of the Agent or a Lender, as applicable, to provide and keep current (to the extent legally able) any certificates, documents or other evidence required to qualify for an exemption from, or reduced rate of, any such taxes fees, duties, levies, imposts, charges, deductions, withholdings or other charges or required by the immediately following subsection (c) to be furnished by the Agent or such Lender, as applicable (such non-excluded items being collectively called “Taxes”). If any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then such Borrower will:
(i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;
(ii) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such Governmental Authority; and
(iii) pay to the Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Agent or such Lender will equal the full amount that the Agent or such Lender would have received had no such withholding or deduction been required.
(b) Tax Indemnification. If any Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Agent, for its account or the account of the respective Lender, as the case may be, the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

(c) Tax Forms. Prior to the date that any Foreign Lender becomes a party hereto, such Foreign Lender shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8ECI and W-8BEN, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Foreign Lender establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax imposed under the Internal Revenue Code. Each such Foreign Lender shall, to the extent it may lawfully do so, (x) deliver further copies of such forms or other appropriate certifications on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form delivered to the Borrower or the Agent and (y) obtain such extensions of the time for filing, and renew such forms and certifications thereof, as may be reasonably requested by the Borrower or the Agent. The Borrower shall not be required to pay any amount pursuant to the last sentence of subsection (a) above to any Foreign Lender or the Agent, if it is organized under the laws of a jurisdiction outside of the United States of America, if such Foreign Lender or the Agent, as applicable, fails to comply with the requirements of this subsection. If any such Foreign Lender, to the extent it may lawfully do so, fails to deliver the above forms or other documentation, then the Agent may withhold from any payments to be made to such Foreign Lender under any of the Loan Documents such amounts as are required by the Internal Revenue Code. If any Governmental Authority asserts that the Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all Obligations and the resignation or replacement of the Agent.
ARTICLE. IV Collateral Properties
Section 4.1 INTENTIONALLY OMITTED.
Section 4.2 INTENTIONALLY OMITTED.

Section 4.3 Frequency of Calculations of Borrowing Base.
Initially, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered under Section 6.1. Thereafter, the Borrowing Base shall be the amount set forth as such in the Borrowing Base Certificate delivered from time to time under Section 4.2.(bb) or 9.3.(b). Any increase in the Borrowing Base Value of a Collateral Property shall become effective as of the next determination of the Borrowing Base as provided in this Section, provided that (a) the applicable Borrowing Base Certificate substantiates such increase and (b) if the increase in the Borrowing Base Value is attributable in whole or in part to an increase in the Appraised Value of a Collateral Property, the Borrower delivers to the Agent prior to the effectiveness of such increase the following: (i) with respect to any such Collateral Property not located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than 100% of the Appraised Value of such Property and (ii) with respect to any such Collateral Property located in a Tie-In Jurisdiction, an endorsement to the title insurance policy in favor of the Agent with respect to such Property increasing the coverage amount thereof as related to such Property to not less than the Appraised Value of such Property, as well as endorsements to all other existing title insurance policies issued to the Agent with respect to all other Properties located in Tie-In Jurisdictions reflecting an increase in the aggregate insured amount under the “tie-in” endorsements to an amount equal to the aggregate amount of the Appraised Values of all such Properties but in no event in an amount in excess of the aggregate amount of the Commitments. Any change in the Borrowing Base Value of a Collateral Property determined pursuant to an Appraisal described in Section 4.4. or Section 4.5. shall be effective immediately upon Agent’s delivery of notice to the Borrower that the Agent has accepted the applicable Appraisal, and shall be reflected in a Borrowing Base Certificate reflecting such new Borrowing Base Value, which certificate shall be delivered by the Borrower to the Agent within five (5) Business Days of Borrower’s receipt of such notice from the Agent. Notwithstanding the foregoing, to the extent that any decrease in the Borrowing Base Value of a Collateral Property resulting from an Appraisal would require the Borrower to prepay any Loan or cash collateralize any Letter of Credit pursuant to Section 2.8(b)(i), such prepayment or cash collateral shall not be due prior to five (5) Business Days after the date that the Agent has delivered to the Borrower notice that the Agent has accepted such Appraisal; provided further, however, that nothing contained in this sentence shall delay the effectiveness of such decrease in the Borrowing Base Value of a Collateral Property for the purposes of determining whether any condition is met for the making of any Loan or the issuance of any Letter of Credit.
Section 4.4 Frequency of Appraisals.
The Appraised Value of a Collateral Property shall be determined or redetermined, as applicable, under each of the following circumstances:
(a) The Agent will obtain new Appraisals for each of the Collateral Properties in the first fiscal quarter of 2010, and such Appraisals shall be at the sole cost of the Borrower;
(b) The Agent will also be allowed to obtain new Appraisals of the Collateral Properties once every twelve (12) months following the date of the respective Appraisal described in subsection (a) above, or more frequently if (a) the Agent has a reasonable basis to believe that the value of any Collateral Property has changed (but in no event more than once every six (6) months) or (b) a Default or an Event of Default exists. Any such Appraisals will be at the sole cost of the Borrower. The Borrowing Base shall be redetermined as a result of delivery of any new Appraisal performed under clause (a) or (b) of this Section 4.4. or under Section 4.5. below, in each case to the extent such Appraisal is accepted by the Agent pursuant to Section 4.3.; and within five (5) Business Days after Borrower’s receipt of notice from the Agent that the Agent has accepted such Appraisal, the Borrower shall deliver to the Agent, a Borrowing Base Certificate reflecting the Borrowing Base after giving effect to the new Appraised Value of any applicable Properties.

(c) Following any “Casualty Event” under and as defined in any Security Deed or any “Condemnation Event” under and as defined in any Security Deed; and
(d) Upon the Borrower’s written request for a redetermination of the Appraised Value of a Property, the Agent shall redetermine the Appraised Value of such Property (based on a new Appraisal of such Property obtained by the Agent), all at the Borrower’s expense; provided, that the Borrower may request a new Appraisal of a Property pursuant to this subsection only 2 times.
Section 4.5 Additional Appraisals Required under Applicable Law.
If under FIRREA or any other Applicable Law, a Lender is required to obtain an Appraisal of any Collateral Property in addition to any other Appraisal previously obtained with respect to such Property pursuant to this Agreement, the Agent shall have the right to cause such an Appraisal to be prepared at the Borrower’s cost and expense. The Borrowing Base shall be redetermined as a result of delivery of any such new Appraisal if Applicable Law requires such redetermination, in which case the Borrowing Base shall be redetermined in the manner required under such Applicable Law.
ARTICLE. V Yield Protection, Etc.
Section 5.1 Additional Costs; Capital Adequacy.
(a) Additional Costs. The Borrower shall promptly pay to the Agent for the account of each affected Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitment (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitment (other than taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges which are excluded from the definition of Taxes pursuant to the first sentence of Section 3.14.(a)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of Adjusted LIBOR for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any Commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).
(b) Lender’s Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.5. shall apply).

(c) Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.
(d) Notification and Determination of Additional Costs. Each of the Agent and each Lender agrees to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of its obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.
Section 5.2 Suspension of LIBOR Loans.
Anything herein to the contrary notwithstanding, if, on or prior to the determination of Adjusted LIBOR for any Interest Period:
(a) the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for such Interest Period, or
(b) the Agent reasonably determines (which determination shall be conclusive) that Adjusted LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;
then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either cause such Loan to be repaid or cause such Loan to be Converted into a Base Rate Loan.

Section 5.3 Illegality.
Notwithstanding any other provision of this Agreement, if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.5. shall be applicable).
Section 5.4 Compensation.
The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss (but not lost profits), cost or expense that such Lender reasonably determines is attributable to:
(a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan;
(b) any failure by any Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article VI. to be satisfied) to borrow a LIBOR Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation; or
(c) any revocation of a notice of termination of Commitments delivered by the Borrower pursuant to Section 2.12.
Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 5.5 Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 5.1.(b) or 5.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 5.1.(b) or 5.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1. or 5.3. that gave rise to such Conversion no longer exist:
(a) to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1. or 5.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.
Section 5.6 Change of Lending Office.
Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.14., 5.1. or 5.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 5.7 Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article V. shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article V.

ARTICLE. VI Conditions Precedent
Section 6.1 Initial Conditions Precedent.
The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance of a Letter of Credit, is subject to the following conditions precedent:
(a) The Agent shall have received each of the following, in form and substance satisfactory to the Agent:
(i) counterparts of this Agreement executed by each of the parties hereto;
(ii) Revolving Notes executed by the Borrower and the Florida Borrower, payable to each Lender and complying with the applicable provisions of Section 2.11., and the Swingline Note executed by the Borrower;
(iii) the Guaranty executed by Holdings, each Subsidiary that owns or leases a Collateral Property as of the Effective Date and each Material Subsidiary (other than any Exempt Subsidiary) as of the Effective Date;
(iv) an opinion or opinions of counsel to the Loan Parties, addressed to the Agent and the Lenders, addressing the matters set forth in Exhibit H;
(v) the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;
(vi) a certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
(vii) a certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the officers of the Borrower then authorized to deliver Notices of Borrowings, Notices of Swingline Borrowings, Notices of Continuation and Notices of Conversion and to request the issuance of Letters of Credit;
(viii) copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(ix) a certificate from a Responsible Officer of the Borrower to the effect that (x) all representations and warranties of the Loan Parties contained in the Loan Documents are true, correct and complete in all material respects and (y) immediately after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default shall exist;

(x) evidence of the payment of all Fees then due and payable under Section 3.8., and any other Fees payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date;
(xi) a Borrowing Base Certificate calculated as of the Effective Date;
(xii) a Compliance Certificate calculated as of June 30, 2006 (giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of the Loans to be funded on the Effective Date);
(xiii) letters from the administrative agent under each Existing Credit Agreement providing information regarding the payment in full of amounts outstanding under such Existing Credit Agreement and providing for the termination thereof and the release of all Liens securing any obligations owing thereunder;
(xiv) all of the items required to be delivered under Sections 4.1. and 4.2. of the Existing Credit Agreement with respect to each Property identified on Schedule 4.1.;
(xv) such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request; and
(b) In the good faith judgment of the Agent and the Lenders:
(i) There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning Holdings, the Borrower, the other Loan Parties and the other Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;
(ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(iii) Holdings, the Borrower, the other Loan Parties and the other Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of any Loan Party to fulfill its obligations under the Loan Documents to which it is a party; and
(iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.
(c) When all of the conditions contained in the immediately preceding subsections (a) and (b) have been satisfied or waived in accordance with the terms hereof, the Agent shall promptly notify the Borrower and the Lenders thereof.
Section 6.2 Conditions Precedent to All Loans and Letters of Credit.
The obligations of the Lenders to make any Loans and of the Agent to issue Letters of Credit are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; and (b) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since December 31, 2008, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole). Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article VI. have been satisfied.

Section 6.3 Additional Conditions Precedent to Tranche B Loans and Tranche B Letters of Credit.
In addition to the conditions precedent set forth in Section 2.3.(a)(iv), Section 2.4.(c), Section 6.2. and elsewhere in this Agreement, the obligations of the Lenders to make any Tranche B Loans or issue any Tranche B Letters of Credit are subject to the condition precedent (unless waived by the Agent in its sole discretion with the consent of Requisite Lenders) that, on the date any Tranche B Loan is to be made or any Tranche B Letter of Credit is to be issued, the Agent has received a valid endorsement to the title insurance policy insuring the NY Mortgage, which endorsement shall (i) be in the form of the endorsement attached as Exhibit T, with any changes to the form of endorsement being subject to the Agent’s sole discretion, (ii) certify that the Agent continues to have a valid and enforceable lien on the NY Properties, as of the date on which the requested Tranche B Loan is to be made or requested the Tranche B Letter of Credit is to be issued, in an amount not less than (up to the face amount of the policy) the sum of (x) the aggregate principal amount of all prior Tranche B Loans and the aggregate amount of all prior Tranche B Letter of Credit Liabilities (in each case, whether or not then outstanding) and (y) the amount of the then currently requested Tranche B Loan or Tranche B Letter of Credit, and (iii) contain no intervening Liens or other exceptions to title not previously included in such policy (other than Permitted Encumbrances, as defined in the New York Mortgage), unless approved by the Agent in its discretion. The Agent in its sole discretion may, in lieu of requiring such endorsement on the date on which the requested Tranche B Loan is to be made or Tranche B Letter of Credit is to be issued, accept telephonic, facsimile or e-mail confirmation from the title insurance company that on such date the status of record title to the NY Properties has been examined and that no exceptions (other than Permitted Encumbrances) not previously reported have been discovered, but in such case the original, signed endorsement to the title insurance policy, complying with the requirements set forth above, shall be provided to the Agent within three days thereafter.
ARTICLE. VII Representations and Warranties
Section 7.1 Representations and Warranties.
In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:
(a) Organization; Power; Qualification. Each of Holdings, the Borrower, each other Loan Party and each other Subsidiary is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.
(b) Ownership Structure. As of the Fifth Amendment Effective Date, Part I of Schedule 7.1.(b) is a complete and correct list of all Subsidiaries of Holdings setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests and (v) whether such Subsidiary is a Material Subsidiary, an Exempt Subsidiary and/or a Foreign Subsidiary. Except as disclosed in such Schedule, as of the Fifth Amendment Effective Date (i) each of Holdings, the Borrower, the other Loan Parties and the other Subsidiaries owns, free and clear of all Liens (other than nonconsensual Liens permitted under Section 10.2.), and has the unencumbered right to vote, all outstanding Equity Interests in each Person shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Person. As of the Fifth Amendment Effective Date Part II of Schedule 7.1.(b) correctly sets forth all Unconsolidated Affiliates of the Borrower, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by Holdings.

(c) Authorization of Agreement, Etc. The Borrowers have the right and power, and have taken all necessary action to authorize them, to borrow and obtain other extensions of credit hereunder. Each Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which any Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Loan Party and each is a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(d) Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement and the other Loan Documents to which any Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) except as set forth in Schedule 7.1.(d), require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to any Loan Party; (ii) violate, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any indenture, agreement or other instrument to which any Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than Liens created pursuant to the Security Documents.
(e) Compliance with Law; Governmental Approvals. Each of Holdings, the Borrower, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to such Person except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(f) Title to Properties; Liens. As of the Fifth Amendment Effective Date, Schedule 7.1.(f) is a complete and correct listing of all of the real property owned or leased by Holdings, the Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets. As of the Fifth Amendment Effective Date, except as set forth on such Schedule, there are no Liens against any assets of Holdings, the Borrower, any other Loan Party or any other Subsidiary except for Liens permitted under Section 10.2.

(g) Existing Indebtedness. Schedule 7.1.(g) is, as of the Fifth Amendment Effective Date, a complete and correct listing of all Indebtedness of Holdings, the Borrower and its Subsidiaries, including without limitation, Indebtedness in respect of Guarantees.
(h) Material Contracts. Schedule 7.1.(h) is, as of the Fifth Amendment Effective Date, a true, correct and complete listing of all Material Contracts. No event or condition exists which with the giving of notice, the lapse of time, or both, would permit any party to any such Material Contract to terminate such Material Contract.
(i) Litigation. Except as set forth on Schedule 7.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of Holdings or the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting Holdings, the Borrower, any other Loan Party, any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which could reasonably be expected to have a Material Adverse Effect. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or, to the Borrower’s knowledge, threatened relating to Holdings, the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.
(j) Taxes. All federal, state and other tax returns of Holdings, the Borrower, the other Loan Parties and the other Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon Holdings, the Borrower, each other Loan Party, each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.5. As of the Fifth Amendment Effective Date, none of the United States income tax returns of Holdings, the Borrower, any other Loan Party or any other Subsidiary is under audit. All charges, accruals and reserves on the books of Holdings, the Borrower, each other Loan Party and each other Subsidiary in respect of any taxes or other governmental charges are in accordance with GAAP.
(k) Financial Statements. The Borrower has furnished to each Lender copies of (i) the audited consolidated balance sheet of Holdings and its consolidated Subsidiaries for the fiscal year ending December 31, 2008, and the related audited consolidated statements of operations and comprehensive loss, cash flows and net assets (deficit) for the fiscal year ending on such dates, with the opinion thereon of BDO Seidman, LLP, and (ii) the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries for the fiscal quarter ending March 31, 2009, and the related unaudited consolidated statements of operations and comprehensive loss, cash flows and net assets (deficit) for the period of one fiscal quarter ending on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of Holdings and its consolidated Subsidiaries as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither Holdings nor any of its Subsidiaries has on the Fifth Amendment Effective Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments that would be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.

(l) No Material Adverse Change. Since December 31, 2008, there has been no material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole. Each of Holdings, the Borrower and the other Loan Parties is Solvent.
(m) ERISA. Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. As of the Fifth Amendment Effective Date, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.
(n) Not Plan Assets; No Prohibited Transaction. None of the assets of Holdings, the Borrower, any other Loan Party or any other Subsidiary constitutes “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Internal Revenue Code.
(o) Absence of Defaults. None of the Holdings, the Borrower, any other Loan Party or any other Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by any such person under any agreement (other than this Agreement) or judgment, decree or order to which any such Person is a party or by which any such Person or any of its respective properties may be bound where such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Environmental Laws. Each of Holdings, the Borrower, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not be reasonably expected to have a Material Adverse Effect, (i) neither Holdings nor the Borrower is aware of, and has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to Holdings, the Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of Holdings or the Borrower after due inquiry, threatened, against Holdings, the Borrower, any other Loan Party or any other Subsidiary relating to Environmental Laws.
(q) Investment Company; Etc. None of Holdings, the Borrower, any other Loan Party or any other Subsidiary is (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r) Margin Stock. None of Holdings, the Borrower, any other Loan Party or any other Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(s) Affiliate Transactions. Except as permitted by Section 10.8., None of Holdings, the Borrower, any other Loan Party or any other Subsidiary is a party to any transaction with an Affiliate.
(t) Intellectual Property. Each of Holdings, the Borrower, each other Loan Party and each other Subsidiary owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person. Each of Holdings, the Borrower, each other Loan Party and each other Subsidiary has taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by Holdings, the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by Holdings, the Borrower, the other Loan Parties and the other Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of Holdings, the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.

(u) Business. As of the Fifth Amendment Effective Date, Holdings, the Borrower, the other Loan Parties and the other Subsidiaries are engaged in the business of operating, owning, acquiring and redeveloping boutique hotels, together with other business activities incidental thereto.
(v) Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to Holdings, the Borrower, any other Loan Party or any other Subsidiary ancillary to the transactions contemplated hereby.
(w) Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, Holdings, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the creditworthiness of Holdings, the Borrower, any other Loan Party or any other Subsidiary or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, Holdings, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). All financial projections and other forward looking statements prepared by or on behalf of Holdings, the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions. As of the Fifth Amendment Effective Date, no fact is known to Holdings or the Borrower which has had, or may in the future have (so far as Holdings or the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 7.1.(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.
(x) Foreign Assets Control. None of Holdings, the Borrower, any other Loan Party, any other Subsidiary or any Affiliate: (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Entities, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities; provided, however, to the extent that any such Person’s operating income is derived from hotel guests, such representation is only to such Person’s knowledge.
(y) Swap Agreements. As of the Fifth Amendment Effective Date, except for the Swap Agreements listed on Schedule 7.1.(y), (i) no Loan Party is a party to or a guarantor of any Swap Agreement; (ii) no Swap Agreement is secured by any assets of any Loan Party; and (iii) no Loan Party has any direct or contingent obligation with respect to any Swap Agreement.

Section 7.2 Survival of Representations and Warranties, Etc.
All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of Holdings, the Borrower, any other Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of Holdings or the Borrower prior to the Fifth Amendment Effective Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower to the Agent and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Fifth Amendment Effective Date, the Effective Date and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.
ARTICLE. VIII Affirmative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner provided for in Section 13.6., each of Holdings and the Borrower, as applicable, shall comply with the following covenants:
Section 8.1 Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 10.3., Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.
Section 8.2 Compliance with Applicable Law and Material Contracts.
Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with (a) all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party, the failure with which to comply could give any other party thereto the right to terminate such Material Contract.

Section 8.3 Maintenance of Property.
In addition to the requirements of any of the other Loan Documents, Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all material tangible properties, ordinary wear and tear excepted, and (b) make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such material properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.
Section 8.4 Insurance.
In addition to the requirements of any of the other Loan Documents, Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies (with an A.M. Best policyholders rating of at least A-IX (with respect to liability) or A-X (with respect to property damage)) against such risks (including, without limitation, acts of terrorism) and in such amounts as is customarily maintained by prudent Persons engaged in similar businesses and in similar locations and in any event as may be required by Applicable Law, and from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
Section 8.5 Payment of Taxes and Claims.
Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of Holdings, the Borrower, such other Loan Party or such other Subsidiary, as applicable, in accordance with GAAP.

Section 8.6 Visits and Inspections.
Holdings and the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, as often as may be reasonably requested, but only during normal business hours and at the expense of such Lender or the Agent (unless a Default or Event of Default shall exist, in which case the exercise by the Agent or such Lender of its rights under this Section shall be at the expense of the Borrower), as the case may be, to: (a) visit and inspect all properties of Holdings, the Borrower, such other Loan Party or such other Subsidiary to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance. If requested by the Agent, each of Holdings and the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of Holdings, the Borrower, any other Loan Party or any other Subsidiary with its accountants.
Section 8.7 Use of Proceeds; Letters of Credit.
The Borrowers shall use the proceeds of the Loans and the Letters of Credit for general corporate purposes only and not to fund or support any activity that this Agreement does not permit the Borrowers to undertake. No part of the proceeds of any Loan or Letter of Credit will be used (a) for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock or (b) to fund any operations in, to finance any investments or activities in, or to make any payments to, a Sanctioned Person or Sanctioned Entity.
Section 8.8 Environmental Matters.
Holdings and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If Holdings, the Borrower, any other Loan Party or any other Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Holdings, the Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring Holdings, the Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receive any notice from a Governmental Authority or private party alleging that Holdings, the Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by Holdings, the Borrower, any other Loan Party or any other Subsidiary. Holdings and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

Section 8.9 Books and Records.
Holdings and the Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.
Section 8.10 Further Assurances.
The Borrower shall, at the Borrower’s cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents.
Section 8.11 New Subsidiaries/Guarantors; Release of Guarantors.
(a) Requirement to Become Guarantor. Within 10 days of any Person (other than an Exempt Subsidiary or a Foreign Subsidiary) becoming a Material Subsidiary after the Effective Date, the Borrower shall deliver to the Agent each of the following items, each in form and substance satisfactory to the Agent: (i) an Accession Agreement executed by such Material Subsidiary and (ii) the items for such Material Subsidiary that would have been delivered under Sections 6.1.(a)(iv) through (viii) and (xv) if such Material Subsidiary had been one on the Effective Date; provided, however, promptly (and in any event within 10 days) upon any Exempt Subsidiary ceasing to be subject to the restriction which prevented it from becoming a Guarantor on the Effective Date or delivering an Accession Agreement pursuant to this Section, as the case may be, such Subsidiary shall comply with the provisions of this Section. The Borrower shall send to each Lender copies of each of the foregoing items once the Agent has received all such items with respect to a Material Subsidiary.
(b) Release of Madison Bar Company. The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, Madison Bar Company from the Guaranty, Madison Bar Company’s Security Agreement and the pledge of Equity Interests in Madison Bar Company so long as: (i) Madison Bar Company does not then own or hold any asset, (ii) simultaneously with such release, Madison Bar Company’s existence is terminated, (iii) no Default or Event of Default shall exist immediately prior to, and shall not exist immediately after giving effect to, such release; (iv) the representations and warranties made or deemed made by each Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents (other than a change in factual circumstances since December 31, 2008, that constitutes a material adverse change in the business, assets, liabilities, financial condition or results of operations of Holdings and its Subsidiaries taken as a whole); and (v) the Agent shall have received such written request at least 10 Business Days prior to the requested date of such release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

Section 8.12 Exchange Listing.
Holdings shall maintain at least one class of common shares of Holdings having trading privileges on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.
ARTICLE. IX Information
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., Holdings and the Borrower, as applicable, shall comply with the following covenants:
Section 9.1 Quarterly Financial Statements.
Not later than 5 days following the filing by Holdings of its Form 10-Q with the SEC, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, the Borrower shall furnish to each Lender a copy of Holdings’ unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Holdings and its subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
Section 9.2 Year-End Statements.
Not later than 5 days following the filing by Holdings of its Form 10-K with the SEC, and in any event within 90 days after the end of each fiscal year of Holdings, the Borrower shall furnish to each Lender a copy of Holdings’ audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO Seidman, LLP or other independent registered public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

Section 9.3 Compliance Certificate; Borrowing Base Certificate; Etc.
Concurrently with the delivery of financial statements under Sections 9.1. and 9.2., the Borrower shall furnish to each Lender each of the following:
(a) Compliance Certificate. A certificate of a Financial Officer substantially in the form of Exhibit I (a “Compliance Certificate”) (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the covenants contained in Section 10.11. and (iii) stating whether any change in the application of GAAP to the financial statements of Holdings has occurred since the later of the date of the Borrower’s audited financial statements referred to in Section 7.1.(k) and the date of the prior certificate delivered pursuant to this Section indicating such a change and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(b) Borrowing Base Certificate. A Borrowing Base Certificate including a calculation of the Net Operating Income of each Collateral Property and setting forth the other information to be contained therein as of the last day of the applicable fiscal period;
(c) Income Statements. An income statement for each Borrowing Base Property for the period covered by the applicable financial statements;
(d) ADR, Etc. Average daily rate, occupancy and revenue per available room reports for each Borrowing Base Property and for the Borrower, in each case, for the applicable period; and
(e) STAR Reports. STAR reports from Smith Travel Research for each Borrowing Base Property for the applicable period.
Section 9.4 Other Information.
Holdings or the Borrower, as applicable, shall furnish to each Lender (or to the Agent if so provided below) each of the following:
(a) Securities Filings. Within 5 Business Days of the filing thereof, copies of all registration statements (excluding the exhibits thereto (unless requested by the Agent) and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which Holdings, the Borrower, any other Loan Party or any other Subsidiary shall file with the SEC or any national securities exchange;
(b) Budgets. Prior to the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

(c) ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief executive officer or chief financial officer of Holdings setting forth details as to such occurrence and the action, if any, which Holdings or applicable member of the ERISA Group is required or proposes to take;
(d) Change of Financial Condition. Prompt notice of any change in the business, operations, properties, financial condition or results of operations of Holdings, the Borrower, any other Loan Party or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;
(e) Default. Promptly upon a Financial Officer obtaining knowledge thereof, notice of the occurrence of any Default or Event of Default;
(f) Patriot Act Information. From time to time and promptly upon each request, information identifying any Loan Party as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));
(g) Swap Agreements. On the Fifth Amendment Effective Date and at any time that a Compliance Certificate is delivered pursuant to Section 9.3.(a), a schedule listing each Swap Agreement to which any Loan Party is party, or as to which any Loan Party is a guarantor, or otherwise has any direct or contingent obligation, and stating (i) which assets, if any, secure such Swap Agreement and (ii) who owns such assets.
(h) Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of Holdings, the Borrower, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

Section 9.5 Electronic Delivery of Certain Information.
(a) Holdings and the Borrower may deliver documents, materials and other information required to be delivered pursuant to Article IX. (collectively, “Information”) in an electronic format acceptable to the Agent by e-mailing any such Information to an e-mail address of the Agent as specified by the Agent from time to time. Any Information provided in such manner shall only be deemed to have been delivered to the Agent and the Lenders on the date on which the Agent posts such Information (which the Agent shall do promptly upon receipt) on behalf of Holdings or the Borrower, as applicable, on an internet or intranet website to which each Lender and the Agent has access, whether a commercial, third-party website (such as Intralinks or SyndTrak) or a website sponsored by the Agent (the “Platform”).
(b) In addition, Holdings and the Borrower may deliver Information required to be delivered pursuant to Sections 9.1., 9.2., and 9.4.(a) by posting any such Information to Holdings’ internet website (as of the Fifth Amendment Effective Date, www.morganshotelgroup.com). Any such Information provided in such manner shall only be deemed to have been delivered to the Agent or a Lender (i) on the date on which the Agent or such Lender, as applicable, receives notice from Holdings or the Borrower that such Information has been posted to Holdings’ internet website and (ii) only if such Information is publicly available without charge on such website. If for any reason, the Agent or a Lender either did not receive such notice or after reasonable efforts was unable to access such website, then the Agent or such Lender, as applicable, shall not be deemed to have received such Information. In addition to any manner permitted by Section 13.1., Holdings and the Borrower may notify the Agent or a Lender that Information has been posted to such a website by causing an e-mail notification to be sent to an e-mail address specified from time to time by the Agent or such Lender, as applicable.
(c) Notwithstanding anything in this Section to the contrary (i) Holdings and the Borrower shall deliver paper copies of Information to the Agent or any Lender that requests Holdings and the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given to Holdings and the Borrower by the Agent or such Lender and (ii) in every instance Holdings shall be required to provide to the Agent a paper original of the Compliance Certificate required by Section 9.3.(a).
(d) Each of Holdings and the Borrower acknowledges and agrees that the Agent may make Information, as well as any other written information, reports, data, certificates, documents, instruments, agreements and other materials relating to Holdings, the Borrower, any Subsidiary or any other Loan Party or any other materials or matters relating to this Agreement, any of the other Loan Documents or any of the transactions contemplated by the Loan Documents, in each case to the extent that the Agent’s communication thereof to the Lenders is otherwise permitted hereunder (collectively, the “Communications”) available to the Lenders by posting the same on the Platform. Each of Holdings and the Borrower acknowledges that (i) the distribution of material through an electronic medium, such as the Platform, is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.
(e) The Agent shall have no obligation to request the delivery or to maintain copies of any of the Information or other materials referred to above, and in no event shall have any responsibility to monitor compliance by Holdings or the Borrower with any such requests. Each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such Information or other materials.

ARTICLE. X Negative Covenants
For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 13.6., all of the Lenders) shall otherwise consent in the manner set forth in Section 13.6., each of Holdings and the Borrower, as applicable, shall comply with the following covenants:
Section 10.1 Indebtedness; Certain Equity Securities.
(a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i) Indebtedness created under the Loan Documents;
(ii) (1) Indebtedness existing on the Effective Date and set forth in Schedule 10.1.(a), (2) Indebtedness existing on the Fifth Amendment Effective Date that is permitted by one of the other subsections of this Section 10.1.(a), and (3) extensions, renewals and replacements of any such Indebtedness described in clause (1) or (2), provided that such extending, renewal or replacement Indebtedness (A) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced (unless such obligor is a Subsidiary formed specifically for that purpose), (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon), and (C) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced;
(iii) Additional Mortgage Indebtedness and extensions, renewals and replacements thereof, in each case incurred, extended, renewed or replaced prior to the Fifth Amendment Effective Date if, on the date of such incurrence or extension, renewal or replacement and after giving effect thereto on a Pro Forma Basis, the Leverage Ratio as defined in the Existing Credit Agreement shall not exceed the ratio then applicable under Section 10.11.(a) of the Existing Credit Agreement;
(iv) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary, provided (A) that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary that is a Loan Party shall be subject to Section 10.4. and (B) Indebtedness of the Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms reasonably satisfactory to the Agent;

(v) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary, provided that (A) the Indebtedness so Guaranteed is permitted by this Section (other than clause (a)(ii) or (a)(vii)), (B) Guarantees by the Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section  10.4. and (C) Guarantees permitted under this clause (v) shall be subordinated to the Obligations of the applicable Subsidiary that is a Loan Party to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;
(vi) (A) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by the Borrower or any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the outstanding principal amount of such extensions, renewals and replacements does not exceed the principal of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon); provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $5,000,000 at any time outstanding, and any Indebtedness permitted by this clause (vi) that is incurred on or after the Fifth Amendment Effective Date shall not be used to finance the acquisition, construction, improvement or expansion of hotels not owned by the Borrower or its Subsidiaries as of the Fifth Amendment Effective Date;
(vii) Indebtedness of any Person that becomes a Subsidiary after October 6, 2006 but prior to the Fifth Amendment Effective Date, provided that such Indebtedness exists at the time such Person becomes a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary, and extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium thereon), provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $5,000,000 at any time outstanding;
(viii) (A) a Guarantee by the Borrower of Indebtedness of Holdings permitted under Section 10.1.(b)(iii), provided the Guarantee permitted under this clause (viii)(A) shall be subordinated to the Obligations to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations and (B) other unsecured Indebtedness of the Borrower or any Subsidiary incurred prior to the Fifth Amendment Effective Date in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;
(ix) Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;

(x) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;
(xi) Indebtedness in respect of Swap Agreements permitted by Section 10.6.;
(xii) Capital Lease Obligations of the Borrower or any Subsidiary that are incurred prior to the Fifth Amendment Effective Date and result from any arrangement whereby the Borrower or such Subsidiary sells or transfers any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred if, on the date of such incurrence on a Pro Forma Basis, the Leverage Ratio as defined in the Existing Credit Agreement shall not exceed the ratio then applicable under Section 10.11.(a);
(xiii) (A) Guarantees and/or indemnities (other than in respect of payment of principal or interest) by the Borrower or any Subsidiary in respect of capital contributions, project completions and cost-overruns and other performance matters and (B) Guarantees and/or indemnities in respect of customary non-recourse carveouts (including, without limitation environmental, fraud, misappropriation and bankruptcy matters), in each case in connection with investments or Indebtedness otherwise permitted under this Agreement; and
(xiv) Guarantees by the Borrower or any Subsidiary of: (A) Indebtedness of any joint venture that is not a Subsidiary, provided that such Guarantee and such Indebtedness are in effect prior to the Fifth Amendment Effective Date or (B) any extension, renewal or replacement of Indebtedness (the “Original Indebtedness”) described in clause (A) so long as such Borrower or Subsidiary guaranteed the Original Indebtedness prior to the Fifth Amendment Effective Date and such extension, renewal or replacement shall not increase the amount of Indebtedness guaranteed except by an amount equal to any accrued but unpaid interest and redemption premium on such Indebtedness.
(b) Holdings will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under the Loan Documents, (ii) Indebtedness that would be permitted to be created, incurred or assumed by the Borrower or any Subsidiary under Sections 10.1.(a)(v), (ix), (x), (xi) and (xiii) and (iii) Indebtedness in respect of the Convertible Notes in an aggregate principal amount not exceeding $150,000,000 (plus an over allotment of up to 15.0%) at any time outstanding.
(c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue or permit to remain outstanding any Preferred Equity Interests except in the case of Holdings or the Borrower (or, in the case of the Trust Preferred Securities, MHG Capital Trust I), Preferred Equity Interests that are Qualified Equity Interests in an aggregate principal amount not exceeding $150,000,000 at any time outstanding; provided that any such Preferred Equity Interests issued by the Borrower to Holdings for purposes of matching Preferred Equity Interests issued by Holdings shall be excluded from the calculation of such amount.

Section 10.2 Liens.
(a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(i) Liens created under the Loan Documents and in the case of any Collateral encumbered by a Security Document, other Liens expressly permitted on such Collateral by such Security Document;
(ii) Permitted Liens;
(iii) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 7.1.(f), provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (B) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon);
(iv) Liens securing Indebtedness permitted by clause (a)(iii) of Section 10.1., provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (B) except in the case of Indebtedness existing on the Fifth Amendment Effective Date and any extension, renewal or replacement of such Indebtedness, the Indebtedness secured thereby does not exceed the fair market value of the property or assets securing such Indebtedness at the time such security interest attaches;
(v) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business) and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium thereon);

(vi) Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation incurred) by the Borrower or any Subsidiary, provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (vi)(A) of Section 10.1.(a) or to extend, renew or replace such Indebtedness and permitted by clause (vi)(B) of Section 10.1.(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement ( provided that this clause (B) shall not apply to any Indebtedness permitted by clause (vi)(B) of Section 10.1.(a) or any Lien securing such Indebtedness), (C) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (vi)(A) of Section 10.1.(a), its fair market value at the time such security interest attaches, and in any event, the aggregate principal amount of such Indebtedness does not exceed $5,000,000 at any time outstanding and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary (except assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business);
(vii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(viii) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;
(ix) Liens that are rights of setoff relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;
(x) Liens not otherwise permitted by this Section to the extent that neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $1,000,000 at any time outstanding;
(xi) Liens granted by a Subsidiary that is not a Loan Party in favor of the Borrower or another Loan Party in respect of Indebtedness or other obligations owed by such Subsidiary to such Loan Party;
(xii) Liens securing Indebtedness permitted by clause (a)(xii) of Section 10.1., provided that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary (other than assets financed by the same financing source pursuant to the same financing scheme in the ordinary course of business); and
(xiii) Liens of the type described on Schedule 10.2.(xiii) in an aggregate amount not to exceed the amount set forth therein.
(b) No Liens on Collateral Property. For avoidance of a doubt, neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, create, incur, assume, or permit to exist Indebtedness secured by, or Liens (including, without limitation, a Lien securing any Additional Mortgage Indebtedness) on, any Collateral Property except for Permitted Encumbrances (as defined in the Security Deed encumbering such Collateral Property).

Section 10.3 Fundamental Changes.
(a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, (i) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (w) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving entity, (x) any Person (other than the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary that is a Loan Party) is a Subsidiary that is Loan Party, (y) any Subsidiary (other than a Subsidiary that is a Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (z) any Subsidiary (other than any Subsidiary that is a Loan Party) may merge into another Person in a transaction permitted by Section 10.5. in which such Person is the surviving entity, provided that any such merger involving a Person that is not a Wholly Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 10.4. and 10.5.
(b) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto.
(c) Holdings will not engage in any business or activity other than the ownership of Equity Interests of the Borrower, Investments permitted under Section 10.4.(p) and activities incidental thereto and compliance with its obligations under the Loan Documents. Holdings will not own or acquire any assets (other than Equity Interests of the Borrower, cash, Permitted Investments and Investments permitted under Section 10.4.(p)) or incur any liabilities (other than liabilities under the Loan Documents, liabilities permitted pursuant to Section 10.1.(b), liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence as a public holding company and permitted business and activities).
Section 10.4 Investments, Loans, Advances, Guarantees and Acquisitions.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interests (but specifically excluding (x) Holdings’ right to acquire and hold additional Equity Interests in (including, for this purpose, to the extent not otherwise falling within the definition of “Equity Interests”, any trust preferred securities of) the Borrower and (y) redemptions or other repurchases by the Borrower or Holdings of any such Equity Interests in accordance with the provisions of Sections 4.2.(e) and 7.4.(d) of the LLC Agreement) in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
(a) Permitted Investments;

(b) Permitted Acquisitions;
(c) investments existing on the date hereof and set forth on Schedule 10.4.;
(d) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of Holdings, the Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;
(e) (i) investments by Holdings in Equity Interests of the Borrower, by the Borrower or any other Loan Party (other than Holdings) in Equity Interests of a Subsidiary that is a Loan Party or any direct or indirect Wholly Owned Subsidiary of any Loan Party and (ii) loans or advances made by the Borrower or any other Loan Party (other than Holdings) to any Subsidiary that is a Loan Party or any direct or indirect Wholly Owned Subsidiary of any Loan Party and (iii) any contribution of assets from a Loan Party or a Wholly Owned Subsidiary of a Loan Party to another Loan Party or Wholly Owned Subsidiary of a Loan Party;
(f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
(g) investments in the form of Swap Agreements permitted by Section 10.6.;
(h) investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;
(i) investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Lien”;
(j) investments received in connection with the disposition of any asset permitted by Section 10.5.;
(k) receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any Subsidiary deems reasonable under the circumstances;

(l) investments by the Borrower or a Subsidiary in Equity Interests in joint ventures the primary business of which are businesses of the type conducted by the Borrower and the Subsidiaries on the Effective Date and businesses reasonably related thereto, provided that immediately after giving effect to such investment, (i) the Borrower or such Subsidiary will own Equity Interests in such joint venture representing at least 50% of the aggregate equity value represented by the issued and outstanding Equity Interests in such joint venture, (ii) the Borrower or a Subsidiary will manage or otherwise be responsible for the day-to-day operations of such joint venture pursuant to a customary management contract (or will have been designated to act in such capacity upon project completion) or will have influence over such day-to-day operations by virtue of a franchise arrangement (or will have been designated to have such influence upon project completion) or (iii) the Borrower or a Subsidiary will be the managing member or day-to-day administrative member of such joint venture, or will have approval rights over major decisions with respect to such joint venture;
(m) other investments, loans and advances by the Borrower or any Subsidiary in an aggregate amount, as valued at cost at the time each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance other than Guarantees permitted under Section 10.1.(a)(xiv)) and without giving effect to any write-downs or write-offs thereof, that at the time of, and after giving effect to, the making thereof would not exceed 25% of Total Assets as of the end of the fiscal quarter immediately prior to the date of such investment for which financial statements have been delivered pursuant to Section 9.1. or 9.2.;
(n) repurchases by either of Holdings or the Borrower of the investments described in Schedule 10.4.(n);
(o) any Guarantees and/or indemnities permitted by Section 10.1.(a)(viii)(A) or 10.1.(a)(xiii); and
(p) investments by Holdings in Equity Interests of a Subsidiary or other Person who (i) is not a Subsidiary of the Borrower and (ii) directly or indirectly owns the Hard Rock Hotel and Casino in Las Vegas, Nevada and other assets incidental thereto.
Section 10.5 Asset Sales.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary in compliance with Section 10.4.(e)(i)), except:
(a) sales, transfers, leases and other dispositions of (i) inventory, (ii) used or surplus equipment and (iii) Permitted Investments, in each case in the ordinary course of business;
(b) sales, transfers, leases and other dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers, leases or other dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 10.8.;
(c) sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;

(d) sales, transfers, leases and other dispositions of property to the extent that such property constitutes an investment permitted by clause (f), (h) or (j) of Section 10.4. or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold);
(e) sale and leaseback transactions not prohibited by any other Section of this Article X.;
(f) leases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Subsidiary;
(g) licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings, the Borrower or any Subsidiary;
(h) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;
(i) sales, transfers and other dispositions of assets (other than a Collateral Property) or any direct or indirect interest therein, provided that promptly following the receipt of any cash proceeds from such sale, transfer or disposition, the Borrower or the applicable Subsidiary will use such proceeds to (x) acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Loan Parties, or make investments pursuant to Section 10.4.(b), in each case within nine months of such receipt or (y) repay outstanding Indebtedness;
(j) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold, and other than a Collateral Property) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (j) shall not exceed $5,000,000 during any fiscal year of the Borrower.

Section 10.6 Swap Agreements.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, (a) enter into any Swap Agreement, except (i) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of shares of capital stock or other equity ownership interests of the Borrower or any Subsidiary), (ii) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary, (iii) the Borrower or any Subsidiary will be entitled to issue interest rate protection pursuant to one or more Swap Agreements if and to the extent that one or more other Wholly Owned Subsidiaries of the Borrower or such Subsidiary is purchasing or already owns offsetting interest rate protection for the same duration (or longer) and notional amount (or greater) and (iv) Holdings may enter into hedge and warrant transactions in connection with the Convertible Notes for the purpose of reducing potential dilution from conversion of the Convertible Notes, or (b) secure any Swap Agreement with the Collateral, other than the Secured Swap Agreements. Any Secured Swap Agreements may be extended, renewed or replaced and remain so secured, so long as (a) the nominal amount of such Swap Agreement is not increased, (b) such extension, renewal or replacement does not increase the amount by which any Loan Party or any Subsidiary is “out of the money” under such Swap Agreement, (c) the obligations and risks of any Loan Party or Subsidiary under such Swap Agreement are not increased in any material respect, (d) the expiration date and termination date of such extension, renewal or replacement are no later than October 12, 2011, and (e) such extension, renewal or replacement is entered into with a Lender or an Affiliate of a Lender.
Section 10.7 Restricted Payments.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Subsidiaries of the Borrower may declare and pay dividends ratably with respect to their Equity Interests, (ii) Holdings may declare and pay dividends with respect to its common stock payable solely in shares of common stock, (iii) the Borrower may, or may make Restricted Payments to Holdings so that Holdings may (and Holdings may), make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans approved by Holdings’ board of directors for management or employees of Holdings, the Borrower and the Subsidiaries, (iv) the Borrower may make Restricted Payments to Holdings at such times and in such amounts (A) as shall be necessary to permit Holdings to discharge its general corporate and overhead (including franchise taxes and directors fees) expenses incurred in the ordinary course and other permitted liabilities and (B) as shall be necessary to pay the tax liabilities of Holdings directly attributable to (or arising as a result of) the operations of the Borrower and the Subsidiaries; provided that (1) the amount of Restricted Payments pursuant to clause (B) of this clause (iv) shall not exceed the amount that the Borrower and the Subsidiaries would be required to pay in respect of federal, State and local taxes were the Borrower and the Subsidiaries to pay such taxes as stand-alone taxpayers, (2) all Restricted Payments made to Holdings pursuant to this clause (iv) are used by Holdings for the purposes specified herein within ten Business Days after Holdings’ receipt thereof and (3) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (v) each of Holdings and the Borrower may declare and pay dividends in respect of Qualified Equity Interests and/or Trust Preferred Securities otherwise permitted hereunder, and (vi) to the extent constituting Restricted Payments, Holdings and the Borrower may purchase the investments permitted by Section 10.4.(n).

Section 10.8 Transactions with Affiliates.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties or, in the case of management and/or franchise agreements arising in the ordinary course of business, agreements between any Subsidiary and the Borrower or any other Subsidiary as reasonably deemed appropriate by the Borrower, (ii) transactions between or among the Borrower and the Subsidiaries that are Loan Parties not involving any other Affiliate, (iii) payroll, travel and similar advances to cover matters permitted under Section 10.4.(d), (iv) the payment of reasonable fees to directors or managers of Holdings, the Borrower or any Subsidiary who are not employees of Holdings, the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, managers, officers or employees of Holdings, the Borrower or the Subsidiaries in the ordinary course of business, (v) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by Holdings’ board of directors, (vi) employment and severance arrangements entered into in the ordinary course of business between Holdings, the Borrower or any Subsidiary and any employee thereof and approved by Holdings’ board of directors, (vii) transactions contemplated by and payments due to Ian Schrager under the Consulting Agreement, (viii) any Restricted Payment permitted by Section 10.7. or any distributions of cash or other assets from any Person to any Loan Party or any Subsidiary in respect of Equity Interests held by such Loan Party or Subsidiary in that Person and (ix) capital contributions and other investments permitted by Section 10.4. by the Borrower to a Subsidiary or other Affiliate or by a Subsidiary to any other Subsidiary or Affiliate, provided that a Financial Officer has determined in good faith that the terms of such contribution or other investment are fair and reasonable to the contributing party.
Section 10.9 Restrictive Agreements.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) law or (B) any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.9. (but shall apply to any extension or renewal of, or any amendment, modification or replacement expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder, (iv) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such Indebtedness (x) prohibits the issuer thereof (other than a Loan Party) from issuing any Guarantee of Indebtedness or (y) contains negative pledge clauses or other restrictions or conditions applicable only to the property or assets of such issuer and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 10.10 Amendment of Material Documents.
Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify, waive, terminate or release (a) its certificate of incorporation, by-laws or other organizational documents, (b) the Indebtedness permitted under Section 10.1.(a)(ii)(1), other than repayment or termination of such Indebtedness, or (c) any agreements governing any joint venture of the Borrower or any Subsidiary as of the Effective Date which joint venture owns any asset used in or related to any Collateral Property, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to Holdings, the Borrower, any Subsidiary or the Lenders; provided, however, that in the case of clause (b), any amendment, modification or waiver with respect to Indebtedness that would not violate the requirements of Section 10.1.(a)(ii) if made in the context of a refinancing shall be permitted under this Section 10.10. (whether or not associated with a refinancing). Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, amend, modify, waive, terminate or release any agreements governing any joint venture of the Borrower or any Subsidiary as of the Effective Date if such amendment, modification, waiver, termination or release would have a Material Adverse Effect.
Section 10.11 Financial Covenants.
Neither Holdings nor the Borrower shall permit:
(a) Minimum Fixed Charge Coverage Ratio. The ratio (determined on a Pro Forma Basis in accordance with Section 1.4.) of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ending to (ii) Fixed Charges for such period, to be less than 0.90 to 1.00 at any time.
(b) Capital Expenditures. Holdings, any Borrowers or any Subsidiary to make any capital expenditures with respect to the Properties, other than (i) maintenance capital expenditures for any Property that is a hotel not exceeding four percent (4%) of the budgeted annual gross revenues of such hotel, (ii) restoration capital expenditures in connection with casualty events (subject to the terms of any Security Document), (iii) emergency capital expenditures for health and safety purposes and (iv) other planned improvements and capital expenditures specified on Schedule 10.11.(b) or otherwise approved by the Agent (such approval not to be unreasonably withheld or delayed). In addition, prior to the Fifth Amendment Effective Date and before the beginning of each annual budget period, the Borrower shall provide the Agent with a capital budget for each such Property consistent with the foregoing and used by the Borrower in its business planning process, and no maintenance capital expenditures shall exceed such capital budget unless approved in writing by the Agent (such approval not to be unreasonably withheld or delayed).
Section 10.12 Changes in Fiscal Periods.
Holdings will neither (a) permit its fiscal year or the fiscal year of the Borrower or any Subsidiary to end on a day other than December 31, nor (b) change its method of determining fiscal quarters.

Section 10.13 ERISA Exemptions.
Holdings and the Borrower shall not, and shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
Section 10.14 Availability of Exceptions.
For the avoidance of doubt, in determining compliance with the restrictions set forth in this Article X with respect to any proposed financing, purchase, sale or other transaction, the Loan Parties shall be entitled to elect and rely upon any single exception or any combination of applicable exceptions as they deem appropriate.
ARTICLE. XI Default
Section 11.1 Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a) any Borrower shall fail to pay any principal of any Loan owing by it or, in the case of the Borrower, any Reimbursement Obligation, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b) any Borrower shall fail to pay any interest on any Loan owing by it or any fee, any other amount (other than an amount referred to in paragraph (a) of this Article) payable by it under any Loan Document or any other Obligation, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any Subsidiary in any Loan Document (other than a Security Deed; any Assignment of Contracts, Documents and Rights; any Assignment of Leases and Rents; any Property Management Contract Assignment; any Affidavit of Title and Non-Foreign Certificate; any Closing Certification; and any Certificate Concerning Leases and rent roll certification (collectively, the “Real Estate Security Documents”)) or any amendment or modification thereof or waiver thereunder, or in any written report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 8.1. (with respect to keeping in effect the existence of Holdings or the Borrower), Section 8.7., subsection (c), (d) or (e) of Section 9.4., Section 10.1. (indebtedness), Section 10.3. (fundamental change), Section 10.7. (restricted payments) or Section 10.11. (financial covenants), or (ii) any other Section of Article X. not referred to in clause (i) above and in the case of this clause (ii) only, such failure shall continue unremedied for a period of 10 days after the Borrower receives written notice thereof from the Agent;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in subsections (a), (b) or (d) of this Section or in any Real Estate Security Document), and such failure shall continue unremedied for a period of 30 days after Borrower receives written notice thereof from the Agent to the Borrower;
(f) Holdings, the Borrower or any Subsidiary that is a Loan Party shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) constitutes a default with respect to any Material Indebtedness and all applicable notice or cure periods have expired such that the lender or other party thereto is entitled to accelerate such Material Indebtedness or exercise its other similar enforcement or collateral remedies on account of such default;
(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i) Holdings, the Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower, any Subsidiary that is a Loan Party or any other Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any formal action for the purpose of effecting any of the foregoing;
(j) Holdings, the Borrower, any Subsidiary that is Loan Party, or any other Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against Holdings, the Borrower, or any Subsidiary or any combination thereof (provided that in determining whether the foregoing threshold is satisfied, there shall be excluded any portion of such judgments that is fully covered by a solvent third party insurance company (less any applicable deductible) and as to which the insurer has not disputed, in writing, its responsibility to cover such judgment, order, decree or arbitration award) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any Subsidiary to enforce any such judgment;
(l) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000 shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;
(m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral with a fair value in excess of $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or (B) file Uniform Commercial Code continuation statements;
(n) any Loan Document or any Guarantee of the Obligations shall for any reason be asserted by any Loan Party in writing not to be a legal, valid and binding obligation of any Loan Party thereto;
(o) the Guaranty shall cease to be in full force and effect (other than in accordance with the terms of the Loan Documents); or
(p) a Change in Control shall occur.

Notwithstanding the foregoing, any events that would give rise to an Event of Default under subsections (h), (i), (j) or (k) of this Section 11.1. will not constitute an Event of Default with respect to a Subsidiary of the Borrower that is not a Loan Party (the “Defaulting Subsidiary”), if and for so long as (1) the Defaulting Subsidiary is a special purpose entity that does not own any assets other than a direct or indirect interest in one Property (the “Subject Property”) and that does not have any Indebtedness or other liabilities other than those directly related to the ownership and operation of the Subject Property, (2) the event giving rise to the Event of Default occurs as a result of a default by the Defaulting Subsidiary under a mortgage loan or mezzanine loan (the “Property Debt”) financing the Subject Property, (3) the Subject Property is not Collateral for any of the Obligations, (4) such Property Debt is non-recourse to the Defaulting Subsidiary, Holdings, the Borrower and any other Subsidiary, (5) neither Holdings, the Borrower nor any other Subsidiary (other than the Defaulting Subsidiary) has any remaining liability or obligation (and the Defaulting Subsidiary has no remaining liability or obligation other than a non-recourse obligation) with respect to the Property Debt or any other Indebtedness of the Defaulting Subsidiary other than customary “bad boy” nonrecourse carveouts with respect to the Property Debt, and (6) the Agent has not determined that there is a reasonable basis for any claim to be asserted, or if a claim has been asserted, has not determined that there is a reasonable basis for such claim, in either case, against Holdings, the Borrower or any other Subsidiary (other than a non-recourse claim against the Defaulting Subsidiary) under any such “bad boy” nonrecourse carveout, under any guaranty or under any other document related to such Property Debt or any other Indebtedness of the Defaulting Subsidiary;
Section 11.2 Remedies Upon Event of Default.
Upon the occurrence of an Event of Default the following provisions shall apply:
(a) Acceleration; Termination of Facilities.
(i) Automatic. Upon the occurrence of an Event of Default specified in Section 11.1.(h) or 11.1.(i), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 11.5. and (iii) all of the other Obligations (other than obligations in respect of Swap Agreements and Treasury Management Services Agreement), including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments, the obligation of the Lenders to make Loans and the obligation of the Agent to issue Letters of Credit hereunder, shall all immediately and automatically terminate.
(ii) Optional. If any other Event of Default shall exist, the Agent shall, at the direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 11.5. and (3) all of the other Obligations (other than obligations in respect of Swap Agreements and Treasury Management Services Agreement), including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers and (B) terminate the Commitments, the obligation of the Lenders to make Loans hereunder and the obligation of the Agent to issue Letters of Credit hereunder.

(b) Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c) Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.
(d) Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Borrower and its Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Borrower and its Subsidiaries and to exercise such power as the court shall confer upon such receiver.
(e) [Reserved.]
Section 11.3 Remedies Upon Default.
Upon the occurrence of a Default specified in Section 11.1.(h), the Commitments shall immediately and automatically terminate.
Section 11.4 Allocation of Proceeds.
If an Event of Default shall exist and maturity of any of the Obligations has been accelerated, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied in the following order and priority:
(a) amounts due the Agent in respect of fees and expenses due under Section 13.2.;
(b) amounts due the Lenders in respect of fees and expenses due under Section 13.2., pro rata in the amount then due each Lender;
(c) payments of interest on all other Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders;
(d) amounts due the Agent and the Lenders pursuant to Sections 12.8. and 13.9.;
(e) payments of principal of all other Loans, Reimbursement Obligations and other Letter of Credit Liabilities and amounts then due and payable under any Secured Swap Agreement or Treasury Management Services Agreement between the Borrower and any Lender (or any affiliate of a Lender), to be applied for the ratable benefit of the Lenders (and in the case of any Swap Agreement or Treasury Management Services Agreement, any affiliate of a Lender); provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;

(f) payment of all other Obligations (other than Swap Agreements) and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;
(g) payment of all amounts due and payable under any Swap Agreement (other than a Secured Swap Agreement) between the Borrower and any Lender (or an affiliate of a Lender), to be applied for the ratable benefit of the Lender and any affiliate of a Lender; and
(h) any amount remaining after application as provided above, shall be paid to the Borrower or whoever else may be legally entitled thereto.
Section 11.5 Collateral Account.
(a) As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.
(b) Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in Permitted Investments as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.
(c) If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.
(d) If an Event of Default exists, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 11.4.

(e) So long as no Default or Event of Default exists, and to the extent (i) amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, (ii) the amounts on deposit in the Collateral Account as a result of payments made pursuant to Section 2.8.(b)(ii) with respect to Tranche A Letters of Credit exceeds the Tranche A Letter of Credit Liabilities or (iii) the amounts on deposit in the Collateral Account as a result of payments made pursuant to Section 2.8.(b)(iii) with respect to Tranche B Letters of Credit exceeds the Tranche B Letter of Credit Liabilities, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities, Tranche A Letter of Credit Liabilities, or Tranche B Letter of Credit Liabilities, as applicable, at such time.
(f) The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.
Section 11.6 Performance by Agent.
If the Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.
Section 11.7 Rights Cumulative.
The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
Section 11.8 Remedies in Respect of Real Estate Security Documents.
If (a) there shall have occurred and be continuing an event of default under the Security Deed or any other Security Document relating to a Collateral Property, (b) an Event of Default shall not otherwise exist and (c) the Borrower would be permitted to cause such Collateral Property to be released from the Liens created by the Security Documents applicable to such Collateral Property in accordance with the terms of Section 4.3., then the Agent shall not be entitled to exercise any right or remedy it may have under such Security Documents as a result of the occurrence and continuation such event of default under any such Security Document.

ARTICLE. XII The Agent
Section 12.1 Authorization and Action.
Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, the Agent will forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy.
Section 12.2 Agent’s Reliance, Etc.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 6.1.) or inspect the property, books or records of the Borrower or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.
Section 12.3 Notice of Defaults.
The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.” Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.
Section 12.4 Wachovia as Lender.
Wachovia, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wachovia in each case in its individual capacity. Wachovia and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with, the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any affiliate may accept fees and other consideration from the Borrower or any other Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, Wachovia or its affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.

Section 12.5 Approvals of Lenders.
All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Agent’s recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 12.6 Collateral Matters.
(a) The Agent is authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents.
(b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of this Agreement in accordance with Section 13.10. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent’s authority to release particular types or items of Collateral pursuant to this Section or any other applicable provision of any of the other Loan Documents.
(c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, and upon at least 5 Business Days’ prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by all of the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent’s opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty; and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Agent shall be authorized to deduct all of the expenses reasonably incurred by the Agent from the proceeds of any such sale, transfer or foreclosure.

(d) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent’s own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except to the extent found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the Agent’s gross negligence or willful misconduct.
(e) Upon the termination of this Agreement and the payment in full of all Obligations in accordance with Section 13.10. (the “Full Payment”), upon the written request of the Borrower, the Agent and each Lender shall use commercially reasonable efforts to (i) assign, or sever into two (2) or more separate notes in denominations that the Borrower requests, each of its Tranche A Borrower Notes, Tranche A Florida Borrower Notes or Tranche B Notes, and assign the Security Deed on the Florida Property or the NY Mortgage, to any Person(s) designated by the Borrower, which assignment and severance documents shall be in recordable form, (ii) deliver to or as directed by the Borrower all original executed Tranche A Borrower Notes, Tranche A Florida Borrower Notes or Tranche B Notes, as applicable, and all originally executed other notes which may have been consolidated, amended and/or restated in connection with the execution of such Tranche A Borrower Notes, Tranche A Florida Borrower Notes or Tranche B Notes or, with respect to any note where the original has been lost, destroyed or mutilated, a lost note affidavit, (iii) execute and deliver an allonge with respect to each Tranche A Borrower Note, Tranche A Florida Borrower Note or Tranche B Note (or as it may have been split pursuant to (i) above) and any other note(s) described in clause (ii) above, (iv) deliver the original recorded copy of the mortgage or a certified copy of record, and (v) execute and deliver such other instruments of conveyance, assignment, termination, severance and release (including appropriate UCC-3 termination statements) in recordable form as may be acceptable to the Agent and each such Lender in its sole discretion, in each case, without recourse against the Agent or any Lender and without any covenant, representation or warranty by the Agent or any Lender and notwithstanding anything to the contrary contained herein, pursuant to instruments or other documents in form and substance satisfactory to the Agent and the Lenders. In connection with any transaction contemplated by this Section 12.6., the Borrower shall submit to the Agent and each Lender for their review, not less than fifteen (15) days prior to the date of any assignment of the mortgage or the payment in full of the Obligations, all instruments and documents to be executed by the Agent or any Lender. All out-of-pocket costs and expenses (including without limitation all fees and expenses of counsel) incurred by the Agent or any Lender pursuant to this Section 12.6(e) shall be paid and reimbursed by the Borrowers, jointly and severally. In addition to any indemnification obligations set forth elsewhere in this Agreement or in any other Loan Document, the Borrowers, jointly and severally, shall indemnify the Agent, each Lender and each other Indemnified Party from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature incurred by any Indemnified Party arising from or in connection with this Section or any assignment, document, act, or obligation described herein or related hereto. The expense payment and reimbursement obligations, and the indemnification obligations, of the Borrowers set forth in this Section shall survive termination of this Agreement and the other Loan Documents.

Section 12.7 Lender Credit Decision, Etc.
Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of Holdings, the Borrower, any other Loan Party, any other Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of Holdings, the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Holdings, Borrower, the other Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of Holdings, the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.
Section 12.8 Indemnification of Agent.
Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 12.9 Successor Agent.
The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent’s giving of notice of resignation, then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000 and provided no Default or Event of Default exists, shall be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. After any Agent’s resignation hereunder as Agent, the provisions of this Article XII. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

Section 12.10 Titled Agents.
Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Arrangers”, “Syndication Agent”, and other similar titles are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.
ARTICLE. XIII Miscellaneous
Section 13.1 Notices.
Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:
If to the Borrower or Holdings, to it at:
475 Tenth Avenue
New York, New York 10018
Attn: Richard Szymanski
Telephone: (212) 277-4188
Telecopy: (212) 277-4270
If to the Agent:
Wachovia Bank, National Association
301 South College Street, NC0172
Charlotte, North Carolina 28288
Attn: Anand J. Jobanputra
Telephone: (704) 383-4013
Telecopy: (704) 383-6205
If to a Lender:
To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the administrative questionnaire required by the Agent and provided by such Lender;

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered or sent by overnight courier, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to the Agent or any Lender under Article II. shall be effective only when actually received. Neither the Agent nor any Lender shall incur any liability to any Loan Party (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.
Section 13.2 Expenses.
The Borrower agrees (a) to pay or reimburse the Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and costs and expenses in connection with (i) the use of IntraLinks, Inc., SyndTrak or other similar information transmission systems in connection with the Loan Documents and (ii) the costs and expenses incurred by the Agent in connection with the review of Properties for inclusion in calculations of the Borrowing Base and the Agent’s other activities under Article IV., including the cost of all Appraisals, title insurance, any inspection by the Agent of any such Properties, and the reasonable fees and disbursements of counsel to the Agent relating to all such activities, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their respective counsel (including the allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, (d) to pay or reimburse the Agent for all of its reasonable out-of-pocket fees and expenses of third parties acting as advisors to the Agent and (e) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 11.1.(h) or 11.1.(i), including the reasonable fees and disbursements of counsel to the Agent and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by it pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder.

Section 13.3 Setoff.
Subject to Section 3.4. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, to the fullest extent permitted by law, each of the Borrowers hereby authorizes the Agent, each Lender, each affiliate of the Agent or any Lender, and each Participant, at any time while an Event of Default exists, without prior notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an affiliate of a Lender or a Participant subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, any such affiliate of the Agent or such Lender, or such Participant, to or for the credit or the account of any of the Borrowers against and on account of any of the Obligations owing by any of the Borrowers, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 11.2., and although such obligations shall be contingent or unmatured.
Section 13.4 Litigation; Jurisdiction; Other Matters; Waivers.
(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG HOLDINGS, THE BORROWERS, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT, HOLDINGS AND THE BORROWERS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENTOR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG HOLDINGS, THE BORROWERS, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b) EACH OF HOLDINGS, THE BORROWERS, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG HOLDINGS, THE BORROWERS, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. HOLDINGS, THE BORROWERS AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.
Section 13.5 Successors and Assigns.
(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their respective rights or obligations hereunder without the prior written consent of the Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the affiliates and the partners, directors, officers, employees, agents and advisors of the Agent and the Lenders and of their respective affiliates) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees (an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in the immediately preceding subsection (A), the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if any of the applicable Commitments is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, and shall include the same proportionate part of the assigning Lender’s rights and obligations under both Tranche A and Tranche B, so that (after giving effect to such assignment) the assigning Lender’s remaining Commitment Percentage of Tranche A is equal to its remaining Commitment Percentage of Tranche B and the assignee’s Commitment Percentage of Tranche A is equal to its Commitment Percentage of Tranche B. Not in limitation of the foregoing, any assignment by a Lender of Loans must be of a proportionate amount of Loans owing by a Borrower.
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an affiliate of a Lender or an Approved Fund;
(B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of a Commitment if such assignment is to a Person that is not already a Lender with a Commitment, an affiliate of such Lender or an Approved Fund with respect to such Lender; and
(iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for each assignment, and the assignee, if it is not a Lender, shall deliver to the Agent an administrative questionnaire in the form customarily required by the Agent.
(v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.4., 13.2. and 13.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 13.10. with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).
(c) Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of any provision of any Loan Document described in Section 13.6.(b) that adversely affects such Participant. Subject to the immediately following subsection (e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.14., 5.1., 5.4. to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 13.3. as though it were a Lender, provided such Participant agrees to be subject to Section 3.4. as though it were a Lender. Upon request from the Agent, a Lender shall notify the Agent and the Borrower of the sale of any participation hereunder.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.14. and 5.1. than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.14. unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers and the Agent, to comply with Section 3.14.(c) as though it were a Lender.
(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g) No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
Section 13.6 Amendments.
(a) Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto).
(b) Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following:
(i) increase the Tranche A Commitments or the Tranche B Commitments of the Lenders or subject the Lenders to any additional obligations;
(ii) reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations;
(iii) reduce the amount of any Fees payable hereunder or postpone any date fixed for payment thereof;

(iv) modify the definition of the term “Termination Date” or otherwise postpone any date fixed for any payment of any principal of, or interest on, any Loans or any other Obligations (including the waiver of any Default or Event of Default as a result of the nonpayment of any such Obligations as and when due), or extend the expiration date of any Letter of Credit beyond the Termination Date;
(v) amend or otherwise modify the provisions of Section 3.2.;
(vi) modify the definition of the term “Requisite Lenders” or otherwise modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, including without limitation, any modification of this Section 13.6. if such modification would have such effect;
(vii) release any Guarantor from its obligations under the Guaranty (except as otherwise permitted by Section 8.11.(b));
(viii) release any of the Collateral from the Lien of the Security Documents (except as otherwise permitted under Section 8.11.(b) or 12.6.); or
(ix) amend or otherwise modify the provisions of Section 2.14.
(c) No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement or any of the other Loan Documents.
(d) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 12.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
Section 13.7 Nonliability of Agent and Lenders.
The relationship between the Borrowers, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower or any other Loan Party and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any Subsidiary or any other Loan Party. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers’ business or operations.

Section 13.8 Confidentiality.
The Agent and each Lender shall use reasonable efforts to assure that information about Holdings, the Borrower, the other Loan Parties and the other Subsidiaries, and the Properties thereof and their operations, affairs and financial condition, not generally disclosed to the public, which is furnished to the Agent or any Lender pursuant to the provisions of this Agreement or any other Loan Document, is used only for the purposes of this Agreement and the other Loan Documents and shall not be divulged to any Person other than the Agent, the Lenders, and their respective agents who are actively and directly participating in the evaluation, administration or enforcement of the Loan Documents and other transactions between the Agent or such Lender, as applicable, and the Holdings or Borrower, as applicable, but in any event the Agent and the Lenders may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section 13.8.); (b) as reasonably requested by any potential or actual Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitments or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings or as otherwise required by Applicable Law; (d) to the Agent’s or such Lender’s independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agent or the Lenders of rights hereunder or under any of the other Loan Documents; (f) upon the prior consent (which consent shall not be unreasonably withheld) of Holdings or the Borrower, as applicable, to any contractual counter-parties to any swap or similar hedging agreement or to any rating agency; and (g) to the extent such information (x) becomes publicly available other than as a result of a breach of this Section actually known to such Lender to be such a breach or (y) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate. Notwithstanding the foregoing, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender.
Section 13.9 Indemnification.
(a) The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses indemnification in respect of which is specifically covered by Section 3.14. or 5.1. or expressly excluded from the coverage of such Section 3.14. or 5.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrowers of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the credit facility evidenced hereby in favor of the Borrowers; (vi) the fact that the Agent and the Lenders are creditors of the Borrowers and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrower and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrowers and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Borrower or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for (A) any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment or (B) Indemnified Costs to the extent arising directly out of or resulting directly from claims of one or more Indemnified Parties against another Indemnified Party.
(b) The Borrower’s indemnification obligations under this Section 13.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 13.9.

(c) This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.
(d) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.
(e) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.
(f) If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g) The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

Section 13.10 Termination; Survival.
At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired, (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence and other than Swap Agreements which are not permitted to be secured by Collateral pursuant to Section 10.6.) have been paid and satisfied in full, this Agreement shall terminate; provided, however, that in the case of any Swap Agreement secured pursuant to Section 10.6., if all conditions to termination of this Agreement (other than the payment and satisfaction of Obligations under such Swap Agreement) have been satisfied, then this Agreement shall be permitted to be terminated with the consent of each Lender or Affiliate of a Lender that is a party to such Swap Agreement; provided, further, that such consent shall not be required with respect to any such Swap Agreement that is no longer held by a Lender or any Affiliate thereof as of the requested termination date. The indemnities to which the Agent and the Lenders are entitled under the provisions of Sections 3.14., 5.1., 5.4., 12.8., 13.2. and 13.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 13.4., shall continue in full force and effect and shall protect the Agent and the Lenders (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement. The Agent agrees to furnish to the Borrower, upon the Borrower’s request and at the Borrower’s sole cost and expense, any release, termination, or other agreement or document evidencing the foregoing termination and the release of the Liens created under any of the Security Documents as may be reasonably requested by the Borrower.
Section 13.11 Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 13.12 GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 13.13 Patriot Act.
The Lenders and the Agent each hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with such Act.
Section 13.14 Counterparts.
This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Section 13.15 Obligations with Respect to Loan Parties.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.
Section 13.16 Limitation of Liability.
Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and each of Holdings and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Holdings or the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each of Holdings and the Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 13.17 Entire Agreement.
This Agreement and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 13.18 Construction.
The Agent, each Lender, the Borrowers and Holdings acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, each Lender, the Borrowers and Holdings.

EXHIBIT A
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]
For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]
For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3.	Borrower(s):	Morgans Group LLC

4.	Administrative Agent:	Wachovia Bank, National Association, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	[The [$225,000,000] Credit Agreement dated as of October 6, 2006 among Morgans Group LLC, the Lenders parties thereto, Wachovia Bank, National Association, as Administrative Agent, and the other agents parties thereto]

6.	Assigned Interest[s]:

			Aggregate Amount		Percentage
			of Commitment/	Amount of	Assigned of
		Facility	Loans for all	Commitment/	Commitment/		CUSIP
Assignor[s][5]	Assignee[s][6]	Assigned[7]	Lenders[8]	Loans Assigned	Loans[9]		Number
			$	$		%

			$	$		%
[7.     Trade Date:                                                         ]10
                                    [Page break]

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]
Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment,” “Term Loan Commitment,” etc.)

[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date:  _____  , 20  _____  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][11]

[NAME OF ASSIGNOR]

By:

Name:

Title:

[NAME OF ASSIGNOR]

By:

Name:

Title:

ASSIGNEE[S][12]

[NAME OF ASSIGNEE]

By:

Name:

Title:

[NAME OF ASSIGNEE]

By:

Name:

Title:

[Page Break]

[11]	Add additional signature blocks as needed.

[12]	Add additional signature blocks as needed.

[Consented to and]13 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as Agent

By:

Name:

Title:

[Consented to:][14]

[NAME OF RELEVANT PARTY]

By:

Name:

Title:

[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[14]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

ANNEX 1
[_____________________]15
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2 Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 13.5.(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 13.5.(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 9.1. or 9.2., as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[15]	Describe Credit Agreement at option of Administrative Agent.

2. Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF NOTICE OF TRANCHE A BORROWING
                    , 20__
Wachovia Bank, National Association, as Agent
One Wachovia Center
301 South College Street
Mail Code: NC0166
Charlotte, North Carolina 28288-0166
Attention:
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Morgans Hotel Group Co., the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
1.
Pursuant to Section 2.1.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Tranche A Loans to the Borrower or the Florida Borrower, as applicable, in an aggregate principal amount equal to $                                        .

2.	The Borrower requests that such Tranche A Loans be made available on , 20____ to:

[Check one box only]
☐	Borrower
☐	Florida Borrower
Form of Notice of Tranche A Borrowing

3.	The Borrower hereby requests that the requested Tranche A Loans all be of the following Type:

[Check one box only]
☐	Base Rate Loans
☐	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months
	☐	9 months[1]
	☐	1 year[2]
4.	The proceeds of this borrowing of Tranche A Loans will be used for the following purpose:

.
5.	The Borrower requests that the proceeds of this borrowing of Tranche A Loans be made available to the Borrower or the Florida Borrower, as applicable, by .
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Tranche A Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Tranche A Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Tranche A Loans are made.
If notice of the requested borrowing of Tranche A Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1.(b) of the Credit Agreement.

[1]	[Subject to availability from all Lenders]

[2]	[Subject to availability from all Lenders]
Form of Notice of Tranche A Borrowing
B-2

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

Form of Notice of Tranche A Borrowing
B-3

EXHIBIT C
FORM OF NOTICE OF CONTINUATION
                    , 20__
Wachovia Bank, National Association, as Agent
One Wachovia Center
301 South College Street
Mail Code: NC0166
Charlotte, North Carolina 28288-0166
Attention:
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Morgans Hotel Group Co., the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.9. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:
1.	The proposed date of such Continuation is , 20_____.

2.	The Loans subject to the requested Continuation are:

[Check one box only]	☐	Tranche A Loans
	☐	Tranche B Loans
Form of Notice of Continuation
C-1

3.	The aggregate principal amount of Loans subject to the requested Continuation is $ and was originally borrowed by the Borrower on , 20_____.
4.	The portion of such principal amount subject to such Continuation is $ .
5.	The current Interest Period for each of the Loans subject to such Continuation ends on , 20_____.
6.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months
	☐	9 months[3]
	☐	1 year[4]
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default exists or will exist.
If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.9. of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

[3]	[Subject to availability from all Lenders]

[4]	[Subject to availability from all Lenders]
Form of Notice of Continuation
C-2

EXHIBIT D
FORM OF NOTICE OF CONVERSION
                    , 20)_
Wachovia Bank, National Association, as Agent
One Wachovia Center
301 South College Street
Mail Code: NC0166
Charlotte, North Carolina 28288-0166
Attention:
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Morgans Hotel Group Co., the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:
1.	The proposed date of such Conversion is , 20_____.
2.	The Loans subject to Conversion are:

[Check one box only]	☐	Tranche A Loans
	☐	Tranche B Loans
2.	The Loans to be Converted pursuant hereto are currently:

[Check one box only]	☐	Base Rate Loans
	☐	LIBOR Loans
Form of Notice of Conversion

3.	The aggregate principal amount of Loans subject to the requested Conversion is $ and was originally borrowed by the Borrower on , 200_.
4.	The portion of such principal amount subject to such Conversion is $ .
5.	The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

[Check one box only]
☐	Base Rate Loans
☐	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months
	☐	9 months[5]
	☐	1 year[6]
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default exists or will exist (provided the certification under this clause (a) shall not be made in connection with the Conversion of a Loan into a Base Rate Loan), and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.

[5]	[Subject to availability from all Lenders]

[6]	[Subject to availability from all Lenders]
Form of Notice of Conversion

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

Form of Notice of Conversion

EXHIBIT E
FORM OF NOTICE OF TRANCHE B BORROWING
                    , 20__
Wachovia Bank, National Association, as Agent
One Wachovia Center
301 South College Street
Mail Code: NC0166
Charlotte, North Carolina 28288-0166
Attention:
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Morgans Hotel Group Co., the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
1.
Pursuant to Section 2.3.(b) of the Credit Agreement, the Borrower hereby requests that the Lenders make Tranche B Loans to the Borrower, the NY Morgans Borrower or the NY Royalton Borrower, as applicable, in an aggregate principal amount equal to $                                        .

2.	The Borrower requests that such Tranche B Loans be made available on , 20_____ to:

[Check one box only]
☐	Borrower
☐	NY Morgans Borrower
☐	NY Royalton Borrower
Form of Notice of Tranche B Borrowing

3.	The Borrower hereby requests that the requested Tranche B Loans all be of the following Type:

[Check one box only]
☐	Base Rate Loans
☐	LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐	1 month
	☐	2 months
	☐	3 months
	☐	6 months
	☐	9 months[7]
	☐	1 year[8]
4.	The proceeds of this borrowing of Tranche B Loans will be used for the following purpose:

.
5.	The Borrower requests that the proceeds of this borrowing of Tranche B Loans be made available to the Borrower, the NY Morgans Borrower or the NY Royalton Borrower, as applicable, by .
The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Tranche B Loans and after giving effect thereto, (a) no Default or Event of Default exists or shall exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Tranche B Loans contained in Article VI. of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Tranche B Loans are made.
If notice of the requested borrowing of Tranche B Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.3.(b) of the Credit Agreement.

[7]	[Subject to availability from all Lenders]

[8]	[Subject to availability from all Lenders]
Form of Notice of Tranche B Borrowing

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

MORGANS GROUP LLC
By:
Name:
Title:

Form of Notice of Tranche B Borrowing

EXHIBIT F-1
FORM OF AMENDED AND RESTATED
TRANCHE A BORROWER NOTE

$	, 20____

FOR VALUE RECEIVED, the undersigned, MORGANS GROUP LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to the order of                                          (the “Lender”), in care of Wachovia Bank, National Association, as Agent (the “Agent”) at Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of                                          AND  _____/100 DOLLARS ($                    ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Tranche A Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Tranche A Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Note is one of the Tranche A Borrower Notes referred to in the Credit Agreement dated as of October 6, 2006 among the Borrower, Beach Hotel Associates LLC, Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, Beach Hotel Associates LLC, Morgans Holdings LLC, Royalton, LLC, Morgans Hotel Group Co., the Lenders, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Form of Tranche A Borrower Note
F-1-1

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.
This Note and the Tranche B Note in favor of the Lender are given in replacement of certain Revolving Notes previously delivered under the Credit Agreement. This Note, the other Tranche A Borrower Notes and the Tranche B Notes together renew and reduce the aggregate principal amount evidenced by, and amend and restate the terms of, those certain Revolving Notes in the aggregate principal amount of $225,000,000, previously executed and delivered by the Borrower. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
The Borrower shall pay on demand all costs and expenses of Lender in connection with the enforcement of this Note, including the reasonable fees and expenses of counsel.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
[Signature on Next Page]
Form of Tranche A Borrower Note
F-1-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Tranche A Borrower Note under seal as of the date first written above.

MORGANS GROUP LLC
By:	Morgans Hotel Group Co., its Managing
Member

By:
Name:
Title:

Form of Tranche A Borrower Note
F-1-3

SCHEDULE OF TRANCHE A LOANS
This Note evidences Tranche A Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

	Principal	Amount	Unpaid
Date of	Amount of	Paid or	Principal	Notation
Loan	Loan	Prepaid	Amount	Made By

Form of Tranche A Borrower Note
F-1-4

EXHIBIT F-2
FORM OF AMENDED AND RESTATED
TRANCHE A FLORIDA BORROWER NOTE

$	, 20_____

FOR VALUE RECEIVED, the undersigned, Beach Hotel Associates LLC, a limited liability company formed under the laws of the State of Delaware (the “Florida Borrower”), hereby promises to pay to the order of                                                              (the “Lender”), in care of Wachovia Bank, National Association, as Agent (the “Agent”) at Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Florida Borrower, the principal sum of                                                              AND  _____/100 DOLLARS ($                    ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Tranche A Loans made by the Lender to the Florida Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Tranche A Loan made by the Lender to the Florida Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Florida Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Note is one of the Tranche A Florida Borrower Notes referred to in the Credit Agreement dated as of October 6, 2006 among Morgans Group LLC, the Florida Borrower, Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of the dated as of August 5, 2009 among Morgans Group LLC, the Florida Borrower, Morgans Holdings LLC, Royalton, LLC, Morgans Hotel Group Co., the Lenders, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Form of Tranche A Florida Borrower Note
F-2-1

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
This Note is given in replacement and renewal of certain Amended and Restated Notes previously delivered under the Credit Agreement on which all Florida documentary stamp and non-recurring intangible taxes have been paid. This Note and the other Tranche A Florida Borrower Notes executed by the Florida Borrower together renew and reduce the aggregate principal amount evidenced by, and amend and restate the terms of, those certain Amended and Restated Revolving Notes, in the original principal amount of $161,000,000, previously executed and delivered by the Florida Borrower. THIS NOTE IS NOT INTENDED TO BE AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER NOTE. All required Florida documentary stamp taxes and non-recurring intangible personal property taxes due with respect to said Amended and Restated Revolving Notes were paid upon recordation of the First Amendment to Fourth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Fixture Filing (“First Amendment”) dated as of May 8, 2009 in Official Records Book 26859, Page 4256, Public Records of Miami Dade County, Florida (and predecessor mortgages referred to therein). This Note and the other Tranche A Florida Borrower Notes are secured, inter alia, by that certain Second Amendment to the Fourth Amended and Restated Mortgage, Security Agreement and Assignment of Rents and Fixture Filing dated as of the date hereof (the “Second Amendment”). No Florida documentary stamp taxes and non-recurring intangible personal property taxes are due with respect to this Note and the other Tranche A Florida Borrower Notes because such notes constitute an exempt renewal note pursuant to Florida Statute § 201.09 and applicable tax regulations, do not enlarge the existing indebtedness evidenced by the foregoing Amended and Restated Revolving Notes, and all required Florida documentary stamp taxes and intangible taxes due with respect to the foregoing Amended and Restated Revolving Notes were previously paid upon recordation of the First Amendment (and the predecessor mortgages identified therein). A similar notation has been included on the face of the Second Amendment.
The Florida Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
[Signature on Next Page]
Form of Tranche A Florida Borrower Note
F-2-2

IN WITNESS WHEREOF, the undersigned has executed and delivered this Tranche A Florida Borrower Note under seal as of the date first written above.

BEACH HOTEL ASSOCIATES LLC
By:	Morgans Group LLC, its Managing Member

	By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:
Form of Tranche A Florida Borrower Note
F-2-3

SCHEDULE OF TRANCHE A LOANS
This Note evidences Tranche A Loans made under the within-described Credit Agreement to the Florida Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

	Principal	Amount	Unpaid
Date of	Amount of	Paid or	Principal	Notation
Loan	Loan	Prepaid	Amount	Made By

Form of Tranche A Florida Borrower Note
F-2-4

EXHIBIT G
FORM OF AMENDED AND RESTATED TRANCHE B NOTE

$	, 20_____

FOR VALUE RECEIVED, each of the undersigned (each a “Tranche B Borrower” and collectively, the “Tranche B Borrowers”), hereby jointly and severally promises to pay to the order of                                                              (the “Lender”), in care of Wachovia Bank, National Association, as Agent (the “Agent”) at Wachovia Bank, National Association, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, or at such other address as may be specified in writing by the Agent to the Tranche B Borrowers, the principal sum of                                                              AND  _____/100 DOLLARS ($                    ) (or such lesser amount as shall equal the aggregate unpaid principal amount of Tranche B Loans made by the Lender to the Tranche B Borrowers under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Tranche B Loan made by the Lender to any of the Tranche B Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Tranche B Borrowers to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Note is one of the Tranche B Notes referred to in the Credit Agreement dated as of October 6, 2006 among the Morgans Group LLC, Beach Hotel Associates LLC, Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Tranche B Borrowers, Beach Hotel Associates LLC, Morgans Hotel Group Co., the Lenders, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.
Form of Tranche B Note

Except as permitted by Section 13.5. of the Credit Agreement, this Note may not be assigned by the Lender to any Person.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
This Note and the Tranche A Borrower Note in favor of the Lender are given in replacement of certain Revolving Notes previously delivered under the Credit Agreement. This Note, the other Tranche B Notes executed by the Tranche B Borrowers, and the Tranche A Borrower Notes together renew and reduce the aggregate principal amount evidenced by, and amend and restate the terms of, those certain Revolving Notes dated as of October 6, 2006, in the aggregate principal amount of $225,000,000, previously executed and delivered by the Morgans Group LLC. THIS NOTE IS NOT INTENDED TO BE AND SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH SUCH OTHER NOTES. This Note and the other Tranche B Notes are secured, inter alia, by that certain Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing dated as of August 5, 2009 (the “New York Mortgage”) recorded in the office of the City Register, New York County, New York.
The Tranche B Borrowers shall pay on demand all costs and expenses of Lender in connection with the protection and enforcement of this Note and the New York Mortgage, including the reasonable fees and expenses of counsel. In addition, the Tranche B Borrowers shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Note or the New York Mortgage, and agrees to indemnify and hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
Each Tranche B Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Note.
[Signatures on Next Page]
Form of Tranche B Note

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Tranche B Note under seal as of the date first written above.

MORGANS GROUP LLC
	By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:

MORGANS HOLDINGS LLC
	By:	Morgans Group LLC, its Managing Member

	By:	Morgans Hotel Group Co., its
Managing Member

By:
Name:
Title:

ROYALTON, LLC
	By:	Morgans Group LLC, its Managing Member

	By:	Morgans Hotel Group Co., its Managing Member

By:
Name:
Title:
Form of Tranche B Note

SCHEDULE OF TRANCHE B LOANS
This Note evidences Tranche B Loans made under the within-described Credit Agreement to the Tranche B Borrowers, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

	Principal	Amount	Unpaid
Date of	Amount of	Paid or	Principal	Notation
Loan	Loan	Prepaid	Amount	Made By

Form of Tranche B Note

EXHIBIT H
FORM OF OPINION OF COUNSEL
[LETTERHEAD OF COUNSEL TO THE LOAN PARTIES]
August 5, 2009
Wachovia Bank, National Association, as Agent
301 South College Street, NC0172
Charlotte, North Carolina 28288
The Lenders listed on Exhibit A attached hereto

Re:	Fifth Amendment to Credit Agreement; and Waiver Agreement
Ladies and Gentlemen:
This firm has acted as counsel to Morgans Hotel Group Co., a Delaware corporation (“Holdings”), Morgans Group LLC, a Delaware limited liability company (“MG Borrower”), Morgans Holdings LLC, a Delaware limited liability company (“Morgans Holdings”), Royalton, LLC, a Delaware limited liability company (“Royalton”), Beach Hotel Associates, LLC, a Delaware limited liability company (the “Florida Borrower,” and together with MG Borrower, Royalton and Morgans Holdings, as “Borrowers” under the Amended Credit Agreement (as hereinafter defined), collectively, the “Borrowers”), Morgans/Delano Pledgor LLC, a Delaware limited liability company (“Morgans/Delano”), Royalton Pledgor LLC, a Delaware limited liability company (“Royalton Pledgor”), Madison Bar Company LLC, a Delaware limited liability company (“Madison Bar”), 43rd Restaurant LLC, a Delaware limited liability company (“43rd Restaurant”), and Morgans Hotel Group Management LLC, a Delaware limited liability company (“Morgans Hotel Management,” and together with Holdings, Morgans Holdings, Royalton, the Florida Borrower, Morgans/Delano, Royalton Pledgor, Madison Bar and 43rd Restaurant, as “Guarantors” under the Guaranty (as hereinafter defined), the “Guarantors”), in connection with the Fifth Amendment to Credit Agreement; and Waiver Agreement, dated as of August 5, 2009 (the “Fifth Amendment to Credit Agreement”), among the Borrowers, the Guarantors, the lenders party thereto and Wachovia Bank, National Association, as Agent (the “Agent”). The Fifth Amendment to Credit Agreement is intended to amend that certain Credit Agreement, dated as of October 6, 2006 (the “Original Credit Agreement”), by and among Holdings, MG Borrower, the Florida Borrower, Wachovia Capital Markets, LLC and Citigroup Global Markets Inc., as joint lead arrangers and joint book runners, Agent, and each financial institution party thereto, as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, the Third Amendment to Credit Agreement and the Fourth Amendment to Credit Agreement (as such terms are defined in Schedule I attached hereto).
Form of Opinion of Counsel

This opinion letter is furnished to you pursuant to the requirements set forth in Section 1(a)(v) of the Fifth Amendment to Credit Agreement in connection with the closing thereunder on the date hereof. Capitalized terms used herein which are defined in the Amended Credit Agreement (as defined below) shall have the meanings set forth in the Amended Credit Agreement, unless otherwise defined herein (including in Schedule I attached hereto).
For purposes of this opinion letter, we have examined copies of the documents listed on Schedule I attached hereto (the “Documents”). The Original Credit Agreement, as amended by the First Amendment to Credit Agreement, the Second Amendment to Credit Agreement, the Third Amendment to Credit Agreement and the Fourth Amendment to Credit Agreement is sometimes hereinafter referred to as the “Existing Credit Agreement.” The Original Florida Mortgage, as amended by the First Amendment to Florida Mortgage is sometimes hereinafter referred to as the “Existing Florida Mortgage.” The Pledge Agreement, the Security Agreements and the Assignments of Notes (as such terms are defined in Schedule I attached hereto) are sometimes hereinafter referred to collectively as the “Security Documents.” The Fifth Amendment to Credit Agreement, the Notes, the Guaranty, the Security Documents, the Florida Mortgage Documents and the New York Mortgage Documents (as such terms are defined above or in Schedule I attached hereto) are sometimes hereinafter referred to collectively as the “Transaction Documents.” The Transaction Documents, the Existing Credit Agreement, the Existing Florida Mortgage and the Existing Florida Assignment of Leases (as such terms are defined above or in Schedule I attached hereto) are sometimes hereinafter referred to collectively as the “Loan Documents.” MG Borrower, Morgans/Delano and Royalton Pledgor, as “Pledgors” under the Pledge Agreement (as hereinafter defined), are sometimes hereinafter referred to collectively as the “Pledgors.” Morgans Hotel Management, Morgans Holdings, MG Borrower, the Florida Borrower, Morgans/Delano, Royalton, Madison Bar, 43rd Restaurant and Royalton Pledgor, as “Grantors” under the Security Agreements (as hereinafter defined), are sometimes hereinafter referred to collectively as the “Grantors.” The Borrowers, the Guarantors, the Pledgors, the Grantors and MG Borrower, as “Assignor” under the Assignments of Notes, are sometimes hereinafter referred to collectively as the “Loan Parties.”
As used in this opinion letter: (i) the term “UCC” means the Uniform Commercial Code as in effect on the date hereof in the States of Delaware and New York, as applicable, and the term “Delaware UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware; (ii) the terms “account,” “as-extracted collateral,” “chattel paper,” “cooperative interest,” “debtor,” “deposit account,” “document,” “equipment,” “financing statement,” “fixtures,” “general intangible,” “instrument,” “inventory,” “investment property,” “payment intangible,” “proceeds,” “registered organization,” “secured party,” “securities account” and “transmitting utility” have the meanings provided in the UCC; (iii) the term “Security Collateral” means each Grantor’s right, title and interest in and to the accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, payment intangibles, securities accounts and proceeds identified in the Security Agreement of such Grantor; (iv) the term “Pledged Collateral” means each Pledgor’s right, title and interest in and to the instruments, investment property and proceeds identified in the Pledge Agreement; and (v) the term “Assigned Collateral” means MG Borrower’s right, title and interest in and to the instruments, investment property and general intangibles identified in each of the Assignments of Notes. The Security Collateral, the Pledged Collateral and the Assigned Collateral are sometimes hereinafter referred to collectively as the “Subject Collateral.” Certain other capitalized terms used herein are defined in Schedule I attached hereto.
Form of Opinion of Counsel

In our examination of the Loan Documents and the other Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of all of the Documents submitted to us as copies (including telecopies). As to all matters of fact relevant to the opinions expressed and other statements made herein, we have relied on the representations and statements of fact made in the Documents, we have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
For purposes of this opinion letter, we have assumed that (i) each party to the Loan Documents (other than the Loan Parties with respect to the Transaction Documents) had or has (as applicable) all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Loan Documents to which it is a party, and each party to the Loan Documents (other than the Loan Parties with respect to the Transaction Documents) has complied with all legal requirements pertaining to its status as such status relates to its rights to enforce the Loan Documents against the Loan Parties, (ii) each party to the Loan Documents (other than the Loan Parties with respect to the Transaction Documents) has duly authorized, executed and delivered the Loan Documents to which it is a party, (iii) each party to any of the Loan Documents is validly existing and in good standing in all necessary jurisdictions (except for the Loan Parties in the State of Delaware), (iv) each Transaction Document constitutes a valid and binding obligation, enforceable against each party (other than the Loan Parties) in accordance with its terms, (v) there has been no mutual mistake of fact or misunderstanding, or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Loan Documents, and the conduct of all parties to the Loan Documents has complied with any requirements of good faith, fair dealing and conscionability, (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement or qualify the terms of the Loan Documents, (vii) each of the Existing Credit Agreement, Existing Florida Mortgage and Existing Florida Assignment of Leases constitutes the valid and binding obligation of each party thereto enforceable against each such party in accordance with its terms immediately prior to the amendment thereof by the Fifth Amendment to Credit Agreement, the Second Amendment to Florida Mortgage and the Amendment to Florida Assignment of Leases, as applicable, and our delivery of this opinion to you, and (viii) each Letter of Credit is (or when issued, will be) a “letter of credit” within the meaning of § 5-102(a)(10) of the UCC that has been (or when issued, will be) duly issued and constitutes (or when issued, will constitute) the valid and binding obligation of the issuer thereof enforceable against such issuer in accordance with its terms. We have also assumed the validity and constitutionality of each relevant statute, rule, regulation and agency action covered by this opinion letter.
Form of Opinion of Counsel

In addition, for purposes of this opinion letter, we have, with your permission, assumed that the effective annual rate of interest charged on amounts outstanding from time to time under the Loan Documents (including in such effective annual rate any and all fees, charges and other amounts of any kind that may be deemed to constitute interest under applicable law, in addition to the interest charged at the rate(s) provided for under the Loan Documents) will not at any time exceed 25% per annum.
For purposes of the opinions set forth in paragraphs (c)(ii) and (iii), (e)(ii), (f), (n) and (o) below, we have made the following additional assumptions: (i) that each of Morgans Holdings and Royalton owns good and valid fee simple title to its real property on which the New York Mortgage purports to create a mortgage lien (the “Real Property”), (ii) that the Real Property is located entirely within the County of New York in the State of New York, (iii) that the description of the Real Property in the Loan Documents and in the Fixture Filing Financing Statements is accurate and complete and (iv) the ACRIS (Automated City Register Information System) recording and endorsement cover page has been duly and properly submitted with each of the New York Mortgage Documents for recording in the real estate records of the County of New York in the State of New York (the “New York Recording Office”). For purposes of the opinions set forth in paragraphs (c)(ii) and (iii), (e)(ii), (f), (n) and (o) below, we have further assumed, with your permission, that each of the New York Mortgage Documents has been duly recorded on the date hereof in the New York Recording Office and that all applicable mortgage recording taxes and filing fees now or hereafter imposed thereon or applicable with respect thereto have been duly and timely paid. We note that actual recordation of the New York Mortgage Documents (i) is contingent upon payment of any mortgage recording taxes and recording charges and the performance of related actions of a ministerial nature, including, without limitation, the filing of required tax affidavits, and (ii) may be contingent upon compliance with practices and procedures of the Office of the City Register of the City of New York or County of New York not expressly set forth in the Real Property Law of the State of New York (the “Real Property Law”). We have not made any investigation of and express no opinion with respect to (i) the title to or the rights or interests of Morgans Holdings or Royalton in the Real Property, (ii) the state of any zoning or land use with respect to the Real Property, or (iii) the creation (except as expressly set forth in paragraphs (n) and (o) below), attachment, perfection (except as expressly set forth in paragraph (o) below) or priority of any pledge, lien, mortgage or other security interest, assignment or encumbrance that may be created by, under or pursuant to the New York Mortgage Documents.
For purposes of the opinions set forth in paragraphs (e) and (f) below, we have made the following additional assumptions: (i) that all orders, judgments, decrees, agreements and contracts would be enforced as written; (ii) that the Loan Parties will not in the future take any discretionary action (including a decision not to act) permitted under the Loan Documents that would result in a violation of law or constitute a breach or default under any order, judgment, decree, agreement or contract; and (iii) that all parties to the Loan Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Loan Documents.
For purposes of the opinion set forth in paragraph (h) below, we have assumed, without any independent verification or investigation, that none of the Lenders is a broker or dealer under the Margin Regulations (as defined below).
Form of Opinion of Counsel

For purposes of the opinions expressed in paragraphs (i), (j), (k) and (o) (as applicable) below, we have made the following additional assumptions: (i) that none of the collateral described in the Security Documents constitutes fixtures (except as provided in paragraph (o) below), as-extracted collateral, timber to be cut, property of a transmitting utility or a cooperative interest; (ii) that the filing of the Financing Statement Amendments and the Additional Financing Statements in the Filing Office, and the filing of the Fixture Filing Financing Statements in the New York Recording Office, in each case with the appropriate fees and recording taxes (if any) paid, will occur promptly after the date hereof (and soon enough to qualify as part of a “substantially contemporaneous exchange” within the meaning of 11 U.S.C. § 547 (c)(1)); (iii) that pending completion of the filings referred to in the immediately preceding clause (ii), operative facts (and applicable law) will remain unchanged; and (iv) except for the purposes of the opinions expressed in paragraph (o), that each Loan Party is a registered organization “organized solely” under the law of the State of Delaware within the meaning of § 9-102(a)(70) of the UCC. Insofar as it relates to Subject Collateral constituting proceeds, our opinions in paragraphs (i), (j), (k) and (o) are subject to the limitations set forth in Section 9-315 of the UCC. We call your attention to the fact that security interests in certain categories of the Subject Collateral may be subject to perfection by means other than or in addition to the filing of financing statements.
This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) as to the opinions expressed in paragraphs (a)(i), (b), (c)(i), (d)(i) and(e)(i), as to Holdings, the General Corporation Law of the State of Delaware (the “Corporation Law”) and as to each of the other Loan Parties, the Limited Liability Company Act of the State of Delaware (the “LLC Act”), (ii) as to the opinions expressed in paragraphs (a)(ii), (c), (e)(ii), (iv) and (v), (f), (n), and (p), subject to the exclusions and limitations set forth in this opinion letter, internal New York law (“New York Law”), (iii) as to the opinions expressed in paragraphs (a)(iii), (d), (e)(iii), (f) and (l), subject to the exclusions and limitations set forth in this opinion letter, internal Florida law (“Florida Law”), (iv) as to the opinions expressed in paragraphs (e)(ii)-(iii) and (f), subject to the exclusions and limitations set forth in this opinion letter, federal statutes and regulations (“Applicable Federal Law”), (v) as to the opinion given in paragraph (g), the Investment Company Act of 1940 and the regulations promulgated thereunder, (vi) as to the opinion expressed in paragraph (h), the Securities Exchange Act of 1934 (the “Exchange Act”) and Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224, respectively (the “Margin Regulations”), (vii) as to the opinions expressed in paragraphs (i), (j), (k) and (o), Articles 1 and 9 of the UCC and (viii) as to the opinions expressed in paragraph (m), Florida Statute Chapters 199 and 201. References to provisions of the UCC identified based on their section numbers in the Official Text of the Uniform Commercial Code (as promulgated by the American Law Institute and the National Conference of Commissioners on Uniform State Laws) shall be deemed to be references to the corresponding provisions of the Uniform Commercial Code as currently in effect in the States of Delaware and New York, as applicable.
Form of Opinion of Counsel

Based upon, subject to and limited by the assumptions, qualifications, exceptions, and limitations set forth in this opinion letter, we are of the opinion that:
(a) (i)(A) Holdings is validly existing as a corporation and in good standing as of the date of its Good Standing Certificate under the laws of the State of Delaware and (B) each other Loan Party is validly existing as a limited liability company and in good standing as of the date of its Good Standing Certificate under the laws of the State of Delaware, (ii) each of Morgans Holdings, Royalton, Madison Bar and 43rd Restaurant is authorized to do business in the State of New York, as of the respective date of its NY Qualification Certificate, and (iii) the Florida Borrower is authorized to transact business in the State of Florida, as of the date of the Florida Qualification Certificate.
(b) Each Loan Party has the corporate or limited liability company power, as applicable, to execute, deliver and perform the Transaction Documents to which it is a party. The execution, delivery and performance by each Loan Party of the Transaction Documents to which it is a party has been duly authorized by all necessary corporate or limited liability company action, as applicable, of such Loan Party.
(c) (i) Each of the Transaction Documents (other than the Florida Mortgage Documents) has been duly executed and delivered by each Loan Party that is a party thereto, (ii) each of the Transaction Documents (other than the Florida Mortgage Documents) constitutes a valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms, and (iii) the Existing Credit Agreement, as amended by the Fifth Amendment to Credit Agreement (as so amended, the “Amended Credit Agreement”), constitutes a valid and binding obligation of each Loan Party that is party thereto, enforceable against such Loan Party in accordance with its terms.
(d) (i) Each of the Florida Mortgage Documents has been duly executed and delivered by the Florida Borrower, (ii) each of the Florida Mortgage Documents constitutes a valid and binding obligation of the Florida Borrower, enforceable against the Florida Borrower in accordance with its terms and (iii) the Existing Florida Mortgage, as amended by the Second Amendment to Florida Mortgage (as so amended, the “Amended Florida Mortgage”), constitutes a valid and binding obligation of the Florida Borrower, enforceable against the Florida Borrower in accordance with its terms.
(e) The execution, delivery and performance (i) by each of the Loan Parties on the date hereof of the Transaction Documents to which it is a party do not violate (A) as to Holdings, the Corporation Law, the Certificate of Incorporation or the Bylaws, and (B) as to each of the other Loan Parties, the LLC Act or its LLC Certificate or LLC Agreement, (ii) by each of the Loan Parties on the date hereof of the Transaction Documents (other than the Florida Mortgage Documents) to which it is a party to do not violate any provision of Applicable Federal Law or any provision of New York Law, (iii) by the Florida Borrower on the date hereof of the Florida Mortgage Documents do not violate any provision of Applicable Federal Law or any provision of Florida Law, (iv) by each of the Loan Parties on the date hereof of the Transaction Documents to which it is a party do not breach or constitute a default under any of the Loan Parties Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination), or (v) by each of the Loan Parties on the date hereof of the Transaction Documents to which it is a party do not violate any of the Loan Parties Orders.
Form of Opinion of Counsel

(f) No approval or consent of, or registration or filing with, any federal governmental agency, New York governmental agency or Florida governmental agency is required to be obtained or made by any Loan Party under Applicable Federal Law, New York Law or Florida Law in connection with the execution, delivery and performance on the date hereof by such Loan Party of the Transaction Documents to which it is a party (other than any approvals, consents, registrations or filings necessary for such Loan Party to continue to conduct its business as currently conducted and any approvals, consents, registrations or filings necessary to perfect the liens and security interests created under the Loan Documents).
(g) None of the Loan Parties is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(h) The execution and delivery of the Fifth Amendment to Credit Agreement and the making of the Tranche A Loans to the Tranche A Borrowers and the Tranche B Loans to the Tranche B Borrowers pursuant to the Amended Credit Agreement and the use of the proceeds thereof, each in accordance with the terms of the Amended Credit Agreement, do not violate Section 7 of the Exchange Act or the Margin Regulations.
(i) Each of Security Agreements is effective to create in favor of the Agent a security interest in the Security Collateral which is the subject of such Security Agreement. Each of the Assignments of Notes is effective to create in favor of the Agent a security interest in the Assigned Collateral which is the subject of such Assignment of Notes.
(j) By virtue of the filing of the Existing Financing Statements with, and upon the filing of the Financing Statement Amendments and the Additional Financing Statements with, the Filing Office, the security interests in that portion of the Security Collateral in which a security interest may be perfected currently by the filing of a financing statement under the Delaware UCC will be perfected. By virtue of the filing of the MG Borrower UCC-1 with, and upon the filing of the MG Borrower UCC-3 with, the Filing Office, the security interests in that portion of the Assigned Collateral in which a security interest may be perfected currently by the filing of a financing statement under the Delaware UCC will be perfected.
(k) The Pledge Agreement is effective to create in favor of the Agent a security interest in the Pledged Collateral. By virtue of the filing of the Existing Financing Statements with, and upon the filing of the Financing Statement Amendments with, the Filing Office, the security interests in that portion of the Pledged Collateral in which a security interest may be perfected currently by the filing of a financing statement under the Delaware UCC will be perfected.
(l) Each of the Florida Mortgage Documents is in a form that (i) in the case of the Second Amendment to Florida Mortgage and, to the extent applicable, the Amendment to Florida Assignment of Leases, complies with Florida Statute Chapter 695 and (ii) is acceptable for recording in the Office of the Clerk of Court, Miami-Dade County, State of Florida.
Form of Opinion of Counsel

(m) The “Notice to Recorder” clause on the first page of the Second Amendment to Florida Mortgage correctly states the amount of Florida documentary stamp taxes and Florida non-recurring intangible personal property taxes (“Mortgage Taxes”) which are required to be paid with respect to the execution and delivery and (as applicable) recordation of the Second Amendment to Florida Mortgage (“Second Amendment Mortgage Taxes”) assuming the proper payment of all Mortgage Taxes previously due with respect to the predecessor recorded documents referenced in the Second Amendment to Florida Mortgage and the Existing Florida Mortgage and assuming the accuracy of the factual matters (other than the amount of the Second Amendment Mortgage Taxes) stated in such “Notice to Recorder” clause. Subject to the assumptions in the preceding sentence, no other fees, taxes or other charges (other than nominal recording fees) will be due on account of the execution, delivery and ownership of the Second Amendment to Florida Mortgage and the Amended Florida Mortgage and recordation of the Second Amendment other than the Second Amendment Mortgage Taxes.
(n) Each of the New York Mortgage Documents is in a form sufficient to comply with the recording requirements of the Real Property Law. The New York Mortgage is in a form sufficient to create and constitute a valid lien for the benefit of the Agent on the Real Property, and the New York Assignment of Leases is in a form sufficient to create and constitute a valid lien for the benefit of the Agent, on the Leases and Rents (as such terms are defined therein). No transfer, documentary stamp or similar taxes are required to be paid under New York Law in connection with the execution and delivery of the Transaction Documents, except for the payment of the mortgage recording taxes under Article 11 of the Tax Law of the State of New York. No mortgage recording taxes under Article 11 of the Tax Law of the State of New York are payable in connection with the recording in the New York Recording Office of the Assignments of Notes (assuming that the mortgage recording taxes on the underlying mortgages were duly paid).
(o) The New York Mortgage creates in favor of the Agent a UCC security interest in the right, title and interest of Morgans Holdings and Royalton in and to the collateral specified therein to the extent that such collateral constitutes fixtures (the “New York Fixtures”). To the extent such security interest in the right, title and interest of Morgans Holdings and Royalton in and to the New York Fixtures can be perfected currently under the UCC by the filing of a financing statement with the New York Recording Office, the timely filing of the Fixture Filing Financing Statements with the New York Recording Office will be sufficient to perfect such security interest.
(p) Under New York General Obligations Law §5-501, the Lenders are permitted to charge interest with respect to the Loans at the stated rate or rates set forth in the Credit Agreement.
Based solely upon the Loan Parties Officers’ Certificate and a review of this firm’s litigation docket, we are not representing any Loan Party in any pending litigation in which it is a named defendant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Loan Documents.
Form of Opinion of Counsel

In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, the opinions expressed in paragraphs (c) and (d) above are subject to the qualification that certain rights, remedies, waivers and other provisions of the Transaction Documents, the Amended Florida Mortgage and the Amended Credit Agreement may not be enforceable in accordance with their terms, but, subject to the assumptions, qualifications, exceptions and limitations set forth elsewhere in this opinion letter, such unenforceability would not render the Transaction Documents, the Amended Florida Mortgage and the Amended Credit Agreement invalid as a whole or preclude (i) the judicial enforcement of the obligations of (A) the Florida Borrower to pay the principal of its Tranche A Loans and interest thereon at the rate or rates (but not including any increase in rate after default that constitutes a penalty) set forth in the Amended Credit Agreement (collectively, the “FB Tranche A Principal and Interest”), (B) MG Borrower to pay (x) the principal of its Tranche A Loans and interest thereon at the rate or rates (but not including any increase in rate after default that constitutes a penalty) set forth in the Amended Credit Agreement (collectively, the “MG Tranche A Principal and Interest”), (y) any Reimbursement Obligations incurred in connection with a complying presentation by the beneficiary and proper payment by the Agent under and in accordance with the terms of a Tranche A Letter of Credit (the “MG Tranche A Reimbursement Obligations”) and (z) any Reimbursement Obligations incurred in connection with a complying presentation by the beneficiary and proper payment by the Agent under and in accordance with the terms of a Tranche B Letter of Credit (the “MG Tranche B Reimbursement Obligations,” and together with the MG Tranche A Principal and Interest, and the MG Tranche A Reimbursement Obligations, the “MG Tranche A and LC Obligations”) and (C) the Tranche B Borrowers to pay the principal of the Tranche B Loans and interest thereon at the rate or rates (but not including any increase in rate after default that constitutes a penalty) set forth in the Amended Credit Agreement (collectively, the “Tranche B Principal and Interest”), (ii) the acceleration by the Agent of (A) the Florida Borrower’s obligation to pay the FB Tranche A Principal and Interest, after a default by the Florida Borrower in the payment of the FB Tranche A Principal and Interest, (B) MG Borrower’s obligation to pay the MG Tranche A Principal and Interest, after a default by MG Borrower in the payment of the MG Tranche A Principal and Interest and (C) each of the Tranche B Borrowers obligation to pay the Tranche B Principal and Interest, after a default by the Tranche B Borrowers in the payment of the Tranche B Principal and Interest, (iii) with regard to such security interests granted by each of the Borrowers under the Security Documents to which it is a party as have been created in accordance with Article 9 of the Uniform Commercial Code, and assuming that the Agent and the Lenders will comply with all requirements of applicable procedural and substantive law, (A) the enforcement of such security interests granted by the Florida Borrower as provided in Article 9 of the Uniform Commercial Code after a default by the Florida Borrower in the payment of the FB Tranche A Principal and Interest at maturity or following acceleration pursuant to clause (ii) above, (B) the enforcement of such security interests granted by MG Borrower as provided in Article 9 of the Uniform Commercial Code after a default by MG Borrower in the payment of (x) the MG Tranche A Principal and Interest at maturity or following acceleration pursuant to clause (ii) above, (y) the MG Tranche A Reimbursement Obligations or (z) the MG Tranche B Reimbursement Obligations, or (C) the enforcement of such security interests granted by the Tranche B Borrowers as provided in Article 9 of the Uniform Commercial Code after a default by the Tranche B Borrowers in the payment of the Tranche B Principal and Interest at maturity or following acceleration pursuant to clause (ii) above, (iv) with regard to such liens granted by the Florida Borrower under the Amended Florida Mortgage as have been created in accordance with applicable law, and assuming that the Agent and the Lenders will comply with all requirements of applicable procedural and substantive law, the foreclosure of such liens in accordance with applicable law
Form of Opinion of Counsel

after a default by the Florida Borrower in the payment of the FB Tranche A Principal and Interest at maturity or following acceleration pursuant to clause (ii) above, (v) with regard to such liens granted by each of Morgans Holdings and Royalton under the New York Mortgage as have been created in accordance with applicable law, and assuming that the Agent and the Lenders will comply with all requirements of applicable procedural and substantive law, the foreclosure of such liens in accordance with applicable law after a default by Morgans Holdings and Royalton in the payment of the Tranche B Principal and Interest at maturity or following acceleration pursuant to clause (ii) above, (vi) the judicial enforcement of the obligations of the Guarantors under the Guaranty to pay (A) the principal of Loans and interest thereon at the rate or rates (but not including any increase in rate after default that constitutes a penalty) set forth in the Amended Credit Agreement after a default by MG Borrower in the payment of such principal and interest at maturity or following acceleration pursuant to clause (ii) above, (B) the MG Tranche A Reimbursement Obligations after a default by MG Borrower in the payment of such MG Tranche A Reimbursement Obligations and (C) the MG Tranche B Reimbursement Obligations after a default by MG Borrower in the payment of such MG Tranche B Reimbursement Obligations, or (vii) with regard to such security interests granted by each of the Guarantors (other than Holdings) under the Security Documents to which it is a party as have been created in accordance with Article 9 of the Uniform Commercial Code, and assuming that the Agent and the Lenders will comply with all requirements of applicable procedural and substantive law, the enforcement of such security interests as provided in Article 9 of the Uniform Commercial Code after a default by MG Borrower in the payment of (A) the principal and interest referenced in clause (vi)(A) above at maturity or following acceleration pursuant to clause (ii) above, (B) the MG Tranche A Reimbursement Obligations and (C) the MG Tranche B Reimbursement Obligations; provided, however, that we express no opinion regarding the enforceability of the Transaction Documents, the Amended Florida Mortgage or the Amended Credit Agreement against any Guarantor in the event of or with respect to (1) any modification to or amendment of the obligations of the Borrowers under the Loan Documents that increases such obligations, or (2) any election of remedies, any act or omission by the Agent, Lenders or their agents with respect to collateral, or any other conduct of the Agent, Lenders or their agents, that in each case prejudices such Guarantor or constitutes a full or partial release or discharge of such Guarantor under applicable law.
In addition to the assumptions, qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (2) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law); (3) generally applicable rules of law that limit or affect the enforceability of provisions that purport to waive or require waiver of (or that otherwise purport to have the effect of waiving) procedural, judicial or substantive rights or defenses; and (4) any term, condition, right or remedy expressed in any Loan Document which incorporates by reference another document or agreement (other than a Loan Document), which term, condition, right or remedy is not expressly set forth in such Loan Document.
Form of Opinion of Counsel

We express no opinion in this letter as to any other laws and regulations not specifically identified above as being covered hereby (and in particular, we express no opinion as to any effect that such other laws and regulations may have on the opinions expressed herein). We express no opinion in this letter as to federal or state securities laws or regulations (except to the extent stated in paragraphs (g) and (h) above), antitrust, unfair competition, banking, or tax laws (except to the extent stated in paragraphs (m) and (n) above) or regulations, or laws or regulations of any political subdivision below the state level. We express no opinion as to the effect of Sections 1301 and 1371 and Article 14 of the New York Real Property Actions and Proceedings Law on the enforceability of each of the New York Mortgage Documents or on the ability of the Agents and the Lenders to collect amounts owed under the Loan Documents by reason of such Section or Article. The opinions set forth in paragraphs (c), (d), (e) and (f) above are based upon a review of only those laws and regulations (not otherwise excluded in this letter) that, in our experience, are generally recognized as applicable to transactions of the type contemplated in the Loan Documents. Insofar as they concern perfection of security interests under the Delaware UCC our opinions set forth in paragraphs (j) and (k) are based solely on review of the texts of pertinent provisions of the Delaware UCC, as published in the Commerce Clearing House Secured Transaction Guide.
We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the closing under the Fifth Amendment to Credit Agreement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, and should not be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. Notwithstanding the immediately preceding sentence, (a) an Assignee of a Lender pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 13.5 of the Amended Credit Agreement may rely upon this opinion letter to the same extent as (but to no greater extent than) the addressees of this opinion letter, and (b) a copy of this opinion letter may be furnished to any governmental agency with regulatory authority over the Agent, any of the Lenders or any such Assignee, if required by such governmental agency and if you give us contemporaneous written notice of such delivery; it being understood as to each of clauses (a) and (b) above that (i) this opinion letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this opinion letter, to consider its applicability or correctness to anyone other than the addressees hereof, or to take into account changes in law, facts or any other developments of which we may later become aware, (iii) any such reliance by an Assignee pursuant to clause (a) above must be actual and reasonable under the circumstances existing at the time of such reliance, including any changes in law, facts or any other developments known to or reasonably knowable by such Assignee at such time and (iv) no such reliance will have any effect on the scope, phrasing, understood meaning or originally intended use of this opinion letter.

Very truly yours,

HOGAN & HARTSON L.L.P.
Form of Opinion of Counsel

Exhibit A
Wachovia Bank, National Association
Citicorp North America, Inc.
Aareal K AG
Merrill Lynch Capital Corporation
Allied Irish Banks, P.L.C.
KBC Bank, NV
MidFirst Bank
Form of Opinion of Counsel

Schedule I
Documents
1.	Executed copy of the Original Credit Agreement.
2.
Executed copy of the First Amendment to Credit Agreement, dated as of November 10, 2006, by and among MG Borrower, the Florida Borrower, Holdings, the Lenders party thereto and Agent (the “First Amendment to Credit Agreement”).

3.
Executed copy of the Second Amendment to Credit Agreement, dated as of January 8, 2007, by and among MG Borrower, the Florida Borrower, Holdings, the Lenders party thereto and Agent (the “Second Amendment to Credit Agreement”).

4.
Executed copy of the Third Amendment to Credit Agreement, dated as of October 10, 2007, by and among MG Borrower, the Florida Borrower, Holdings, the Lenders party thereto and Agent (the “Third Amendment to Credit Agreement”).

5.
Executed copy of the Fourth Amendment to Credit Agreement, dated as of January 16, 2008, by and among MG Borrower, the Florida Borrower, Holdings, the Lenders party thereto and Agent (the “Fourth Amendment to Credit Agreement”).

6.	Executed copy of the Fifth Amendment to Credit Agreement.
7.	Executed copies of
(a) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of Wachovia Bank, National Association in the amount of $6,204,545.45, (b) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of Citicorp North America, Inc. in the amount of 6,840,909.09, (c) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of Aareal Capital Corporation in the amount of 6,840,909.09, (d) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of Merrill Lynch Capital Corporation in the amount of 5,568,181.82, (e) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of Allied Irish Banks, P.L.C. in the amount of $3,977,272.73, (f) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of KBC Bank, NV in the amount of $3,977,272.73 and (g) the Amended and Restated Tranche A Florida Borrower Note, dated as of August 5, 2009, by the Florida Borrower in favor of MidFirst Bank in the amount of $1,590,909.09 (collectively, the “Florida Borrower Tranche A Notes”); and
Form of Opinion of Counsel

(b) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower (together with the Florida Borrower, collectively, the “Tranche A Borrowers”) in favor of Wachovia Bank, National Association in the amount of $6,204,545.45, (b) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower in favor of Citicorp North America, Inc. in the amount of $6,840,909.09, (c) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower in favor of Aareal Capital Corporation in the amount of $6,840,909.09, (d) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower in favor of Merrill Lynch Capital Corporation in the amount of $5,568,181.82, (e) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrowers in favor of Allied Irish Banks, P.L.C. in the amount of $3,977,272.73, (f) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower in favor of KBC Bank, NV in the amount of $3,977,272.73 and (g) the Amended and Restated Tranche A Borrower Note, dated as of August 5, 2009, by MG Borrower in favor of MidFirst Bank in the amount of $1,590,909.09 (collectively, the “Borrower Tranche A Notes,” and together with the Florida Borrower Tranche A Notes, the “Tranche A Notes”).
8.
Executed copies of (a) the Tranche B Note, dated as of August 5, 2009, by MG Borrower, Morgans Holdings and Royalton (collectively, the “Tranche B Borrowers”) in favor of Wachovia Bank, National Association in the amount of $15,954,545.45, (b) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of Citicorp North America, Inc. in the amount of $17,590,909.09, (c) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of Aareal Capital Corporation in the amount of $17,590,909.09, (d) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of Merrill Lynch Capital Corporation in the amount of $14,318,181.82, (e) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of Allied Irish Banks, P.L.C. in the amount of $10,227,272.73, (f) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of KBC Bank, NV in the amount of $10,227,272.73 and (g) the Tranche B Note, dated as of August 5, 2009, by the Tranche B Borrowers in favor of MidFirst Bank in the amount of $4,090,909.09 (collectively, the “Tranche B Notes,” and together with the Tranche A Notes, the “Notes”).

9.	Executed copy of the Reaffirmation of Guaranty, dated as of August 5, 2009, by the Guarantors in favor of the Agent (the “Guaranty”).
10.	Executed copy of the Amended and Restated Pledge Agreement, dated as of August 5, 2009, by the Pledgors in favor of the Agent (the “Pledge Agreement”).
11.	Executed copy of the Amended and Restated Security Agreement, dated as of August 5, 2009, by Morgans Hotel Management in favor of Agent (the “Hotel Security Agreement”).
12.	Executed copy of the Amended and Restated Security Agreement, dated as of August 5, 2009, by Morgans Holdings in favor of Agent (the “Morgans Holdings Security Agreement”).
Form of Opinion of Counsel

13.	Executed copy of the Amended and Restated Security Agreement, dated as of August 5, 2009, by MG Borrower in favor of Agent (the “MG Security Agreement”).
14.	Executed copy of the Amended and Restated Security Agreement, dated as of August 5, 2009, by the Florida Borrower in favor of Agent (the “FL Security Agreement”).
15.	Executed copy of the Amended and Restated Security Agreement, dated as of August 5, 2009, by Royalton in favor of Agent (the “ (the “Royalton Security Agreement”).
16.	Executed copy of the Security Agreement, dated as of August 5, 2009, by Morgans/Delano in favor of Agent (the “Morgans/Delano Security Agreement”).
17.	Executed copy of the Security Agreement, dated as of August 5, 2009, by Royalton Pledgor in favor of Agent (the “Royalton Pledgor Security Agreement”).
18.	Executed copy of the Security Agreement, dated as of August 5, 2009, by Madison Bar in favor of Agent (the “Madison Bar Security Agreement”).
19.
Executed copy of the Security Agreement, dated as of August 5, 2009, by 43rd Restaurant in favor of Agent (the “43rd Restaurant Security Agreement,” and together with the Hotel Security Agreement, the Morgans Holdings Security Agreement, the MG Security Agreement, the FL Security Agreement, the Royalton Security Agreement, Morgans/Delano Security Agreement, the Royalton Pledgor Security Agreement and the Madison Bar Pledge Agreement, the “Security Agreements”).

20.
Executed copy of the Amended and Restated Collateral Assignment of Note and Security Documents, dated as of August 5, 2009 between the Agent and MG Borrower, relating to the $1,400,000 note made by Morgans Holdings (the “Assignment of Morgans Holdings Note”).

21.
Executed copy of the Amended and Restated Collateral Assignment of Note and Security Documents, dated as of August 5, 2009 between Agent and MG Borrower, relating to the $1,400,000 note made by Royalton (such Assignment, together with the Assignment of Morgans Holding Note, the “Assignments of Notes”).

22.
Executed copy of the Fourth Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of October 6, 2006, by the Florida Borrower to the Agent (the “Original Florida Mortgage”).

23.
Executed copy of the First Amendment to Fourth Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of May 8, 2009, by the Florida Borrower to the Agent (the “First Amendment to Florida Mortgage”).

Form of Opinion of Counsel

24.
Executed copy of the Second Amendment to the Fourth Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of August 5, 2009 by the Florida Borrower to the Agent (the “Second Amendment to Florida Mortgage”).

25.	Executed copy of the Assignment of Leases and Rents, dated as of October 6, 2006, between the Florida Borrower and the Agent (the “Existing Florida Assignment of Leases”).
26.
Executed copy of the Amendment to Assignment of Leases and Rents, dated as of August 5, 2009, among the Florida Borrower and the Agent (the “Amendment to Florida Assignment of Leases,” and together with the Second Amendment to Florida Mortgage, the “Florida Mortgage Documents”).

27.
Executed copy of the Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing, dated as of August 5, 2009, among Morgans Holdings, Royalton and the Agent (the “New York Mortgage”).

28.
Executed copy of the Assignment of Leases and Rents, dated as of August 5, 2009, among Morgans Holdings, Royalton and the Agent (the “New York Assignment of Leases,” and together with the New York Mortgage, the “New York Mortgage Documents”).

29.
The Certificate of Incorporation of Holdings, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings on the date hereof as being complete, accurate and in effect (the “Certificate of Incorporation”).

30.	The Bylaws of Holdings, as certified by the Secretary of Holdings, on the date hereof as being complete, accurate and in effect (the “Bylaws”).
31.	A certificate of good standing of Holdings issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Holdings Good Standing Certificate”).
32.
Certain resolutions of the Board of Directors of Holdings adopted at a meeting held on July 30, 2009, on its own behalf and in its capacity of as the managing member of MG Borrower, MG Borrower being the sole member or the sole member of the sole member of the other Loan Parties, relating to, among other things, authorization of the Fifth Amendment to Credit Agreement, the other Transactions Documents and arrangements in connection therewith.

33.
The Certificate of Formation of MG Borrower, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, on the date hereof as being complete, accurate and in effect (the “MB LLC Certificate”).

34.
(i) Amended and Restated Limited Liability Company Agreement of MG Borrower, and (ii) Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of Morgans Group LLC, each as certified by the Secretary of Holdings, as the managing member of MG Borrower on the date hereof as being complete, accurate and in effect (collectively, the “MG LLC Agreement”).

Form of Opinion of Counsel

35.	A certificate of good standing of MG Borrower issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “MG Good Standing Certificate”).
36.
The Certificate of Formation of the Florida Borrower, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of the Florida Borrower, on the date hereof as being complete, accurate and in effect (the “FL LLC Certificate”).

37.
Fourth Amended and Restated Limited Liability Company Agreement of the Florida Borrower, as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of the Florida Borrower, on the date hereof as being complete, accurate and in effect (the “FL LLC Agreement”).

38.	A certificate of good standing of Florida Borrower issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “FL Good Standing Certificate”).
39.
The Certificate of Formation of Royalton, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Royalton, on the date hereof as being complete, accurate and in effect (the “Royalton LLC Certificate”).

40.
Fourth Amended and Restated Limited Liability Company Agreement of the Royalton, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Royalton, on the date hereof as being complete, accurate and in effect (the “Royalton LLC Agreement”).

41.	A certificate of good standing of Royalton issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Royalton Good Standing Certificate”).
42.
The Certificate of Formation of Morgans Holdings, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Morgans Holdings, on the date hereof as being complete, accurate and in effect (the “Morgans Holdings LLC Certificate”).

43.
Fifth Amended and Restated Limited Liability Company Agreement of Morgans Holdings, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Morgans Holdings, on the date hereof as being complete, accurate and in effect (the “Morgans Holdings LLC Agreement”).

44.	A certificate of good standing of Morgans Holdings issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Morgans Holdings Good Standing Certificate”).
Form of Opinion of Counsel

45.
The Certificate of Formation of Morgans/Delano, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Morgans/Delano, on the date hereof as being complete, accurate and in effect (the “Morgans/Delano LLC Certificate”).

46.
Third Amended and Restated Limited Liability Company Agreement of Morgans/Delano, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Morgans/Delano, on the date hereof as being complete, accurate and in effect (the “Morgans/Delano LLC Agreement”).

47.	A certificate of good standing of Morgans/Delano issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Morgans/Delano Good Standing Certificate”).
48.
The Certificate of Formation of Royalton Pledgor, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Royalton Pledgor, on the date hereof as being complete, accurate and in effect (the “Royalton Pledgor LLC Certificate”).

49.
Third Amended and Restated Limited Liability Company Agreement of Royalton Pledgor, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Royalton Pledgor, on the date hereof as being complete, accurate and in effect (the “Royalton Pledgor LLC Agreement”).

50.	A certificate of good standing of Royalton Pledgor issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Royalton Pledgor Good Standing Certificate”).
51.
The Certificate of Formation of Morgans Hotel Management, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Morgans Hotel Management, on the date hereof as being complete, accurate and in effect (the “Hotel LLC Certificate”).

52.
Third Amended and Restated Limited Liability Company Agreement of Morgans Hotel Management, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Morgans Hotel Management, on the date hereof as being complete, accurate and in effect (the “Hotel LLC Agreement”).

53.	A certificate of good standing of Morgans Hotel Management issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Hotel Good Standing Certificate”).
54.
The Certificate of Formation of Madison Bar, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Morgans/Delano, as the sole member of Madison Bar, on the date hereof as being complete, accurate and in effect (the “Bar LLC Certificate”).

Form of Opinion of Counsel

55.
Third Amended and Restated Limited Liability Company Agreement of Madison Bar, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Morgans/Delano, as the sole member of Madison Bar, on the date hereof as being complete, accurate and in effect (the “Bar LLC Agreement”).

56.	A certificate of good standing of Madison Bar issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Bar Good Standing Certificate”).
57.
The Certificate of Formation of 43rd Restaurant, as certified by the Secretary of State of the State of Delaware on July 22, 2009 and as certified by the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of Royalton Pledgor, as the sole member of 43rd Restaurant, on the date hereof as being complete, accurate and in effect (the “Restaurant LLC Certificate,” and together with the MG LLC Certificate, FL LLC Certificate, Royalton LLC Certificate, Morgans Holdings LLC Certificate, Morgan/Delano LLC Certificate, Royalton Pledgor LLC Certificate, Hotel LLC Certificate and Bar LLC Certificate, the “LLC Certificates” and each, an “LLC Certificate”).

58.
Fifth Amended and Restated Limited Liability Company Agreement of 43rd Restaurant, as certified by the Secretary of Holdings, as the managing member of the MG Borrower, as the sole member of Royalton Pledgor, as the sole member of 43rd Restaurant, on the date hereof as being complete, accurate and in effect (the “Restaurant LLC Agreement,” and together with the MG LLC Agreement, FL LLC Agreement, Royalton LLC Agreement, Morgans Holdings LLC Agreement, Morgan/Delano LLC Agreement, Royalton Pledgor LLC Agreement, Hotel LLC Agreement and Bar LLC Agreement, the “LLC Agreements” and each an “LLC Agreement”).

59.
A certificate of good standing of 43rd Restaurant issued by the Secretary of State of the State of Delaware dated July 22, 2009 (the “Restaurant Good Standing Certificate,” and together with the Holdings Good Standing Certificate, MG Good Standing Certificate, FL Good Standing Certificate, Royalton Good Standing Certificate, Morgans Holdings Good Standing Certificate, Morgan/Delano Good Standing Certificate, Royalton Pledgor Good Standing Certificate, Hotel Good Standing Certificate and Bar Good Standing Certificate, the “Good Standing Certificates” and each, a “Good Standing Certificate”).

60.
A certificate of an officer of Holdings, as the managing member of MG Borrower, as the sole member of the other Loan Parties, or the sole member of the sole member of the other Loan Parties, as the case may be, dated the date hereof, as to certain facts relating to each Loan Party.

61.
A certificate of the Secretary of Holdings, as the managing member of MG Borrower, as the sole member of the other Loan Parties, or the sole member of the sole member of the other Loan Parties, as the case may be, dated the date hereof, as to the incumbency and signatures of certain authorized signatories of Holdings.

Form of Opinion of Counsel

62.	The agreements and contracts of the Loan Parties listed in Schedule II attached hereto (the “Loan Parties Contracts”).
63.
A time-stamped copy of UCC-1 Financing Statement, filing number 63479003, naming MG Borrower as debtor and the Agent as secured party, and filed in the UCC records of the Secretary of State of the State of Delaware (the “Filing Office”) (the “MG Borrower UCC-1”).

64.
A copy of a completed UCC-3 Financing Statement Amendment naming MG Borrower as debtor and the Agent as secured party and prepared for filing in the Filing Office, amending the MG Borrower UCC-1 (the “MG Borrower UCC-3”).

65.	A copy of a completed UCC-1 Financing Statement naming Morgans/Delano as debtor and the Agent as secured party and prepared for filing in the Filing Office.
66.	A copy of a completed UCC-1 Financing Statement naming Royalton Pledgor as debtor and the Agent as secured party and prepared for filing in the Filing Office.
67.
A time-stamped copy of UCC-1 Financing Statement, filing number 63480019, naming Morgans Holdings as debtor and the Agent as secured party, and filed in the Filing Office (the “Morgans Holdings UCC-1”).

68.
A copy of a completed UCC-3 Financing Statement Amendment naming Morgans Holdings as debtor and the Agent as secured party and prepared for filing in the Filing Office, amending the Morgans Holdings UCC-1.

69.	A time-stamped copy of UCC-1 Financing Statement, filing number 63479516, naming Royalton as debtor and the Agent as secured party, and filed in the Filing Office (the “Royalton UCC-1”).
70.	A copy of a completed UCC-3 Financing Statement Amendment naming Royalton as debtor and the Agent as secured party and prepared for filing in the Filing Office, amending the Royalton UCC-1.
71.
A time-stamped copy of UCC-1 Financing Statement, filing number 63479797, naming Florida Borrower as debtor and the Agent as secured party, and filed in the Filing Office (the “Florida Borrower UCC-1”).

72.
A copy of a completed UCC-3 Financing Statement Amendment naming Florida Borrower as debtor and the Agent as secured party and prepared for filing in the Filing Office, amending the Florida Borrower UCC-1.

73.
A time-stamped copy of UCC-1 Financing Statement, filing number 63718673, naming Morgans Hotel Management as debtor and the Agent as secured party, and filed in the Filing Office (the “Morgans Hotel Management UCC-1,” and together with the financing statements referenced in items 63, 67, 69 and 71, “Existing Financing Statements”).

Form of Opinion of Counsel

74.
A copy of a completed UCC-3 Financing Statement Amendment naming Morgans Hotel Management as debtor and the Agent as secured party and prepared for filing in the Filing Office, amending the Morgans Hotel Management UCC-1 (such financing statement amendment, together with the financing statement amendments referenced in items 64, 68, 70 and 72 above, the “Financing Statement Amendments”).

75.	A copy of a completed UCC-1 Financing Statement naming Madison Bar as debtor and the Agent as secured party and prepared for filing in the Filing Office.
76.
A copy of a completed UCC-1 Financing Statement naming 43rd Restaurant as debtor and the Agent as secured party and prepared for filing in the Filing Office (such financing statement, together with the financing statements referenced in items 65, 66 and 75 above, the “Additional Financing Statements”).

77.	A copy of a completed UCC-1 Financing Statement naming Morgans Holdings as debtor and the Agent as secured party and prepared for filing in the New York Recording Office.
78.
A copy of a completed UCC-1 Financing Statement naming Royalton as debtor and the Agent as secured party and prepared for filing in the New York Recording Office (such financing statement, together with the financing statement referenced in item 77 above, the “Fixture Filing Financing Statements”).

79.
A copy of a foreign qualification certificate issued by the Secretary of State of the State of New York for each of Morgans Holdings, Royalton, Madison Bar and 43rd Restaurant, and in the case of Morgans Holdings and Royalton, dated July 21, 2009 and in the case of Madison Bar and 43rd Restaurant, dated August 3, 2009 (each, a “NY Qualification Certificate”).

80.	A copy of a foreign qualification certificate issued by the Secretary of State of the Florida for the Florida Borrower, and dated July 22, 2009 (the “Florida Qualification Certificate”).
81.	The court or administrative orders, judgments and decrees naming a Loan Party and listed on Schedule III attached hereto (the “Loan Parties Orders”).
82.
A certificate of an officer of Holdings, as the managing member of MG Borrower, as the sole member of the other Loan Parties, or the sole member of the sole member of the other Loan Parties, as the case may be, dated the date hereof, as to the court or administrative orders, judgments and decrees naming a Loan Party (the “Orders Certificate”).

Form of Opinion of Counsel

Schedule II
Loan Parties Contracts
1.	Lease, dated as of August 28, 2000, between Henry Hudson Holdings LLC and Hudson Leaseco LLC.
2.	Ground Lease, dated October 14, 2004, between Geary Hotel Holdings, LLC and Clift Holdings, LLC.
3.	Lease, dated January 31, 1997, among Mrs. P.A. Allsopp, Messrs. M.E.R. Allsopp, W.P. Harriman and A.W.K. Merriam, and Burford (Covent Garden) Limited.
4.
Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association.

5.
Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated October 6, 2006, between Mondrian Holdings LLC and First American Title Insurance Company, as Trustee for the benefit of Wachovia Bank, National Association.

6.
Facility Agreement, dated as of November 24, 2005, among Ian Schrager London Limited (renamed Morgans Hotel Group London Limited), Citigroup Global Markets Limited, the Financial Institutions Listed in Schedule I thereto and Citibank International plc.

7.
Agreement and Plan of Merger, dated as of May 11, 2006, among Morgans Hotel Group Co., MHG Scottsdale Holdings LLC, HR Acquisition Corp., Hard Rock Hotel, Inc. and Peter A. Morton, as amended by the First Amendment to Agreement and Plan of Merger, dated as of January 31, 2007,among Morgans Hotel Group Co., MHG HR Acquisition Corp., Hard Rock Hotel Inc., (solely with respect to Section 1.6 and 1.8 thereof) 510 Development Corporation and (solely with respect to Section 1.7 thereof) Peter A. Morton.

8.	Indenture related to the Senior Subordinated Convertible Notes due 2014, dated as of October 17, 2007, by and among Morgans Hotel Group Co., Morgans Group LLC and The Bank of New York, as trustee.
9.
Amended and Restated Trust Agreement of MHG Capital Trust I, dated as of August 4, 2006, among Morgans Group LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association, and the Administrative Trustees named therein.

Form of Opinion of Counsel

Schedule III
Orders, Judgments and Decrees
No items in these categories have been provided to us and identified as items which we should review in connection with rendering this opinion. We have been authorized to provide you with a copy of the Orders Certificate to the effect that there are no court or administrative orders, judgments, or decrees that name any Loan Party and are specifically directed to it or any of its property
Form of Opinion of Counsel

EXHIBIT I
FORM OF COMPLIANCE CERTIFICATE
                    , 200_
Wachovia Bank, National Association, as Agent
One Wachovia Center
301 South College Street
Mail Code: NC0166
Charlotte, North Carolina 28288-0166
Each of the Lenders Party to the Credit Agreement referred to below
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co. (“Holdings”), the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Holdings, the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 9.3. of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders as follows:
(1) The undersigned is the                                          of Holdings.
(2) The undersigned has examined the books and records of Holdings and the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(3) To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by Holdings and the Borrower with respect to such event, condition or failure].
Form of Compliance Certificate

(4) The representations and warranties made or deemed made by Holdings, the Borrower and the other Loan Parties in the Loan Documents to which any is a party, are true and correct in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
(5) Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower was in compliance with the covenants contained in Sections 10.11. of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:
Form of Compliance Certificate

Schedule 1
[Calculations to be Attached]
Form of Compliance Certificate

EXHIBIT J
FORM OF GUARANTY
THIS GUARANTY dated as of October 6, 2006, executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of October 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower and each of the Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Agent and the Lenders making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower to any Lender or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans and the Reimbursement Obligations, and the payment of all interest, Fees, charges, attorneys’ fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Lenders and the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, none of the Lenders or the Agent shall be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy any of them may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Guarantied Obligations.
Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c) any furnishing to the Agent or the Lenders of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Obligations;

(d) any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;
(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f) any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(g) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Obligations;
(h) any application of sums paid by the Borrower, any other Guarantor or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;
(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;
(j) any defense, set-off, claim or counterclaim (other than indefeasible payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Agent or any Lender;
(k) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party;
(l) any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or
(m) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than indefeasible payment and performance in full).
Section 4. Action with Respect to Guarantied Obligations. The Lenders and the Agent may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any other Loan Party or other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Lenders shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor as a Subsidiary or Loan Party under the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.
Section 6. Covenants. Each Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with as a Subsidiary or Loan Party under the terms of the Credit Agreement or any of the other Loan Documents.
Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.
Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.
Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Agent or such Lender with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.
Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Agent and the Lenders and shall forthwith pay such amount to the Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, Fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if any Guarantor is required by Applicable Law or by a Governmental Authority to make any such deduction or withholding, such Guarantor shall pay to the Agent and the Lenders such additional amount as will result in the receipt by the Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.
Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes the Agent, each Lender and any of their respective affiliates, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or an affiliate of a Lender subject to receipt of the prior written consent of the Agent exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender, or any affiliate of the Agent or such Lender, to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation.
Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, then no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.
Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any of the Lenders shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.
Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
SECTION 17. WAIVER OF JURY TRIAL.
(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND EACH GUARANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

(b) EACH OF THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY AGREES THAT FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH GUARANTOR AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.
Section 18. Loan Accounts. The Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guarantied Obligations or otherwise, the entries in such books and accounts shall be deemed conclusive evidence of the amounts and other matters set forth herein, absent manifest error. The failure of the Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.
Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or any Lender in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guarantied Obligations and the other Obligations and the termination or cancellation of the Credit Agreement in accordance with its terms.
Section 21. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 13.8. of the Credit Agreement, each Guarantor hereby consents to the delivery by the Agent or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its rights or obligations hereunder to any Person without the prior written consent of all Lenders and any such assignment or other transfer to which all of the Lenders have not so consented shall be null and void.
Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.
Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lenders if required under the terms of the Credit Agreement), the Agent and each Guarantor.
Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.
Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Agent or any Lender at its respective address for notices provided for in the Credit Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.
Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.
Section 28. Limitation of Liability. Neither the Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents, or any of the transactions contemplated by this Guaranty, the Credit Agreement or any of the other Loan Documents. Each Guarantor hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated by Credit Agreement or financed thereby.
Section 29. Definitions. (a) For the purposes of this Guaranty:
“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
[Signature on Next Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTORS]

By:

Name:
Title:

Address for Notices:

c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188

ANNEX I
FORM OF ACCESSION AGREEMENT
THIS ACCESSION AGREEMENT dated as of                     , 200_____, executed and delivered by                                         , a                      formed under the laws of the State of (the “New Guarantor”), in favor of (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of October 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), the Agent, and the other parties thereto, and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Agent and the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower, the New Guarantor, and the existing Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Agent and the Lenders continuing to make such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:
Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under that certain Guaranty dated as of October 6, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty”), made by each Subsidiary and other Affiliate of the Borrower a party thereto in favor of the Agent and the Lenders and assumes all obligations of a “Guarantor” thereunder and agrees to be bound thereby, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:
(a) irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b) makes to the Agent and the Lenders as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and
(c) consents and agrees to each provision set forth in the Guaranty.
SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Credit Agreement.
[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:

Name:
Title:

Address for Notices:

c/o Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188
Accepted:
WACHOVIA BANK, NATIONAL
  ASSOCIATION, as Agent

By:

Name:
Title:

EXHIBIT K

FORM OF SECURITY DEED
[SUBJECT TO CONFORMANCE WITH LOCAL LAW AND PRACTICE OF STATE WHERE PROPERTY IS LOCATED, AND FOR ADJUSTMENT TO REFLECT RELATIONSHIP OF PROPERTY OWNER TO BORROWER]
Prepared by;

Alston & Bird LLP

DEED OF TRUST, SECURITY AGREEMENT AND
ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FILING
from
[INSERT NAME OF PROPERTY OWNER]
to
[INSERT TRUSTEE], as Trustee, for the benefit of
WACHOVIA BANK, NATIONAL ASSOCIATION, as Beneficiary,
(As Agent for the benefit of the Lenders, and for its own account, pursuant to the Credit Agreement described herein)
dated as of October _______, 2006
Property: [Insert Name of Property], [Insert County] County, [Insert State]
[ADD ANY APPROPRIATE LOCAL LAW LEGENDS]

[SUBJECT TO CONFORMANCE WITH LOCAL LAW AND PRACTICE OF STATE WHERE PROPERTY IS LOCATED, AND FOR ADJUSTMENT TO REFLECT RELATIONSHIP OF PROPERTY OWNER TO BORROWER]
[[Insert Name of Property], [Insert County] County, [Insert State]]
Alston & Bird LLP

Attention:
DEED OF TRUST, SECURITY AGREEMENT,
ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING
THIS DEED OF TRUST, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (this “Security Instrument”) is made and delivered as of                     , 200____, by [INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation] (“Grantor”), having a mailing address of c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to [INSERT TRUSTEE] (“Trustee”), having a business address at [Insert Trustee Address], for the benefit of Wachovia Bank, National Association, as beneficiary, in its capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”) for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery [Insert Agent Address].

[Option #1 — Use if Grantor is Borrower]
WHEREAS, pursuant to that certain Credit Agreement dated as of October ___, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, the financial institutions from time to time party thereto as “Lenders”, Agent, and the other parties thereto, Lenders and Agent have agreed to make available to Grantor certain financial accommodations in an aggregate principal amount not to exceed $350,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, Grantor’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Credit Agreement, is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Grantor.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:

[Option #2 — Use if Grantor is a Guarantor]
WHEREAS, pursuant to that certain Credit Agreement dated as of October  , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $350,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to the Credit Agreement, Agent and Lenders have agreed to make available to Borrower certain financial accommodations in an aggregate amount not to exceed $350,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to the terms of that certain Guaranty dated as of October  , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Grantor and each of the other Guarantors in favor of Agent and Lenders, Grantor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and
WHEREAS, Grantor’s execution and delivery of this Security Instrument to secure, among other things, its obligations under the Guaranty is a condition to Agent and Lenders making, and continuing to make, such financial accommodations to Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:
ARTICLE I. DEFINED TERMS
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of [Insert State] have the respective meanings given such terms therein. In addition, as used in this Security Instrument, the following terms shall have the following meanings:
“Assignment of Leases and Rents” means the Assignment of Leases and Rents of even date herewith from Grantor as assignor thereunder to Beneficiary as assignee thereunder, covering the Collateral, and given as an absolute assignment as an additional source of repayment of the Obligations.
“Collateral” means the Property, Improvements, Fixtures, and Personalty together with:
(a) all rights, privileges, tenements, hereditaments, royalties, minerals, oil and gas rights, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest, if any, of Grantor, in and to any streets, ways, alleys, strips or gores of land adjoining the Property or any part thereof; and

(b) all betterments, improvements, additions, alterations, appurtenances, substitutions, replacements and revisions thereof and thereto, and all reversions and remainders therein; and
(c) all of Grantor’s right, title and interest in and to any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to the Property, Improvements, Fixtures or Personalty including, but not limited to, those for any vacation of, or change of grade in, any streets affecting the Property or the Improvements and those for municipal utility district or other utility costs incurred or deposits made in connection with the Property; and
(d) all of Grantor’s right, title and interest in and to any proceeds of insurance required or maintained pursuant to the terms of Section 3.12 hereof; and
(e) all of Grantor’s right, title and interest in, to and under any management or leasing agreement with respect to the Property and Improvements, including without limitation, (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder; and
(f) subject to the provisions of Section 8.3 hereof, all of the Leases and Rents; and
(g) any and all other security and collateral, of any nature whatsoever, now or hereafter given for the repayment or the performance and discharge of the Obligations.
As used in this Security Instrument, the term “Collateral” shall be expressly defined as meaning all or, where the context permits or requires, any portion of the above, and all or, where the context permits or requires, any interest therein.
“Credit Agreement” has the meaning given that term in the recitals above.
“Event of Default” means any failure, happening or occurrence described in Article V hereinbelow.
“Fixtures” means fixtures now or hereafter located on the Property and shall in any event include all materials, supplies, Equipment, apparatus and other items now owned or hereafter acquired by Grantor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Property, including, but not limited to, any and all building and construction materials and supplies, furniture, furnishings, apparatus, machinery, equipment, motors, elevators, escalators, fittings, radiators, ranges, refrigerators, awnings, shades, screens, blinds, carpeting, office equipment and other furnishings, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning and sprinkler equipment, telephone systems, televisions and televisions systems, computer systems, and appurtenances thereto, together with all accessions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (but excluding in every event fixtures belonging to Tenants which do not become property of the Grantor upon expiration or earlier termination of the applicable Lease).

“Food and Beverage Lessee/Operators” shall mean ____________________________.
[“Guaranty” has the meaning given that term in the recitals above.]
“Impositions” means (i) all real estate and personal property taxes, charges, assessments, excises and levies and any interest, costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Collateral or the ownership, use, occupancy or enjoyment thereof, or any portion thereof; (ii) any charges, fees, license payments or other sums payable for any easement, license or agreement maintained for the benefit of the Collateral; and (iii) water, gas, sewer, electricity, telephone and other utility charges and fees related to the Collateral.
“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.
“Leases” means any and all leases, subleases, licenses, concessions, rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing.
“Legal Requirements” means (i) any and all judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Grantor [or Borrower], or applicable to, affecting or impacting in any way the Collateral, including, without limiting the generality of the foregoing, the ownership, use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction thereof; (ii) any and all covenants, conditions and restrictions contained in any deed or other form of conveyance or in any other instrument of any nature that relate in any way or are applicable to the Collateral or the ownership, use or occupancy thereof; (iii) Grantor’s [or Borrower’s] presently or subsequently effective bylaws and articles of incorporation, partnership agreement, partnership certificate, joint venture agreement, articles of organization, operating agreement, trust agreement or other form of business association agreement; (iv) any and all Leases; and (v) any and all other contracts (written or oral) of any nature that relate in any way to the Collateral and to which Grantor or Borrower may be bound, including, without limiting the generality of the foregoing, any lease or other contract pursuant to which Grantor is granted a possessory interest in the Property.

[Option #1 — Use if Grantor is Borrower]
“Obligations” means, collectively, the unpaid principal of and interest on all Loan, all Reimbursement Obligation, all other Letter of Credit Liabilities and all other indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which Grantor is a party or any Swap Agreement or Treasury Management Services Agreement entered into by Grantor with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise.
[Option #2 — Use if Grantor is a Guarantor]
“Obligations” means, collectively, all indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Grantor is a party, or a Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.
[End of Options.]
The stated maturity date of the Obligations is [maturity date], unless accelerated or extended pursuant to the terms of the Credit Agreement or other Loan Documents (the “Maturity Date”).
“Permitted Encumbrances”: The “Permitted Liens” (as defined in the Credit Agreement), which include those items listed on Exhibit B attached hereto and incorporated herein by this reference.

“Personalty” means all of the Grantor’s right, title and interest in, to and under all of the personal property of the Grantor, now owned or hereafter acquired, located on, attached to or used in or about the Improvements and Property, including without limitation, all of the following:
(a) all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers), other customary hotel equipment and other property of every kind and nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements, or appurtenant thereto, and all building equipment, materials and supplies of any nature whatsoever owned by Grantor, or in which Grantor has or shall have an interest, now or hereafter located upon, or in, and used in connection with the Property or the Improvements or appurtenant thereto, (hereinafter, all of the foregoing items described in this Paragraph (a) are collectively called the “Equipment”), all of which, and any replacements, modifications, alterations and additions thereto, to the extent permitted by applicable law, shall be deemed to constitute fixtures and are part of the real estate and security for the performance of Grantor’s obligations.
(b) all inventory as defined in the Uniform Commercial Code applicable in the State of [Location of Property], including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items (the “Inventory”);
(c) all other goods now or hereafter relating to the Property and Improvements;
(d) all accessions to any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto;
(e) all accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements, including without limitation, (i) all rights to payment of any monetary obligation, whether or not earned by performance, (x) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of or (y) for services rendered or to be rendered, (ii) all rents, fees, charges or other payments for the use or occupancy of all or any portion of the Improvements or any of the other Collateral, and (iii) all rights to payment of any interest or finance charges payable to Grantor;

(f) to the extent permitted to be assigned by the terms thereof or by Applicable Law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency now or hereafter relating to the Property or Improvements;
(g) all general intangibles, including without limitation, all payment intangibles and all rights of Grantor under any contract, trademarks, tradenames, service marks and symbols now or hereafter used in connection with the Property or the Improvements, and all names and all rights to carry on business under such names, and all rights as a developer or declarant relating to the Property or Improvements), now or hereafter relating to the Property or the Improvements;
(h) all chattel paper, instruments, investment property, letter-of-credit rights, money, documents, supporting obligations and deposit accounts now or hereafter arising from or by virtue of any transactions related to the Property or the Improvements;
(i) all insurance policies of any kind maintained in effect by the Grantor or of which the Grantor is the beneficiary, now existing or hereafter acquired relating to the Property and Improvements, under which any of the property referred to in any of the preceding clauses above is insured, including without limitation, any proceeds payable to the Grantor pursuant to such policies and any unearned premiums thereon; and
(j) all proceeds, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Beneficiary or Lenders from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.

“Rents” means all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Property and/or Improvements or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Grantor which are not affiliates of Borrower and/or Grantor) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Property and/or Improvements, and other items of revenue, receipts or income, all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Grantor in connection therewith to the extent of Grantor’s rights or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Property, the Improvements, the Fixtures or the Equipment plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents.
“Tenant” means the tenant or lessee under any Lease.
ARTICLE II. GRANT AND CONVEYANCE
Section 2.1 Grant and Conveyance. For and in consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby (a) GRANT, BARGAIN, SELL, CONVEY, ASSIGN, MORTGAGE, TRANSFER, PLEDGE and SET OVER unto Trustee and the Trustee’s successors and/or assigns, the Collateral, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Collateral and all parts, rights, members and appurtenances thereof, IN FEE SIMPLE forever, as security for the full and timely payment and performance of Obligations, for the benefit of Beneficiary and its successors and/or assigns, and (b) GRANTS to Beneficiary a security interest in the Collateral, as further security for the full and timely payment and performance of the Obligations. Grantor warrants and covenants that Grantor is lawfully seized and possessed of the Collateral as aforesaid, and has good right to convey the same subject only to the Permitted Encumbrances, and that Grantor does warrant and shall forever defend the title thereto against the claims of all Persons whomsoever, subject as to the Permitted Encumbrances.
Section 2.2 Cancellation. Should the Obligations be paid according to the tenor and effect of the Credit Agreement when the same shall become due and payable, and should Grantor perform all Obligations in a timely manner, or on the earlier release of the Collateral pursuant to the terms of Section 4.3. of the Credit Agreement, then this Security Instrument shall be canceled and surrendered.
[Section 2.3 Revolving Loan Account. This Security Instrument secures a “revolving loan account”, and payment of all amounts outstanding under the Credit Agreement from time to time shall not cancel or release this Security Instrument, and re-advances shall be secured to the same extent as original obligations hereunder. [APPROPRIATE STATE LANGUAGE TO BE ADDED]]

ARTICLE III. COVENANTS, WARRANTIES AND REPRESENTATIONS
Grantor hereby unconditionally covenants, warrants and represents to Agent and Lenders as follows (which covenants, warranties and representations have been and will be relied upon by Agent and Lenders in advancing funds to Borrower under the Loan Documents):
Section 3.1 Title to Collateral and Priority of this Instrument. Grantor has good, marketable and indefeasible fee simple title to the Property and Improvements, and good and marketable title to the Fixtures and Personality, free and clear of any Liens options (except as set forth in the Leases), leases (other than the Leases), covenants and other rights, titles, interests or estates of any nature whatsoever except the Permitted Encumbrances. This Security Instrument (a) constitutes a valid and enforceable first priority deed of trust in and to the Property, Improvements and Fixtures; (b) creates valid and enforceable first priority security interest in and to the Personality and, to the extent that the terms Leases and Rents include items covered by the Uniform Commercial Code as adopted in the State of [Insert State], in the Leases and Rents; and (c) constitutes a valid and enforceable first priority assignment of the Leases and Rents not covered by such Uniform Commercial Code, all in accordance with the terms hereof.
Section 3.2 Hazardous Materials. The Collateral has not been used to treat, store or dispose of any Hazardous Materials in violation of Environmental Laws, and no such Hazardous Materials (including without limitation, any materials containing asbestos), are located on, in or under the Collateral or used or emitted in connection therewith, except as disclosed in writing in any environmental assessment reports delivered to Agent and upon which Agent and Lenders are entitled to rely. Grantor has obtained and shall maintain all licenses, permits and approvals required with respect to Hazardous Materials, and is in full compliance with all of the terms, conditions and requirements of such licenses, permits and approvals. No portion of the Property is a wetland. Grantor shall promptly notify Agent of any change in the nature or extent of any (a) Hazardous Materials, maintained on, in or under the Collateral or used or emitted in connection therewith and (b) wetlands located on the Property.
Section 3.3 Separate Tract. The Property is not a part of a larger tract of land owned by Grantor or any of its Affiliates and is not otherwise included under any unity of title or similar covenant with other lands not encumbered by this Security Instrument.
Section 3.4 Leases.
(a) Grantor has good title to the Leases and Rents and all requisite right, power and authority to assign the Leases and Rents, and no other Person has any right, title or interest therein (other than the lessee’s interest therein held by a Tenant thereunder).
(b) Grantor has duly and punctually performed all of the material terms, covenants, conditions and warranties of the Leases on Grantor’s part to be performed.

(c) All Leases are valid and unmodified, except as set forth on the rent roll certification delivered to Agent by Grantor contemporaneously herewith (the “Rent Roll”), and are in full force and effect, Grantor has not previously sold, assigned, transferred, encumbered, mortgaged or pledged the Leases or the Rents, whether now due or hereafter to become due.
(d) All Rents now due, or to become due, for any periods subsequent to the date hereof have not been collected more than 1 month in advance, and payment thereof has not been anticipated more than 1 month in advance, or waived or released, discounted, setoff or otherwise discharged or compromised. Grantor has not received any funds or deposits from any Tenant for which credit has not already been made on account of accrued Rents.
(e) Except as set forth on the Rent Roll:
(i) The Tenants under the Leases have no defenses, set-offs or counterclaims against Grantor, and are not in default under any of the terms or provisions of the respective Leases beyond any applicable cure period;
(ii) Each Tenant is in possession and paying rent and other charges under their respective Leases on a current basis;
(iii) No Rents have been or will hereafter be anticipated, discounted, released, waived, compromised, or otherwise discharged except as may be expressly permitted by the Leases;
(iv) All Improvements and the leased space demised and let pursuant to each Lease have been completed as required under the Leases except as otherwise disclosed in writing by Grantor to Agent;
(v) There are no options to purchase all or any portion of the Collateral contained in any Lease; and
(vi) There are no options to renew by any Tenant except as stated in the Leases.
(f) Grantor shall furnish to Agent, promptly upon Agent’s request, true and complete copies of all Leases, and all extensions, supplements, modifications and amendments thereof.
(g) Grantor shall observe, perform and discharge all of its material obligations, covenants and warranties under the Leases, and Grantor shall give prompt notice to Agent of any failure on the part of Grantor to observe, perform or discharge any of the same.
(h) Grantor shall enforce or secure in the name of Agent the performance of each and every material obligation, term, covenant, condition and agreement in the Leases by any Tenant to be performed, and shall appear in and defend any action or proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of the Grantor and any Tenant, and upon request by Agent, Grantor shall do so in the name and on behalf of Agent, but at the sole cost and expense of Grantor, and Grantor shall pay all costs and expenses of Agent, including reasonable attorneys’ fees and disbursements, in any action or proceeding in which Agent may appear.

(i) So long as the Obligations remain unpaid and undischarged, and unless Agent otherwise consents in writing, the fee and the leasehold estates in and to the Collateral shall not merge, but shall always remain separate and distinct, notwithstanding the union of such estates (without implying Agent’s consent to such union) either in Grantor, Agent or in any Tenant or in any third party by purchase or otherwise.
(j) From time to time upon Agent’s written request, Grantor shall furnish to Agent a current rent roll and the affidavit of an officer of Grantor, certifying as to certain matters with respect to the Leases and Rents, in form and substance satisfactory to Agent.
(k) From time to time upon the written request of Agent, but no more often than annually, Grantor shall cause to be furnished to Agent the estoppel certificate of each Tenant, in form and substance reasonably acceptable to Agent.
Section 3.5 Use. Grantor shall use the Collateral for commercial purposes only. Grantor shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, the Collateral in any manner or for any purpose which (a) violates any Legal Requirement, or (b) makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.
Section 3.6 Alterations or Waste. Grantor shall not commit or permit any physical waste of the Collateral, and shall not, without the prior written consent of Agent, make or permit to be made any alterations or additions to the Collateral of a material nature, except for (i) tenant improvement work under a Lease approved by Agent, (ii) alterations necessary to protect the safety of tenants or patrons of other users of the Property and the value of the Property, and (iii) all alterations necessary to comply with Section 3.11.
Section 3.7 Compliance with Legal Requirements. Grantor shall promptly and faithfully comply with, conform to and obey all present and future Legal Requirements including, without limitation, the Americans with Disabilities Act of 1990, as amended (42 USC § 12101, et seq.), the Federal Architectural Barriers Act, as amended (42 USC § 4151, et seq.), the Fair Housing Amendments Act of 1988, as amended (42 USC § 3601, et seq.) and The Rehabilitation Act of 1973, as amended (29 USC § 794), whether or not same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of the Collateral.
Section 3.8 Solvency. Grantor is Solvent.
Section 3.9 Prior Security Instrument Status. Grantor shall protect the first priority status of the Lien of this Security Instrument and shall not place, or permit to be placed, except for Permitted Encumbrances, otherwise convey, mortgage, hypothecate or encumber the Collateral with, any other Lien, regardless of whether same is allegedly or expressly inferior to the title created by this Security Instrument, except in favor of Beneficiary. If any such Lien is asserted against the Collateral, Grantor shall promptly, and at its sole cost and expense, (a) give Agent written notice thereof within 5 days from Grantor obtaining knowledge of such Lien and (b) take such action so as to cause the same to be released, bonded or stayed to Agent’s reasonable satisfaction, or so long as the property subject to the lien of this Security Instrument is not impaired, contest the same in accordance with the provisions of the Credit Agreement, Such notice shall specify who is asserting such Lien and shall detail the origin and nature of the underlying facts giving rise to such asserted Lien.

Section 3.10 Payment of Impositions.
(a) Payment of Impositions. Grantor shall duly pay and discharge, or cause to be paid and discharged, the Impositions as provided in Section 8.5. of the Credit Agreement.
(b) Change in Law. If after the date hereof any change in Applicable Law governing the taxation of deeds of trust, mortgages or security agreements, or assignments of leases or debts secured thereby or the manner of collecting such taxes shall occur, and Agent reasonably determines that such change, adoption would adversely affect Agent or the Lenders, Grantor shall promptly pay any tax resulting from such adoption, change or making on or before the due date thereof. If Grantor fails to make such prompt payment or if, in the opinion of Agent, Grantor is prohibited from making such payment or Agent would be penalized if Grantor makes such payment or if the making of such payment might result in the imposition of interest beyond the maximum amount permitted by Applicable Law, then the Collateral shall no longer constitute a Collateral Property.
Section 3.11 Repair. Grantor shall protect and preserve the Collateral and maintain all Collateral in good repair, working order and condition, ordinary wear and tear excepted.
Section 3.12 Insurance.
(a) Types of Insurance. Grantor shall procure for, deliver to, and maintain for the benefit of Agent, or cause the Tenant(s) to procure for, deliver to and maintain for the benefit of Agent, during the term of this Security Instrument original paid up insurance policies or certified copies of paid up insurance policies (or, if there is blanket coverage, Agent shall require an underlier policy with the Collateral identified and specifically allocated amounts shown) in such amounts, form and substance as are required under Section 8.4. of the Credit Agreement.
(b) Insurance Companies, Form of Policies. All insurance policies maintained pursuant to this Section shall be in form and substance satisfactory to Agent, provided that all policies of liability coverage shall require not less than 30 days’ prior written notice to Agent of any cancellation, termination, expiration or change in coverage. Without limiting the discretion of Agent with respect to required endorsements to insurance policies, all such policies for loss of or damage to the Collateral shall contain a standard mortgagee clause (without contribution) naming Agent as mortgagee with loss proceeds payable to Agent notwithstanding (i) any act, failure to act or negligence of or violation of any warranty, declaration or condition contained in any such policy by any named insured; (ii) the occupation or use of the Collateral for purposes more hazardous than permitted by the terms of any such policy; (iii) any foreclosure or other action by Agent under the Loan Documents; or (iv) any change in title to or ownership of the Collateral or any portion thereof, such proceeds to be held for application as provided in the Loan Documents.

(c) Proof of Insurance. At least 30 days prior to the expiration date of each policy maintained pursuant to this Section, Grantor shall deliver to Agent a full paid renewal or replacement thereof reasonably satisfactory to Agent. The delivery of any insurance policies hereunder shall constitute a collateral assignment of all unearned premiums as further security hereunder. In the event of foreclosure of this Security Instrument or any other transfer of title to the Collateral in extinguishment of the Obligations, all right, title, and interest of Grantor in and to all insurance policies then in force with respect to the Collateral shall pass to the purchaser or Agent.
(d) Grantor’s Statement of Insurance Carried. Grantor shall furnish to Agent on or before 30 days after the close of each of Grantor’s fiscal year and within 5 days of any request therefor by Agent, copies of certificates evidencing the amounts of insurance maintained in compliance with this Paragraph 3.12, of the risks covered by such insurance, and of the insurance company or companies which carry such insurance
(e) Payment of Proceeds to Agent. While an Event of Default exists, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Section and to collect and receive the proceeds from any such policy or policies. Grantor hereby authorizes and directs each insurance company to make payment for all losses directly to Agent. If any insurance company fails to disburse directly and solely to Agent but disburses instead either solely to Grantor or to Grantor and Agent jointly, Grantor agrees immediately to endorse and transfer such proceeds to Agent. Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Agent as Grantor’s agent and attorney-in-fact to do so, such appointment being coupled with an interest and being irrevocable.
(f) Application of Proceeds. After deducting from said insurance proceeds all of its actual, out-of-pocket expenses incurred in the collection and administration of such sums, including reasonable attorneys’ fees actually incurred, Agent shall apply the net proceeds or any part thereof:
(i) upon the written request of Grantor, towards the restoration of the Collateral provided that the following conditions (the “Restoration Conditions”) are met to the reasonable satisfaction of Agent:
(a) in Agent’s judgment, the Collateral can with diligent restoration, be returned to a condition at least equal to the condition thereof that existed prior to the casualty within the earlier to occur of (x) 365 days after the occurrence of the casualty or (y) 60 days prior to the Maturity Date;
(b) no Event of Default exists;

(c) all necessary Governmental Approvals can be obtained to allow the rebuilding and reoccupancy of the Collateral;
(d) there are sufficient sums available (through net proceeds and contributions by Grantor, the full amount of which shall, at Agent’s option, have been deposited with Agent) for restoration or repair; and
(e) any tenant of any Lease affected by such casualty has reaffirmed the Lease and its obligations thereunder (subject to completion of the restoration); or
(ii) if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.4. of the Credit Agreement or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents;
all without affecting the Lien of this Security Instrument, and any balance of such moneys then remaining shall be paid to Grantor or whomever may be legally entitled thereto. Agent and Lenders shall not be held responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure.
Section 3.13 Restoration Following Casualty. If any act or occurrence of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (including any casualty for which insurance was not obtained or obtainable), shall result in damage to, or loss or destruction of, the Collateral, Grantor shall give notice thereof to Agent immediately and, if so instructed by Agent and provided that the Restoration Conditions are satisfied and Agent applies the insurance proceeds (if any) to the restoration, repair or replacement of the Collateral as set forth in Section 3.12(f), shall promptly, at Grantor’s sole cost and expense and regardless of whether the insurance proceeds (if any) shall be sufficient for the purpose, Grantor shall commence and continue diligently to completion to restore, repair, replace and rebuild the Collateral in accordance with all Legal Requirements as nearly as possible to its value, condition and character immediately prior to such damage, loss or destruction.
Section 3.14 Hold Harmless. Grantor shall defend, at its own cost and expense, and hold Agent and Lenders and Trustee harmless from any action, proceeding or claim affecting the Collateral or the Loan Documents, and all costs and expenses incurred by Agent and/or Lenders and/or Trustee in protecting its interests hereunder in such an event (including all court costs and attorneys’ fees) shall be borne by Grantor and secured hereby, except to the extent the same are caused by the gross negligence or willful misconduct of Agent or any Lender or Trustee, as applicable.
Section 3.15 Tax and Insurance Escrow. While an Event of Default exists, at Agent’s option, in order to implement the provisions of Sections 3.10(a) and 3.12 hereof, Grantor shall pay to Agent monthly, annually, or as otherwise directed by Agent, an amount (“Escrowed Sums”) equal to the sum of (a) the annual Impositions (reasonably estimated by Agent, wherever necessary) to become due for the tax year during which such payment is so directed and (b) the insurance premiums for the same year for those insurance policies as are required hereunder. If Agent reasonably determines that any amounts paid by Grantor are insufficient for the payment in full of such Impositions and insurance premiums, Agent shall notify Grantor of the increased amounts required to provide sufficient funds, whereupon Grantor shall pay to Agent within 10 days thereafter the additional amount as stated in Agent’s notice. The Escrowed Sums may be held by Agent in non-interest bearing accounts and may be commingled with Agent’s other funds. Without limiting the foregoing, while an Event of Default exists, Agent shall have the option of crediting the Escrowed Sums against the Obligations.

Section 3.16 No Conflicts, Etc. The execution, delivery and performance of this Security Instrument and the other Security Documents encumbering or relating to any of the Collateral, in accordance with their respective terms do not and will not, by the passage of time, the giving of notice, or both: (a) require any Governmental Approval or violate any Applicable Law relating to Grantor or any of the Collateral; (b) conflict with, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral may be bound; or (c) except as provided herein or therein, result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral.
Section 3.17 Licenses and Permits. Grantor currently holds and will continue to hold all certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals of any Governmental Authority or any other Person which are material for the lawful occupancy and operation of the Property and Improvements or which are material to the ownership or operation of the Property or the conduct of Grantor’s business. All such certificates of occupancy, licenses, registrations, permits, consents, franchises and approvals are current and in full force and effect.
Section 3.18 Liquor License. All licenses, permits, approvals and consents which are required for the sale and service of alcoholic beverages on the Property and Improvements have been obtained from the applicable Governmental Authority.
Section 3.19 No Sale/Encumbrances. Except as set forth in the Credit Agreement, Grantor agrees that the sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, or other transfer of the Property and Improvements, or any part thereof, without the written consent of Lenders, shall constitute an event allowing Lender to declare the Obligations immediately due and payable without notice of intention to accelerate, notice of acceleration or any other notice or demand.
ARTICLE IV. CONDEMNATION
Section 4.1 Condemnation.
(a) Taking. If all or any portion of the Collateral is taken by condemnation or eminent domain powers of any Governmental Authority (or any transfer by private sale in lieu thereof), either temporarily or permanently, then the award and other proceeds payable in connection therewith shall be paid to Agent and applied to payment of the Obligations after deducting any costs (including reasonable attorneys’ fees) incurred by Agent in connection therewith, or otherwise applied as provided in Section 11.4. of the Credit Agreement.

(b) Participation in Proceedings. Grantor shall promptly notify Agent of any actual or threatened initiation of any condemnation or eminent domain proceeding as to any part of the Collateral and, upon Agent’s request, shall promptly deliver to Agent copies of any and all papers served or received in connection with such proceedings. Agent shall have the right, at its option, to participate in such proceedings at the sole cost and expense of Grantor (including without limitation the Agent’s attorneys’ fees). Grantor shall execute such documents and take such other steps as required to permit such participation.
(c) Right to Settle Claims. Agent is hereby authorized to adjust, compromise and collect any condemnation or eminent domain award or settle a claim for damages and to apply the same to the Obligations in accordance with the applicable provisions of the Loan Documents.
(d) Use of Proceeds. Grantor hereby assigns to Agent for the benefit of Lenders any proceeds or awards which may become due by reason of any condemnation or other taking for public use of the whole or any part of the Collateral or any rights appurtenant thereto, and Agent is authorized, at its option, to collect and receive all such compensation, awards or damages and to give proper receipts and acquittances therefor without any obligation to question the amount of any such compensation, awards or damages. The proceeds of any such condemnation award or proceeds or any part thereof shall be applied:
(i) if the Restoration Conditions in Section 3.12(f) are satisfied, towards restoration of the Collateral; or
(ii) if the Restoration Conditions are not satisfied, to the payment of the Obligations, whether or not due and as provided in Section 11.4. of the Credit Agreement, or for any other purposes or objects for which Agent is expressly entitled to advance or apply funds under the Loan Documents.
(e) Further Assignment. Grantor agrees to execute such further assignments of any compensation, awards, damages, claims, rights of action and proceeds as Agent may require. If, prior to the receipt by Agent of such award or proceeds, the Collateral shall have been bid on foreclosure of this Security Instrument, Agent shall have the right to receive such award or proceeds to the extent of any unpaid Obligations following such sale, with legal interest thereon, whether or not a deficiency judgment on this Security Instrument, the Obligations or the other Loan Documents shall have been sought or recovered, and to the extent of attorneys’ fees, costs and disbursements incurred by Agent in connection with the collection of such award or proceeds. If Grantor fails to assign such compensation, awards, damages, claims, rights of action, and proceeds as aforesaid, Agent may execute such endorsements or transfers for and in the name of Grantor and Grantor hereby appoints Agent as Grantor’s agent and attorney-in-fact so to do, such appointment being coupled with an interest and being irrevocable.

ARTICLE V. EVENTS OF DEFAULT
The term “Event of Default,” as used herein, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following (and Grantor shall be entitled to no notice of default other than as provided for below):
Section 5.1 Credit Agreement. The occurrence of an Event of Default under and as defined in the Credit Agreement.
Section 5.2 Failure in Payment of Sums Due. The Grantor shall fail to pay when due any amounts owing by the Grantor under this Security Instrument and such failure shall continue for a period of 5 days after the earlier of the date upon which the Grantor or Borrower has received written notice of such failure from Agent.
Section 5.3 Failure in Performance of Obligations. Except as provided in Sections 5.5, 5.6 and 5.7 below, the failure of Grantor to perform or observe any term, covenant, condition or agreement contained in this Security Instrument and not otherwise mentioned in this Article V and in the case of this Section 5.3 only, if such failure shall continue for a period of 30 days after the earlier of (x) the date upon which Grantor or Borrower obtains knowledge of such failure or (y) the date upon which Grantor has received written notice of such failure from Agent.
Section 5.4 Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of Grantor under this Security Instrument or under any other Security Document purporting to create Lien in any of the Collateral, or any amendment hereto or thereto, or in any other writing or statement regarding any of the Collateral at any time furnished or made or deemed made by or on behalf of Grantor or any other Loan Party to Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.
Section 5.5 Foreclosure of Other Liens. If the holder of any Lien on any of the Collateral institutes foreclosure or other proceedings for the enforcement of its remedies thereunder or in respect thereof.
Section 5.6 Disposition of Collateral and Beneficial Interest in Grantor. Except as expressly permitted under the Credit Agreement or any other Loan Document, the occurrence of any sale, lease, exchange, assignment, conveyance, transfer or other disposition of all or any part of the Collateral, or any part thereof or any interest therein, or the conveyance, assignment, transfer or other disposition all or any part of the beneficial ownership interest in Grantor.
Sections 5.7 Further Encumbrances. Except as expressly permitted under the Credit Agreement or any other Loan Document, and except for the Permitted Encumbrances, Grantor creates, places or permits to be created or placed, or through any act or failure to act, acquiesces in the placing of, or allows to remain, any Lien on all or any part of the Collateral (regardless of whether such Lien is expressly subordinate to the lien of this Security Instrument or any other Security Document) or if Grantor violates the provisions of Section 3.19.

Section 5.8 Event of Default under any other Security Document. If an Event of Default shall occur under and as defined in any other Security Document purported to create a Lien on any of the Collateral.
ARTICLE VI. REMEDIES
6.1 Remedies. If an Event of Default exists, Agent may, and at the direction of the Requisite Lenders shall, exercise any or all of the following rights, remedies and recourses:
(a) Termination of License.
(i) Terminate the License granted to Grantor in Section 8.3 hereof and exercise the rights, powers and privileges of landlord under the Leases, and then and thereafter, with or without taking possession of the Collateral, in Grantor’s own name or in the name of Agent, demand, collect, receive, sue for, attach and levy on the Rents (including demand for Rents collected for the period in which the demand occurs) and give proper receipts, releases and acquittances therefor.
(ii) Deliver a written demand to any Tenant for payment of Rents, which demand shall be sufficient evidence of each such Tenant’s obligation and authority to make all future payments of Rents to Agent without the necessity for further consent by the Grantor. Grantor, for itself and its agents, covenants and agrees not to countermand any such written demand to Tenants for payment of Rents.
(b) Entry on Collateral.
(i) Demand that Grantor, and upon such demand Grantor shall, forthwith surrender to Agent the actual possession of the Collateral, and to the extent not prohibited by Applicable Law, enter and take possession of all of the Collateral without the appointment of a receiver, or an application therefor, and exclude Grantor and its agents and employees wholly therefrom, and have joint access with Grantor to the books, papers and accounts of Grantor.
(ii) If Grantor shall for any reason fail to surrender or deliver the Collateral or any part thereof after such demand by Agent, Agent may seek a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Collateral to Agent, and Grantor hereby specifically covenants and agrees that Grantor shall not oppose, contest or otherwise hinder or delay Agent in any action or proceeding by Agent to obtain such judgment or decree, Grantor shall pay to Agent, upon demand, all expenses of obtaining such judgment or decree, including reasonable compensation to Agent, its attorneys and agents, and all such expenses and compensation shall, until paid, become part of the Obligations and shall be secured by this Security Instrument.

(iii) Upon every such entering on or taking of possession, Agent may hold, store, use, operate, manage and control the Collateral and conduct the business thereof, and, from time to time, (A) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property, (B) insure or keep the Collateral insured, (C) manage and operate the Collateral and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise act with respect to the same, and (D) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted to Agent, all as Agent from time to time may determine to be in its best interest. Anything in this Security Instrument to the contrary notwithstanding, neither Agent nor any Lender shall be obligated to discharge or perform the duties of the landlord to any Tenant or incur any liability as the result of any exercise by Agent of its rights under this Security Instrument, and Agent shall be liable to account only for the Rents actually received by Agent.
(iv) Make, modify, enforce, cancel or accept surrender of any Lease, remove and evict any Tenant, increase or decrease Rents under any Lease, appear in and defend any action or proceeding purporting to affect the Collateral, and perform and discharge each and every obligation, covenant and agreement of Grantor contained in any Lease, whether or not Agent takes possession of the Collateral.
(v) Neither the entering upon and taking possession of the Collateral, nor the collection of any Rents and the application thereof as aforesaid, shall cure or waive any Event of Default theretofore or thereafter occurring, or affect any notice of an Event of Default hereunder or invalidate any act done pursuant to any such notice. Neither Agent nor any Lender shall be liable to Grantor, anyone claiming under or through Grantor, or anyone having an interest in the Collateral by reason of anything done or left undone by Agent hereunder. Nothing contained in this subsection (b) shall require Agent to incur any expense or do any act. If the Rents are not sufficient to meet the costs of taking control of and managing the Collateral and/or collecting the Rents, any funds expended by Agent or Lenders for such purposes shall become Obligations of Grantor to Agent or Lenders, as the case may be, secured by this Security Instrument. Such amounts, together with interest at the Post-Default Rate, and attorneys’ fees, if applicable, shall be immediately due and payable. Notwithstanding Agent’s continuance in possession or receipt and application of Rents, Agent shall be entitled to exercise every right provided for in this Security Instrument or by Applicable Law upon or after the occurrence of an Event of Default. Any of the actions referred to in this subsection (b) may be taken by Agent at such time as Agent is so entitled, without regard to the adequacy of any security for the Obligations hereby secured.

(c) Foreclosure and Sale. [To be modified based upon state specific requirements] If the Obligations have been accelerated, sell or direct the Trustee to sell through power of sale, or institute an action to foreclose this Security Instrument, or take such other action as may be allowed at law or in equity, for the enforcement hereof and realization on the Collateral or any other security which is herein or elsewhere in the Loan Documents provided for the Collateral or any part thereof at one or more sales before the door of the courthouse of the county in which the Property or any part of the Property is situated, or such other place as is required or permitted by Applicable Law, without notice except as required or set forth herein or otherwise required by Applicable Law, to the highest bidder for cash, or to proceed to final judgment and execution thereon, in order to pay the Obligations, and all expenses of sale and of all proceedings in connection therewith, including the reasonable fees and expenses of the Trustee, reasonable attorneys’ fees, all costs of suit, interest at the Post-Default Rate as provided in the Credit Agreement on any judgment obtained by Agent from and after the date of any sale of the Collateral (which may be sold in one parcel or in such parcels, manner or order as Agent shall elect) until actual payment is made of the full amount due Agent and Lenders, without further stay, any law, usage or custom to the contrary notwithstanding. At any such sale under power of sale, Trustee may execute and deliver to the purchaser or purchasers at such sale or sales a trustee’s deed or other appropriate conveyance of the Collateral or any part of the Collateral in fee simple, with full warranties of title, and to this end Grantor hereby constitutes and appoints Trustee the agent and attorney-in-fact of Grantor to make such sale and conveyance, and thereby to divest Grantor of all right, title and equity that Grantor may have in and to the Collateral and to vest the same in the purchaser or purchasers at such sale or sales; and all the acts and doings of said agent and attorney-in-fact are hereby ratified and confirmed and any recitals in said conveyance or conveyances as to facts essential to a valid sale shall be binding upon Grantor. The aforesaid power of sale and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, are granted as cumulative of the other remedies provided hereby or by law for collection of the Obligations, and shall not be exhausted by one exercise thereof but may be exercised until full payment of all of the Obligations. In the event of any sale under this Security Instrument by virtue of the exercise of the powers herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Collateral may be sold as an entirety or in separate parcels and in such manner or order as Agent in its sole discretion may elect or direct Trustee to elect, and if Agent so elects, Agent may sell the Personalty covered by this Security Instrument at one or more separate sales in any manner permitted by the Uniform Commercial Code as adopted in the State of [Insert State], and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Collateral is sold or the Obligations are paid in full. If the Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Agent may at its option exhaust the remedies granted under any of said security instruments, either concurrently or independently, and in such order as Agent may determine.
Immediately upon the first insertion of any advertisement or notice of any such sale, there shall be and become due and owing from the Grantor all reasonable expenses incident to said advertisement or notice, all court costs and all reasonable expenses incident to any foreclosure proceedings brought under this Security Instrument, including reasonable attorneys’ fees. No party shall be required to receive only the aggregate indebtedness then secured hereby with the interest thereon to the date of payment unless the same shall be accompanied by a tender of the said expenses, costs and commissions.
[NOTE: Deed of Trust to be modified to provide for an amount of Trustee’s fees calculated per customary reasonable standards used in the State where the Collateral is located].

Agent, may, in addition to and not in abrogation of the rights covered under the immediately preceding subparagraph, or elsewhere in this Article VI, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Obligations, [the Guaranty] or the performance of any term, covenant, condition or agreement of this Security Instrument or any other right and (ii) to pursue any other remedy available to it, all as Agent at its sole discretion shall elect.
(d) Receiver. Agent, to the extent permitted by Applicable Law, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right, without notice and without regard to the adequacy or value of any security for the Obligations or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Collateral and to collect and apply the incomes, rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the State of [Insert State]. Grantor shall pay to Agent upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this subsection, and any such amounts paid by Agent shall be added to the Obligations and shall be secured by this Security Instrument.
(e) Performance by Agent. At Agent’s option and without any obligation to do so, pay, perform or observe any term, covenant or condition of this Security Instrument not paid, performed or observed by Grantor, and all payments made or costs or expenses incurred by Agent in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Agent with interest thereon at the Post-Default Rate. Agent shall be the sole judge of the necessity for any such actions and of the amounts to be paid. Agent is hereby empowered to enter and to authorize others to enter upon the Collateral or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor.
(f) Relief From Automatic Stay. If Grantor is the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization, or similar proceeding, federal or state, voluntary or involuntary, under any present or future Applicable Law, Agent shall be entitled to relief from the automatic stay as to the enforcement of its remedies under the Loan Documents against the Collateral, including specifically, but not limited to, the stay imposed by 11 U.S.C. Section 362, as amended, and Grantor hereby consents to the immediate lifting of any such automatic stay and will not contest any motion by Agent to lift such stay.
(g) Other. Exercise any and all other rights, remedies and recourses granted under this Security Instrument (including, without limitation, those set forth in Articles VII, VIII and IX hereinbelow) or now or hereafter existing in equity, at law, by virtue of statute or otherwise.
(h) Cessation of Status as an Eligible Property and as a Borrowing Base Property. The Collateral shall cease to be an Eligible Property and shall cease to be included in calculations of the Borrowing Base automatically without any notice from or action by Agent or Lenders.

Section 6.2 Separate Sales. With respect to sales hereunder, the Collateral may be sold in one or more parcels and in such manner and order as Agent, in its sole discretion, may elect or direct Trustee to elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 6.3 Remedies Cumulative, Concurrent and Non-Exclusive. Agent and Lenders shall have all rights, remedies and recourses granted in this Security Instrument and available under Applicable Law (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Collateral or any portion thereof), and if such Event of Default also constitutes an Event of Default under the Credit Agreement, all rights, remedies and recourses granted in the Loan Documents and available under Applicable Law. All such rights and remedies (a) shall be cumulative and concurrent, to the fullest extent permitted by Applicable Law, (b) may be pursued separately, successively or concurrently against Grantor, Borrower or any other Loan Party or any other Person, or against any of the Collateral (as defined in the Credit Agreement), or against any one or more of them, at the sole discretion of Agent, all to the fullest extent permitted by Applicable Law, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.
Section 6.4 No Conditions Precedent to Exercise of Remedies. Neither Grantor, Borrower, any other Loan Party or any other Person obligated for payment of all or any part of, or fulfillment of all or any of, the Obligations, shall be relieved of such obligation by reason of (a) the failure of Agent or any Lender to comply with any request of Grantor, Borrower, any Loan Party or any other Person so obligated, to foreclose this Security Instrument or to enforce any provisions of the other Loan Documents, (b) the release, regardless of consideration, of any of the Collateral (as defined in the Credit Agreement) or the addition of any other property to such Collateral, (c) any agreement or stipulation between any subsequent owner of any of such Collateral and Agent extending, renewing, rearranging or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Grantor, Borrower, such other Loan Party or such other Person, and in such event, Grantor, Borrower, all such other Loan Parties and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged, in writing, by Agent, or (d) by any other act or occurrence, save and except the complete payment and the complete fulfillment of all of the Obligations.
Section 6.5 Release of and Resort to Collateral. Agent may release, regardless of consideration, any part of the Collateral without, as to the remainder of the Collateral, in any way impairing, affecting, subordinating or releasing any of the Liens created or evidenced by any of the Loan Documents or their position as a first and prior Lien in and to the Collateral (as defined in the Credit Agreement). For payment of the Obligations, Agent may resort to any security therefor held by Agent in such order and manner as Agent may elect.

Section 6.6 Waiver of Appraisement, Valuation, etc. Grantor agrees, to the full extent permitted by Applicable Law, that neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force in order to prevent or hinder the enforcement or foreclosure of this Security Instrument or the absolute sale of the Collateral, the delivery of possession thereof immediately after such sale to the purchaser at such sale, or the exercise of any other right or remedy hereunder. Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such Applicable Laws, and any and all right to have assets subject to the Lien of this Security Instrument marshaled upon any foreclosure or sale under the power herein granted or a sale in inverse order of alienation.
Section 6.7 Discontinuance of Proceedings. In case Agent shall have proceeded to enforce any right, power or remedy under this Security Instrument by foreclosure (through Trustee or otherwise), entry or otherwise, or if Agent commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in every such case (a) Grantor and Agent shall be restored to their former positions and rights, (b) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken, (c) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be and shall be deemed to be a continuing Event of Default and (d) neither this Security Instrument, nor the Obligations, nor any other Loan Document, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment. Grantor hereby expressly waives the benefit of any Applicable Law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the provisions of this Section.
Section 6.8 Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, operation or other use of, the Collateral (including, without limitation, the Leases) shall be applied by Agent (or the receiver, if one is appointed) as provided in Section 11.4. of the Credit Agreement.
Section 6.9 Leases. Agent, at its option, is authorized to foreclose this Security Instrument subject to the rights of any Tenants of the Collateral under any Leases, and the failure to make any Tenants parties to any such foreclosure proceedings and to foreclose their rights shall not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Agent to collect the Obligations.
Section 6.10 Purchase by Agent or Lenders. Upon any foreclosure sale or sales of all or any portion of the Collateral under the power of sale herein granted, Agent and/or Lender(s) may bid for and purchase the Collateral and shall be entitled to apply all or any part of the Obligations as a credit to the purchase price.
Section 6.11 Grantor as Tenant Holding Over. In the event of any such foreclosure sale or sales under the power herein granted, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

Section 6.12 Suits to Protect the Collateral. Agent shall have the power to institute and maintain such suits and proceedings as it may deem expedient (a) to prevent any impairment of the Collateral by any acts which may be unlawful or constitute an Event of Default under this Security Instrument, (b) to preserve or protect its interest in the Collateral and in the Leases and Rents arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Agent.
Section 6.13 Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by Applicable Law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount of the Obligations at the date of the institution of such proceedings and for any additional amount of the Obligations after such date.
Section 6.14 Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 6.1(c) shall become the legal owner of the Collateral or the portion thereof foreclosed. All occupants (except those which have previously executed a prior written agreement with purchaser) of the Collateral or any part thereof shall become tenants at sufferance of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand, subject to the rights, if any, of Tenants.
Section 6.15 Waiver of Grantor’s Rights. BY EXECUTION OF THIS SECURITY INSTRUMENT, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF AGENT AND LENDERS TO ACCELERATE THE INDEBTEDNESS SECURED BY THIS SECURITY INSTRUMENT AND THE POWER OF SALE GIVEN HEREIN TO AGENT TO SELL THE COLLATERAL BY NONJUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT; (B) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY AGENT OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO AGENT, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS SECURITY INSTRUMENT AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS SECURITY INSTRUMENT AND ANY AND ALL QUESTIONS OF GRANTOR REGARDING THE LEGAL EFFECT OF THIS SECURITY INSTRUMENT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS CONSULTED WITH COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS SECURITY INSTRUMENT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION AND THAT THIS SECURITY INSTRUMENT IS VALID AND ENFORCEABLE BY AGENT AGAINST GRANTOR IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.

ARTICLE VII. SECURITY AGREEMENT
Section 7.1 Security Interest. This Security Instrument shall also constitute and serve as a security agreement on personal property within the meaning of under the Uniform Commercial Code as enacted in [Insert State] with respect to the Personalty, Fixtures, Leases and Rents. To this end, Grantor has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and by these presents, does GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, to Agent for the benefit of the Lenders a security interest and all of Grantor’s right, title and interest in, to, under and with respect to the Personalty, Fixtures, Leases and Rents now owned or hereafter owned or acquired to secure the full and timely payment, performance and discharge of the Obligations. It is the intent of Grantor, Agent and Lenders that this Security Instrument encumber all Leases and Rents, that all items contained in the definition of “Leases” and “Rents” which are included within Article 9 of the Uniform Commercial Code as adopted in [Insert State] be covered by the security interest granted in this Article VII and that all items contained in the definition of “Leases” and “Rents” which are excluded from Article 9 of the Uniform Commercial Code as adopted in [Insert State] be covered by the provisions of Article II and Article VIII hereof.
Section 7.2 Financing Statements. Grantor hereby authorizes Agent to file such Financing Statements and such further assurances as Agent may, from time to time, reasonably consider necessary to create, perfect and preserve Agent’s security interest herein granted, and Agent may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law, to so create, perfect and preserve such security interest.
Section 7.3 Uniform Commercial Code Remedies. Agent shall have all the rights and remedies with respect to the Personalty, Fixtures, Leases and Rents afforded to a “secured party” by the Uniform Commercial Code as adopted in [Insert State] as to property within the scope thereof, in addition to, and not in limitation of, the other rights and remedies afforded by the Loan Documents.
Section 7.4 Foreclosure of Security Interest. If an Event of Default exists, Agent may elect, in addition to exercising any and all other rights and remedies set forth in Article VI or referred to in Section 7.3 or Article VIII hereof, to proceed in the manner set forth in Article 9 of the Uniform Commercial Code as adopted in [Insert State], relating to the procedure to be followed when a Security Agreement covers both real and personal property.

Section 7.5 No Obligation of Secured Party. The assignment and security interest herein granted shall not be deemed or construed to constitute Agent or any Lender as a trustee or mortgagee in possession of the Collateral, to obligate Agent or any Lender to lease the Collateral or attempt to do same, or to take any action, incur any expense or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
Section 7.6 Information for Fixture Filing. This Security Instrument is also being filed as a fixture filing with respect to the portions of the Collateral that are or are to become fixtures relating to the Property or Improvements. Grantor’s exact legal name, type of legal entity and jurisdiction of formation are as set forth in the first paragraph of this Security Deed. Grantor’s organizational identification number is ________. Grantor hereby represents to Agent and Lenders that since the date of Grantor’s formation, Grantor has not changed its name or merged with or otherwise combined its business with any Person. Without giving Agent at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, Grantor shall not (a) change its name; (b) reorganize or otherwise become formed under the laws of another jurisdiction or (c) become bound by a security agreement of another Person under Section 9-203(d) of the Uniform Commercial Code as in effect in any applicable jurisdiction. The information contained in this Section is provided in connection with the requirements of the Uniform Commercial Code so that this Security Instrument shall serve as a financing statement. The name of Grantor shall be the “Debtor” and the name of the Agent shall be the “Secured Party,” and a statement indicating the collateral covered hereby is set forth in the definition of “Collateral” above.
ARTICLE VIII. ASSIGNMENT OF LEASES AND RENTS
Section 8.1 Assignment. For and in consideration of ONE DOLLAR ($1.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the full and timely payment of the Obligations and the full and timely performance and discharge of the Obligations, Grantor has GRANTED, BARGAINED, SOLD, CONVEYED, ASSIGNED, TRANSFERRED, SET OVER and DELIVERED, and by these presents does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER absolutely unto Agent for the benefit of the Lenders the Leases (whether now existing or entered into after the date hereof) and the Rents, subject only to the hereinafter described License, TO HAVE AND TO HOLD the Leases and the Rents unto Agent, its successors and assigns, for the benefit of the Lenders forever, and Grantor does hereby bind itself, its successors and assigns to WARRANT and FOREVER DEFEND the title to the Leases and the Rents unto Agent against every Person whomsoever lawfully claiming or to claim the same or any part thereof. If an Event of Default exists, Agent shall have the right, power and privilege (but shall be under no duty) to demand possession of the Rents, which demand shall, to the fullest extent permitted by Applicable Law, be sufficient action by Agent to entitle Agent to immediate and direct payment of the Rents (including delivery to Agent of Rents collected for the period in which the demand occurs and for any subsequent period), for application as provided herein, all without the necessity of any further action by Agent, including, without limitation, any action to obtain possession of the Improvements or the Property. Grantor hereby authorizes and directs the Tenants under the Leases to pay Rents to Agent upon written demand by Agent, without further consent of Grantor, without any obligation to determine whether an Event of Default has in fact occurred and regardless of whether Agent has taken possession of any portion of the Property, and the Tenants may rely upon any written statement delivered by Agent to the Tenants. Any such payment to Agent shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Agent as Grantor’s lawful attorney-in-fact for giving, and Agent is hereby empowered to give, acquittances to any Tenants for such payments to Agent after a default.

Section 8.2 Continuation and Termination of Assignment. If Grantor shall pay or cause to be paid the Obligations as and when same shall become due and payable and shall perform and discharge or cause to be performed and discharged the Obligations on or before the date the same are to be performed and discharged in accordance with the terms of the Credit Agreement, then this assignment shall thereupon be terminated and of no further force and effect, and all rights, titles and interests conveyed pursuant to this assignment shall become revested in Grantor without the necessity of any further act or requirement by Grantor or Agent; provided, however, an affidavit, certificate, letter or statement of any officer of Agent stating that any part of the Obligations remains unpaid and undischarged shall be and constitute conclusive evidence of the validity, effectiveness or continuing force of the within assignment, and any person, firm or corporation may, and is hereby authorized to, rely thereon.
Section 8.3 Limited License. Provided that there exists no Event of Default, Grantor shall have the right under a limited license granted hereby, and Agent hereby grants to Grantor a limited license (the “License”), to collect, but not prior to accrual, all of the Rents arising from or out of the Leases, or any renewals or extensions thereof, or from or out of the Collateral or any part thereof, and Grantor shall receive such Rents, and Grantor hereby covenants that Grantor shall use and apply all Rents first to the payment of the Obligations in accordance with the terms thereof and of the Loan Documents, and then to the payment of all Impositions and costs and expenses of management, operation, repair, maintenance, preservation, reconstruction and restoration of the Collateral in accordance with the requirements of the Security Instrument and the obligations of Grantor as the lessor under the Leases, and shall not use such Rents for purposes unrelated to the Property unless and until all current payments on the Obligations, Impositions, and such costs and expenses have been paid or provided for.
Section 8.4 Grantor’s Indemnities. Grantor hereby agrees to indemnify and hold Agent and Lenders free and harmless from and against any and all liability, loss, cost, damage or expense which Agent and/or Lenders may incur under or by reason of this assignment, or for any action taken by the Agent hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Agent and/or Lenders arising out of the Leases (except to the extent caused by the gross negligence or willful misconduct of Agent or any Lender), including specifically, but without limitation, any claim by any Tenant of credit for Rents paid to and received by Grantor, but not delivered to Agent, for any period under any Lease more than 1 month in advance of the due date thereof. If Agent or any Lender incurs any such liability, loss, cost, damage or expense, the amount thereof, including reasonable attorneys’ fees, with interest thereon at the Post-Default Rate, shall be payable by Grantor to Agent immediately, without demand, and shall be secured hereby and by all other Loan Documents.

Section 8.5 Appointment of Attorney-in-Fact. Grantor hereby further constitutes and appoints Agent the true and lawful attorney-in-fact of the Grantor, and in the name, place and stead of said Grantor, to subject and subordinate at any time and from time to time any Lease or any part thereof to the lien and security title and security interest of the Security Instrument or any other mortgage, security deed, deed of trust or security agreement on or to any ground lease of the Collateral, or to request or require such subordination, where such reservation, option or authority was reserved to the Grantor under any such Lease, or in any case where the Grantor otherwise would have the right, power or privilege so to do. The foregoing appointment is irrevocable and continuing and coupled with an interest, and such rights, powers and privileges shall be exclusive in Agent and its successors and assigns so long as any part of the Obligations secured hereby remains unpaid and undischarged. Grantor hereby warrants that Grantor has not at any time prior to the date hereof exercised any such rights, and Grantor hereby covenants not to exercise any such right, to subordinate any such Lease to the lien of this Security Instrument or to any other security deed, mortgage, deed of trust or security agreement or to any ground lease.
Section 8.6 Exculpation of Agent. The acceptance by Agent of this assignment of the Leases and Rents, with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Collateral by Agent, be deemed or construed to constitute Agent a “mortgagee in possession”, nor thereafter or at any time or in any event obligate the Agent to appear in or defend any action or proceeding relating to the Leases, the Rents or the Collateral or to take any action hereunder or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under any Lease or to assume any obligation or responsibility for any security deposits or other deposits delivered to Grantor by any Tenant and not assigned and delivered to Agent, nor shall Agent be liable in any way for any injury or damage to persons or property sustained by any person or persons, firm or corporation in or about the Collateral.
Section 8.7 Cumulative Rights. It is intended by Grantor, Agent and Lenders that the assignments of Leases and Rents in this Article VIII are cumulative of the rights and remedies set forth in the Assignment of Leases and Rents, and the Assignment of Leases and Rents and the provisions of this Article VIII are to be construed accordingly. In the event of a conflict between the Assignment of Leases and Rents and this Article VIII, the provisions of the Assignment of Leases and Rents shall govern.
ARTICLE IX. MISCELLANEOUS
Section 9.1 Performance at Grantor’s Expense. Grantor shall pay to Agent and Lenders immediately upon demand all costs and expenses incurred by Agent and Lenders in connection herewith as provided in Section 13.2. of the Credit Agreement (and Grantor hereby agrees to pay the costs and expenses of Trustee in connection herewith to the same extent as if Trustee was specifically included with Agent in the provisions of such Section), and the same shall be secured hereby. For all purposes of this Security Instrument, Agent’s (and Trustee’s) costs and expenses shall include, without limitation, all appraisal and re-appraisal fees, legal fees (including, without limitation, fees for trial, appeal or other proceedings), accounting fees, environmental consultant fees (if any), auditor fees, and the cost to Agent of any documentary taxes, recording fees, brokerage fees, title search fees, title insurance premiums and title surveys (including any such title related fees and premiums incurred in connection with title updates). In addition, Grantor recognizes and agrees that formal written appraisals of the Collateral by a licensed independent appraiser may be required by federal regulatory reporting requirements on an annual or specialized basis, which shall be at Grantor’s expense.

Section 9.2 Survival of Obligations. Each and all of the Obligations shall survive the execution and delivery of the Loan Documents, and the consummation of the transactions contemplated thereby, and shall continue in full force and effect until the Obligations shall have been paid in full; provided however, that nothing contained in this shall limit the obligations of Grantor as set forth in Section 3.14 and 8.4 herein.
Section 9.3 Recording and Filing. Grantor shall cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Agent shall reasonably request and shall pay all such recording, filing, re-recording and refiling taxes, fees and other charges.
Section 9.4 Notices. All notices or other communications required or permitted to be given pursuant to this Security Instrument shall be made and delivered as provided in [If Grantor is Borrower — Section 13.1. of the Credit Agreement] [If Grantor is Guarantor — the notice provisions of the Guaranty].
Section 9.5 No Waiver. Any failure by Agent or Lenders to insist, or any election by Agent or Lenders not to insist, upon strict performance by Grantor of any of the terms, provisions or conditions of this Security Instrument shall not be deemed to be a waiver of same or of any other term, provision or condition hereof, and Agent and Lenders shall have the right at any time or times thereafter to insist upon strict performance by Grantor of any and all such terms, provisions and conditions. No delay or omission by Agent or Lenders to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such breach or Event of Default, or acquiescence therein, and every right, power and remedy given by this Security Instrument to Agent or Lenders may be exercised from time to time and as often as may be deemed expedient by Agent or Lenders. No consent or waiver, expressed or implied, by Agent or Lenders to or of any breach or Event of Default by Grantor in the performance of the Obligations of Grantor or to any other Event of Default shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or any other Obligations of Grantor. Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver of rights hereunder or impair any rights, powers, or remedies of Agent or Lenders hereunder.

No act or omission by Agent or Lenders shall release, discharge, modify, change or otherwise affect the liability of Grantor under this Security Instrument or any of the other Loan Documents to which it is a party or in respect of any Obligations of Grantor or the liability of any subsequent purchaser of the Collateral or any part thereof, or any maker, cosigner, endorser, surety or guarantor, or preclude Agent or Lenders from exercising any right, power or privilege herein granted or intended to be granted in the event of any Event of Default then made or by any subsequent Event of Default, or alter the Lien of this Security Instrument. Without limiting the generality of the foregoing, Agent and Lenders may:
(a) grant forbearance or an extension of time for the payment of all or any portion of the Obligations;
(b) take other or additional security for the payment of the Obligations;
(c) waive or fail to exercise any right granted hereunder or in the Credit Agreement or the other Loan Documents;
(d) change any of the terms, covenants, conditions or agreements of the Credit Agreement, this Security Instrument, or the other Loan Documents;
(e) consent to the filing of any map, plat or replat affecting the Collateral;
(f) consent to the granting of any easement or other right affecting the Collateral;
(g) make or consent to any agreement subordinating the security title, security interest or lien hereof; or
(h) take or omit to take any action whatsoever with respect to the Credit Agreement, this Security Instrument, the Collateral or any document or instrument evidencing, securing or in any way relating to the Obligations;
all without releasing, discharging, modifying, changing or affecting any such liability, or precluding Agent or Lenders from exercising any such right, power or privilege, or affecting the Lien of this Security Instrument. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Collateral, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Collateral or the Obligations, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, Obligations or undertakings.

Section 9.6 Agent’s Right to Perform the Obligations. If Grantor shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents after the expiration of relevant notice and cure periods, then at any time thereafter, and without notice to or demand upon Grantor and without waiving or releasing any other right, remedy or recourse Agent may have because of same, Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor, and shall have the right to enter the Property and Improvements for such purpose and to take all such action thereon and with respect to the Collateral as it may deem necessary or appropriate. If Agent shall elect to pay any Imposition or other sums due with reference to the Collateral, Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Grantor shall indemnify Agent and Lenders for all losses, expenses, damages, claims and causes of action, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by Agent pursuant to the provisions of this Section or by reason of any other provision in the Loan Documents. All sums paid by Agent or Lenders pursuant to this Section, and all other sums expended by Agent or Lenders to which they shall be entitled to be indemnified, together with interest thereon at the Post-Default Rate from the date of such payment or expenditure, shall constitute additions to the Obligations, shall be secured by the Liens created by the Loan Documents and shall be paid by Grantor to Agent upon demand.
Section 9.7 Covenants Running with the Land. All Obligations contained in the Loan Documents are intended by the parties to be, and shall be construed as, covenants running with the Property.
Section 9.8 Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Security Instrument shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 9.9 Severability. This Security Instrument is intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of this Security Instrument or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 9.10 Modification. This Security Instrument may not be amended, revised, waived, discharged, released or terminated orally, but only by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.
Section 9.11 Assignment. This Security Instrument is assignable by Agent and any assignment hereof by Agent shall operate to vest in the assignee all rights and powers herein conferred upon and granted to Agent.
Section 9.12 Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Security Instrument.
Section 9.13 Counterparts. This Security Instrument may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

SECTION 9.14 APPLICABLE LAW. THIS SECURITY INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [INSERT STATE] APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 9.15 Subrogation. If any or all of the proceeds of the Obligations have been used to extinguish, extend or renew any Obligations heretofore existing against the Collateral, then, to the extent of such funds so used, the Obligations and this Security Instrument shall be subrogated to all of the rights, claims, liens, titles and interests heretofore existing against the Collateral to secure the indebtedness so extinguished, extended or renewed, and the former rights, claims, lines, titles and interests, if any, are not waived, but rather, are continued in full force and effect in favor of Agent and are merged with the lien or security title and interest created herein as cumulative security for the repayment and the satisfaction of the Obligations.
Section 9.16 Headings. Titles and captions of Articles, Sections, subsections and clauses in this Security Instrument are for convenience only, and neither limit nor amplify the provisions of this Security Instrument.
Section 9.17 Eligible Property. It is acknowledged and agreed by Grantor that the standards and requirements for the Collateral constituting an Eligible Property and being included in calculations of the Borrowing Base are as set forth in the Credit Agreement, and that the Collateral subject hereto may cease to be an Eligible Property and cease to be included in calculating the Borrowing Base if the Collateral is not in compliance with such eligibility requirements, notwithstanding that the Collateral may remain subject to this Security Instrument.
Section 9.18 Substitute Trustee. Agent shall at any time and from time to time have the irrevocable right to remove the Trustee herein named without notice or cause and to appoint his or her successor or successors by an instrument in writing, duly acknowledged, and in recordable form, if required by Applicable Law, and in the event of the death or resignation of the Trustee herein named, Agent shall have the right to appoint his successor or successors by such written instrument, and, without conveyance of the Collateral, any trustee or trustees so appointed (whether one or more, “Substitute Trustee”) shall be vested with the title to the Collateral and shall possess all the powers, duties, and obligations herein conferred on Trustee in the same manner and to the same extent as though he were named herein as Trustee. Neither the original Trustee nor any Substitute Trustee shall be required to make bond, oath, or file an inventory. If more than one Trustee or Substitute Trustee is appointed, all authority, power, and discretion hereinabove granted to such trustees may be exercised by any of them, without the others, with the same effect as if exercised by all of them jointly.
Section 9.19 Conflict. Notwithstanding anything herein to the contrary, in the event of a conflict between this Security Instrument and the Credit Agreement, the Credit Agreement shall govern.
SECTION 9.20 WAIVER OF JURY TRIAL. GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE OBLIGATIONS, THE CREDIT AGREEMENT, THE GUARANTY OR THIS SECURITY INSTRUMENT OR ANY ACTS OR OMISSIONS OF AGENT, LENDERS, THEIR OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

IN WITNESS WHEREOF, Grantor has executed this [Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing] under seal, as of the day and year first above written.

GRANTOR:

By:
Name:
Title:

Address for Notices:

c/o Morgans Group, LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212) 277-4188
[Acknowledgement on Next Page]

[INSERT STATE ACKNOWLEDGMENT FORM]

EXHIBIT A TO SECURITY INSTRUMENT
(Description of the Property)

EXHIBIT B TO SECURITY INSTRUMENT
(Description of Permitted Encumbrances)
Those items recorded in the records of [Insert County] County, [Insert State], as set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by                      Title Insurance Company, Commitment No.                     , as endorsed and marked in connection with the making of the Loan referenced in the foregoing security instrument.

EXHIBIT L
FORM OF ASSIGNMENT OF LEASES AND RENTS
[SUBJECT TO CONFORMANCE WITH LOCAL LAW AND PRACTICE OF STATE WHERE PROPERTY IS LOCATED, AND FOR ADJUSTMENT TO REFLECT RELATIONSHIP OF PROPERTY OWNER TO BORROWER]
Prepared by:

Alston & Bird LLP

ASSIGNMENT OF LEASES AND RENTS
from
[INSERT NAME OF PROPERTY OWNER]
to
WACHOVIA BANK, NATIONAL ASSOCIATION
(As Agent for the benefit of the Lenders, and for its own account, pursuant to the Credit Agreement herein described)
dated as of __, 200_
Property: [Insert Name of Property], [Insert County] County, [Insert State]

[SUBJECT TO CONFORMANCE WITH LOCAL LAW AND PRACTICE OF STATE WHERE PROPERTY IS LOCATED, AND FOR ADJUSTMENT TO REFLECT RELATIONSHIP OF PROPERTY OWNER TO BORROWER]
ASSIGNMENT OF LEASES AND RENTS
THIS ASSIGNMENT OF LEASES AND RENTS (this “Assignment”) made as of  _____, 200____  from [INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation] (“Assignor”), having a mailing address of [c/o] Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent” or “Assignee”), for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery [Insert Agent Address].
[Option #1 — Use if Assignor is Borrower]
WHEREAS, pursuant to that certain Credit Agreement dated as of October __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Assignor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Assignor certain financial accommodations in an aggregate principal amount not to exceed $350,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Assignor under the Credit Agreement, Assignor desires to absolutely assign to Assignee, for its individual benefit and the benefit of the Lenders, all Rents and income from the Property and to assign to Assignee, for its individual benefit and the benefit of the Lenders, all present and future Leases with respect to all or any portion of the Property, to secure, among other things, Assignor’s obligations under the Credit Agreement.
[End of Option #1]
[Option #2 — Use if Assignor is a Guarantor]
WHEREAS, pursuant to that certain Credit Agreement dated as of October __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $350,000,000 on the terms and conditions set forth in the Credit Agreement;

WHEREAS, pursuant to the terms of that certain Guaranty dated as of October __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Assignor and each of the other Guarantors in favor of Agent and Lenders, Assignor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, Assignor desires to absolutely assign to Assignee, for its individual benefit and the benefit of the Lenders, all Rents and income from the Property and to assign to Assignee, for its individual benefit and the benefit of the Lenders, all present and future Leases with respect to all or any portion of the Property, to secure, among other things, Assignor’s obligations under the Guaranty.
[End of Option #2]
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor agrees as follows:
ARTICLE I. DEFINED TERMS
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of [Insert State] have the respective meanings given such terms therein. In addition, as used in this Assignment, the following terms shall have the following meanings:
“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument, or a default by Assignor in the performance of any of the terms, covenants, and conditions of this Assignment.
“Food and Beverage Lessee/Operators” shall mean                                         .
[“Guaranty” has the meaning given that term the recitals above.]
“Improvements” means any and all structures, buildings, improvements, additions, alterations, betterments or appurtenances to the Property, whether now existing or at any time hereafter situated, placed or constructed upon the Property, or any part thereof.
“Leases” means any and all leases, subleases, licenses, concessions, Material Leases rental agreements or other agreements (written or oral, now or hereafter in effect) which grant rights to use, enjoy and/or occupy all or any part of the Collateral or which grant a possessory interest in and to, or the right to use, all or any part of the Collateral, together with all security and other deposits made in connection therewith and all guaranties thereof, together with and all extensions, renewals, supplements, modifications or replacements of any of the foregoing,
“Material Lease” means any restaurant or bar space lease for the Property.

[Option #1 — Use if Assignor is Borrower]
“Obligations” means, collectively, the unpaid principal of and interest on all Loan [and all Reimbursement Obligation], all other Letter of Credit Liabilities and all other indebtedness, liabilities, obligations, covenants and duties of Assignor therein owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which Assignor therein is a party or any Swap Agreement or Treasury Management Services Agreement entered into by Assignor therein with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Assignor therein is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise.
[Option #2 — Use if Assignor is a Guarantor]
“Obligations” means, collectively, all indebtedness, liabilities, obligations, covenants and duties of Assignor therein owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Assignor therein is a party, or a Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Assignor therein is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.
[End of Options]
“Premises” means the Property and Improvements, collectively,
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Assignor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.

“Rents” means all receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the rental, lease, franchise and use of space at the Premises or which relate to the Food and Beverage Lessee/Operators (it being acknowledged by Lender that the security interest granted hereunder in receivables, revenues, rentals, credit card receipts, receipts and all payments received which relate to the Food and Beverage Lessee/Operators shall not attach to interests of third-party joint venture partners of Grantor which are not affiliates of Borrower and/or Grantor) and rental and use of guest rooms or meeting rooms or banquet rooms or recreational facilities or bars, beverage or food sales, vending machines, mini-bars, room service, telephone, video and television systems, electronic mail, internet connections, guest laundry, bars, the provision or sale of other goods and services, and all other payments received from guests or visitors of the Premises, and other items of revenue, receipts or income, all cash or security deposits, lease termination payments, advance rentals and payments of similar nature and guarantees or other security held by, or issued in favor of, Grantor in connection therewith to the extent of Grantor’s rights or interest therein and all remainders, reversions and other rights and estates appurtenant thereto, and all base, fixed, percentage or additional rents, and other rents, oil and gas or other mineral royalties, and bonuses, issues, profits and rebates and refunds or other payments made by any Governmental Authority from or relating to the Collateral (as defined in the Security Instrument) plus all rents, common area charges and other payments now existing or hereafter arising, whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents.
“Security Instrument” means that certain [Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing] of even date herewith from Assignor as grantor thereunder in favor of Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as an security for the repayment of the Obligations.
“Tenant” means the tenant or lessee under any Lease.
ARTICLE II. GRANT AND CONVEYANCE
Assignor does hereby unconditionally, absolutely and presently bargain, sell, assign and set over unto Assignee, for its individual benefit and the benefit of the Lenders, all right, title and interest of Assignor in and to any and all existing or future Lease, together with the immediate and continuing right to collect and receive all the Rents.
TO HAVE AND TO HOLD THE SAME UNTO ASSIGNEE as provided herein.
This Assignment is intended to be an absolute assignment from Assignor to Assignee and not merely the passing of a security interest; provided, however, that Assignee hereby grants to Assignor a revocable license to collect, except as hereinafter provided, the Rents, as they respectively become due, but not more than one month in advance, and to enforce the Leases, so long as no Event of Default exists. If an Event of Default occurs, however, such license shall be automatically revoked and Assignee shall not be required to take any action whatsoever, including, without limitation, instituting legal proceedings of any kind, to terminate Assignor’s license to collect Rents or enforce any of the other provisions or remedies contained in the Assignment.

ARTICLE III. REPRESENTATIONS, WARRANTIES, AND COVENANTS
Section 3.1 Assignee as Creditor. Notwithstanding the license granted in Article II above, Assignor agrees that Assignee, and not Assignor, shall be deemed to be the creditor of each Tenant in respect of assignments for the benefit of creditors in bankruptcy, reorganization, insolvency, dissolution, or receivership proceedings affecting such Tenant (without obligation on the part of Assignee, however, to file or make timely filings of claims in such proceedings or otherwise to pursue creditor’s rights therein), with an option to Assignee to apply any money received by Assignee as such creditor in reduction of the Obligations.
Section 3.2 Rights and Remedies. Assignor agrees that while an Event of Default exists, the license reserved herein by Assignor shall be automatically revoked, cease and terminate, and Assignee is hereby authorized, at its option, to enter and take possession of the Premises, or any part thereof, and to perform all acts necessary for the operations and maintenance of the Premises in the same manner and to the same extent that Assignor might reasonably so act. It is the intention of the parties that Assignee’s right to collect the Rents due and owing may be exercised without electing to exercise Assignee’s right to enter, take over and assume the management, operation and maintenance of the Premises. In furtherance thereof and not by way of limitation, Assignee is empowered, but shall be under no obligation while an Event of Default exists, to collect the Rents, to enforce payment thereof and the performance of any and all other terms and provisions of the Leases, to exercise all the rights and privileges of Assignor thereunder, including the right to fix or modify Rents, to bring or defend any suits in connection with the possession of the Premises or any part thereof in its own name or Assignor’s name, to relet the Premises or any part thereof and to collect the Rents under any new Lease. Assignee shall from time to time apply the net amount of income after payment of all proper costs and charges, including loss or damage referred to in Section 3.6 below, and attorneys’ fees, to the Obligations as provided in Section 11.4. of the Credit Agreement. Such entry and taking possession of the Premises, or any part thereof, may be made by actual entry and possession, or by written notice served personally upon or sent by registered or certified mail to the last owner of the Premises appearing on the records of Assignee, as Assignee may elect, and no further authorization shall be required. Assignee shall only be accountable for money actually received by it pursuant to this Assignment. Notwithstanding any action taken by Assignee pursuant to this Section or otherwise in this Assignment, neither the assignment made pursuant hereto or any such action shall constitute Assignee as a “mortgagee in possession.” While an Event of Default exists, Assignee shall have all rights and remedies provided hereunder, as well as at law or in equity, none of which shall be exclusive remedies, but on a cumulative basis.
Section 3.3 Termination of Assignment. Should the Obligations be paid when the same shall become due and payable, and should all Obligations be performed in a timely manner, or on the earlier release of the Premises pursuant to the terms of Section 4.3 of the Credit Agreement, as evidenced by a recorded satisfaction or release of the Security Instrument, the rights and interests assigned to Assignee hereunder shall be automatically reconveyed to the owner of the Premises and this Assignment shall terminate and be of no further effect.

Section 3.4 Consent to Payment of Rents. Assignor irrevocably consents that the Tenants, upon demand and notice from Assignee of the occurrence of an Event of Default, shall pay the Rents to Assignee, without liability of the Tenants for the determination of the actual existence of any such Event of Default. Assignor hereby irrevocably authorizes and directs the Tenants, upon receipt of any notice from Assignee of an Event of Default, to pay to the Assignee the Rents due and to become due under the Leases. Assignor agrees that the Tenants shall have the right to rely upon any such notices of Assignee and that the Tenants shall pay such Rents to Assignee, without any obligation and without any right to inquire as to whether such Event of Default actually exists, notwithstanding any claim of Assignor to the contrary. Assignor shall have no claim against any Tenant for any Rents paid by any Tenant to Assignee. If an Event of Default shall cease to exist, Assignor may request that Assignee (and upon any such request Assignee shall) give written notice thereof to Tenants and thereafter, until further notice from Assignee, Tenants shall pay the Rents to Assignor.
Section 3.5 Right to Further Assignment. Assignee shall have the right to assign Assignor’s right, title, and interest in the Leases to any subsequent holder of the Security Instrument and to any Person acquiring title to the Premises through foreclosure or otherwise, The receipt by Assignee of any Rents pursuant to this Assignment after the institution of foreclosure proceedings under the Security Instrument shall not cure such default nor affect such proceedings or any sale pursuant thereto. After Assignor shall have been barred and foreclosed of all right, title and interest in the Premises, no assignee of Assignor’s interest in the Leases shall be liable to account to Assignor for the Rents thereafter accruing.
Section 3.6 Indemnity. Not in limitation of any other obligations of Assignor to indemnify Assignee and Lenders contained in any of the other Loan Documents, Assignor hereby agrees to indemnify and hold Assignee and Lenders harmless from and against any and all liability, loss, or damage which Assignee or any Lender may incur (a) under any of the Leases, (b) by reason of this Assignment, (c) arising from any action taken by Assignee pursuant to this Assignment, (d) as a result of any claims or demands which may be asserted against Assignee or Lenders by reason of any alleged obligation or undertaking to be performed or discharged by Assignee or any Lender under any of the Leases or this Assignment, or (e) as a result of the enforcement (or attempted enforcement) of this indemnity, except to the extent the same resulted from the gross negligence or willful misconduct of Agent or any Lender as defined by a court of competent jurisdiction in a final non-appealable judgment. Nothing herein contained shall be construed to bind Assignee or Lenders to the performance of any of the terms and provisions contained in any of the Leases, or otherwise to impose any obligation on Assignee or Lenders, including, without limitation, any liability under the covenant of quiet enjoyment contained in any of the Leases in the event that any Tenant shall have been joined as party defendant in any action to foreclose the Security Instrument and shall have been barred and foreclosed thereby of all right, title, interest and equity of redemption in the Premises. Prior to actual entry and taking possession of the Premises by Assignee, this Assignment shall not operate to place responsibility for the control, care, management, or repair of the Premises upon Assignee or Lenders or for the carrying out of any of the terms and provisions of any Lease. Should Assignee or Lenders incur any liability by reason of actual entry and taking possession or for any other reason or occurrence or sustain loss or damage under any Lease or under or by reason of this Assignment or in the defense of any such claims or demands, Assignor shall immediately upon demand, reimburse Assignee and Lenders for the amount thereof, including interest at the Post-Default Rate, or the highest rate permitted by Applicable Law, whichever is less, together with costs, expenses and attorneys’ fees, paid or incurred by Assignee and/or Lenders from time to time. Assignee may collect and retain possession and collect the Rents and apply them in or toward satisfaction of or reimbursement for all sums due pursuant to the previous sentence.

Section 3.7 Covenants Regarding Leases. Assignor covenants it will not, without the prior written consent of Assignee obtained in each instance:
(a) enter into any new or future Material Lease with any Person, except on the best terms reasonably obtainable, and under terms that shall be in all respects be satisfactory to Assignee as to the form and substance thereof and the credit standing of the respective Tenant thereunder;
(b) cancel, terminate or accept a surrender or suffer or permit any cancellation, termination or surrender of any Material Lease (except for a termination by Assignor by reason of a material default by Tenant);
(c) modify or amend any Material Lease so as to reduce materially the term thereof or the rent payable thereunder, or to change any renewal provision contained therein or otherwise materially increase the obligation of Assignor thereunder or materially reduce the obligations of the Tenant thereunder (provided that whether or not Assignee’s consent is required hereunder, Assignor shall promptly provide a copy of such amendment or modification to Assignee);
(d) commence any summary proceeding or other action to recover possession of any space demised pursuant to any Material Lease, other than a proceeding brought in good faith by reason of a material default of any Tenant;
(e) receive or collect or permit the receipt or collection of any rental payments of more than one monthly installment of rent under any Lease in advance of the due dates of such rental payments (whether in cash or by evidence of indebtedness);
(f) take any other action with respect to any Lease which would impair the security of Assignee under this Assignment or the Security Instrument;
(g) extend any present Material Lease other than in the manner presently provided for therein;
(h) execute an agreement or create or permit a Lien which may be or become superior to any existing Lease affecting the Premises;
(i) sell, assign, transfer, mortgage, pledge or otherwise dispose of or encumber, whether by operation of Applicable Law or otherwise, any Material Lease or any rights to the rentals under any Material Lease or any current or future Rents;

(j) alter, modify, or change the terms of any guaranties of any Material Leases or consent to the release of any party thereunder, or cancel or terminate such guaranties;
(k) waive, excuse, condone, discount, setoff, compromise or in any manner release or discharge any Tenant of and from any obligations, covenants, conditions and agreements to be kept, observed and performed by such Tenant, including the obligation to pay Rents thereunder, in the manner and at the time and place specified therein;
(l) consent to any assignment of any Material Lease or any subletting of the Premises demised under any Material Lease, except as permitted under such Material Lease; or
(m) request, consent, or agree to or accept the subordination of any Lease to any mortgage, deed to secure debt, deed of trust or other Lien now or hereafter affecting the Premises.
Section 3.9 Further Assurances. Assignor agrees to execute and deliver to Assignee, and hereby irrevocably appoints Assignee and its successors and assigns as its agent and attorney-in-fact to execute and deliver during the term of this Assignment, such further instruments as Assignee may deem necessary to make this Assignment and any further assignment effective.
Section 3.10 Cancellation Proceeds. The Leases shall remain in full force and effect irrespective of any merger of the interest of the lessor and Tenants thereunder. If any Lease permits cancellation thereof on payment of consideration and said privilege of cancellation is exercised, the payments made or to be made by reason thereof are hereby assigned to Assignee to be applied to the Obligations in accordance with the applicable terms of the Loan Documents or to be held in trust by Assignee as further security, without interest, for the Obligations.
Section 3.11 Assignor’s Covenants. Assignor will perform all of its covenants and agreements as lessor under the Leases, and will not suffer or permit to occur any release of liability of any Tenant or the accrual of any right in any Tenant to withhold payment of Rents.
Section 3.12 Notice of Default. Assignor will give prompt notice to Assignee of any notice of default, Event of Default, cancellation or surrender received from any Tenant or from any other Person with respect to any Lease and furnish Assignee with complete copies of any said notice. If requested by Assignee, Assignor will enforce the Leases and all remedies available to Assignor against the Tenants in case of default under any Lease by a Tenant.
Section 3.13 Continued Interest. Notwithstanding any variation of the terms of any Loan Document, including any increase or decrease in the principal amount of the Obligations or in the rate of interest payable under the Obligations or any extension of time for payment thereunder or any release of part or parts of the Premises, the Leases and the Rents hereby assigned shall continue as additional security in accordance with the terms of this Assignment.

Section 3.14 Additional Security. Assignee may (a) take security in addition to the security already given Assignee for the payment of the Obligations, (b) release such other security, (c) release any party primarily or secondarily liable on the Obligations, (d) grant or make extensions, renewals, modifications, or indulgences with respect to the Loan Documents and replacements thereof, which replacements of the Loan Documents may be on the same or on terms different from the present terms of the Loan Documents, and (e) apply any other security theretofore held by it to the satisfaction of the Obligations without prejudice to any of its rights hereunder.
ARTICLE IV. MISCELLANEOUS
Section 4.1 Headings. The Article, Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Section or Subsection.
Section 4.2 Notice to Parties. All notices or other communications required or permitted to be given pursuant to this Assignment shall be made and delivered as provided in [If Assignor is Borrower — Section 13.1. of the Credit Agreement][If Assignor is Guarantor — the notice provisions of the Guaranty].
Section 4.3 Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 4.4 Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.
Section 4.5 Modification. This Assignment may only be amended, revised, waived, or otherwise modified by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.
SECTION 4.6 APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [INSERT STATE] APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 4.7 Severability. This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by law.
Section 4.8 Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Assignor under this Assignment.

Section 4.9 Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Section 4.10 Conflict. Notwithstanding anything contained herein to the contrary, in the event of a conflict between the terms of this Assignment and the Credit Agreement, the terms of the Credit Agreement shall govern.
[Signatures on Next Page]

IN WITNESS WHEREOF this Assignment of Leases and Rents has been duly executed by Assignor under seal on the day and year first above written.

ASSIGNOR:

[INSERT NAME OF PROPERTY OWNER]

By:

Name:
Title:

(Acknowledgement on Next Page)

[INSERT STATE ACKNOWLEDGMENT FORM]

EXHIBIT A
THE PROPERTY

EXHIBIT M
FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT
[SUBJECT TO CONFORMANCE WITH LOCAL LAW AND PRACTICE OF STATE WHERE PROPERTY IS LOCATED, AND FOR ADJUSTMENT TO REFLECT RELATIONSHIP OF PROPERTY OWNER TO BORROWER]
ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (this “Agreement”) is made as of                     , 200___, by [Morgans Group LLC, a                      (“Borrower”) and by [INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation] (“Guarantor”), [both] having an address at [c/o Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018 (Borrower and Guarantor together, “Indemnitor”)] to (a) WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent”) for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), and (b) the LENDERS, individually and collectively (with Agent, collectively, “Indemnitees”).
[Option #1 — Use if Property Owner is Borrower]
WHEREAS, pursuant to that certain Credit Agreement dated as of October ___, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Indemnitor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Indemnitor certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Indemnitor under the Credit Agreement, Indemnitor desires to execute this Agreement in favor of Indemnitees.
[End of Option #1]
[Option #2 — Use if Assignor is a Guarantor]
WHEREAS, pursuant to that certain Credit Agreement dated as of October __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
Environmental Indemnity Agreement

WHEREAS, pursuant to the terms of that certain Guaranty dated as of October __, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Guarantor and each of the other Guarantors in favor of Agent and Lenders, Guarantor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, each Indemnitor desires to execute this Agreement in favor of Indemnitees.
[End of Option #2]
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Indemnitor, Indemnitor agrees as follows:
Section 1. Definitions. All capitalized terms used in this Agreement not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement. For purposes hereof, the following terms shall have the following meanings:
“Collateral” has the meaning given that term in the Security Instrument.
“Environmental Damages” means all claims, judgments, damages (including, without limitation, punitive damages), losses, penalties, fines, liabilities (including strict liability), Liens, costs and expenses, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including, without limitation, reasonable attorneys’ fees and disbursements and reasonable consultants’ fees, which are incurred at any time as a result of the existence of any Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral, or the existence of a violation of Environmental Requirements pertaining to the Collateral, and regardless of whether or not the existence of such Hazardous Materials or the violation of such Environmental Requirements arose prior to the present ownership or operation of the Collateral or as a result of the acts or omissions of Indemnitor or any parties related to Indemnitor, including, without limitation:
(i) claims, judgments, damages, losses, penalties, fines, liabilities, Liens, costs and expenses of any investigation or defense of any claim, suit or administrative proceeding or investigation or any directive of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality, whether or not such is ultimately defeated, and of any settlement or judgment;
(ii) damages for personal injury, or injury to property or natural resources occurring in, upon, about or off of the Collateral, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties;
Environmental Indemnity Agreement

(iii) diminution in the value of the Collateral, and damages for the loss of or restriction on the use of or adverse impact on the marketing of the Collateral or any portion thereof;
(iv) any loss resulting from a loss of priority of the Security Instrument due to the imposition of a Lien against the Collateral; and
(v) fees incurred for the services of attorneys, consultants, engineers, contractors, experts, laboratories and all other costs incurred in connection with the investigation, clean up or remediation of Hazardous Materials or any violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Collateral or any other property or otherwise expended in connection with such conditions; and
(vi) liability to any Person to indemnify such Person for costs expended in connection with the items referenced in this definition.
“Environmental Requirements” means all Applicable Laws orders, approvals, plans, authorizations, guidelines, concessions, franchises and similar items (whether now existing or hereafter enacted or promulgated), of all governmental or quasi-governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, municipalities and political subdivisions of any of them and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:
(i) all requirements, including, but not limited to, those pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature; and
(ii) all requirements pertaining to the protection of the health and safety of employees or the public.
[“Guarantor” has the meaning given such term in the recitals above.]
[“Guaranty” has the meaning given such term in the recitals above.]
Environmental Indemnity Agreement

“Hazardous Materials” has the meaning given such term in the Credit Agreement and in any event includes any substance:
(i) the presence of which requires notification, investigation or remediation under any Environmental Requirement; or
(ii) which is or becomes defined as “hazardous”, “toxic”, “noxious”, “waste”, “substance”, “material”, “pollutant” or “contaminant” or requires remediation under any present or future Environmental Requirement or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), Federal Clean Air Act (42 U.S.C. Section 7401 et seq.), Federal Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), Federal Clean Water Act of 1977 (33 U.S.C. Section 1251 et seq.), Federal Insecticide, Fungicide, and Rodenticide Act, Federal Pesticide Act of 1978 (7 U.S.C. Section 136 et seq.), Federal Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Federal Safe Drinking Water Act (42 U.S.C. Section 300(f) et seq.) [NOTE: INSERT ANY APPLICABLE STATE OR LOCAL LAWS]; or
(iii) which is toxic, explosive, corrosive, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or municipality or any political subdivision of any of them; or
(iv) the presence of which on the Collateral causes or threatens to cause a nuisance upon the Collateral or to adjacent properties or poses or threatens to pose a hazard to the Collateral or to the health or safety of Persons on or about the Collateral; or
(v) which contains (a) asbestos; (b) gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds, or (c) polychlorinated biphenyls (PCBs) or urea formaldehyde foam insulation; or
(vi) which contains or emits radioactive particles, waves or material, including radon gas; or
(vii) which is or constitutes a part of an underground storage tank.
“Improvements” has the meaning given such term in the Security Instrument.
“Indemnitees” or “Indemnitee” has the meaning as set forth in the introductory paragraph of this Agreement, and refers to Agent and all Lenders, their respective successors and assigns.
“Obligations” has the meaning given such term in the Security Instrument.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.
Environmental Indemnity Agreement

“Security Instrument” means that certain [Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing] of even date herewith from [Guarantor] as grantor thereunder in favor of Agent as beneficiary thereunder, covering the Collateral and other related collateral more particularly described therein, and given as an security for the repayment of the Obligations.
Section 2. Hazardous Materials at the Property. Indemnitor shall keep and maintain the Collateral in compliance with all, and shall not cause or permit the Collateral to be in violation of, Environmental Requirements relating to conditions on, under or about the Collateral, Indemnitor shall not use, generate, manufacture, store, dispose of or permit to exist in, on, under or about the Collateral any Hazardous Material; provided, however, that Indemnitor may use and store Hazardous Materials, including janitorial and cleaning supplies, used in the ordinary course of maintaining the Collateral and tenants, if permitted by their respective leases, are permitted to store and maintain Hazardous Materials in such quantities and types as are customarily held by Persons engaged in the same or similar lines of business, but all of the foregoing shall be done only in compliance with all Environmental Requirements.
Section 3. Audit. Promptly, upon the written request of Agent, if an Event of Default exists, or if no Event of Default exists but Agent has a reasonable good faith belief that violations of the covenants herein or of Environmental Requirements has occurred or is reasonably likely to occur, Indemnitor shall provide Agent, at Indemnitor’s expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Agent, to assess the presence or absence of any Hazardous Material and the potential costs in connection with abatement, cleanup or removal of any Hazardous Material found on, under, at or within the Collateral in violation of the Loan Documents and Indemnitor shall cooperate in the conduct of such environmental audit.
Section 4. Hazardous Materials Claims. Indemnitor represents and warrants that, to the best of its knowledge, (a) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted, contemplated or threatened against the Collateral, or against Indemnitor with respect to the Collateral, pursuant to any Environmental Requirements; (b) no violation or non-compliance with Environmental Requirements has occurred with respect to the Collateral at any time; (c) no claims have, at any time, been made or threatened by any third party against the Collateral or against Indemnitor with respect to the Collateral, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (a), (b) and (c) above are hereinafter referred to as “Hazardous Materials Claims”); and (d) [NOTE: ADD ANY ADDITIONAL REPRESENTATION REGARDING STATE LAW].
Environmental Indemnity Agreement

Section 5. Remediation Activity. Without Agent’s prior written consent, Indemnitor shall not take any remedial action in response to the presence of any Hazardous Materials on, under or about the Collateral, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Agent’s reasonable judgment, impair the value of Indemnitees’ security hereunder; provided, however, that Agent’s prior consent shall not be necessary in the event that the presence of any Hazardous Material on, under, or about the Collateral either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain such consent before taking such action, provided that in such event Indemnitor shall notify Agent as soon as practicable of any action so taken. Agent agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Indemnitor establishes to the reasonable satisfaction of Agent that there is no reasonable alternative to such remedial action which would result in less impairment of Indemnitees’ security hereunder.
Section 6. Participation. Agent shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated by any Person in connection with any Hazardous Materials Claims and, in such case, to have its and Lenders’ reasonable attorneys’ fees and costs incurred in connection therewith paid by Indemnitor.
Section 7. Indemnification. Not in limitation of any other obligations of Indemnitor to indemnify Indemnitees contained in any of the other Loan Documents, Indemnitor hereby unconditionally and irrevocably indemnifies and agrees to reimburse, defend, exonerate, pay and hold harmless Indemnitees and their respective directors, officers, shareholders, employees, successors, assigns, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, trustees and invitees, from and against any and all Environmental Damages arising from the presence of Hazardous Materials in, upon, about or beneath the Collateral or migrating to or from the Collateral, or arising in any manner whatsoever out of the violation of any Environmental Requirements pertaining to the Collateral and the activities thereon, or the breach of any warranty or covenant or the inaccuracy of any representation of Indemnitor contained herein or in any of the other Loan Documents pertaining to Hazardous Materials or other environmental matters, including, without limitation, the covenants contained in Section 3.2 of the Security Instrument; provided, however, that notwithstanding the foregoing, Indemnitor shall have no liability hereunder to any Indemnitee with respect to any expense, damage or loss suffered by any Indemnitee arising from Hazardous Materials in, upon, about or beneath the Collateral or migrating to the Collateral to the extent that such presence or migration of Hazardous Materials first occurs after the date upon which title to the Collateral is transferred to Agent, its nominee, any agent or receiver appointed on behalf of Agent or any third party transferee of the Collateral in the event of foreclosure of the Security Instrument or conveyance of the Collateral in lieu thereof, if such presence or migration does not arise from the acts or omissions of Borrower, Guarantor, or their respective affiliates. The obligations of Indemnitor under this Section shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings or investigations or any directives of any governmental or quasi-governmental agency, department, commission, board, bureau or instrumentality even if such claims, suits or proceedings are groundless, false or fraudulent and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against any Indemnitee.
Environmental Indemnity Agreement

Section 8. Survival. The obligations of Indemnitor under this Agreement shall survive (i) the repayment of all Obligations and other sums due under the Credit Agreement and other Loan Documents; (ii) the release of the Collateral or any portion thereof from the lien of the Security Instrument; (iii) the reconveyance or foreclosure of the Collateral under the Security Instrument (notwithstanding that all or a portion of the obligations secured by the Security Instrument shall have been discharged thereby); (iv) the acquisition of the Collateral by any Indemnitee or any nominee or agent thereof; and/or (v) the transfer of all or any of any Indemnitee’s rights in and to the Obligations and/or the Collateral; and shall continue to be the personal liability, obligation and indemnification of Indemnitor, binding upon Indemnitor, forever.
Section 9. No Impairment of Liability. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment, or foreclosure of the Obligations or Security Instrument or any sale or transfer of all or part of the Collateral, (iii) any exculpatory provision contained in any of the Loan Documents limiting recourse to the Collateral or to any other security, or limiting Indemnitees’ rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made under any of the Loan Documents, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of Applicable Law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Obligations or Loan Documents, or (vii) Agent’s failure to record or file any Loan Document (or Agent’s improper recording or filing of any such Loan Documents) or to otherwise perfect, protect, secure or insure any Lien given as security for the Obligations; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
Section 10. No Effect. The obligations of Indemnitor hereunder (i) shall not be affected by any investigation by or on behalf of Agent or Lenders or by any information which Agent or Lenders may have obtained with respect to the matters indemnified against by the Indemnitor hereunder and (ii) are separate and distinct from its obligations under the other Loan Documents.
Section 11. Inconsistent Provisions. The provisions of this Agreement shall govern and control over any inconsistent provision of any other Loan Document, including, without limitation, any exculpatory or non-recourse provisions contained in any of the Loan Documents, it being expressly understood and agreed that any exculpatory or non-recourse provisions contained in any Loan Document shall not apply to the obligations of Indemnitor under this Agreement.
Section 12. Counsel. If at any time or times hereafter Indemnitees employ counsel for advice or other representation (i) with respect to the enforcement of the terms and provisions of this Agreement against Indemnitor, (ii) to represent Indemnitee or any of them in any litigation, contest, dispute, suit or proceeding (whether instituted by Agent, Indemnitor, or any other party) in any way or respect relating to this Agreement or the matters subject to this Agreement, or (iii) to enforce Indemnitor’s obligations hereunder, then, in any of the foregoing events, all of the reasonable attorneys’ fees and other reasonable expenses, costs and charges in any way or respect arising in connection therewith or relating thereto shall be paid by Indemnitor to Agent.
Environmental Indemnity Agreement

Section 13. Indemnitor’s Waivers. Indemnitor waives any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitees to proceed against any of the security for the Obligations before proceeding under this Agreement against the Indemnitor; Indemnitor agrees that any payments required to be made hereunder shall become due immediately upon demand, and if such payment is not immediately made, interest shall accrue on such amount at the Post-Default Rate until such amount, plus interest, is paid in full. Indemnitor expressly waives and relinquishes all rights and remedies accorded by Applicable Law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitees. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of Agent or Lenders against the Indemnitor hereunder and any rights of subrogation to any collateral securing the Obligations until the Obligations shall have been paid in full.
Section 14. Notice of Claims and Inquiries. Indemnitor shall promptly notify Agent upon receipt of any written inquiry, notice, claim, charge, cause of action or demand or upon receipt of any verbal inquiry, notice, claim, charge, cause of action or demand of any governmental authority or quasi-governmental authority or any other type of verbal inquiry, notice, claim, charge, cause of action or demand pertaining to the matters indemnified hereunder and to Hazardous Claims, including, without limitation, any notice of inspection, abatement or noncompliance, stating the nature and basis of such inquiry or notification. Indemnitor shall promptly deliver to Agent any and all documentation or records as Agent may request in connection with such notice or inquiry, and shall keep Agent advised of any subsequent developments.
Section 15. Indemnitor Participation. If any action shall be brought against any Indemnitee, then after Agent notifies Indemnitor thereof, Indemnitor shall be entitled to participate therein, and to assume the defense thereof at the expense of Indemnitor with counsel satisfactory to such Indemnitee to settle and compromise any such claim or action; provided, however, that such Indemnitee may elect to be represented by separate counsel, at Indemnitee’s expense, and in any event no settlement or compromise of any claim or action shall be effected without the consent of such Indemnitee.
Section 16. No Discharge. No dissolution, liquidation, insolvency, bankruptcy or other matter with respect to Indemnitor shall affect this Agreement or any of Indemnitor’s obligations hereunder.
Section 17. Event of Default and Remedies. Any breach of any covenant, representation or warranty of any Indemnitor hereunder shall constitute an “Event of Default” hereunder, and shall entitle Agent to exercise all remedies hereunder, at law or in equity, or as otherwise provided in the Loan Documents.
Environmental Indemnity Agreement

Section 18. Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all Applicable Law. If any provision of any of this Agreement or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 19. Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement [or the Guaranty, as applicable].
SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [INSERT STATE] APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 21. Headings. The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Sections or Subsections.
Section 22. Modification. This Agreement may only be amended, revised, waived or otherwise modified by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.
Section 23. Successors and Assigns. The covenants, agreements and obligations of Indemnitor hereunder shall be binding upon Indemnitor and its respective legal representatives, successors and assigns, and the rights, remedies and benefits of Indemnitees hereunder shall inure to the benefit of Indemnitees and their respective legal representatives, successors and assigns. There are no parties who or which are intended to be a third party beneficiary of any benefit conferred under this Agreement, except for the legal representatives, successors and assigns of Indemnitees.
Section 24. Loan Document. This Agreement shall constitute a Loan Document for purposes of the Security Instrument and the other Loan Documents, but this Agreement is not secured by the Security Instrument.
[Section 25. Joint and Several Liability. The obligations and agreements of Indemnitor hereunder are joint and several.]
Section 26. Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Indemnitor under this Agreement.
Section 27. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Environmental Indemnity Agreement

IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been duly executed and delivered by Indemnitor under seal as of the day and year first above written.

INDEMNITOR: [MORGANS GROUP LLC]

By:

Name:
Title:

[INSERT NAME OF PROPERTY OWNER]

By:

Name:
Title:

Environmental Indemnity Agreement

EXHIBIT A
THE PROPERTY
Environmental Indemnity Agreement

EXHIBIT N
FORM OF ASSIGNMENT OF INTEREST IN
CONTRACTS, DOCUMENTS AND RIGHTS
THIS ASSIGNMENT OF INTEREST IN CONTRACTS, DOCUMENTS AND RIGHTS (this “Assignment”), is made as of                     , 200  _____, by [INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation] (“Grantor”), having a mailing address of [c/o] Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, to WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”), for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery [Insert Agent Address].
[Option #1 — Use if Grantor is Borrower]
WHEREAS, pursuant to that certain Credit Agreement dated as of October ______, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Grantor certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Grantor under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the Lenders, all of its right, title and interest in, to and under certain contracts and agreements on the terms hereof to secure, among other things, Grantor’s obligations under the Credit Agreement.
[End of Option #1]
[Option #2 — Use if Grantor is a Guarantor]
WHEREAS, pursuant to that certain Credit Agreement dated as of October ______, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to the terms of that certain Guaranty dated as of October ______, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Grantor and each of the other Guarantors in favor of Agent and Lenders, Grantor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and
Assignment of Contracts

WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the Lenders, all of its right, title and interest in, to and under certain contracts and agreements on the terms hereof to secure, among other things, Grantor’s obligations under the Guaranty.
[End of Option #2]
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:
ARTICLE I. DEFINED TERMS
Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of [Insert State] have the respective meanings given such terms therein. In addition, as used in this Assignment, the following terms shall have the following meanings:
“Assignment of Leases and Rents” has the meaning given such term in the Security Instrument.
“Collateral” has the meaning given such term in the Security Instrument.
“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument, or a default by Grantor in the performance of any of the terms, covenants and conditions of this Agreement.
[“Guaranty” has the meaning given such term in the recitals above.]
[Option #1 — Use if Grantor is Borrower]
“Obligations” means, collectively, the unpaid principal of and interest on all Loan [and all Reimbursement Obligation], all other Letter of Credit Liabilities and all other indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which Grantor is a party or any Swap Agreement or Treasury Management Services Agreement entered into by Grantor with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise.
Assignment of Contracts

[Option #2 — Use if Grantor is a Guarantor]
“Obligations” means, collectively, all indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Grantor is a party, or a Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, together with all of the easements, rights, privileges, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining thereto, and all of the estate, right, title, interest, claim and demand whatsoever of Grantor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired.
“Security Instrument” means that certain [Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing] of even date herewith from [Grantor] as grantor thereunder of Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as an security for the repayment of the Obligations.
Section 1. Grant. As security for the payment and performance of the Obligations, Grantor hereby grants, bargains, sells, transfers, and assigns to Agent, and grants the Agent a security interest in, all of Grantor’s right, title and interest in and to the following:
(a) all contracts, franchises, agreements, guaranties, indemnities and other assurances, written and oral, insurance policies, permits, licenses, trade names, warranties on personal or real property, soil test reports, certificates of occupancy, termite bonds, payment and performance bonds, judgments, premium rebates or adjustments, unearned commissions and fees, proceeds of insurance policies (subject to the terms of the Security Instrument), construction contracts, deposits, prepayments, unpaid rents, credits in favor of Grantor, financing commitments from others, condemnation proceeds, sales or payment proceeds (subject to the terms of the Security Instrument), surveys, causes of action, chooses in action and all other intangibles of every nature, in connection with and to the extent the same affect or are related to, the Property (all of which are collectively referred to hereinafter as the “Contract Documents”) except to the extent it would cause a default under any Contract Document or allow the other party to terminate or otherwise exercise a right detrimental to Grantor under such Contract Document; and
Assignment of Contracts

(b) all of Grantor’s rights and privileges, if any, to modify, terminate or waive performance of any Contract Documents; and
(c) all of Grantor’s right, title and interest under any lease which it may sign as lessee for any furniture, fixtures or equipment to be located or installed within the Property; and
(d) all proceeds of any of the foregoing.
Section 2. Grantor to Perform. Grantor agrees to (i) fulfill, perform and observe each and every condition and covenant of Grantor contained in the Contract Documents; (ii) give prompt notice to Agent of any claim of default under the Contract Documents given to Grantor or given by Grantor, together with a complete copy of any such claim; (iii) enforce the performance and observance of each and every material covenant and material condition of the Contract Documents at the sole cost and expense of Grantor; and (iv) appear in and defend any action growing out of, or in any manner connected with, the Contract Documents or the obligations or liabilities of Grantor thereunder.
Section 3. Agent May Perform. If an Event of Default exists, should Grantor fail to perform or observe any material covenant or comply with any material condition contained in the Contract Documents after the running of the applicable notice and cure provisions contained therein, if any, and during the continuance of such failure, then Agent, but without obligation to do so and without notice to or demand on Grantor (other than such notice, if any, as may be specifically set forth in the Security Instrument) or releasing Grantor from its obligation to do so, may perform such material covenant or material condition and, to the extent that Agent shall incur any costs or pay any monies in connection therewith, including any costs or expenses of litigation, such costs, expenses, or payments shall be included as an Obligation secured hereby and the other Security Documents to which Grantor is a party.
Section 4. Remedies. If an Event of Default shall exist, then and thereupon Agent may (i) proceed to perform any and all obligations of Grantor contained under the Contract Documents and exercise any and all rights of Grantor therein contained as fully as Grantor itself could, and without regard to the adequacy of security for the indebtedness hereby secured and with or without the bringing of any legal action or the causing of any receiver to be appointed by any court; and (ii) do all other acts which Agent may deem necessary or proper to protect its security.
Assignment of Contracts

Section 5. No Obligation; Indemnity. Agent and Lenders shall not be obligated to perform or discharge any obligation of Grantor under any Contract Document. Not in limitation of any other obligation under any other Loan Document, Grantor agrees to indemnify and hold Agent and Lenders harmless against any and all liability, loss or damage which Agent or any Lender may incur under the Contract Documents or under or by reason of this Assignment and of and from all claims and demands whatsoever which may be asserted against any of them by reason of an act of Agent under this Assignment or under any Contract Document, except to the extent resulting from the gross negligence or willful misconduct of the Agent or such Lender as determined by a court of competent jurisdiction in a final, non-appealable judgment.
Section 6. Headings. The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsection.
Section 7. Notice to Parties. All notices or other communications required or permitted to be given pursuant to this Assignment shall be made and delivered as provided in [If Grantor is Borrower — Section 13.1. of the Credit Agreement] [If Grantor is Guarantor — the notice provisions of the Guaranty].
Section 8. Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 9. Number and Gender. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.
Section 10. Amendment. This Assignment may only be amended, revised, waived, or otherwise modified by a written instrument or instruments as provided in Section 13.6. of the Credit Agreement.
SECTION 11. APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [INSERT STATE] APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 12. Severability. This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 13. Time is of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Assignor under this Assignment.
Section 14. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.
Assignment of Contracts

IN WITNESS WHEREOF, this Assignment of Interest in Contracts, Documents and Rights has been signed, sealed and delivered by Grantor on the day and year first above written.

GRANTOR:
[INSERT NAME OF PROPERTY OWNER]

By:

Name:
Title:

Assignment of Contracts

EXHIBIT O
FORM OF ASSIGNMENT OF MANAGEMENT AGREEMENT
AND SUBORDINATION OF MANAGEMENT FEES
THIS ASSIGNMENT OF MANAGEMENT AGREEMENT AND SUBORDINATION OF MANAGEMENT FEES (this “Assignment”) is made as of                     , 200_____, by [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Grantor”), having a mailing address of [c/o] Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, and [INSERT NAME OF MANAGER] (“Manager”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Agent (together with its successors and assigns, “Agent” or “Beneficiary”) for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined), Agent having as its address for personal delivery                                         .
[Option #1 — Use if Grantor is Borrower]
WHEREAS, pursuant to that certain Credit Agreement dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Grantor, the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Grantor certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
WHEREAS, pursuant to that certain [Insert Name of Management Agreement] dated as of                     ,                      (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and between Grantor and Manager, Grantor has employed Manager to operate and manage the Property; and
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Grantor under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the Lenders, all of its right, title and interest in, to and under the Management Agreement on the terms hereof to secure, among other things, Grantor’s obligations under the Credit Agreement.
[End of Option #1]
[Option #2 — Use if Grantor is a Guarantor]
WHEREAS, pursuant to that certain Credit Agreement dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions from time to time party thereto as “Lenders”, Agent and the other parties thereto, Lenders and Agent have agreed to make available to Borrower certain financial accommodations in an aggregate principal amount not to exceed $225,000,000 on the terms and conditions set forth in the Credit Agreement;
Assignment of Management Agreement

WHEREAS, pursuant to the terms of that certain Guaranty dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Grantor and each of the other Guarantors in favor of Agent and Lenders, Grantor has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein; and
WHEREAS, pursuant to that certain [Insert Name of Management Agreement] dated as of                     ,                      (as amended, restated, supplemented or otherwise modified from time to time, the “Management Agreement”), by and between Grantor and Manager, Grantor has employed Manager to operate and manage the Property; and
WHEREAS, to induce Lenders and Agent to make, and to continue to make, such financial accommodations to Borrower under the Credit Agreement, Grantor desires to assign to Agent, for its individual benefit and the benefit of the Lenders, all of its right, title and interest in, to and under the Management Agreements on the terms hereof to secure, among other things, Grantor’s obligations under the Guaranty.
[End of Option #2]
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, Grantor agrees as follows:
Section 1. Definitions. Terms not otherwise defined herein have the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of [Insert State] have the respective meanings given such terms therein. In addition, as used in this Assignment, the following terms shall have the following meanings:
“Assignment of Leases and Rents” has the meaning given such term in the Security Instrument.
“Collateral” has the meaning given such term in the Security Instrument.
“Event of Default” means the occurrence of an “Event of Default” as defined in the Credit Agreement, or as defined in the Security Instrument, or a default by Grantor in the performance of any of the terms, covenants and conditions of this Agreement.
[“Guaranty” has the meaning given such term in the recitals above.]
“Management Agreement” has the meaning given such term in the recitals above.
“Management Fees” means any and all fees payable by Grantor to Manager pursuant to the terms of the Management Agreement.
“Manager” has the meaning given such term in the recitals above.
Assignment of Management Agreement

[Option #1 — Use if Grantor is Borrower]
“Obligations” means, collectively, the unpaid principal of and interest on all Loan [and all Reimbursement Obligation], all other Letter of Credit Liabilities and all other indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which Grantor is a party or any Swap Agreement or Treasury Management Services Agreement entered into by Grantor with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise.
[Option #2 — Use if Grantor is a Guarantor]
“Obligations” means, collectively, all indebtedness, liabilities, obligations, covenants and duties of Grantor owing to Agent or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Grantor is a party, or a Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.
“Property” means the real estate or interest therein described in Exhibit A attached hereto and incorporated herein by this reference, and all rights, titles and interests appurtenant thereto.
“Security Instrument” means that certain [Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing] of even date herewith from [Grantor] as grantor thereunder to Agent as beneficiary thereunder, covering the Property and other related collateral more particularly described therein, and given as security for the repayment of the Obligations.
Assignment of Management Agreement

Section 2. Assignment of Management Agreement. As security for the payment and performance of the Obligations, Grantor hereby assigns to Agent, for its individual benefit and the benefit of Lenders, and grants to Agent, for its individual benefit and the benefit of Lenders, a security interest in all of Grantor’s right, title and interest in, to and under the Management Agreement, including without limitation, (a) all rights of Grantor to damages arising out of, or for, breach or default in respect thereof and (b) all rights of Grantor to perform and exercise all rights and remedies thereunder. Manager hereby acknowledges and consents to the assignment of the Contract as set forth in the Security Instrument and to any other assignment thereof by Agent in connection with an assignment of the obligations in their entirety. Manager represents that it is looking solely to Borrower, and not to Lender, for payment under the Management Agreement and Manager waives any and all liens and claims which Manager may now or hereafter have upon the Premises. Notwithstanding the foregoing, until the occurrence and during the continuance of an Event of Default, Agent hereby grants to Grantor a revocable license to operate and manage the Property and perform or cause to be performed Grantor’s obligations under the Management Agreement, and upon the occurrence and during the continuance of an Event of Default, such license shall be suspended until such time as an Event of Default shall no longer be continuing.
Section 3. Subordination of Management Fees. The Management Fees and all rights and privileges of Manager to the Management Fees are hereby and shall at all times continue to be subject and unconditionally subordinate in all respects to the Lien and payment of the Security Instrument, the Obligations and the Loan Documents and to any renewals, extensions, modifications, assignments, replacements, or consolidations thereof and the rights, privileges, and powers of Agent and Lenders thereunder.
Section 4. Termination. At such time as the Credit Agreement has terminated in accordance with its terms and the Security Instrument is fully released or assigned of record, this Assignment shall terminate.
Section 5. Estoppel. Manager represents and warrants that (a) the Management Agreement is in full force and effect and has not been modified, amended or assigned with respect to the Property, (b) neither Manager nor Grantor is in default under any of the terms, covenants or provisions of the Management Agreement with respect to the Property and Manager knows of no event which constitutes, or with the passage of time or the giving of notice or both would constitute, an event of default under the Management Agreement with respect to the Property, (c) neither Manager nor Grantor has commenced any action or given or received any notice for the purpose of terminating the Management Agreement with respect to the Property, (d) the Management Fees have been paid in full with respect to the Property and (e) a true, correct and complete copy of the Management Agreement is attached hereto as Exhibit A.
Section 6. Grantor’s Covenants. Grantor hereby covenants with Agent that during the term of this Assignment: (a) Grantor shall not terminate or amend any of the terms or provisions of the Management Agreement without the prior written consent of Agent, which consent shall not be unreasonably be withheld; and (b) Grantor shall, in the manner provided for in this Assignment, give notice to Agent of any notice or information that Grantor receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property. Grantor may terminate the Management Agreement pursuant to the terms contained therein provided that (i) Grantor enters into a replacement management agreement with a property manager acceptable to Agent, in Agent’s reasonable discretion; and (ii) such replacement property manager executes an assignment and subordination agreement in the form of this Assignment or other form acceptable to Agent.
Assignment of Management Agreement

Section 7. Agreement by Grantor and Manager. Grantor and Manager hereby agree that while an Event of Default exists, at the option of Agent exercised by written notice to Grantor and Manager: (a) all rents, security deposits, issues, proceeds and profits of the Property collected by Manager, after payment of all costs and expenses of operating the Property (including, without limitation, operating expenses, real estate taxes, insurance premiums and repairs and maintenance), shall be applied in accordance with Agent’s written directions to Manager; (b) Agent may elect that Manager continue performance on behalf of Agent under the Management Agreement, provided that Agent pay to Manager the fees to which it is entitled under the Management Agreement for services performed on behalf of Agent following such election; and/or (c) Agent may exercise its rights under this Assignment and may immediately terminate the Management Agreement and require Manager to transfer its responsibility for the management of the Property to a management company selected by Agent in Agent’s sole and absolute discretion. Agent may terminate the Management Agreement at any time for cause (including, but not limited to, Manager’s gross negligence, misappropriation of funds, willful misconduct or fraud) by delivery of written notice of such termination to Manager.
Section 8. Consent and Agreement by Manager. Manager hereby acknowledges and consents to this Assignment and agrees that Manager will act in conformity with the provisions of this Assignment and the rights of Agent and Lenders hereunder or otherwise related to the Management Agreement. If the responsibility for the management of the Property is transferred from Manager in accordance with the provisions hereof, Manager shall, and hereby agrees to, fully cooperate in transferring its responsibility to a new management company and effectuate such transfer no later than 30 days from the date the Management Agreement is terminated. Further, Manager hereby agrees (a) not to contest or impede the exercise by Agent and Lenders of any right they have under or in connection with this Assignment and (b) that Manager shall give at least 30-days prior written notice to Agent of its intention to terminate the Management Agreement or otherwise discontinue its management of the Property.
Section 9. Agent’s Agreement. So long as no Event of Default exists and is continuing, any sums due to Grantor under the Management Agreement may be paid directly to Grantor.
Section 10. Agent and Lenders Not Obligated. Notwithstanding any other provision of this Assignment to the contrary, Grantor and Manager expressly acknowledge and agree that Grantor and Manager shall continue to observe and perform all of the conditions and obligations contained in the Management Agreement to be observed and performed by them, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Agent or Lenders to be under any obligation or liability in any respect whatsoever to any party to any Management Agreement or to any other Person for the observance or performance of any of the representations, warranties, conditions, covenants, agreements or terms therein contained; provided, however, that if Agent elects to continue the Management Agreement pursuant to Section 7 above, Agent shall pay to Manager the fees to which it is entitled under the Management Agreement for services performed on behalf of Agent and the Lenders following such election.
Assignment of Management Agreement

Section 11. Agent Appointed Attornev-in-Fact. Grantor hereby irrevocably appoints Agent as Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Agent’s discretion, to take any action and to execute any instrument or document which Agent may deem necessary or advisable to accomplish the purposes of this Agreement and to exercise any rights and remedies Agent may have under this Agreement or Applicable Law. The power-of-attorney granted hereby is irrevocable and coupled with an interest.
SECTION 12. APPLICABLE LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 13. Notice to Parties. Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:
If to Grantor:
c/o Morgans Group, LLC
475 Tenth Avenue
New York, New York 10018
Attention: Richard Szymanski
Telecopy Number: (212) 277-4270
Telephone Number: (212)277-4188
If to the Agent:
Wachovia Bank, National Association
301 S. College Street, NC0172
Charlotte, North Carolina 28288
Attn: David Blackman
Telephone: (704) 374-6272
Telecopy: (704)383-6305
If to the Manager:
[Insert Name of Manager]

Attn:
Telephone: (     )
Telecopy: (     )
Assignment of Management Agreement

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Any party by notice to the others may designate additional or different addresses for subsequent notices or communications.
Section 14. Amendment. This Assignment, and any provisions hereof, may only be amended, supplemented, waived, or otherwise modified by an agreement in writing signed by the party against whom enforcement thereof is sought.
Section 15. Successors and Assigns. Subject to Section 13.5. of the Credit Agreement, all of the terms of this Assignment shall apply to, be binding upon and inure to the benefit of the parties thereto, their successors, assigns, heirs and legal representatives, and all other Persons claiming by, through or under them.
Section 16. Severability. This Assignment is intended to be performed in accordance with, and only to the extent permitted by, all applicable legal requirements. If any provision of any of this Assignment or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather, shall be enforced to the greatest extent permitted by Applicable Law.
Section 17. Headings. The Section and Subsection entitlements hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Section or Subsection.
Section 18. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument. The failure of any party hereto to execute this Assignment, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
Section 19. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
[Signatures on Next Page]
Assignment of Management Agreement

IN WITNESS WHEREOF the undersigned have executed this Assignment of Management Agreement and Subordination of Management Fees as of the date and year first written above.

GRANTOR:

[INSERT NAME OF PROPERTY OWNER]

By:

Name:
Title:

Address for Notices:

c/o Morgans Group, LLC 475 Tenth Avenue New York, New York 10018 Attention: Richard Szymanski Telecopy Number: (212) 277-4270 Telephone Number: (212) 277-4188

MANAGER:

[INSERT NAME OF MANAGER]

By:

Name:
Title:

Acknowledged:
WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:
Title:

Assignment of Management Agreement

EXHIBIT A
MANAGEMENT AGREEMENT
Assignment of Management Agreement

AFFIDAVIT OF TITLE AND
NON-FOREIGN CERTIFICATE
The undersigned deponent,                                          (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:
1. Deponent is presently the                                          of [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (the “Owner”), and in such capacity, the Deponent has personal knowledge of the facts sworn to in this Affidavit of Title and Non-Foreign Certificate (this “Affidavit”) and such facts are true and correct.
2. Owner is the owner of a fee simple estate in certain real estate, a description of which is set forth in Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the “Property”).
3. [Use if Deponent is an officer of Guarantor] This Affidavit is made in connection with (a) that certain Credit Agreement dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (“Borrower”), the financial institutions party thereto and their assignees under Section 13.5. thereof (“Lenders”), Wachovia Bank, National Association, as Agent (“Agent”), and the other parties thereto and (b) that certain Guaranty dated as of October      , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) made by Owner and each of the other Guarantors in favor of Agent and Lenders, pursuant to which Owner has guaranteed Borrower’s obligations to Agent and Lenders on the terms and conditions contained therein. This Affidavit is made to made to induce Agent and Lenders to make, and to continue to make, available to Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement, to induce the title insurance company to issue its mortgagee’s policy insuring Agent’s Lien in the Property, and, if applicable, to induce the attorney certifying title so to certify.
4. [Use if Deponent is an officer of Borrower] This Affidavit is made in connection with (a) that certain Credit Agreement dated as of October      , 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Owner, the financial institutions party thereto and their assignees under Section 13.5. thereof (“Lenders”), Wachovia Bank, National Association, as Agent (“Agent”), and the other parties thereto. This Affidavit is made to made to induce Agent and Lenders to make, and to continue to make, available to Owner certain financial accommodations on the terms and conditions set forth in the Credit Agreement, to induce the title insurance company to issue its mortgagee’s policy insuring Agent’s Lien in the Property, and, if applicable, to induce the attorney certifying title so to certify.
Affidavit of Title

5. Except as set forth on Exhibit B attached hereto and made a part hereof, Owner is in open, exclusive, notorious, continuous, adverse and peaceable possession of the Property, and there are no leases or tenancies affecting the Property except as set forth on the rent roll attached as Exhibit B to that certain Certificate Concerning Leases and Rent Roll of even date, executed by Owner, and by this reference made a part hereof. Except for any such leases or tenancies, Deponent knows of no one claiming any adverse interest in the Property whatsoever. To the best knowledge of Deponent, the title to the Property has never been disputed, questioned or rejected and title insurance thereon has never been refused.
6. The charter documents of Owner and any certificates or articles required for the formation of Owner are in full force and effect and have been duly filed in all places required by law. Owner is validly formed and existing under the laws of the state of its formation, and no proceeding is pending for the dissolution or annulment of Owner, and all applicable license and franchise taxes due and payable by Owner have been paid in full. True and correct copies of the charter documents, certificates, and any amendments thereto, have been delivered to Agent.
7. There are no suits, judgments, bankruptcies or executions pending against Owner in any court whatsoever that could in any way affect the title to the Property, or constitute a lien thereon, and Owner is not a surety on the bond of any county official or any other bond that through default of the principal thereon a lien would be created superior to any conveyance executed by Owner, nor are there any loan deeds, security deeds, trust deeds, mortgages or liens of any nature whatsoever unsatisfied against the Property, or easements, licenses, agreements or other encumbrances affecting the title to the Property, except as set forth on Exhibit B attached hereto and made a part hereof.
8. No work, improvements or repairs have been made by or on behalf of Owner to the Property within the last 120 days immediately preceding the date hereof (or such longer period as is permitted prior to the filing of a lien or notice of lien), or, if any work, improvements or repairs have been made by or at the instance of Owner, the same are complete and there are no unpaid bills incurred for labor, services and materials used in making improvements or repairs on the Property or for the services of architects, surveyors or engineers with respect thereto, except as may be specifically set forth on Exhibit C attached hereto and made a part hereof.
9 Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”), provides that a transferee of a United States real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform Agent that withholding of tax is not required upon the disposition of a United States real property interest by Owner and to inform Agent, the Internal Revenue Service and the party completing the informational return of the items required to be reported, Deponent hereby certifies the following:
(a) Owner is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Code.
(b) Owner’s United States taxpayer identification number is                                         .
Affidavit of Title

(c) The Owner is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.
(d) The address (and, if different, the mailing address) of Guarantor is [c/o] Morgans Group LLC, 475 Tenth Avenue, New York, New York 10018, Attention: Richard Szymanski.
(e) Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the Property by Guarantor to Agent, which conveyance constitutes the disposition by Guarantor of a United States real property interest, for the purposes of establishing that Agent is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.
(f) Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Agent, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.
[SIGNATURES APPEAR ON FOLLOWING PAGES]
Affidavit of Title

Under penalty of perjury, Deponent declares that Deponent has examined the foregoing Affidavit and hereby certify that it is true, correct and complete and Deponent further declares that Deponent has the authority to make this Affidavit and the certifications contained herein on behalf of Owner.
Sworn to and subscribed before me this
the       day of                     , 200  _____

Notary Public	Deponent

(NOTARY SEAL)
My Commission Expires:
Affidavit of Title

EXHIBIT A
LEGAL DESCRIPTION
Affidavit of Title

EXHIBIT B
PERMITTED TITLE EXCEPTIONS
Those items recorded in the records of [Insert County] County, [Insert State], as set forth in Schedule B, Section 2, of that certain Commitment for Title Insurance issued by                                         , Commitment No.                                          , as endorsed and marked in connection with the Credit Agreement.
Affidavit of Title

EXHIBIT C
UNPAID BILLS
NONE
Affidavit of Title

CERTIFICATE CONCERNING LEASES AND RENT ROLL
THIS CERTIFICATE CONCERNING LEASES AND RENT ROLL (this “Certificate”) is made by [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Owner”), in connection with that certain Credit Agreement dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [Owner] [Morgans Group LLC (“Borrower”)], the financial institutions party thereto and their assignees under Section 13.5. thereof (“Lenders”), Wachovia Bank, National Association, as Agent (“Agent”), and the other parties thereto.
To induce Agent and Lenders to make, and to continue to make, available to [Borrower] [Owner] certain financial accommodations on the terms and conditions set forth in the Credit Agreement, Owner hereby certifies to Agent and Lenders that:
(a) As of the date of this Certificate, there are no occupancy rights (written or oral), leases or other tenancies affecting any part of the real property described on Exhibit A attached hereto (the “Property”) except those leases (the “Leases”) described on Exhibit B attached hereto. Owner further certifies that: (i) the Leases are in full force and effect, with no known uncured defaults existing under any of the Leases except as set forth on Exhibit B; (ii) there are no options to extend any of the Leases except as set forth on Exhibit B; (iii) none of the Leases provide any tenant with an option or a right of first refusal to rent any additional space or to purchase or acquire any additional interest in the Real Estate Security or in any part thereof except as set forth on Exhibit B; and (iv) Exhibit B is a true, correct and complete copy of the rent roll for the Property; and
(b) Agent and Lenders may rely on this Certificate in making, and continuing to make, available to [Owner] [Borrower] the financial accommodations pursuant to the Credit Agreement.
[Signature Appears on Following Page]

Dated as of                                         , 200

[OWNER]:

[Insert Name of Property Owner], [Insert Type of Entity and State of Formation]

By:

Name:
Title:

Certificate Concerning Leases and Rent Roll

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT B
RENT ROLL
Certificate Concerning Leases and Rent Roll

CLOSING CERTIFICATION
Date:                                         , 200
In connection with that certain Credit Agreement dated as of October _____, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among [use if Owner is a Guarantor - [Insert Name of Property Owner], [Insert Type of Entity and State of Formation] (“Owner”)] [use if Owner is the Borrower -Morgans Group LLC (“Borrower”)], the financial institutions party thereto and their assignees under Section 13.5. thereof (“Lenders”), Wachovia Bank, National Association, as Agent (“Agent”), and the other parties thereto, the Owner has executed and delivered, among other things, that certain [Deed of Trust/Mortgage], Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith in favor of Agent (the “Security Instrument”), which Security Instrument covers the Property as defined therein. Owner hereby certifies, represents and warrants to Agent and Lenders that, except as otherwise expressly set forth in the Disclosure Schedule attached hereto as Exhibit A, the following statements are true and accurate:
1. Capitalized terms used herein but not otherwise defined shall have the meaning given such terms in the Security Instrument.
2. Neither Owner nor any partner or principal shareholder or officer of Owner, nor any [other] guarantor or indemnitor of the Credit Agreement is the subject of any bankruptcy, reorganization or insolvency proceeding. No tenant under any lease for a material portion of the Property, or any guarantor of any such lease, is the subject of any bankruptcy, reorganization or insolvency proceeding.
3. There are no unpaid bills for labor, materials, supplies or services furnished upon or in connection with the Property, and no notice of commencement and no claim of lien affecting the Property or the Improvements have been filed in the public records of the city or county in which the Property is located, and no notice of commencement or claim of lien with respect to any other contract will be so filed prior to the recording of the Security Instrument.
4. The Property forms no part of any property owned, used or claimed by Owner as a residence or business homestead and is not exempt from forced sale under the laws of the state in which the Property is located. The Owner hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead.
5. To the best knowledge of Owner, (a) Owner has not accepted any prepayment of any rent, additional rent or other sums due under any of the Leases, except a payment of rent or additional rent one (1) month in advance or a prepayment in the nature of security for the performance of obligations under any of the Leases, (b) no tenant under any of the Leases has any defense, set-off or counterclaim against Owner or to the payment of any rent, additional rent or other sums payable pursuant to its Lease or to the performance of any obligations of the tenant thereunder and (c) no tenant under any of the Leases has any right or option relating to the sale or other disposition of any of the Property.

6. The Property and the Improvements, and the intended use thereof by Owner, currently comply with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any state, federal or municipal authorities having or claiming jurisdiction over the Property. The Property and Improvements constitute a separate tax parcel for purposes of ad valorem taxation. The Property and Improvements do not, and will not, require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements, except for such rights as are in place as of the date hereof pursuant to easements which benefit and run with title to the Property.
7. All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Property for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements approved by Agent.
8. All curb cuts, driveways and traffic signals shown on the survey of the Property delivered to Agent prior to the execution and delivery of the Security Instrument are existing and have been dedicated to the applicable municipality or other governmental authority for use by the public in accordance with all applicable legal requirements.
9. All roads and streets necessary and adequate for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the appropriate governmental authority for use by the public.
10. No “success”, brokerage or other fee, commission or compensation is or will become due and payable by Owner (or to the best knowledge of Owner, by Agent or any Lender as a result of any acts or omissions of Owner) in connection with the transactions contemplated by the Loan Documents.
11. All insurance coverage required to be maintained pursuant to the provisions of the Security Instrument is in effect.
12. All taxes, water charges, sewer rents and any assessments (special, general or otherwise) now due and owing in respect of, and affecting, the Property, have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established with the Agent or its designee.
13. The Owner is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Owner’s assets or property, and Owner has no knowledge of any Person contemplating the filing of any such petition against it.
14. The Owner is not subject to any income, unincorporated business, capital, franchise or similar gross income or income based taxes.

15. The Owner is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
16. [The Owner has no subsidiaries.]
17. The certifications and agreements contained herein shall survive the closing of the Credit Agreement and the extension of financial accommodations thereunder.
18. Agent and Lenders shall be entitled to act in reliance upon the certifications herein contained without further inquiry of any kind and notwithstanding anything to the contrary contained in any other agreements or document.
19. There are no defenses, counterclaims or offsets to Owner’s obligation to pay the Obligations.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, Owner has executed this Closing Certification as of the date first above written.

[INSERT NAME OF PROPERTY OWNER], [Insert Type of Entity and State of Formation]

By:

Name:
Title:

EXHIBIT A
DISCLOSURE SCHEDULE

EXHIBIT P
FORM OF PLEDGE AGREEMENT
THIS PLEDGE AGREEMENT dated as of October 6, 2006 executed and delivered by each of the undersigned parties identified as “Pledgors” on the signature pages hereto and the other Persons who may become Pledgors hereunder pursuant to the execution and delivery of a Pledge Agreement Supplement substantially in the form of Annex 1 hereto (each a “Pledgor” and collectively, the “Pledgors”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Pledgee”).
WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders”, the Pledgee and the other parties thereto, the Lenders and the Pledgee have agreed to make available to the Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrower and each of the other Pledgors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Pledgee through their collective efforts;
WHEREAS, each Pledgor acknowledges that it will receive direct and indirect benefits from the Lenders and the Pledgee making such financial accommodations available to the Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Pledgors execute and deliver this Agreement, among other things, to grant to the Pledgee for the benefit of the Lenders a security interest in the Collateral as security for the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
Section 1. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement. Terms defined in the Uniform Commercial Code as in effect in the State of New York shall have the respective definitions as so defined. In addition, as used in this Agreement:
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.

“Issuer” means with respect to an Equity Interest, the Person who issued such Equity Interest and shall include each of the Persons identified as an Issuer on Schedule 1 attached hereto (or any addendum or supplement thereto), and any successors thereto, whether by merger or otherwise.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (a) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof (including any cash, Equity Interests, or other instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to the Issuers and any security entitlements, as defined in Section 8-102(a)(17) of the UCC, with respect thereto); (b) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (c) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (d) payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Secured Obligations” means, collectively, (a) with respect to the Borrower, the unpaid principal of and interest on all Loans, all Reimbursement Obligations, all other Letter of Credit Liabilities and, with respect to the Florida Borrower, the unpaid principal of and interest on all Loans owing by the Florida Borrower, and in the case of the Borrower and the Florida Borrower, all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or the Florida Borrower, as the case may be, owing to the Pledgee or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which the Borrower or the Florida Borrower, as the case may be, is a party or any Swap Agreement or Treasury Management Services Agreement entered into by the Borrower or the Florida Borrower, as the case may be, with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which the Borrower or the Florida Borrower, as the case may be, is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise and (b) with respect to any other Pledgor, all indebtedness, liabilities, obligations, covenants and duties of such Pledgor owing to the Pledgee or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which such Pledgor is a party or any Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which such Pledgor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.
Section 2. Pledge. As security for the prompt performance and payment in full of the Secured Obligations, each Pledgor hereby pledges to the Pledgee for the benefit of the Lenders, and grants to the Pledgee for the benefit of the Lenders a security interest in, all of such Pledgor’s right, title and interest in, to and under the following (collectively, the “Collateral”):
(a) all Equity Interests now or hereafter owned, acquired or held by such Pledgor, including without limitation, the Equity Interests described in Schedule 1 attached hereto;
(b) all payments due or to become due to such Pledgor in respect of any of the foregoing;
(c) all of such Pledgor’s claims, rights, powers, privileges, authority, puts, calls, options, security interests, liens and remedies, if any, in respect of any of the foregoing;
(d) all of such Pledgor’s rights to exercise and enforce any and every right, power, remedy, authority, option and privilege of such Pledgor relating to any of the foregoing including, without limitation, any power to (i) terminate, cancel or modify any agreement, (ii) execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of any of the foregoing and the applicable Issuer thereof, (iii) exercise voting rights or make determinations, (iv) exercise any election (including, but not limited to, election of remedies), (v) exercise any “put”, right of first offer or first refusal, or other option, (vi) exercise any right of redemption or repurchase, (vii) give or receive any notice, consent, amendment, waiver or approval, (viii) demand, receive, enforce, collect or receipt for any of the foregoing, (ix) enforce or execute any checks, or other instruments or orders, and (x) file any claims and to take any action in connection with any of the foregoing;
(e) all certificates and instruments representing or evidencing any of the foregoing;
(f) all other rights, titles, interests, powers, privileges and preferences pertaining to any of the foregoing; and
(g) all Proceeds of any of the foregoing.

Section 3. Representations and Warranties. Each Pledgor hereby represents and warrants to the Pledgee and the Lenders as follows:
(a) Title and Liens. Such Pledgor is, and will at all times continue to be, the legal and beneficial owner of the Collateral of such Pledgor. None of the Collateral is subject to any adverse claim (as defined in the UCC) or other Lien other than Permitted Liens, No Person has control of any of the Collateral other than the Pledgee.
(b) Authorization. Such Pledgor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval (other than those that have been obtained) or violate any applicable law relating to such Pledgor; (ii) violate, result in a breach of or constitute a default under the organizational documents of such Pledgor, or any indenture, agreement or other instrument to which such Pledgor is a party or by which it or any of the Collateral of such Pledgor or its other property may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of such Pledgor or such Pledgor’s other property whether now owned or hereafter acquired.
(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Pledgee, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral. Such security interest will be perfected (i) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) and is evidenced by a certificate, when such Collateral is delivered to the Pledgee with duly executed stock powers with respect thereto, (ii) with respect to any such Collateral that is a “security” (as such term is defined in the UCC) but is not evidenced by a certificate, when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors or when control is established by the Pledgee over such interests in accordance with the provision of Section 8-106 of the UCC, or any successor provision, and (iii) with respect to any such Collateral that is not a “security” (as such term is defined in the UCC), when UCC financing statements in appropriate form are filed in the appropriate filing offices in the jurisdiction of organization of the Pledgors, Except as set forth in this subsection, no action is necessary to perfect the security interest granted by any Pledgor under this Agreement.
(d) Pledged Equity Interests. The information set forth on Schedule 1 hereto with respect to the Collateral of such Pledgor is true and correct.
(e) Name, Organization, Etc. Such Pledgor’s exact legal name, type of legal entity, jurisdiction of formation, organizational identification number and location of its chief executive office are as set forth on Schedule 1. Except as set forth on such Schedule, since the date of such Pledgor’s formation, such Pledgor has not changed its name or merged with or otherwise combined its business with any other Person.
(f) Authorization of Equity Interest. All Equity Interests which constitute Collateral are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights of any Person.

(g) Interests in Partnerships and LLCs. None of the Collateral consisting of an interest in a partnership or in a limited liability company (i) is dealt in or traded on a securities exchange or in securities markets, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC (except for the membership interests in the Loan Parties owning the NY Properties), (iii) is an investment company security, (iv) otherwise constitutes a security (except for the membership interests in the Loan Parties owning the NY Properties) or (v) constitutes a financial asset. The membership interests of the Loan Parties owning the NY Properties are certificated securities.
Section 4. Covenants. Each Pledgor hereby unconditionally covenants and agrees as follows:
(a) No Liens; No Sale of Collateral. Such Pledgor will not create, assume, incur or permit or suffer to exist any adverse claim or other Lien on any of the Collateral other than Permitted Liens and shall not enter into any document, instrument or agreement (other than this Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on any of the Collateral. Such Pledgor will not sell, lease, lend, assign, transfer or otherwise dispose of all or any portion of the Collateral (or any interest therein).
(b) Change of Name, Etc. Without giving the Pledgee at least 30-days’ prior written notice and to the extent such action is not otherwise prohibited by any of the Loan Documents, such Pledgor shall not: (i) change its name; (ii) reorganize or otherwise become formed under the laws of another jurisdiction or (iii) become bound by a security agreement of another Person under Section 9-203(d) of the UCC.
(c) Defense of Title. Such Pledgor will warrant and defend its title to and ownership of the Collateral of such Pledgor, at its sole cost and expense, against the claims of all Persons.
(d) Delivery of Certificates, Etc. If a Pledgor shall receive any certificate (including, without limitation, any certificate representing a stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise), instrument, option or rights in respect of any Collateral, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Collateral, or otherwise in respect thereof, such Pledgor shall hold the same in trust for the Pledgee and the Lenders and promptly deliver the same to the Pledgee in the exact form received, duly indorsed by such Pledgor to the Pledgee, if required, together with an undated stock power covering such certificate (or other appropriate instrument of transfer) duly executed in blank by such Pledgor and with, if the Pledgee so requests, signature guaranteed, to be held by the Pledgee, subject to the terms of this Agreement, as Collateral.
(e) Uncertificated Securities. With respect to any Collateral that constitutes a security and is not represented or evidence by a certificate or instrument, such Pledgor shall cause the Issuer thereof either (i) to register the Pledgee as the registered owner of such security or (ii) to agree in writing with the Pledgee and such Pledgor that such Issuer will comply with the instructions with respect to such security originated by the Pledgee without further consent of such Pledgor.

(f) Security Entitlements and Securities Accounts. With respect to any Collateral consisting of a security entitlement or a securities account, such Pledgor shall, and shall cause the applicable securities intermediary to, enter into an agreement with, and in form and substance acceptable to, the Pledgee, granting control to the Pledgee over such Collateral.
(g) Additional Shares. Such Pledgor shall not permit any Issuer to issue any additional Equity Interests unless such Equity Interests are pledged hereunder as provided herein. Further, such Pledgor shall not permit any Issuer to amend or modify its articles or certificate of incorporation, articles of organization, certificate of limited partnership, by-laws, operating agreement, partnership agreement or other comparable organizational instrument in a manner which would adversely affect the voting, liquidation, preference or other similar rights of any holder of the Equity Interests pledged hereunder.
(h) Issuer Acknowledgment. Such Pledgor shall, upon the Pledgee’s request therefor, cause each Issuer of Collateral pledged by such Pledgor and which Issuer is not a Pledgor itself, to execute and deliver to the Pledgee an Acknowledgment and Consent substantially in the form of Schedule 2 attached hereto.
Section 5. Voting Rights; Dividends, etc.
(a) So long as no Event of Default exists:
(i) each Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Collateral or any part thereof for any purpose not inconsistent with the terms and conditions of any of the Loan Documents or any agreement giving rise to or otherwise relating to any of the Secured Obligations; and
(ii) each Pledgor shall be entitled to retain and use any and all cash dividends or interest paid on the Collateral in the normal course of the applicable Issuer’s business, but any and all stock and/or liquidating dividends, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of outstanding Equity Interests or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, or otherwise, shall be and become part of the Collateral and, if received by a Pledgor, shall forthwith be delivered to the Pledgee.
The Pledgee agrees to execute and deliver to a Pledgor, or cause to be executed and delivered to a Pledgor, as appropriate, at the sole cost and expense of such Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers which such Pledgor is entitled to exercise pursuant to clause (i) above and/or to receive the dividends which such Pledgor is authorized to retain pursuant to clause (ii) above.

(b) If an Event of Default exists, all rights of a Pledgor to exercise the voting and/or consensual rights and powers which a Pledgor is entitled to exercise pursuant to subsection (a)(i) above and/or to receive the dividends and distributions which a Pledgor is authorized to receive and retain pursuant to subsection (a)(ii) above shall cease, and all such rights thereupon shall become immediately vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which any Pledgor shall otherwise be entitled to exercise pursuant to subsection (a)(i) above and/or to receive and retain the dividends and distributions which any Pledgor shall otherwise be authorized to retain pursuant to subsection (a)(ii) above. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this subsection (b) shall be retained by the Pledgee as additional Collateral hereunder and shall be applied in accordance with the provisions of Section 8. If any Pledgor shall receive any dividends, distributions or other property which it is not entitled to receive under this Section, such Pledgor shall hold the same in trust for the Pledgee and the Lenders, without commingling the same with other funds or property of or held by such Pledgor, and shall promptly deliver the same to the Pledgee, in the identical form received, together with any necessary endorsements.
Section 6. Remedies.
In addition to any right or remedy that the Pledgee or any Lender may have under the other Loan Documents or otherwise under applicable law, if an Event of Default shall exist, the Pledgee may exercise any and all the rights and remedies of a secured party under the UCC and may otherwise sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Collateral at a public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Pledgee in its discretion shall deem appropriate. With respect to any Collateral held or maintained with a securities intermediary, the Pledgee shall be entitled to notify such securities intermediary that such securities intermediary should follow the entitlement orders of the Pledgee and that such securities intermediary should no longer follow entitlement orders of the Pledgor, without further consent of the Pledgor. The Pledgee shall have the right (in its sole and absolute discretion) to register any Equity Interests which are part of the Collateral in its own name as pledgee or the name of its nominee (as Pledgee or as sub-agent), endorsed or assigned in blank or in favor of the Pledgee. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account in compliance with the Securities Act and any other applicable law and upon consummation of any such sale the Pledgee shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any sale of Collateral shall take and hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and/or appraisal which such Pledgor now has or may at any time in the future have under any applicable law now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by applicable law, at least

10 days’ prior written notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Pledgee may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as the Pledgee may determine in its sole and absolute discretion. The Pledgee shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. The Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the lime and place to which the same was so adjourned. In case the sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Pledgee until the sale price is paid by the purchaser or purchasers thereof, but neither the Pledgee nor any Lender shall incur any liability to any Pledgor in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, the Pledgee, any Lender and any other holder of any of the Secured Obligations, to the extent permitted by applicable law, may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by applicable law), any part of or all the Collateral offered for sale. For purposes hereof, a written agreement to purchase all or any part of the Collateral shall be treated as a sale thereof; the Pledgee shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of any Collateral subject thereto, notwithstanding the fact that after the Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the Secured Obligations may have been paid in full as herein provided. Each Pledgor hereby waives any right to require any marshaling of assets and any similar right. In addition to exercising the power of sale herein conferred upon it, the Pledgee shall also have the option to proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Collateral or any portion thereof pursuant to judgment or decree of a court or courts having competent jurisdiction. The rights and remedies of the Pledgee and the Lenders under this Agreement are cumulative and not exclusive of any rights or remedies which any of them otherwise have.
Section 7. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Pledgee and each Lender is hereby authorized by each Pledgor, at any time or from time to time during the continuance of an Event of Default, without prior notice to any Pledgor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender subject to receipt of the prior written consent of the Pledgee exercised in its sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Pledgee, such Lender or any affiliate of the Pledgee or such Lender, to or for the credit or the account of such Pledgor against and on account of any of the Secured Obligations, irrespective of whether or not any or all of the Secured Obligations have been declared to be, or have otherwise become, due and payable, and although such obligations shall be contingent or unmatured.

Section 8. Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Pledgee under the provisions of this Agreement, shall be applied in accordance with Section 11.4 of the Credit Agreement. Each Pledgor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.
Section 9. Pledgee Appointed Attorney-in-Fact. Each Pledgor hereby constitutes and appoints the Pledgee as the attorney-in-fact of such Pledgor with full power of substitution either in the Pledgee’s name or in the name of such Pledgor to do any of the following: (a) to perform any obligation of such Pledgor hereunder in such Pledgor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Pledgee’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any securities intermediary in connection with any of the Collateral held by or maintained with such securities intermediary; (e) to verify facts concerning the Collateral in such Pledgor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor, representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which such Pledgor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of such Pledgor or otherwise, deemed by the Pledgee as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, that the Pledgee shall only exercise its rights under clauses (a), (b), (e) and (g) while an Event of Default exists. Nothing herein contained shall be construed as requiring or obligating the Pledgee or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Pledgee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Pledgor or to any claim or action against the Pledgee. The power of attorney granted herein is irrevocable and coupled with an interest.
Section 10. Pledgee’s Duty of Care. Other than the exercise of reasonable care to ensure that safe custody of the Collateral while being held by the Pledgee hereunder, the Pledgee shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that each Pledgor shall responsible for preservation of all rights of such Pledgor in the Collateral. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 11. Reimbursement of Pledgee. Each Pledgor agrees to pay upon demand to the Pledgee the amount of any and all expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Pledgee may incur in connection with (a) the administration of this Agreement, (c) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Pledgee hereunder, or (d) the failure by any Pledgor to perform or observe any of the provisions hereof or otherwise in respect of the Collateral.
Section 12. Indemnification. Each Pledgor agrees to pay, indemnify, and hold the Pledgee, each Lender and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Pledgee or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Pledgee or any Lender pursuant to the terms of this Agreement; provided, however, a Pledgor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.
Section 13. Further Assurances. Each Pledgor shall, at its sole cost and expense, take all action that may be necessary or desirable in the Pledgee’s sole discretion, so as at all times to maintain the validity, perfection, enforceability and priority of the Pledgee’s security interest in the Collateral, or to enable the Pledgee to exercise or enforce its rights hereunder, including without limitation or otherwise in respect of the Collateral. The Pledgee shall at all times have the right to exchange the certificates representing such Equity Interests for certificates of smaller or larger numbers of shares for any purpose consistent with this Agreement.

Section 14. Securities Act. In view of the position of the Pledgors in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act, or any similar applicable law hereafter enacted analogous in purpose or effect (the Securities Act and any such similar applicable law as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Pledgee if the Pledgee were to attempt to dispose of all or any part of the Collateral in accordance with the terms hereof, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Pledgee in any attempt to dispose of all or part of the Collateral in accordance with the terms hereof under applicable Blue Sky or other state securities laws or similar applicable law analogous in purpose or effect. Each Pledgor recognizes that in light of the foregoing restrictions and limitations the Pledgee may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of the foregoing restrictions and limitations, the Pledgee, in its sole and absolute discretion, may, in accordance with applicable law, (a) proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral in accordance with the terms hereof at a price that the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of public or private market upon which the quotations or sales prices may exceed substantially the price at which the Pledgee sells.
Section 15. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.
Section 16. Security Interest Absolute. All rights of the Pledgee hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).
Section 17. No Waiver. Neither the failure on the part of the Pledgee or any Lender to exercise, nor the delay on the part of the Pledgee or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Pledgee or any Lender, on the one hand, and any Pledgor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.

Section 18. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, addressed as follows:
If to a Pledgor;
Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attn: Richard Szymanski
Telephone:     (212)277-4188
Telecopy:       (212)277-4270
If to the Pledgee:
Wachovia Bank, National Association
301 South College Street, NC0172
Charlotte, North Carolina 28288
Attn: David M. Blackman
Telephone:     (704) 374-6272
Telecopy:       (704)383-6205
or at such other address a party may specify to the other party by like notice. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.
SECTION 19. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
SECTION 20. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.
(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY AMONG ANY OF THE PLEDGORS AND THE PLEDGEE WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PLEDGEE AND THE PLEDGORS HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE COLLATERAL.

(b) EACH OF PLEDGORS AND THE PLEDGEE HEREBY AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE PLEDGORS AND THE PLEDGEE, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE COLLATERAL OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. EACH PLEDGOR AND THE PLEDGEE EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE PLEDGEE OR THE ENFORCEMENT BY THE PLEDGEE OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c) EACH PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE PLEDGEE DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS AGREEMENT; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT SUCH PLEDGOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS EXPRESSLY REQUIRED UNDER THIS AGREEMENT OR APPLICABLE LAW, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.
(d) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE SECURED OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.
Section 21. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 22. Binding Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that no Pledgor shall be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof and any such assignment by a Pledgor shall be null and void absent the prior written consent of the Pledgee.

Section 23. Termination. Upon indefeasible payment in full of all of the Secured Obligations and termination of the Credit Agreement in accordance with its terms, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Pledgee agrees to take such actions as any Pledgor may reasonably request, and at the sole cost and expense of such Pledgor, to evidence the termination of this Agreement.
Section 24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 25. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 26. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
Section 27. Joint and Several Obligations of Pledgors. THE OBLIGATIONS OF THE PLEDGORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH PLEDGOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “SECURED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER PLEDGORS HEREUNDER.
[Signatures on Next Page]

IN WITNESS WHEREOF, each Pledgor has executed and delivered this Pledge Agreement under seal as of this the date first written above.

PLEDGORS: [NAME OF PLEDGORS]
By:
Name:
Title:

Agreed to, accepted and acknowledged
as of the date first written above.
PLEDGEE:
WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent

By:

Name:
Title:

ANNEX 1 TO PLEDGE AGREEMENT
FORM OF PLEDGE AGREEMENT SUPPLEMENT
THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                     , 200       (this “Supplement”) executed and delivered by                                         , a                      (the “New Pledgor”) in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Pledgee”).
WHEREAS, pursuant to that certain Credit Agreement dated as of October 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders”, the Pledgee, and the other parties thereto, the Lenders and the Pledgee have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS, to secure obligations owning by certain parties under the Credit Agreement and the other Loan Documents, the Borrower and the other “Pledgors” thereunder have executed and delivered that certain Pledge Agreement dated as of October 6, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”) in favor of the Pledgee;
WHEREAS, it is a condition precedent to the continued extension by the Lenders and the Pledgee of such financial accommodations that the New Pledgor execute this Supplement to become a party to the Pledge Agreement.
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Pledgor, the New Pledgor hereby agrees as follows:
Section 1. Accession to Pledge Agreement; Grant of Security Interest. The New Pledgor agrees that it is a “Pledgor” under the Pledge Agreement and assumes all obligations of a “Pledgor” thereunder, all as if the New Pledgor had been an original signatory to the Pledge Agreement. Without limiting the generality of the foregoing, the New Pledgor hereby:
(a) pledges to the Pledgee for the benefit of the Lenders, and grants to the Pledgee for the benefit of the Lenders a security interest in, all of the New Pledgor’s right, title and interest in, to and under the Collateral, including the Equity Interests described on Exhibit I attached hereto, as security for the Secured Obligations;
(b) makes to the Pledgee and the Lenders as of the date hereof each of the representations and warranties contained in Section 3. of the Pledge Agreement and agrees to be bound by each of the covenants contained in the Pledge Agreement, including without limitation, those contained in Section 4 thereof; and

(c) consents and agrees to each other provision set forth in the Pledge Agreement.
SECTION 2. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge Agreement.
[Signatures on Next Page]

IN WITNESS WHEREOF, the New Pledgor has caused this Pledge Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW PLEDGOR]
By:
Name:
Title:

Address for Notices: c/o Morgans Group LLC 475 Tenth Avenue New York, New York 10018 Attn: Richard Szymanski Telephone: (212)277-4188 Telecopy: (212)277-4270
Accepted:
WACHOVIA BANK, NATIONAL
ASSOCIATION, as Agent

By:

Name:
Title:

EXHIBIT I
Pledged Equity Interests

			Class of	Certificate
		Jurisdiction of	Equity	Number (if	Percentage of
Pledgor	Issuer	Formation	Interest	any)	Ownership

This Exhibit shall be deemed to be a supplement to Schedule 1 attached to the Pledge Agreement.

SCHEDULE 1 TO PLEDGE AGREEMENT
Pledged Equity Interests:

		Jurisdiction of	Class of	Certificate
		Formation of	Equity	Number (if	Percentage of
Pledgor	Issuer	Issuer	Interest	any)	Ownership

Pledgor Information:

Jurisdiction
	of	Organizational ID	Location of Chief Executive
Pledgor	Formation	No.	Office

SCHEDULE 2 TO PLEDGE AGREEMENT
Form of Acknowledgement and Consent
The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated as of October 6, 2006(the “Pledge Agreement”), made by Morgans Group LLC and the other Pledgors party thereto in favor of Wachovia Bank, National Association, as Agent. Terms not otherwise defined herein have the respective meanings given them in the Pledge Agreement.
The undersigned agrees for the benefit of the Pledgee and the Lenders as follows:
(a) The undersigned will be bound by, and comply with, the terms of the Pledge Agreement applicable to the undersigned, including without limitation, Sections 4.(e), 4.(g) and 15.
(b) The undersigned will notify the Pledgee in writing promptly of the occurrence of any of the events described in Section 4.(d) of the Pledge Agreement.
[(c) The undersigned will not permit any of the Equity Interests issued by it (i) to be dealt in or traded on a securities exchange or in securities markets; or (ii) to provide by its terms that it is a security governed by Article 8 of the UCC; provided, however, with respect to Equity Interest of the Loan Parties that own the NY Properties, such Equity Interest shall expressly provide that such Equity Interests are securities governed by Article 8 of the UCC.]22
IN WITNESS WHEREOF, the undersigned has executed and delivered this Acknowledgement and Consent under seal as of this the date first written above.

[ISSUER]
By:
Name:
Title:

[22]	Include only if the Issuer is a partnership or limited liability company.

EXHIBIT Q
FORM OF SECURITY AGREEMENT
THIS SECURITY AGREEMENT is dated as of October 6, 2006 from                     , a                      (the “Grantor”) to Wachovia Bank, National Association, in its capacity as Agent for itself and for each of the Lenders from time to time party to that certain Credit Agreement (as hereinafter defined) (the “Secured Party”).
WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders”, the Secured Party and the other parties thereto, the Lenders and the Secured Party have agreed to make available to the Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrower and Grantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Secured Party making such financial accommodations available to the Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that Grantor executes and delivers this Agreement, among other things, to grant to the Secured Party for the benefit of the Lenders a security interest in the Collateral as security for the Secured Obligations.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
Section 13. Definitions.
(a) The following terms shall have the following meanings:
“Additional Pledged Collateral” means any Pledged Collateral acquired by Grantor after the date hereof and in which a security interest is granted pursuant to Section 2, including, to the extent a security interest is granted therein pursuant to such Section 2, (i) all additional Indebtedness from time to time owed to Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

“Agreement” means this Security Agreement.
“Bankruptcy Code” means United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as in effect from time to time, and any successor statute thereto.
“Credit Agreement” has the meaning given that term in the recitals of this Agreement.
“Collateral” means all of Grantor’s right, title and interest to and under all of the following property used in the operation of the [Collateral Properties][Morgans Hotel] [Royalton Hotel][Delano Hotel], whether now owned or hereafter acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest, and whether now existing or hereafter arising:
(i)	all Deposit Accounts;

(ii)
[NY Property Specific] all Equipment, including, without limitation, all machinery, equipment, systems, fittings, apparatus, appliances, furniture, furnishings, tools, fixtures, Inventory (as hereinafter defined) and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefore (including, but not limited to, all plumbing, lighting and elevator fixtures, office furniture, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades Venetian blinds, wall coverings, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, flatware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, telephone systems, computerized accounting systems, engineering equipment, vehicles, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, theft prevention equipment, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, signs, bulbs, bells, ash and fuel, conveyors, cabinets lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washers and dryers) and other customary hotel equipment;

(iii)	[NY Property Specific] all Fixtures;

(iv)	all Instruments;

(v)
[NY Property Specific] all Inventory, including, without limitation, provisions in storerooms, refrigerators, pantries and kitchens, beverages in wine cellars and bars, other merchandise for sale, fuel, mechanical supplies, stationery and other supplies and similar items;

(vi)	all Investment Property;

(vii)	all Intellectual Property;

(viii)	all books and records pertaining to any property described in this definition;

(ix)	all Supporting Obligations pertaining to any property described in this definition;

(x)
all property of Grantor held by the Secured Party, including all property of every description, in the possession or custody of or in transit to the Secured Party for any purpose, including safekeeping, collection or pledge, for the account of Grantor or as to which Grantor may have any right or power;

(xi)	[NY Property Specific] all other Goods and personal property of Grantor, whether tangible or intangible and wherever located; and

(xii)	to the extent not otherwise included, all Proceeds.
The term “Collateral” shall not include any Excluded Property but if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
“Copyright Licenses” means any written agreement naming Grantor as licensor or licensee granting any right under any material Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any material Copyright.
“Copyright Security Agreement” means a Copyright Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Lenders in substantially the form of Annex 1 hereto, pursuant to which Grantor has further evidenced its grant to the Secured Party, for the benefit of the Lenders, of a security interest in all its respective Copyrights.
“Copyrights” means (a) all copyrights arising under the laws of the United States of America, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.

“Deposit Account Control Agreement” means a letter agreement, in form and substance reasonably satisfactory to the Secured Party, executed by Grantor, the Secured Party and the financial institution at which Grantor maintains a Deposit Account.
“Excluded Property” means, collectively, (i) any permit, lease, license, contract, instrument or other agreement held by Grantor that prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation by Grantor of a Lien thereon, or any permit, lease, license contract or other agreement held by Grantor to the extent that any Applicable Law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed) and (iii) Equipment owned by Grantor that is subject to a purchase money Lien or a capital lease to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than the Borrower or any Affiliate as a condition to the creation of any other Lien on such Equipment; provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property).
“Intellectual Property” means, collectively, all rights, priorities and privileges of Grantor relating to intellectual property, whether arising under United States of America, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, service marks, trade secrets and Internet domain names, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Material Intellectual Property” means Intellectual Property owned by or licensed to a Grantor and material to the conduct of the business of the Borrower and its Subsidiaries taken as a whole.
“Patent Security Agreement” means a Patent Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party, for the benefit of the Lenders, a security interest in all its respective Patents.
“Patents” means (a) all letters patent of the United States of America, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States of America or any other country and all divisionals, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues, continuations or continuations-in-part of the foregoing.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
“Pledged Collateral” means, collectively, Pledged Debt Instruments, any other Investment Property of Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of Grantor in respect of any of the foregoing. Pledged Collateral may be Instruments or Investment Property.
“Pledged Debt Instruments” means all right, title and interest of Grantor in Instruments evidencing any Indebtedness owed to Grantor, including all Indebtedness described on Schedule 1, issued by the obligors named therein.
“Proceeds” means all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, contract rights, Inventory, Equipment, Deposit Accounts, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.
“Secured Obligations” means, collectively, (a) with respect to the Borrower, the unpaid principal of and interest on all Loans, all Reimbursement Obligations, all other Letter of Credit Liabilities and, with respect to the Florida Borrower, the unpaid principal of and interest on all Loans owing by the Florida Borrower, and in the case of the Borrower and the Florida Borrower, all other indebtedness, liabilities, obligations, covenants and duties of the Borrower or the Florida Borrower, as the case may be, owing to the Pledgee or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender) of any kind, nature or description, under or in respect of the Credit Agreement, any other Loan Document to which the Borrower or the Florida Borrower, as the case may be, is a party or any Swap Agreement or Treasury Management Services Agreement entered into by the Borrower or the Florida Borrower, as the case may be, with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which the Borrower or the Florida Borrower, as the case may be, is required to pay pursuant to any of the foregoing, under Applicable Law, or otherwise and (b) with respect to Grantor, all indebtedness, liabilities, obligations, covenants and duties of Grantor owing to the Secured Party or any Lender (or, in the case of a Swap Agreement or Treasury Management Services Agreement, any Affiliate of any Lender)

of any kind, nature or description, under or in respect of the Guaranty or any other Loan Document to which Grantor is a party or any Swap Agreement or Treasury Management Services Agreement entered into by the Borrower with any Person that is or was a Lender (or any Affiliate of any Lender) at the time such Swap Agreement or Treasury Management Services Agreement was executed, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether or not evidenced by any promissory note, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which Grantor is required to pay or has guaranteed pursuant to any of the foregoing, under Applicable Law, or otherwise.
“Securities Act” means the Securities Act of 1933, as amended.
“Trademark License” means any agreement, whether written or oral, providing for the grant by or to Grantor of any right to use any Trademark.
“Trademark Security Agreement” means a Trademark Security Agreement executed by Grantor in favor of the Secured Party for the benefit of the Lenders, in substantially the form of Annex 1 hereto, pursuant to which Grantor has confirmed its grant to the Secured Party for the benefit of the Lenders, of a security interest in all its respective Trademarks.
“Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, to the extent that, by reason of mandatory provisions of law, any of the attachment, perfection, or priority of, or remedies with respect to, the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
(b) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

(c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Commodities Intermediary”
“Commodity Account”
“Control Account”
“Deposit Account”
“Equipment”
“Financial Asset”
“Fixtures”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Securities Account”
“Securities Intermediary”
“Security”
“Security Entitlement”
“Supporting Obligation”
“Uncertificated Security”
(d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods. The terms “Lender,” and “Secured Party” include their respective successors and permitted assigns.
Section 14. Grant of Security Interests in Collateral. Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby mortgages, pledges and hypothecates to the Secured Party for the benefit of the Lenders, and grants to the Secured Party for the benefit of the Lenders a lien on and security interest in, all of Grantor’s right, title and interest in, to and under the Collateral of Grantor.

Section 3. Grantors Remain Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Secured Party nor any Lender shall have any obligation or liability under any contract or other agreement included as part of the Collateral by reason of or arising out of this Agreement or the receipt by the Secured Party or any Lender of any payment relating thereto, (c) the exercise by the Secured Party of any rights under this Agreement or otherwise in respect of the Collateral shall not release Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Secured Party nor any Lender shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
Section 4. Representations and Warranties. Grantor represents and warrants to the Secured Party and the Lenders as follows:
(a) Title and Liens. Grantor is, and will at all times continue to be, the legal and beneficial owner of the Collateral of such Grantor. None of the Collateral is subject to any adverse claim (as defined in the UCC) or other Lien other than Permitted Liens or other Liens permitted under the Loan Documents.
(b) Authorization. Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the security interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (i) violate any applicable law relating to Grantor; (ii) require and consent or approval of, or authorization, order or other action by, any governmental authority or other Person (other than those that have been obtained), (iii) violate, result in a breach of or constitute a default under the organizational documents of Grantor, or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of the Collateral of Grantor or its other property may be bound; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the Collateral of Grantor or Grantor’s other property whether now owned or hereafter acquired.

(c) Validity and Perfection of Security Interest. This Agreement is effective to create in favor of the Secured Party, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral, including all Intellectual Property. Such security interest will be perfected upon (i) in the case of all Collateral in which a security interest may be perfected by the filing of a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such Schedule, have been delivered to the Secured Party in completed and duly executed form), (ii) the delivery to the Secured Party of all Collateral consisting of Instruments and Certificated Securities, in each case properly endorsed for transfer to the Secured Party or in blank, (iii) the execution of Deposit Account Control Agreements with respect to all Deposit Accounts, and (iv) in the case of Intellectual Property, the taking of the actions described in the immediately following subsection (g). Except as set forth in this subsection, no action is necessary to perfect the security interest granted by Grantor under this Agreement. Each such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Secured Party’s Lien solely by operation of Applicable Law.
(d) Jurisdiction of Formation, Locations, Etc. Grantor’s jurisdiction of organization, exact legal name, organizational identification number, if any, and the location of Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule also lists all jurisdictions of incorporation, legal names and locations of Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.
(e) [Inventory and Equipment. As of the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods, Inventory or Equipment in transit, Inventory at any location with an aggregate book value of less than $100,000 and Equipment at any location with an aggregate fair market value of less than $100,000) are kept at the locations listed on Schedule 4.] [Intentionally Deleted if not a NY Property]
(f) Pledged Collateral. All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Secured Party in accordance with Section 5(g) or Section 5(h).
(g) Intellectual Property. Schedule 5 lists all material Intellectual Property of Grantor as of date hereof, separately identifying that owned by Grantor, that licensed to Grantor and that licensed by Grantor as licensor. The material Intellectual Property set forth on such Schedule constitutes all of the material Intellectual Property necessary to conduct Grantor’s business as conducted on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(i) as conducted on the date of such update. All material Intellectual Property is valid, subsisting, enforceable, unexpired and in full force and effect. The use of material Intellectual Property, or of embodiments thereof, does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Grantor has taken all steps reasonably required to protect Grantor’s rights in trade secrets constituting Intellectual Property developed by or for Grantor, including using commercially reasonable lo ensure that no trade secrets constituting material Intellectual Property owned or licensed by Grantor are authorized to be used or disclosed by Grantor to any third party, other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of Grantor in and to such trade secrets. This Agreement is effective to create a valid and continuing Lien on such material Intellectual Property and, upon the filing of the Copyright Security Agreement with the United States Copyright Office, the filing of the Patent Security Agreement and the Trademark Security Agreement with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 2 hereto, all action necessary or desirable to protect and perfect the Secured Party’s Lien in and on Grantor’s material Intellectual Property has been taken.

(h) Deposit Accounts. Schedule 6 sets forth all Deposit Accounts maintained by Grantor on the date hereof or on the date of the delivery of any update to such Schedule pursuant to Section 5(f), which sets forth such information separately for Grantor.
Section 5. Covenants. Grantor hereby unconditionally covenants and agrees as follows:
(a) No Liens, Sale, Etc. Grantor shall (i) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Permitted Liens and other Liens permitted under the Loan Documents, (ii) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as expressly permitted under the Credit Agreement, (iii) not enter into any agreement or undertaking restricting the right or ability of Grantor or the Secured Party to sell, assign or transfer, or grant any Lien in, any Collateral except as expressly permitted under the Credit Agreement and (iv) promptly notify the Secured Party of its entry into any agreement or assumption of undertaking that materially adversely restricts the ability to sell, assign or transfer, or grant any Lien in, any Collateral.
(b) Maintenance of Perfection. Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 4(c) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.
(c) Statements of Collateral. Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.
(d) Further Assurances. At any time and from time to time, at the request of the Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(e) Changes in Locations, Name, Etc. Unless Grantor shall have given the Secured Party at least 30 days’ prior written notice (or such shorter time as shall be acceptable to the Secured Party) and shall have delivered to the Secured Party all additional financing statements and other documents reasonably requested by the Secured Party to maintain the validity, perfection and priority of the security interests provided for herein, Grantor shall not do any of the following:
(i) permit any Inventory or Equipment to be kept at a location other than those listed on Schedule 4, except for Inventory or Equipment in transit, Inventory at any location with an aggregate book value of less than $100,000 and Equipment at any location with an aggregate fair market value of less than $100,000)[Intentionally Deleted if not a NY Property];
(ii) change its jurisdiction of organization or its location, in each case from that referred to in Section 4(d); or
(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
(f) Deposit Accounts and Control Agreements. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request but in any event on each anniversary date of this Agreement, an update to Schedule 6, listing all of the Deposit Accounts as of such date. Grantor shall obtain an authenticated Deposit Account Control Agreement, from each bank holding a Deposit Account. Grantor shall obtain authenticated control agreements from each issuer of Uncertificated Securities, Securities Intermediary, or commodities Intermediary issuing or holding any Financial Assets or Commodities to or for Grantor.
(g) Pledged Collateral. Grantor shall deliver to the Secured Party, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding any Instrument that is excluded from the delivery requirements of Section 5(g)), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. While an Event of Default exists, the Secured Party shall have the right, at any time in its discretion and without notice to Grantor, (A) to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations. Except as permitted by the Credit Agreements, Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Secured Party.

(h) Delivery of Instruments, If any amount payable under or in connection with any Collateral owned by Grantor shall be or become evidenced by an Instrument, Grantor shall promptly deliver such Instrument to the Secured Party, duly indorsed in a manner reasonably satisfactory to the Secured Party, or, if consented to by the Secured Party, shall mark all such Instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Wachovia Bank, National Association, as Secured Party, and any purchase or other transfer of this interest is a violation of the rights of Wachovia Bank, National Association.”
(i) Intellectual Property Generally.
(i) Grantor (either itself or through licensees) shall (i) continue to use each Trademark material to Grantor’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain consistent with past practice the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Law, (iv) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Trademark unless the Secured Party shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such. Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any Patent that is material to Grantor’s business may become forfeited, abandoned or dedicated to the public. Grantor (either itself or through licensees) (x) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of any Copyright that is material to Grantor’s business may become invalidated or otherwise impaired and (y) shall not (either itself or through licensees) do any act whereby any portion of any Copyright that is material to Grantor’s business may fall into the public domain. Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret may become publicly available or otherwise unprotectable. Grantor (either itself or through licensees) shall not do any act that knowingly uses any Intellectual Property to infringe, misappropriate, or violate the intellectual property rights of any other Person.
(ii) Protection of Intellectual Property. Grantor shall take all reasonable actions necessary or reasonably requested by the Secured Party, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark, Patent or Internet domain name that is material to Grantor’s business, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.

(iii) Additional Intellectual Property Documents. Unless otherwise agreed to by the Secured Party and, with respect to any filings outside the United States of America, to the extent reasonably practicable, Grantor shall execute and deliver in form and substance reasonably acceptable to the Secured Party and suitable for (i) filing in the United States Copyright Office or any similar office or agency within or outside the United States of America, a Copyright Security Agreement, (ii) filing in the United States Patent and Trademark Office or any similar office or agency within or outside the United States of America, Patent Security Agreement and (iii) filing in the United States Patent and Trademark Office or any similar office or agency within or outside the United States of America, a Trademark Security Agreement. Upon request of the Secured Party, Grantor shall execute and deliver in form and substance reasonably acceptable to the Secured Party and suitable for recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet domain names of Grantor (together with appropriate supporting documentation as may be requested by the Secured Party).
(iv) Intellectual Property Schedule. Grantor shall deliver to the Secured Party as often as the Secured Party may reasonably request but in any event on each anniversary date of this Agreement, an update to Schedule 5, listing all of the Intellectual Property of as of such date.
(i) Good Standing Certificates. Each Grantor shall provide the Secured Party with a certificate of good standing from its state of incorporation or formation not less frequently than once during each calendar quarter.
Section 6. Remedial Provisions.
(a) General Remedies. While an Event of Default exists, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived by Grantor), may in such circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Grantor, which right or equity is hereby waived and released by Grantor. Grantor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places that the Secured Party shall reasonably select, whether at Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, Grantor waives all claims, damages and demands it may acquire against the Secured Party or any Lender arising out of the exercise by the Secured Party of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(b) Pledged Collateral. Subject to the limitations set forth in Section 6(a) and while an Event of Default exists, upon notice by the Secured Party to the relevant Grantor, (i) the Secured Party shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order provided in Section 6(h) and (ii) the Secured Party or its nominee may exercise any voting, consent, corporate and other right pertaining to the Pledged Collateral as if the Secured Party were the absolute owner thereof, all without liability except to account for property actually received by it; provided, however, that the Secured Party shall have no duty to Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. In order to permit the Secured Party to exercise the voting and other consensual rights that it is entitled to exercise pursuant hereto and to receive all distributions that it is entitled to receive hereunder, (i) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all such orders and instruments as the Secured Party may from time to time request and (ii) without limiting the immediately preceding clause (i), Grantor hereby grants to the Secured Party an irrevocable proxy to exercise all rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled, which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) while an Event of Default exists. Grantor hereby expressly authorizes and irrevocably instructs each issuer of any Pledged Collateral pledged hereunder by Grantor to (x) comply with any instruction received by it from the Secured Party in writing that states that an Event of Default exists and is otherwise in accordance with the terms of this Agreement, without any other or further instructions from Grantor, and Grantor agrees that such issuer shall be fully protected in so complying and (y) pay any payment with respect to the Pledged Collateral directly to the Secured Party.
(c) Writ of Possession; Receiver. Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that while an Event of Default exists the Secured Party shall have the right to an immediate writ of possession with respect to the Collateral without notice of a hearing or the requirement of posting a bond. The Secured Party shall have the right to the appointment of a receiver for the properties and assets of Grantor, and Grantor hereby consents to such rights and such appointment and hereby waives any objection Grantor may have thereto or the right to have a bond or other security posted by the Secured Party.

(d) Remedies Cumulative. Each right, power, and remedy of the Secured Party as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Secured Party, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Secured Party of any or all such other rights, powers, or remedies.
(e) Marshaling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the fullest extent that it lawfully may, Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the fullest extent that it lawfully may, Grantor hereby irrevocably waives the benefits of all such laws.
(f) Proceeds to be Turned Over To Secured Party. Except as otherwise expressly provided in the Credit Agreement, all Proceeds received by the Secured Party hereunder in cash or cash equivalents shall be held by the Secured Party in as cash collateral. All Proceeds while held by the Secured Party as such cash collateral (or by Grantor in trust for the Secured Party) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
(g) Intellectual Property License. Grantor hereby grants to the Secured Party a license or other right while an Event of Default exists to use, without liability for royalties or any other charge, Grantor’s labels, Patents, Copyrights, rights of use of any name, trade secrets, and all other Intellectual Property, whether owned by Grantor or with respect to which Grantor has rights under license, sublicense, or other agreements, as it pertains to collateral, in preparing for sale, advertising for sale and selling any Collateral, and Grantor’s rights under all licenses and all franchise agreements shall insure to the benefit of the Secured Party.
(h) Application of Proceeds. The proceeds of any sale of the whole or any part of the Collateral, together with any other moneys held by the Secured Party under the provisions of this Agreement, shall be applied in accordance with Section 11.4 of the Credit Agreement. Grantor shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations.

Section 7. Secured Party Appointed Attorney-in-Fact. Grantor hereby constitutes and appoints the Secured Party as the attorney-in-fact of Grantor with full power of substitution either in the Secured Party’s name or in the name of Grantor to do any of the following: (a) to perform any obligation of Grantor hereunder in Grantor’s name or otherwise; (b) to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (c) to prepare, execute, file, record or deliver notices, assignments, financing statements, continuation statements, applications for registration or like papers to perfect, preserve or release the Secured Party’s security interest in the Collateral; (d) to issue entitlement orders, instructions and other orders to any bank in connection with any of the Collateral held by or maintained with such bank; (e) to verify facts concerning the Collateral in such Grantor’s name, its own name or a fictitious name; (f) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor, representing any payment in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same; (g) to exercise all rights, powers and remedies which Grantor would have, but for this Agreement, with respect to any of the Collateral; and (h) to carry out the provisions of this Agreement and to take any action and execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, and to do all acts and things and execute all documents in the name of Grantor or otherwise, deemed by the Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder; provided, that the Pledgee shall only exercise its rights under clauses (a), (b), (e) and (g) while an Event of Default exists. Nothing herein contained shall be construed as requiring or obligating the Secured Party or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Grantor or to any claim or action against the Secured Party. The power of attorney granted herein is irrevocable and coupled with an interest.
Section 8. Secured Party Duties. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interest in the Collateral, for the benefit of the Lenders, and shall not impose any duty upon the Secured Party to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercise reasonable care in the custody and preservation of any Collateral in its actual possession if the Secured Party accords such Collateral treatment substantially equal to that which the Secured Party accords its own property.
Section 9. Authorization of Financing Statements. Grantor authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Secured Party reasonably determines appropriate to perfect the security interests of the Secured Party under this Agreement. Grantor agrees that such financing statements and amendments may describe the Collateral covered thereby as “all personal property of the debtor” or words of similar effect. Grantor hereby also authorizes the Secured Party, and its counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Secured Party, subject to Grantor’s rights under Section 9-509(d)(2) of the UCC.

Section 10. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that Schedules to this Agreement may be supplemented through Security Agreement Supplements executed by Grantor and accepted by the Secured Party.
Section 11. Notices. Notices, requests and other communications required or permitted hereunder shall be in writing and shall be made by personal delivery, telecopy or certified or registered mail, return receipt requested, addressed as follows:
If to Grantor:
Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attn: Richard Szymanski
Telephone: (212) 277-4188
Telecopy: (212) 277-4270
If to the Secured Party:
Wachovia Bank, National Association, as Agent
301 South College Street, NC0172
Charlotte, North Carolina 28288
Attn: David M. Blackman
Telephone: (704) 374-6272
Telecopy: (704) 383-6205
or at such other address a party may specify to the other party by like notice. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered.
Section 12. No Waiver. Neither the failure on the part of the Secured Party or any Lender to exercise, nor the delay on the part of the Secured Party or any Lender in exercising any right, power or remedy hereunder, nor any course of dealing between the Secured Party or any Lender, on the one hand, and Grantor, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy hereunder preclude any other or the further exercise thereof or the exercise of any other right, power or remedy.
Section 13. Binding_Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Grantor shall not be permitted to assign this Agreement or any interest herein or in the Collateral or any part thereof and any such assignment by Grantor shall be null and void absent the prior written consent of the Secured Party.

Section 14. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
Section 15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.
Section 16. Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
SECTION 18. LITIGATION; JURISDICTION; OTHER MATTERS; WAIVERS.
(a) EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY AMONG GRANTOR AND THE SECURED PARTY WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE SECURED PARTY AND GRANTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR THE COLLATERAL.
(b) GRANTOR AND THE SECURED PARTY HEREBY AGREE THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN OF NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG GRANTOR AND THE SECURED PARTY, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE COLLATERAL OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. GRANTOR AND THE SECURED PARTY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE SECURED PARTY OR THE ENFORCEMENT BY THE SECURED PARTY OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c) GRANTOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS AGREEMENT; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT GRANTOR NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY APPLICABLE LAW NOW EXISTING OR HEREAFTER ENACTED; AND (iii)EXCEPT AS EXPRESSLY REQUIRED UNDER THIS AGREEMENT OR APPLICABLE LAW, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.
(d) THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE SECURED OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.
Section 19. Expenses. Grantor agrees to pay upon demand to the Secured Party the amount of any and all expenses, including the fees, disbursements and other charges of its counsel and of any experts or agents, and its fully allocated internal costs, that the Secured Party may incur in connection with (a) the administration of this Agreement, (c) the custody or preservation of, or any sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (d) the failure by Grantor to perform or observe any of the provisions hereof or otherwise in respect of the Collateral.
Section 20. Indemnification. Grantor agrees to pay, indemnify, and hold the Secured Party, each Lender and each of their respective predecessor, affiliate, subsidiaries, successors and assigns, together with their past, present and future officers, directors, agents, attorneys, financial advisors, representatives, partners, joint ventures, affiliates and the successor and assigns of any and all of them (each, an “Indemnified Person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (“Indemnified Amounts”) brought against or incurred by an Indemnified Person, in any manner arising out of or, directly or indirectly, related in any way to or connected with this Agreement, including without limitation, the exercise by the Secured Party or any Lender of any of its rights and remedies under this Agreement or any other action taken by the Secured Party or any Lender pursuant to the terms of this Agreement; provided, however, Grantor shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Amounts to the extent arising from the gross negligence or willful misconduct of such Indemnified Party, as determined by a court of competent jurisdiction in a final, non-appealable judgment.

Section 21. Termination. Upon indefeasible payment in full of all of the Secured Obligations and termination of the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement in accordance with its terms, the Secured Party agrees to take such actions as Grantor may reasonably request, and at the sole cost and expense of Grantor, to evidence the termination of this Agreement.
Section 22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until it terminates in accordance with its terms.
Section 23. Reinstatement. Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by the Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including Grantor, under any bankruptcy law or other applicable law, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of Grantor in respect of the amount of such payment.
Section 24. Security Interest Absolute. All rights of the Secured Party hereunder, the grant of a security interest in the Collateral and all obligations of Grantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of the payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document, or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Grantor in respect of the Secured Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Secured Obligations).
[Signatures on Next Page]

IN WITNESS WHEREOF, Grantor has executed and delivered this Security Agreement under seal as of this the date first written above.

GRANTOR: [GRANTOR]
By:
Name:
Title:

Agreed to, accepted and acknowledged as of the date first written above. SECURED PARTY: WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent
By:
Name:
Title:

SCHEDULE 1 TO SECURITY AGREEMENT
Pledged Debt Instruments
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 2 TO SECURITY AGREEMENT
Necessary Filings
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 3 TO SECURITY AGREEMENT
Jurisdictions of Organization, Names, Organizational ID Numbers, Locations, Etc.
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 4 TO SECURITY AGREEMENT
[Locations of Inventory and Equipment][Intentionally Deleted]
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 5 TO SECURITY AGREEMENT
Intellectual Property
[TO BE COMPLETED BY GRANTOR]

SCHEDULE 6 TO SECURITY AGREEMENT
Deposit Accounts
[TO BE COMPLETED BY GRANTOR]

ANNEX 1 TO SECURITY AGREEMENT
FORM OF SHORT FORM INTELLECTUAL PROPERTY SECURITY AGREEMENT
THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT is dated as of                     , 20      (this “Agreement”) from                     , a                      (the “Grantor”) in favor of Wachovia Bank, National Association, as Agent (the “Secured Party”).
WHEREAS, pursuant to that certain Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions from time to time party thereto as “Lenders” and the Secured Party, the Lenders and the Secured Party have agreed to make available to the Borrower certain financial accommodations on the terms and conditions contained in the Credit Agreement;
WHEREAS, the Borrower and Grantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Lenders and the Secured Party through their collective efforts;
WHEREAS, Grantor acknowledges that it will receive direct and indirect benefits from the Lenders and the Secured Party making such financial accommodations available to the Borrower under the Credit Agreement; and
WHEREAS, it is a condition precedent to the extension of such financial accommodations under the Credit Agreement that the Grantor execute and deliver this Agreement, among other things, to grant to the Secured Party for the benefit of the Lenders a security interest in the Collateral as security for the Secured Obligations.
WHEREAS, all Grantor is party to a Security Agreement [dated of even date herewith in] favor of the Secured Party (the “Security Agreement”) pursuant to which the Grantor is required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;
NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Grantor, the Grantor hereby agrees as follows:
Section 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the respective meanings given them in the Security Agreement.

Section 2. Grants of Security Interests in Collateral. Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of Grantor, hereby mortgages, pledges and hypothecates to the Secured Party for the benefit of the Lenders, and grants to the Secured Party for the benefit of the Lenders a lien on and security interest in, all of its right, title and interest in, to and under the following Collateral (the “[Copyright] [Patent] [Trademark] Collateral”):
Include following for Copyright Collateral
(a) all of its Copyrights and Copyright Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all extensions of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Copyright or Copyright licensed under any Copyright License.
Include following for Patent Collateral
(a) all of its Patents and Patent Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all reissues, continuations or continuations-in-part of the foregoing; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent or any Patent licensed under any Patent License.
Include following for Trademark Collateral
(a) all of its Trademarks and Trademark Licenses to which it is a party, including, without limitation, those referred to on Schedule I hereto;
(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark; and
(c) all Proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present, future (i) infringement or dilution of any Trademark or Trademark licensed under any Trademark License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License.
Section 3. Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Secured Party pursuant to the Security Agreement and Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

[Signatures on Following Page]

IN WITNESS WHEREOF, Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized offer as of the date first set forth above.

[GRANTOR]
By:
Name:
Title:

Agreed and accepted as of the date first written above: WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent
By:
Name:
Title:

SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT
[Copyright] [Patent] [Trademark] Registrations
(Include Only U.S. Registered Intellectual Property)
Include following for Copyright Collateral
REGISTERED COPYRIGHTS (Include Copyright Registration Number and Date):
1.
2.
COPYRIGHT APPLICATIONS:
1.
2.
COPYRIGHT LICENSES:
1.
2.
Include following for Patent Collateral
REGISTERED PATENTS:
1.
2.
PATENT APPLICATIONS:
1.
2.
PATENT LICENSES:
1.
2.

Include following for Trademark Collateral
REGISTERED TRADEMARKS:
1.
2.
TRADEMARK APPLICATIONS:
1.
2.
TRADEMARK LICENSES:
1.
2.

EXHIBIT R
FORM OF BORROWING BASE CERTIFICATE
FORM OF BORROWING BASE CERTIFICATE
Reference is made to that certain Credit Agreement dated as of October 6, 2006 among Morgans Group LLC (the “Borrower”), Beach Hotel Associates LLC (the “Florida Borrower”), Morgans Hotel Group Co., the financial institutions party thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wachovia Bank, National Association, as Agent (the “Agent”), and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008 and that certain Fifth Amendment to Credit Agreement; and Waiver Agreement dated as of August 5, 2009 among the Borrower, the Florida Borrower, Morgans Holdings LLC (the “NY Morgans Borrower”), Royalton, LLC (the “NY Royalton Borrower”), Morgans Hotel Group Co., the Lenders parties thereto, the Agent and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 9.3.(b) of the Credit Agreement, the undersigned hereby certifies to the Agent and the Lenders that:
1. Schedule 1 attached hereto sets forth the calculations required to establish the Borrowing Base as of                  , 200_____.
2. The aggregate principal amount of all outstanding Loans, together with the aggregate amount of all Letter of Credit Liabilities, as of the date hereof is $                     and such amount does not exceed the Borrowing Base of $                    .
3. The aggregate principal amount of all outstanding Tranche A Loans owing by the Borrower as of the date hereof is $                     and does not exceed (i) the lesser of (x) the aggregate amount of the Tranche A Commitments at such time or (y) the Borrowing Base at such time minus (ii) the aggregate principal amount of all outstanding Tranche A Loans owing by the Florida Borrower, together with the aggregate amount of all Tranche A Letter of Credit Liabilities.
4. The aggregate principal amount of all outstanding Tranche A Loans owing by the Florida Borrower as of the date hereof is $                     and does not exceed (i) the lesser of (x) the aggregate amount of the Tranche A Commitments at such time or (y) the Borrowing Base at such time minus (ii) the aggregate principal amount of all outstanding Tranche A Loans owing by the Borrower, together with the aggregate amount of all Tranche A Letter of Credit Liabilities.
Form of Borrowing Base Certificate

5. The aggregate principal amount of all outstanding Tranche B Loans owing by the Borrower as of the date hereof is $                     and does not exceed (i) the lesser of (x) the aggregate amount of the Tranche B Commitments at such time or (y) the Borrowing Base at such time minus (ii) the aggregate principal amount of all outstanding Tranche B Loans owing by the NY Borrowers, together with the aggregate amount of all Tranche B Letter of Credit Liabilities.
6. The aggregate principal amount of all outstanding Tranche B Loans owing by the NY Borrowers as of the date hereof is $                     and does not exceed (i) the lesser of (x) the aggregate amount of the Tranche B Commitments at such time or (y) the Borrowing Base at such time minus (ii) the aggregate principal amount of all outstanding Tranche B Loans owing by the Borrower, together with the aggregate amount of all Tranche B Letter of Credit Liabilities.
7. No Default or Event of Default exists, and the representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations or warranties specifically relate to an earlier date or such representations or warranties become untrue by reason of events or conditions otherwise permitted under the Credit Agreement or the other Loan Documents.
IN WITNESS WHEREOF, the undersigned has signed this Borrowing Base Certificate on and as of                     ,  _____.

Name:
Title:	Chief Financial Officer
Form of Borrowing Base Certificate

Schedule 1
[Spreadsheet to be provided]
Form of Borrowing Base Certificate

EXHIBIT S
FORM OF ACCOUNT CONTROL AGREEMENT
[See Attached.]
Form of Account Control Agreement

AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT
(With Future Notification)
This AMENDED AND RESTATED DEPOSIT ACCOUNT CONTROL AGREEMENT (“Agreement”) is made and entered into as of this 5th day of August, 2009 by and among WACHOVIA BANK, NATIONAL ASSOCIATION as depositary bank (the “Bank”), the Bank’s depositor customer,                                         a Delaware limited liability company (the “Company”), and WACHOVIA BANK, NATIONAL ASSOCIATION as agent for certain lenders and financial institutions under the Credit Agreement (the “Secured Party”) dated as of October 6, 2006 among Morgans Group LLC, the Company, Morgans Hotel Group Co., the financial institutions party thereto and their assignees under section 13.5. thereof (the “Lenders”), the Secured Party, and the other parties thereto, as such agreement has been amended by that certain First Amendment to Credit Agreement dated November 10, 2006, that certain Second Amendment to Credit Agreement dated January 8, 2007, that certain Third Amendment to Credit Agreement dated October 10, 2007, that certain Fourth Amendment to Credit Agreement dated January 16, 2008, and that certain Fifth Amendment to Credit Agreement dated as of August 5, 2009 (the “Fifth Amendment”), among Morgans Group LLC, Beach Hotel Associates LLC, Morgans Holdings LLC, Royalton, LLC, Morgans Hotel Group Co., the Lenders parties thereto, the Secured Party and the other parties thereto (such Credit Agreement as amended thereby and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).
Statement of Facts
The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified on Exhibit A attached hereto and made a part hereof (each an “Account” and, collectively, the “Accounts”). One or more of the Accounts may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are listed on Exhibit A (each a “Lockbox” and, collectively, the “Lockboxes”). The Account(s) and any Lockbox(es) are governed by the terms and conditions of the Company’s commercial deposit account agreement published by the Bank from time to time and, with respect to any Lockbox, also may be governed by a lockbox service description between the Bank and the Company (collectively, with all applicable services descriptions and/or agreements, the “Deposit Agreement”).
The Company hereby confirms to the Bank that the Company has granted to the Secured Party a security interest in the following (collectively, the “Account Collateral”): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral. The term “Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in any Lockbox or for deposit in any Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house (“ACH”) entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account.
Form of Account Control Agreement

The parties hereto entered into a Deposit Account Control Agreement dated as of October 27, 2006 with respect to the Company’s Accounts (as in effect on the date hereof, the “Existing Deposit Account Control Agreement”).
The parties desire to amend and restate the Existing Deposit Account Control Agreement in order to set forth their relative rights and duties with respect to the Account Collateral. In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend and restate the Existing Deposit Account Control Agreement and agree as follows:
1. Control of the Accounts
(a) The Statement of Facts is incorporated herein by reference. The Bank represents that it is a “bank”. The Company and the Bank acknowledge that each Account is a “deposit account”. Each party to this Agreement acknowledges that this Agreement is an “authenticated” record and that the arrangements established under this Agreement constitute “control” of each Account. Each of these terms is used in this Agreement as defined in Article 9 of the Uniform Commercial Code as adopted by the State of New York (the “New York UCC”).
(b) The Company represents and warrants to the Secured Party that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement. The Company covenants for the benefit of the Secured Party that the Company shall not open or maintain any deposit account with the Bank other than the Account(s). Nothing in this Agreement shall impose upon the Bank any duty to monitor or assure the Company’s compliance with this Section 1(b).
(c) The Bank confirms that, as of the date of this Agreement, the Company and the Bank have not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral. During the term of this Agreement the Bank will not enter into any agreement with any person other than the Secured Party pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral.
(d) The Company authorizes and directs the Bank, and the Bank agrees, to comply with all instructions given by the Secured Party in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Account or as to any other matter relating to any Account or other Account Collateral, without further consent by the Company.
(e) The Secured Party authorizes and instructs the Bank to (i) permit the Company to have access to and disposition over the Account(s) and Account Collateral and to otherwise deal with same as provided in the Deposit Agreement and (ii) act upon the instructions that the Bank shall receive from the Company concerning the Lockbox and the Account Collateral until the implementation by the Bank of the written instruction from the Secured Party to the Bank substantially in the form of Exhibit B attached hereto and made a part hereof (the “Notice”) in accordance with the provisions of Section 7 of this Agreement. The Secured Party’s right to give instructions to the Bank regarding any Account Collateral also shall include (but is not limited to) the right to give “stop payment orders” to the Bank for any item presented to the Bank against any Account even if it results in dishonor of the item presented against the Account.
Form of Account Control Agreement

(f) Until delivery of the Notice by the Secured Party in accordance with the provisions of Section 7, the Secured Party shall not give any instruction to the Bank or otherwise exercise control over the Account(s) and the Account Collateral and, until the Bank shall receive and implement the Notice as provided in Section 7, the Bank shall not (and shall not be required by the provisions of this Agreement to) honor and follow any instruction the Bank may receive from the Secured Party with regard to the Account(s) and the Account Collateral. Upon the implementation of the Notice by the Bank, the Bank shall not permit any officer, agent or other representative of the Company or its affiliates to direct the disposition of funds in any Account, withdraw any amount from any Account or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral. Upon implementation of the Notice by the Bank, all collected and available funds in any Account shall only be withdrawn or transferred based on instructions given by the Secured Party in accordance with this Agreement.
(g) Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located (hereinafter, the “Applicable UCC”) and the Deposit Agreement shall also apply to the Secured Party’s exercise of control over the Account(s) and the Account Collateral and to the performance of services hereunder by the Bank. Each of the Company and the Secured Party authorizes and instructs the Bank to supply the Company’s or the Secured Party’s endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to any Account.
2. Statements and Other Information. If so requested of the Bank by the Secured Party in writing, the Bank will send to the Secured Party (in a manner consistent with the Bank’s standard practices) at the Secured Party’s address specified in Section 7, copies of all Account statements and communications (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Secured Party when requested (as a service under this Agreement and/or the Deposit Agreement) copies of Account statements and other deposit account information, including Account balances, by telephone and by computer communication, to the extent practicable when requested by the Company or by the Secured Party. The Company consents to the Bank’s release of such Account information to the Secured Party. The Bank’s liability for its failure to comply with this Section 2 shall not exceed its cost of providing such information.
Form of Account Control Agreement

3. Setoff; Returned Items and Charges
(a) The Bank will not exercise any security interest (except for the security interest provided in Section 4-210, “Security Interest of Collecting Bank in Items, Accompanying Documents and Proceeds”, of the Applicable UCC), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the Secured Party any such security interest (except for such security interest provided in such Section 4-210 of the Applicable UCC), lien or right which the Bank may have against any Account or other Account Collateral. Notwithstanding the preceding sentence, the Secured Party and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as permitted by the Deposit Agreement (collectively, the “Permitted Debits”): (i) the face amount of each Returned Item (hereinafter defined), (ii) usual and customary service charges and fees, (iii) account maintenance fees, (iv) transfer fees, (v) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. “Returned Item” means any (i) Items Collateral deposited into or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iii) demand for chargeback in connection with a merchant card transaction.
(b) If (i) the Bank were unable to set off or charge any Permitted Debit against any Account because of insufficient funds in the Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other Account; and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.
(c) If (i) there were insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits and the Company shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (b) of this Section 3, and (ii) the Bank shall have received and implemented the Notice as provided herein, then the Bank may demand that the Secured Party pay, and the Secured Party shall pay, to the Bank within five (5) business days of the Secured Party’s receipt of the Bank’s written demand therefor, the full amount of unpaid Permitted Debits; provided, however, as to unpaid Permitted Debits that are service charges, fees or expenses, the Secured Party shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or after the date of this Agreement and on or before the date of termination of this Agreement.
Form of Account Control Agreement

4. Exculpation of Bank
(a) At all times the Bank shall be entitled to rely upon any communication it receives from the Secured Party or the Company in connection with this Agreement or that the Bank shall believe in good faith to be a communication received from the Secured Party or the Company in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication. The Bank shall have no liability to the Company or the Secured Party for (i) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in accordance with this Agreement, and (ii) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement and the Deposit Agreement prior to the implementation of the Notice by the Bank. The Bank shall not be responsible for the validity, priority or enforceability of the Secured Party’s security interest in any Account Collateral, nor shall the Bank be responsible for enforcement of any agreement between the Company and the Secured Party.
(b) The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Secured Party and had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement resulting from any “act of God”, war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Secured Party. Except as shall be specifically required under this Agreement or the Deposit Agreement or applicable law, the Bank shall have no duty whatsoever to the Company in connection with the subject matter of this Agreement. Except as shall be specifically required under this Agreement or applicable law, the Bank shall have no duty whatsoever to the Secured Party in connection with the subject matter of this Agreement.
5. Indemnification
(a) The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) arising out of, or relating to, this Agreement or the Deposit Agreement, including, but not limited to, (i) unpaid charges, fees, and Returned Items for which the Company and/or the Secured Party originally received credit or remittance by the Bank, and (ii) any loss, damage or expense the Bank shall incur as a result of (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Secured Party or the Company under this Agreement, and (C) upon implementation of the Notice, not honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.
Form of Account Control Agreement

(b) Without limiting in any way the Secured Party’s obligation to pay or reimburse the Bank as otherwise specified in this Agreement, the Secured Party hereby indemnifies the Bank and holds it harmless against any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) which the Bank shall incur as a result of honoring or following any instruction (including the Notice) it shall receive from (or shall believe in good faith to be from) the Secured Party under this Agreement. The Secured Party shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.
(c) No party hereto shall be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.
6. Third Party Claims; Insolvency of Company
(a) In the event that the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against any Account or any sums on deposit therein, any Lockbox or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in-possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a “Claim”), the Bank may, in addition to other remedies it possesses under the Deposit Agreement, this Agreement or at law or in equity: (i) suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account, and/or (ii) interplead such funds in such Account as permitted by applicable law. The Bank’s costs, expenses and attorneys’ reasonable fees incurred in connection with any such Claim are Permitted Debits and shall be reimbursed to the Bank in accordance with the provisions of Section 3 above.
(b) If a bankruptcy or insolvency proceeding were commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to (i) permit withdrawals or transfers from the Account(s) or (ii) accept or comply with the Notice thereafter received by the Bank, until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that (A) continued withdrawals or transfers from the Account(s) or honoring or following any instruction from either the Company or the Secured Party are authorized and shall not violate any law, regulation, or order of any court and (B) the Bank shall have received adequate protection for its right to set off against or charge the Accounts) or otherwise be reimbursed for all Permitted Debits.
Form of Account Control Agreement

7. Notice and Communications
(a) All communications given by any party to another as required or provided under this Agreement must be in writing, directed to the respective designated officer (“Designated Officer”) set forth under paragraph (c) of this Section 7, and delivered to each recipient party at its address (or at such other address and to such other Designated Officer as such party may designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier facsimile transmission. All communications given by the Secured Party to the Bank must be addressed and delivered contemporaneously to both the Bank’s Designated Officer and the Bank’s “with copy to” addressee at their respective addresses set forth below.
(b) Any communication (including the Notice) made by (or believed in good faith by the Bank to be made by) the Company or the Secured Party to the Bank under this Agreement shall be deemed delivered to the Bank if delivered by: (i) U.S. Mail, on the date that such communication shall have been delivered to the Bank’s Designated Officer; (ii) receipted delivery service, on the date and time that such communication shall have been delivered to the Bank’s Designated Officer and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank’s Designated Officer and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the Bank that is an instruction (including the Notice) delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Company or the Secured Party shall be deemed received by the Bank when actually delivered to the Bank’s Designated Officer if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank’s Designated Officer at the Bank’s opening of its business on the next succeeding banking day. A “banking day” means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.
(c) The Notice shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be one (1) banking day after the banking day on which the Notice was actually received by the Bank’s Designated Officer. Any other instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be two (2) banking days after the banking day on which such instruction was actually received by the Bank’s Designated Officer.

Address for Secured Party:	Wachovia Bank, National Association
Mail Code: NC0172
301 South College Street
Charlotte, NC 28288
Attn: Mr. Anand J. Jobanputra, Relationship Manager
Fax: 704-383-6205

Address for Bank:	Wachovia Bank, National Association
Mail Code NC 0817
301 South Tryon Street — Floor M7
Charlotte, North Carolina 28288
Attn: TS Legal Risk Mgmt, Designated Officer
Fax: (704) 374-4224
Form of Account Control Agreement

with copy to:	Wachovia Bank, National Association
Mail Code GA4512
171 17th Street, N.W, 100 Bldg
Atlanta, Georgia 30363
Attn: Mr. Michael O’Kane
Fax: (360)-805-6968

Address for Company:	Morgans Group LLC
475 Tenth Avenue
New York, New York 10018
Attn.: Mr. Richard Szymanski, Designated Officer
Fax: (212) 277-4270
8. Termination
(a) This Agreement may be terminated by the Secured Party at any time upon receipt by the Bank of the Secured Party’s written notice of termination issued substantially in the form of Exhibit C attached hereto and made a part hereof. This Agreement may be terminated by the Company only with the express prior written consent of the Secured Party and, in that case, the Secured Party and the Company shall jointly so notify the Bank in writing.
(b) This Agreement may be terminated by the Bank at any time on not less than thirty (30) calendar days’ prior written notice given to each of the Company and the Secured Party. The Bank shall not be liable for the closure of any Lockbox or any Account by the Company or the remittance of any funds therein directly to, or on the instructions of, the Company prior to the implementation of the Notice by the Bank. The Company shall notify the Secured Party promptly of the Company’s closure of any Lockbox or any Account.
(c) The Bank’s rights to demand and receive reimbursement from the Company under Section 3 above and the Company’s indemnification of the Bank under Section 5 above shall survive termination of this Agreement. The Bank’s right to demand reimbursement from the Secured Party under Section 3 above shall survive termination of this Agreement for a period of ninety (90) calendar days after the date of termination of this Agreement. The Bank’s right to demand indemnification of the Bank from the Secured Party under Section 5 above shall survive termination of this Agreement for a period of one hundred eighty (180) calendar days after the date of termination of this Agreement.
(d) Upon termination of this Agreement, all funds thereafter on deposit or deposited in the Accounts and all Items Collateral thereafter received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.
Form of Account Control Agreement

9. Miscellaneous
(a) The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Secured Party. The Secured Party shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of Wachovia Corporation or, in the event of a merger or acquisition of the Bank, to the Bank’s successor depositary institution (which subsidiary or successor shall be a “bank” as defined in Section 9-102 of the New York UCC).
(b) The law governing the perfection and priority of the Secured Party’s security interest in the Account Collateral shall be the law of the State of New York, which State shall also be the “jurisdiction” of the Bank within the meaning of Section 9-304 of the New York UCC. The Accounts, Items Collateral, operation of the Accounts, and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable laws.
(c) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.
(d) To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank and the provisions of this Agreement, then this Agreement shall control. It is understood and agreed that nothing in this Agreement shall give the Secured Party any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.
(e) Each of the Secured Party and the Bank respectively agrees that it shall not cite or refer to this Agreement as a precedent in any negotiation of any other Deposit Account Control Agreement to which the Secured Party or any of its affiliates and the Bank shall be party.
(f) This Agreement amends and restates the Existing Deposit Account Control Agreement in its entirety and shall not constitute a novation thereof.
[THE REMAINING SPACE ON THIS PAGE IS LEFT BLANK INTENTIONALLY.]
Form of Account Control Agreement

10. Waiver of Jury Trial. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.
IN WITNESS WHEREOF, each of the parties by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.

BANK:	WACHOVIA BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

COMPANY:	[COMPANY]

By:

		Name:	Richard Szymanski
		Title:	Chief Financial Officer and Secretary

SECURED PARTY:	WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Form of Account Control Agreement

EXHIBIT A
ACCOUNTS OF COMPANY

	Related Lockbox		State in Which
Account Number	Number, if any	Account Name	Account is Located

Form of Account Control Agreement

EXHIBIT B
[To be Issued on Letterhead of Secured Party]
                    , 20

WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
301 South Tryon Street - Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Mgmt, Designated Officer
NOTICE PURSUANT TO AMENDED AND RESTATED DEPOSIT ACCOUNT
CONTROL AGREEMENT
Ladies and Gentlemen:
Pursuant to the Amended and Restated Deposit Account Control Agreement (With Future Notification) among                      (the “Company”) you and us dated as of August 5, 2009 (the “Agreement”), a photocopy of which is attached hereto, this letter shall serve as the Notice as described in and contemplated by the Agreement. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.
You are hereby instructed not to permit any access to or disposition over the Account(s) or other Account Collateral by, and not to accept any instruction with regard to the Account(s) or other Account Collateral from, any person other than the Secured Party (or as otherwise provided in Section 6 of the Agreement).
None of the officers, agents or other representatives of the Company or any of its affiliates shall at any time hereafter be permitted to direct the disposition of funds in any Account, or to draw upon or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral related thereto.

Very truly yours, WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:
Attachment
cc: The Company
WachDACC(wfn)/l3PB/1204/aw0906
Form of Account Control Agreement

EXHIBIT C
[To be Issued on Letterhead of Secured Party]
                    , 20___
WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
301 South Tryon Street - Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Management, Designated Officer
[COMPANY]
475 Tenth Avenue
New York, New York 10018
Attn.: Mr. Richard Szymanski, Designated Officer
NOTICE OF TERMINATION OF AMENDED AND RESTATED DEPOSIT ACCOUNT
CONTROL AGREEMENT
Ladies and Gentlemen:
We refer you to the Amended and Restated Deposit Account Control Agreement (With Future Notification) among                      (the “Company”), you and us dated as of August 5, 2009 (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.
We hereby notify you that by this letter we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms. Accordingly the Agreement shall terminate at the close of the Bank’s business [this day] [on                     , 20_____, subject to those undertakings that shall survive termination of the Agreement. Upon termination of the Agreement, all funds thereafter on deposit or deposited in the Account(s) and all Items Collateral received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

Very truly yours, WACHOVIA BANK, NATIONAL ASSOCIATION
By:
Name:
Title:
Attachment
WachDACC(wfn)/BPB/1204/aw0906
Form of Account Control Agreement

EXHIBIT T
FORM OF CONTINUATION LETTER
[See attached.]
Form of Continuation Letter

First American Title Insurance Company of New York
633 Third Avenue, New York, NY 10017
(212) 922-9700 - Fax (212) 922-0881
Date:
Attn:

RE:	Title No.: 3
Premises:
Record Owner:
Dear ,
This letter confirms the results of our continuation of title from to for the above captioned matter.
I.	RECORDED ITEM(S):

II.	JUDGEMENT SEARCH:

III.	MECHANIC’S NOTICE OF INTENTION/NUB/LIEN CLAIM:

IV.	STATUS OF PROPERTY TAX PAYMENTS:
Form of Continuation Letter

First American Title Insurance Company of New York hereby certifies that Wells Fargo Bank Northwest, N.A., as Collateral Agent continues to have a valid enforceable first lien through and including the present advance in the amount of $ made on and that said advance is not subject to any intervening claim or lien of any kind. Including the present advance, said lien is valid and secures the total amount of $ as of .
NOTE: PURSUANT TO THE REVISIONS EFFECTIVE AUGUST 15, 1993 TO THE RATE MANUAL, AN ADDITIONAL FEE OF $200.00 FOR EACH SUBSEQUENT TITLE CONTINUATION SEARCH BEYOND THE FIFTH SHALL BE MADE AND COLLECTED AT THE TIME OF EACH SUCH CONTINUATION.
Very truly yours,
Form of Continuation Letter

Schedule 1.1(a)
Formation and Structuring Transactions
Holdings consummated an initial public offering of its common stock in February 2006 (the “IPO”). In connection with the IPO, the following steps occurred on the date on which the IPO was consummated. The transactions described in paragraphs 1-15 below are referred to collectively as the “Transactions.” All capitalized terms used in this schedule but not defined in this schedule shall have the meanings given to such terms in the Credit Agreement dated as of February 17, 2006, among Morgans Hotel Group Co., Morgans Group LLC, the lenders party thereto, Citicorp North America, Inc., as Administrative Agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Co-Syndication Agents.
1. Certain subsidiaries of Morgans Hotel Group LLC, a Delaware limited liability company (“MHG LLC”), including but not limited to the Borrower, distributed available unrestricted cash to MHG LLC.
2. The Borrower borrowed an aggregate principal amount of $80,000,000 under the Credit Agreement.
3. The Borrower distributed $80,000,000 to MHG LLC. MHG LLC distributed that amount to one of its wholly owned subsidiaries, MMRDH Parent Holding Company LLC.
4. MMRDH Parent Holding Company LLC caused at least $80,000,000 aggregate principal amount of indebtedness outstanding under the Existing Mezzanine Loans to be repaid.
5. MHG LLC contributed all of its interests in its subsidiaries, except the Excluded Interests (as defined below), to the Revolving Borrower for no consideration (the “Initial Contribution”). The “Excluded Interests” shall mean (i) certain residual interests in properties previously transferred and no longer operated, (ii) MHG LLC’s interest in the Borrower and (iii) its cash balances. The Revolving Borrower was a wholly owned subsidiary of MHG LLC at the time of the Initial Contribution.
6. The limited liability company agreement of the Revolving Borrower was amended and restated to provide for:
•	a managing member interest held by Holdings, which gave Holdings the exclusive responsibility and power to manage the business and affairs of the Revolving Borrower;
•	a fixed number of membership units in the Revolving Borrower held by MHG LLC prior to the contribution of the Borrower for additional membership units as described in paragraph 8 below; and
•	redemption/exchange of membership interests in the Revolving Borrower held by non-managing members for common stock of Holdings on a one-for-one basis.

Following the amendment and restatement, no member of the Revolving Borrower had the ability to replace Holdings as managing member. In addition, no membership units of the Revolving Borrower had any disproportionately beneficial rights or privileges.
7. MHG LLC distributed its retained cash and MHG LLC distributed all of its interests in the Revolving Borrower to its members and other certain persons with rights under participation agreements (the “Morgans Hotel Group Investors”) in accordance with their respective membership interests in and other entitlements from MHG LLC. After such distribution NorthStar Partnership, L.P. owned approximately 85% of the membership interests in the Revolving Borrower, RSA Associates, L.P. owned approximately 15% of the membership interests in the Revolving Borrower and the Morgans Hotel Group Investors owned less than 1% of the membership interests in the Revolving Borrower.
8. MHG LLC contributed all of the membership interests in the Borrower to the Revolving Borrower in return for membership interests in the Revolving Borrower exchangeable for shares of common stock of Holdings with a value based on the IPO price equal to $20.0 million.
9. MHG LLC guaranteed certain indebtedness of the Revolving Borrower and the Borrower.
10. NorthStar Partnership, L.P. transferred all of its membership units in the Revolving Borrower to Holdings in exchange for an equal number of shares of common stock of Holdings. RSA Associates, L.P. transferred all of its membership units in the Revolving Borrower to Holdings in exchange for an equal number of shares of common stock of Holdings.
11. Northstar Partnership, L.P. distributed all (but 2.0 million) of the shares of common stock of Holdings received in paragraph 10 to its partners in accordance with their partnership interests in NorthStar Partnership, L.P. The transactions described in paragraphs 1-11 of this Schedule 1.1(a) are referred to collectively as the “Formation and Structuring Transactions.”
12. Holdings consummated the IPO and contributed the net proceeds of the IPO to the Revolving Borrower in exchange for a number of membership units equal to the number of shares of common stock issued.
13. The Revolving Borrower caused the Debt Prepayment to occur.
14. The Revolving Borrower redeemed the preferred equity interest in Clift Holdings LLC, a Delaware limited liability company, with a portion of the net proceeds of the IPO remaining after the Debt Prepayment.
15. The Revolving Borrower obtained the Revolving Credit Facility.

Schedule 1.1(b)
List of Loan Parties
43rd Restaurant LLC
Beach Hotel Associates LLC
Madison Bar Company LLC
Morgans/Delano Pledgor LLC
Morgans Holdings LLC
Morgans Hotel Group Management LLC
Royalton, LLC
Royalton Pledgor LLC

Schedule 2.1
Tranche A Loan Commitments and
Applicable Percentages

Lender	Commitment	Applicable Percentage
Wachovia Bank, National Association	$6,204,545.45	17.727272728%
Citicorp North America, Inc.	$6,840,909.09	19.545454544%
Aareal Capital Corporation	$6,840,909.09	19.545454544%
Merrill Lynch Capital Corporation	$5,568,181.82	15.909090912%
Allied Irish Banks, P.L.C.	$3,977,272.73	11.363636370%
KBC Bank, NV	$3,977,272.73	11.363636360%
MidFirst Bank	$1,590,909.09	4.545454544%

Total	$35,000,000.00	100.000000000%

Schedule 2.1

Schedule 2.3
Tranche B Loan Commitments and
Applicable Percentages

Lender	Commitment	Applicable Percentage
Wachovia Bank, National Association	$15,954,545.45	17.727272728%
Citicorp North America, Inc.	$17,590,909.09	19.545454544%
Aareal Capital Corporation	$17,590,909.09	19.545454544%
Merrill Lynch Capital Corporation	$14,318,181.82	15.909090912%
Allied Irish Banks, P.L.C.	$10,227,272.73	11.363636370%
KBC Bank, NV	$10,227,272.73	11.363636360%
MidFirst Bank	$4,090,909.09	4.545454544%

Total	$90,000,000.00	100.000000000%

Schedule 2.3

Schedule 4.1
Initial Collateral Properties

		Implied Debt Service
Collateral Properties	Appraised Values	Coverage Values
Morgans Hotel	$60,300,000	$35,238,774
Delano Hotel	$86,000,000	$47,012,867
Royalton Hotel	$155,000,000	$129,245,952

Schedule 7.1(b)
Ownership Structure
Part I. Subsidiaries of Morgans Hotel Group Co.

			Nature of		3rd Party
			Equity	Status (Material/	Equity
Name	Jurisdiction	Equity Interest	Interest	Exempt/Foreign)	Interest
Morgans Group LLC	Delaware	97.1% Morgans Hotel Group Co.	Membership	Material	2.9% Residual Hotel Interest LLC (DE)
Morgans Hotel Group Management LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Morgans Holdings LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Morgans/Delano Pledgor LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Madison Bar Company LLC	Delaware	100% by Morgans/Delano Pledgor LLC	Membership	Material
SC Morgans/Delano LLC	Delaware	50% by Morgans/Delano Pledgor LLC	Membership	Material, Exempt	50% Asia De Cuba, Inc.
SC Madison LLC	Delaware	100% by SC Morgans/Delano LLC	Membership	Material, Exempt
SC Collins LLC	Delaware	100% by SC Morgans/Delano LLC	Membership	Material, Exempt
Beach Hotel Associates LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Royalton Pledgor LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Schedule 7.1.(b)

			Nature of		3rd Party
			Equity	Status (Material/	Equity
Name	Jurisdiction	Equity Interest	Interest	Exempt/Foreign)	Interest
43rd Restaurant LLC	Delaware	100% by Royalton Pledgor LLC	Membership	Material
Royalton, LLC	Delaware	100% by Morgans Group LLC	Membership	Material
Henry Hudson Senior Mezz LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Mondrian Senior Mezz LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Hudson Pledgor LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership	Exempt
SC 58 Street LLC	Delaware	50% by Hudson Pledgor LLC	Membership	Exempt	50% HH Restaurant Ventures, LLC
58th Street Bar Company LLC	Delaware	100% by Hudson Pledgor LLC	Membership	Material, Exempt
Mondrian Pledgor LLC	Delaware	100% by Mondrian Senior Mezz LLC	Membership	Exempt
8440 LLC	California	99% by Mondrian Pledgor LLC	Membership	Exempt, Material
		1% by Sunset Restaurant LLC	Membership	Exempt, Material
Sunset Restaurant LLC	Delaware	50% by Mondrian Pledgor LLC	Membership	Exempt, Material	50% ZM Ventures, LLC
Mondrian Holdings LLC	Delaware	100% by Mondrian Senior Mezz LLC	Membership	Exempt, Material
Schedule 7.1.(b)

			Nature of		3rd Party
			Equity	Status (Material/	Equity
Name	Jurisdiction	Equity Interest	Interest	Exempt/Foreign)	Interest
Henry Hudson Holdings LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership	Exempt, Material
Hudson Leaseco LLC	New York	99.99% by Hudson Managing Member LLC	Membership	Exempt	.01% Hudson Residual Interests Inc. (DE)
Hudson Managing Member LLC	Delaware	100% by Henry Hudson Senior Mezz LLC	Membership	Exempt
Shore Club Holdings, LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Clift Holdings LLC	Delaware	100% by Morgans Group LLC	Membership	Material, Exempt
SC Geary LLC	Delaware	50% by Clift Holdings LLC	Membership	Material, Exempt	50% ZM SF Ventures LLC
495 Geary LLC	Delaware	98% by Clift Holdings LLC	Membership	Exempt
		1% by Morgans Group LLC	Membership	Exempt
		1% by SC Geary LLC	Membership	Exempt

495 ABC License LLC	Delaware	100% by 495 Geary LLC	Membership	Material, Exempt
MHG Scottsdale Holdings LLC	Delaware	100% by Mondrian Scottsdale Mezz Holdings LLC	Membership	Material, Exempt
MHG Capital Trust I	Delaware	100% Morgans Group LLC	Common Securities	Exempt	100% Trust Preferred Holders (Trust Preferred Securities)
Schedule 7.1.(b)

			Nature of		3rd Party
			Equity	Status (Material/	Equity
Name	Jurisdiction	Equity Interest	Interest	Exempt/Foreign)	Interest
Mondrian Scottsdale Mezz Holding LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Mondrian Miami Investment LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Mondrian Miami Capital LLC	Delaware	100% Mondrian Miami Investment LLC	Membership	Exempt
RMF Capital LLC	Delaware	50% Mondrian Miami Capital LLC	Membership	Exempt	50% SM Capital Group
MHG 1 Court Investment, LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
MHG 150 Lafayette Investment LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Collins Hotel Associates Mezz LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Collins Hotel Associates LLC	Delaware	100% by Collins Hotel Associates Mezz LLC	Membership	Exempt
Morgans/LV Investment LLC	Delaware	100% by Morgans Group LLC	Membership	Exempt
Schedule 7.1.(b)

Part II. Unconsolidated Subsidiaries of Morgan Hotel Group Co.

3rd Party Equity
Name	Jurisdiction	Equity Interest	Interest
Philips South Beach LLC	Illinois	6.7878% by Shore Club Holdings LLC	1.00% by SB Realty Corp, 56.17% by Clark SB, LLC, 36.0422% by Philips SB Associates LLC
SC Restaurant Company LLC	Delaware	50% by Morgans Group LLC	50% China Management Grill Co., Inc.
1100 West Holdings II, LLC	Delaware	50% by Mondrian Miami Investment LLC	50% Sanctuary West Avenue, LLC (DE)
1100 West Holdings LLC	Delaware	100% by 1100 West Holdings II, LLC
1100 West Properties LLC	Delaware	100% by 1100 West Holdings, LLC
MC South Beach LLC	Delaware	50% by 1100 West Properties LLC	50% CGM MSB, LLC
Morgans Hotel Group Europe Limited	UK	49.999% by Royalton Europe Holdings LLC	50.001% by Walton MG London Investors V, LLC
Morgans Hotel Group London Limited	UK	100% by Morgans Hotel Group Europe Limited
Newco London City Limited	UK	100% by Morgans Hotel Group Europe Limited
SC London LLC	Delaware	50% by Morgans Group LLC	50% Chodorow Ventures, LLC
SC London Limited	UK	100% by SC London LLC
Normandy Morgans Ames AHP LLC	Delaware	35% by MGH 1 Court Investment LLC	65% Ames Hotel Owner JV LLC
Ames Court Street Mezz LLC	Delaware	100% by Normandy Morgans Ames AHP LLC
Ames Court Street LLC	Delaware	100% by Ames Court Street Mezz LLC
Ames Court Street Hotel LLC	Delaware	100% by Ames Court Street LLC
Hard Rock Hotel Holdings LLC	Delaware	16.7% by Morgans Group LLC in cash contributions	83.3% by DLJ MB IV HRH, LLC and certain affiliates
Schedule 7.1.(b)

3rd Party Equity
Name	Jurisdiction	Equity Interest	Interest
HRHH Adjacent Buyer LLC	Delaware	100% by Hard Rock Hotel Holdings LLC
HRHH Development Transferee, LLC	Delaware	100% by HRHH Adjacent Buyer LLC
HRHH JV Junior Mezz., Two LLC	Delaware	100% by Hard Rock Hotel Holdings, LLC
HRHH JV Junior Mezz., LLC	Delaware	100% by HRHH JV Junior Mezz., Two LLC
HRHH JV Senior Mezz, LLC	Delaware	100% by HRHH JV Junior Mezz., LLC
HRHH Development, LLC	Delaware	100% by HRHH JV Senior Mezz, LLC
HRHH Cafe, LLC	Delaware	100% by HRHH JV Senior Mezz, LLC
Hard Rock Hotel Inc.	Delaware	100% by Hard Rock Hotel Holdings, LLC
HRHH Gaming Junior Mezz Two, LLC	Delaware	100% by Hard Rock Hotel Inc.
HRHH Gaming Junior Mezz, LLC	Delaware	100% by HRHH Gaming Junior Mezz Two, LLC
HRHH Gaming Senior Mezz, LLC	Delaware	100% by HRHH Gaming Junior Mezz, LLC
HRHH IP, LLC	Delaware	100% by HRHH Gaming Senior Mezz, LLC
HRHH Hotel/Casino, LLC	Delaware	100% by HRHH Gaming Senior Mezz, LLC
HRHH Gaming Member, LLC	Delaware	100% by HRHH Gaming Senior Mezz, LLC
HRHH Gaming LLC	Delaware	99.9% by HRHH Gaming Senior Mezz, LLC .1% by HRHH Gaming Member, LLC
Cape SoHo Hotel LLC	New York	20% by MHG 150 Lafayette Investment LLC	80% by Cap SoHo Holdings LLC
Sochin Realty Managers LLC	Delaware	100% by Cape SoHo Hotel LLC
Sochin Downtown Realty LLC	New York	99.5% by Cape SoHo Hotel LLC .5% by Sochin Realty Managers LLC
Schedule 7.1.(b)

3rd Party Equity
Name	Jurisdiction	Equity Interest	Interest
Royalton London LLC	New York	100% by Morgan Group LLC
Morgans Hotel Group U.K. Management Limited	UK	100% by Royalton London LLC
Royalton UK Development Limited	UK	100% by Royalton London LLC
Royalton Europe Holdings LLC	Delaware	100% Morgans Group LLC
Morgans Newco Limited	UK	100% Royalton Europe Holdings LLC
Morgans Las Vegas LLC	Delaware	50% by Morgans/LV Investment LLC	50% by Echelon Resorts Corp.
MHG North State Street Investment LLC	Delaware	49% by Morgans Group LLC	51% by M Cedar Hotels LLC
Cedar Hotel Holdings LLC	Delaware	100% by MHG North State Street Investment LLC
Cedar Hotel LLC	Delaware	100% by Cedar Hotel Holdings LLC
Schedule 7.1.(b)

Schedule 7.1(d)
Government Approvals
None.
Schedule 7.1.(d)

Schedule 7.1(f)
Title to Properties; Liens
Title to Properties:

Loan Parties and		Owned/Leased/Operated
Subsidiaries	Address	by Third Party
Morgans Group LLC	475 10th Avenue 11th Floor New York, NY 10018 USA	Leased Office Space
Beach Hotel Associates LLC	1685 Collins Avenue Miami Beach, FL 33139 USA	Owned, managed by Management Company
Morgan Holdings LLC	237 Madison Ave New York, NY 10016 USA	Owned, managed by Management Company
Madison Bar Company LLC	237 Madison Avenue New York, NY 10016 USA	Leased Bar—closed
Royalton, LLC	44 West 44th Street New York, NY 10036 USA	Owned, managed by Management Company
43rd Restaurant LLC	44 West 44th Street New York, NY 10036 USA	Leased Restaurant
SC Madison LLC	237 Madison Ave New York, NY 10016 USA	Leased Restaurant
SC Collins LLC	1685 Collins Avenue Miami Beach, FL 33139 USA	Leased Restaurant
Henry Hudson Holdings LLC	3356 West 58th Street New York, NY 10019	Owned, managed by Management Company; 2 condominium units leased from owners (Units 4 and 10)
Hudson Leaseco LLC	365 West 58th Street New York, NY 10019	Leased Hotel, managed by Management Company
SC 58th Street LLC	365 West 58th Street New York, NY 10019	Leased Restaurant
58th Street Bar Company LLC	365 West 58th Street New York, NY 10019	Leased Bar; managed by Management Company
Mondrian Holdings LLC	8440 Sunset Boulevard West Hollywood, CA 90069	Owned, managed by Management Company
Sunset Restaurant LLC	8440 Sunset Boulevard West Hollywood, CA 90069	Leased Restaurant
Clift Holdings LLC	495 Geary Street San Francisco, CA 94102	Leased Hotel, pursuant to Ground Lease, mortgaged by Management Company
SC Geary LLC	495 Geary Street San Francisco, CA 94102	Leased Restaurant
MHG Scottsdale Holdings LLC	7353 East Indian School Road Scottsdale, AZ 85251	Owned, managed by Management Company
Schedule 7.1.(f)

Liens created under the following documents:
1.
Assignment of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture, dated as October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association

2.	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Mondrian Holdings LLC and Wachovia Bank, National Association.

3.	Loan and Security Agreement, dated as of October 6, 2006, between Henry Hudson Senior Mezz LLC and Wachovia Bank, National Association.

4.
Mortgage and Security Agreement, dated as of January 24, 2006, by and between Collins Hotel Associates LLC and Renaissance Retirement Community, Inc., as modified pursuant to the Mortgage Modification, dated as of November 4, 2008.

5.	Lease, dated as of August 28, 2000, by and between Henry Hudson Holdings LLC and Hudson Leaseco LLC.

6.	Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings LLC.

7.
Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of May 19, 2006, by and between MHG Scottsdale Holdings LLC, as Trustor, First America Title Insurance Co., as Trustee, and Greenwich Capital Financial Products, Inc., as Beneficiary, as amended by the Amendment of Recorded Documents, dated as of December 1, 2006.

8.	Mezzanine Loan Agreement, dated as of May 19, 2006, between Mondrian Scottsdale Mezz Holding Company LLC and Greenwich Capital Financial Products, Inc.

9.	Pledge and Security Agreement, dated as of May 19, 2006, by Mondrian Scottsdale Mezz Holding Company LLC and Greenwich Capital Financial Products, Inc.

10.	Absolute Assignment of Leases and Rents, dated as of May 19, 2006, between MHG Scottsdale Holdings LLC, as assignor and Greenwich Capital Financial Products, Inc., as assignee.

11.
Equipment lien against Borrower described in the financing statement filed with the Delaware Secretary of State on 5/6/2008 with an initial filing number of 20081558962 in favor of US Express Leasing, Inc.

12.
Equipment lien against Borrower described in the financing statement filed with the Delaware Secretary of State on 2/19/2009 with an initial filing number of 20090547437 in favor of Noreast Capital Corporation.

Schedule 7.1.(f)

13.
Equipment lien against NY Royalton Borrower described in the financing statement filed with the Delaware Secretary of State on 9/29/2006 with an initial filing number of 63384567 in favor of US Express Leasing, Inc.

14.
Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 9/29/2008 with an initial filing number of 20083297080 in favor of Shuffle Master Inc.

15.
Equipment lien against Holdings described in the financing statement filed with the Delaware Secretary of State on 1/22/2009 with an initial filing number of 20090220308 in favor of Shuffle Master Inc.

16.
Equipment lien against the Florida Borrower described in the financing statement filed with the Delaware Secretary of State on 7/8/2005 with an initial filing number of 52100593 in favor of Konica Minolta Business Solutions U.S.A., Inc.

17.
All liens set forth on Exhibit B Part 1 and Exhibit B Part 2 in the Loan Policy of Title Insurance issued by First American Title Insurance Company of New York in Policy Number B280704, dated the date and time of the recorded instruments.

18.	All liens set forth on Schedule B of the Loan Policy of Title Insurance issued by Chicago Title Insurance Company in Policy Number 72002-7257, dated the date and time of the recorded instruments.
Schedule 7.1.(f)

Schedule 7.1(g)
Indebtedness as of the Fifth Amendment Effective Date
Indebtedness evidenced by:
1.
Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association.

2.	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Mondrian Holdings LLC and Wachovia Bank, National Association.

3.	Loan and Security Agreement, dated as of October 6, 2006, between Henry Hudson Senior Mezz LLC and Wachovia Bank, National Association.

4.	Lease, dated as of August 28, 2000, by and between Henry Hudson Holdings LLC and Hudson Leaseco LLC.

5.	Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings, LLC.

6.
Mortgage and Security Agreement, dated as of January 24, 2006, by and between Collins Hotel Associates LLC and Renaissance Retirement Community, Inc., as modified pursuant to that certain Mortgage Modification, dated as of November 4, 2008.

7.
Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of May 19, 2006, by and between MHG Scottsdale Holdings LLC, as Trustor, First America Title Insurance Co., as Trustee, and Greenwich Capital Financial Products, Inc., as Beneficiary, as amended by the Amendment of Recorded Documents, dated as of December 1, 2006.

8.	Mezzanine Loan Agreement, dated as of May 19, 2006, between Mondrian Scottsdale Mezz Holding Company LLC and Greenwich Capital Financial Products, Inc.

9.	Pledge and Security Agreement, dated as of May 19, 2006, by Mondrian Scottsdale Mezz Holding Company LLC and Greenwich Capital Financial Products, Inc.

10.	Indenture related to the Senior Subordinated Convertible Notes due 2014, dated as of October 17, 2007, by and among Morgans Hotel Group Co., Morgans Group LLC and The Bank of New York, as trustee.

11.	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.
Schedule 7.1.(g)

12.	Confirmation of OTC Convertible Note Hedge, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.

13.	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Merrill Lynch Financial Markets, Inc.

14.	Amended and Restated Confirmation of OTC Warrant Transaction, dated October 11, 2007, between Morgans Hotel Group Co. and Citibank, N.A.

15.
Borrower’s Junior Subordinated Note issued in connection with that certain Junior Subordinated Indenture, dated as of August 4, 2006, between Morgans Hotel Group Co., Morgans Group LLC and JPMorgan Chase Bank, National Association.

16.	Modification and Ratification of Guaranties, dated as of November 6, 2007, by and among Morgans Group LLC, DLJ MB IV HRH, LLC, as Guarantors, and Column Financial, Inc., as Lender.

17.
First Mezzanine Guaranty Agreement, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

18.
First Mezzanine Closing Guaranty of Completion, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

19.
First Mezzanine Guaranty (Non-Qualified Mandatory Prepayment), dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

20.
Second Mezzanine Guaranty Agreement, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

21.
Second Mezzanine Closing Guaranty of Completion, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

22.
Second Mezzanine Guaranty (Non-Qualified Mandatory Prepayment), dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

23.
Third Mezzanine Guaranty Agreement, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

Schedule 7.1.(g)

24.
Third Mezzanine Closing Guaranty of Completion, dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

25.
Third Mezzanine Guaranty (Non-Qualified Mandatory Prepayment), dated as of November 6, 2007, by Morgans Group LLC and DLJ MB IV HRH, LLC, as Guarantors, jointly and severally, for the benefit of Column Financial, Inc., as Lender.

26.	Promissory Note, dated as of February 6, 2009, in the original principal amount of $500,000.00 by Collins Hotel Associates Mezz LLC.

27.
Amended and Restated Promissory Note, dated as of November 4, 2008, in the original principal amount of $10,000,000.00 by Collins Hotel Associates LLC in favor of Renaissance Retirement Community, Inc.

28.
The $50,000,000 in trust preferred securities issued in connection with that certain Amended and Restated Trust Agreement of MHG Capital Trust I, dated as of August 4, 2006, among Morgans Group LLC, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association, and the Administrative Trustees Named Therein.

29.	Minimum Equity Guarantee, dated as of April 25, 2008, from Abraham Galbut, Keith Menin, Seth Frohlich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.

30.	Amended and Restated Completion Guaranty, dated as of April 25, 2008, from Abraham Galbut, Keith Menin, Seth Frolich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.

31.	Second Amended and Restated Completion Guaranty, dated as of November 25, 2008, from Abraham Galbut, Keith Menin, Seth Frolich and Morgans Group LLC for the benefit of Eurohypo AG, New York Branch.

32.	Completion Guaranty (Mezzanine), dated as of November 25, 2008, from Abraham Galbut, Keith Menin, Seth Frolich and Morgans Group LLC.

33.
2002 Master Agreement, between Morgans Group LLC and Citibank, N.A., New York, dated as of February 17, 2006, as further evidenced by two letter agreements, dated as of May 30, 2006, each between the Morgans Hotel Group Co. and Citibank, N.A., New York, and transferred by novation pursuant to a letter agreement, dated as of August 4, 2009, from Morgans Hotel Group Co. to Morgans Group LLC.

34.	Swap Confirmation, dated October 6, 2006, between Morgans Group LLC and Wachovia Bank, N.A.

35.
Other Indebtedness of the types described in Section 10.1(a)(i), (iv), (v), (vi), (ix), (x), (xii), (xiii) and (xiv), in each case, which was incurred pursuant to the provisions of the Credit Agreement as in effect immediately prior to the Fifth Amendment Effective Date.

Schedule 7.1.(g)

Schedule 7.1(h)
Material Contracts
None.
Schedule 7.1.(h)

Schedule 7.1.(i)
Litigation
•
Mr. Philippe Starck has initiated arbitration proceedings in the London Court of International Arbitration regarding an exclusive service agreement that he entered into with Residual Hotel Interest LLC (formerly known as Morgans Hotel Group LLC) in February 1998 regarding the design of certain hotels now owned by Holdings. Holdings is not a party to these proceedings at this time.

•
In July 2008, the Holdings received an invoice from Credit Suisse Securities (USA) LLC (“Credit Suisse”) for $9.4 million related to the Financial Advisory Agreement the Company entered into with Credit Suisse in July 2006. Under the terms of the financial advisory agreement, Credit Suisse received a transaction fee for placing DLJMB, an affiliate of Credit Suisse, in the Hard Rock joint venture. The transaction fee, which was paid by the Hard Rock joint venture at the closing of the acquisition of the Hard Rock and related assets in February 2007, was based upon an agreed upon percentage of the initial equity contribution made by DLJMB in entering into the joint venture. The invoice received in July 2008 alleges that as a result of events subsequent to the closing of the Hard Rock acquisition transactions, Credit Suisse is due additional transaction fees. Holdings believes this invoice is invalid, and would otherwise be a Hard Rock joint venture liability.

Schedule 7.1.(i)

Schedule 7.1.(y)
Existing Swap Agreements
(1)
2002 Master Agreement, between Morgans Group LLC and Citibank, N.A., New York, dated as of February 17, 2006, as further evidenced by two letter agreements, dated as of May 30, 2006, each between the Morgans Hotel Group Co. and Citibank, N.A., New York, and transferred by novation pursuant to a letter agreement, dated as of August 4, 2009, from Morgans Hotel Group Co. to Morgans Group LLC.

(2)	Swap Confirmation, dated October 6, 2006, between Morgans Group LLC and Wachovia Bank, N.A.
Schedule 7.1(y)

Schedule 10.(a)
Indebtedness as of the Effective Date
Indebtedness evidenced by:
1.
Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Henry Hudson Holdings LLC and Wachovia Bank, National Association.

2.	Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing, dated as of October 6, 2006, between Mondrian Holdings LLC and Wachovia Bank, National Association.

3.	Loan and Security Agreement, dated as of October 6, 2006, between Henry Hudson Senior Mezz LLC and Wachovia Bank, National Association.

4.	Lease, dated as of August 28, 2000, by and between Henry Hudson Holdings LLC and Hudson Leaseco LLC.

5.	Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings, LLC.

6.	Lease, dated January 3, 1997, by and among Mrs. P.A. Allsopp, Messrs. M.E.R. Allsopp, W.P. Harriman and A.W.K. Merriam, and Burford (Covent Garden) Limited.

7.	Promissory Note in the original principal amount of $10,000,000 by Collins Hotel Associates LLC in favor of Renaissance Retirement Community, Inc.
Schedule 10.1(a)

Schedule 10.2.(xiii)
Certain Permitted Liens
•	Cash collateral of up to $5 million deposited to secure interest payment obligations in respect of the Trust Preferred Securities.
Schedule 10.2(xiii)

Schedule 10.4
Existing Investments
1.
All of the Existing Hotel Properties and assets related thereto, together with 50% equity interest in SC Morgans/Delano LLC, the 50% equity interest in SC 58th Street LLC, the 50% equity interest in Sunset Restaurants LLC and substantially all the outstanding equity interest in 8440 LLC.

2.	Leasehold interests in the property known as Clift and assets related thereto.

3.	The property known as Shore Club and assets related thereto through a wholly-owned subsidiary, Shore Club Holdings LLC, which owns 6.7878% of Philips South Beach LLC.

4.
The joint venture in Morgans Hotel Group Europe Limited through the 49.999% equity interest held by a wholly-owned subsidiary, Royalton Europe Holdings LLC, and the properties known as St. Martins Lane and Sanderson and assets related thereto.

5.	Equity interests and assets related thereto in Morgans Hotel Group U.K. Management Limited and Royalton U.K. Developments Limited.

6.	The joint ventures in the restaurants through two 50% subsidiaries, SC Restaurant LLC and SC London.

7.	The property located at 1690 Collins Avenue and 1685 James Avenue, Miami Beach, Florida and assets related thereto through a wholly-owned subsidiary, Collins Hotel Associates LLC.

8.	Equity interests in subsidiaries as shown on the organizational chart attached hereto.

9.	Such other Investments as described in the Registration Statement filed on Form S-l of Morgans Hotel Group Co. (File No. 333-129277).

10.	The joint venture in 1100 West Holdings LLC through the 50% equity interest held by a wholly-owned subsidiary, Mondrian Miami Investment LLC and the property located at 1100 West Ave, Miami FL.

11.	The Property known as Mondrian Scottsdale and assets related thereto through a wholly-owned subsidiary, MHG Scottsdale Holdings LLC.

Schedule 10.4.(n)
Certain Permitted Investments
•
Repurchases by either of Holdings or the Borrower of the Trust Preferred Securities, which transaction may be consummated by purchasing other securities that are exchanged for the acquisition of the Trust Preferred Securities.

Schedule 10.4.(n)

Schedule 10.9
Restrictive Agreements
1.
Agreement of Consolidation and Modification of Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 29, 2005, by and among Wachovia Bank, National Association and Morgans Holdings LLC, Royalton, LLC and Henry Hudson Holdings LLC.

2.
Third Amendment and Restated Mortgage, Security Agreement, Assignment of Rents and Fixture Filing, dated as of June 29, 2005, by and between Wachovia Bank, National Association and Beach Hotel Associates LLC.

3.	Deed of Trust, Security Agreement, Assignment of Rents and fixture Filings, dated as of June 29, 2005, by and between Wachovia Bank, National Association and Mondrian Holdings LLC.

4.
Facility Agreement, dated as of November 24, 2005, by and among Ian Schrager London Limited (to be renamed Morgans Hotel Group London Limited), Citigroup Global Markets Limited, The Financial Institutions Listed in Schedule I thereto and Citibank International plc.

5.	Debenture by and between Ian Schrager London Limited (to be renamed Morgans Hotel Group London Limited) and Citibank International plc.

6.	Revenue and Account Assignment by and between Ian Schrager London Limited (to be renamed Morgans Hotel Group London Limited) and Citibank International plc.

7.	Mortgage and Security Agreement by and between Collins Hotel Associates LLC and Renaissance Retirement Community, Inc.

8.	Lease, dated as of August 28, 2000, by and between Henry Hudson Holdings LLC and Hudson Leaseco LLC.

9.	Ground Lease, dated October 14, 2004, by and between Geary Hotel Holdings, LLC and Clift Holdings, LLC.

10.	Lease, dated January 3, 1997, by and among Mrs. P.A. Allsopp, Messrs. M. E. R. Allsopp, W. P. Harriman and A. W. K. Merriam, and Burford (Covent Garden) Limited.

Schedule 10.11.(b)
Capital Expenditures
•
Conversion at Hudson of approximately 30 SRO units with the estimated aggregate capital expenditures in the amount of approximately $5,000,000. As of 7/30/2009, approximately $2,000,000 has been spent.

•	Conversion of Hudson Basement to rentable square footage with the aggregate capital expenditures in the amount of approximately $1,000,000.
Schedule 10.4.(n)